                                                                    EXHIBIT 99.3

                          Conversion Valuation Report



                         =============================

                           Valued as of June 20, 1997



                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                      LEXINGTON FIRST FEDERAL SAVINGS BANK
                              Lexington, Tennessee



                                  Prepared By:


                               Ferguson & Company
                                   Suite 550
                         122 W. John Carpenter Freeway
                                Irving, TX 75039
                                  972/869-1177

                [LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]


                     STATEMENT OF APPRAISER'S INDEPENDENCE
                 Lexington First Federal Mutual Holding Company
                 ----------------------------------------------
                              Lexington, Tennessee
                              --------------------

     We are the appraiser for Lexington First Federal Mutual Holding Company ("Company")in connection with its conversion, reorganization and second stage issuance of Public Shares. We are submitting our independent estimate of the pro forma market value of the Company's stock to be issued in the conversion and reorganization. In connection with our appraisal of the to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by the Company, its conversion counsel, its selling agent, or any other party connected with the conversion.

     The Company has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal except to the extent such liabilities are determined to have arisen because of our negligence or willful conduct.

                                    Ferguson & Company

                                    /s/ Robin L. Fussell

                                    Robin L. Fussell
                                    Principal

June 24, 1997

[LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]

                                 June 24, 1997



Boards of Directors
Lexington First Federal Mutual Holding Company
Lexington First Federal Savings Bank
19 Natchez Trace Drive
Lexington, TN  38351

Dear Directors:

          We have completed and hereby provide, as of June 20, 1997, an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Community National Corporation ("Community" or the "Holding Company"), in connection with the conversion and reorganization of Lexington First Federal Mutual Holding Company ("LFFMHC" or the "MHC"). The MHC currently has a majority ownership interest in, and its principal asset consists of, the common stock of Lexington First Federal Savings Bank ("Lexington First Federal" or the "Bank"). It is our understanding that the Holding Company is to offer its stock in a subscription and community offering to the Bank's Eligible Account Holders, to Supplemental Eligible Account Holders of the Bank, to Other Members of the Bank, to directors, officers and employees of the Bank, to certain Public Shareholders, and to the community. This appraisal report is furnished pursuant to the regulatory filing of the Bank's Application for Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

          Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

          In preparing our appraisal, we have reviewed the Application for Approval of Conversion, including the Proxy Statement as filed with the OTS. We conducted an analysis of LFFMHC that included discussions with Arnold, Spain & Company, P. C., the Bank's independent auditors, and with Housley Kantarian & Bronstein, P.C., the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

          We also reviewed the economy in Lexington First Federal's primary market area and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

Boards of Directors
June 24, 1997
Page 2

          Our appraisal is based on LFFMHC's representation that the information contained in the Form AC and additional evidence furnished to us by the MHC and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by LFFMHC and its auditors, nor did we independently value the assets or liabilities of the MHC or the Bank. The valuation considers LFFMHC only as a going concern and should not be considered an indication of its liquidation value.

          It is our opinion that, as of June 20, 1997, the estimated pro forma market value of Lexington First Federal Mutual Holding Company was $4,300,000, or 430,000 shares at $10.00 per share. The resultant valuation range was $3,655,000 at the minimum (365,500 shares at $10.00 per share) to $4,945,000 at the maximum (494,500 shares at $10.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $5,686,750 (568,675 shares at $10.00 per share).

          Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the MHC's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

          Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of LFFMHC could materially affect the assumptions used in preparing this appraisal.

          The valuation reported herein will be updated as provided in the OTS conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in LFFMHC's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.


                              Respectfully,
                              FERGUSON & COMPANY

                              /s/ Robin L. Fussell

                              Robin L. Fussell
                              Principal

FERGUSON & COMPANY
------------------



                               TABLE OF CONTENTS

                     Lexington First Federal Savings Bank

                             Lexington, Tennessee

                                                                         PAGE
                                                                         ----
INTRODUCTION                                                                1

SECTION I. - FINANCIAL CHARACTERISTICS                                      2

PAST & PROJECTED ECONOMIC CONDITIONS                                        2

FINANCIAL CONDITION OF INSTITUTION                                          2

     Balance Sheet Trends                                                   2
     Asset/Liability Management                                             2
     Income and Expense Trends                                              2
     Regulatory Capital Requirements                                        3
     Lending                                                                3
     Nonperforming Assets                                                   3
     Classified Assets                                                      3
     Loan Loss Allowance                                                    3
     Mortgage-Backed Securities and Investments                             3
     Savings Deposits                                                       3
     Borrowings                                                             4
     Subsidiaries                                                           4
     Legal Proceedings                                                      4

EARNINGS CAPACITY OF THE INSTITUTION                                        4

     Asset-Size-Efficiency of Asset Utilization                             4
     Intangible Values                                                      4
     Effect of Government Regulations                                       5
     Office Facilities                                                      5

SECTION II - MARKET AREA                                                    1

DEMOGRAPHICS                                                                1


FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                     Lexington First Federal Savings Bank

                             Lexington, Tennessee

                                                                         PAGE
                                                                         ----
SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS                       1

COMPARATIVE DISCUSSION                                                      1

     Selection Criteria                                                     1
     Profitability                                                          2
     Balance Sheet Characteristics                                          2
     Risk Factors                                                           2
     Summary of Financial Comparison                                        3

FUTURE PLANS                                                                3

SECTION IV - CORRELATION OF MARKET VALUE                                    1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                             1

     Financial Aspects                                                      1
     Market Area                                                            2
     Management                                                             2
     Dividends                                                              2
     Liquidity                                                              3
     Thrift Equity Market Conditions                                        3

TENNESSEE ACQUISITIONS                                                      3

EFFECT OF INTEREST RATES ON THRIFT STOCK                                    3

     Adjustments Conclusion                                                 6
     Valuation Approach                                                     6
     Conversion to Bank and Comparison to Banks                             7
     Valuation Conclusion                                                   7


FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                     Lexington First Federal Savings Bank

                             Lexington, Tennessee


TABLE
NUMBER                     TABLE TITLE                                    PAGE
------                     -----------                                    ----
        SECTION I  -  FINANCIAL CHARACTERISTICS

   1    Selected Financial Data                                             6
   2    Selected Financial Ratios                                           7
   3    Interest Rate Shock                                                 8
   4    Capital Compliance                                                  9
   5    Loan Portfolio Composition                                         10
   6    Loan Maturities                                                    11
   7    Loan Origination, Purchase, and Sales Activity                     12
   8    Average Balances, Rates, and Yields                                13
   9    Rate/Volume Analysis                                               15
  10    Non-Performing Assets                                              16
  11    Analysis of the Allowance for Loan Losses                          17
  12    Allocation of the Allowance for Loan Losses                        18
  13    Investments                                                        19
  14    Investment Maturities                                              20
  15    Deposit Portfolio                                                  22
  16    Time Deposits by Rate                                              22
  17    Savings Flows                                                      23
  18    Time Deposit Maturities                                            23
  19    Jumbo CD Maturities                                                23
  20    Offices                                                            24

        SECTION II  -  MARKET AREA

   1    Demographic Trends                                                  3
   2    Percent Employment by Industry                                      4
   3    Market Area Deposits                                                5

        SECTION III - COMPARISON WITH PUBLICLY
        TRADED THRIFTS

   1    Comparatives General                                                4
   2    Key Financial Indicators                                            5
   3    Pro Forma Comparisons                                               6


FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                     Lexington First Federal Savings Bank

                             Lexington, Tennessee

TABLE
NUMBER                TABLE TITLE                                         PAGE
------                -----------                                         ----
        SECTION IV  - CORRELATION OF MARKET VALUE

   1    Appraisal Earnings Adjustments                                      2
   2    Tennessee Acquisitions                                              8
   3    Recent Conversions                                                 11
   4    Recent Pink Sheet Conversions                                      14
   5    Comparison of Pricing Ratios                                       17
   6    Comparison of Pricing Ratios - Banking                             18
   7    Exchange Ratios                                                    19

FIGURE
NUMBER                LIST OF FIGURES                                     PAGE
------                ---------------                                     ----
        SECTION IV  -  CORRELATION OF MARKET VALUE

   1    SNL Index                                                          20
   2    Interest Rates                                                     21

                                 EXHIBIT TITLE
                                 -------------

Exhibit I - Ferguson & Company Qualifications
Exhibit II - Selected Region, State, and Comparatives Information
Exhibit III - Lexington First Federal Savings Bank TAFS Report
Exhibit IV - Comparative Group TAFS and BankSource Reports
Exhibit V - Selected Publicly Traded Thrifts
Exhibit VI - Comparative Group Selection
Exhibit VII - Pro Forma Calculations

        Pro Forma Assumptions
        Pro Forma Effect of Conversion Proceeds At the Minimum of the Range Pro Forma Effect of Conversion Proceeds At the Midpoint of the Range Pro Forma Effect of Conversion Proceeds At the Maximum of the Range Pro Forma Effect of Conversion Proceeds At the SuperMax of the Range Pro Forma Analysis Sheet

Exhibit VIII - Pink Sheet Banks
Exhibit IX - Other Thrifts Converting to Stock and Commercial Bank

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


                                  INTRODUCTION

          Lexington First Federal Savings Bank ("Lexington First Federal" or "Bank") is a federally chartered, federally insured stock savings bank located in Lexington (Henderson County), Tennessee. It was chartered in 1961 as Lexington First Federal Savings and Loan Association. Lexington First Federal received its federal charter and insurance of accounts and joined the Federal Home Loan Bank system in 1961. It completed the first step of a mutual holding company conversion in December 1992, at which time it sold 80,000 shares of stock to the public and contributed 135,000 shares to a mutual holding company, Lexington First Federal Mutual Holding Company ("LFFMHC" or the "MHC"). Since December 1992, the Bank has issued 7,997 shares of stock through stock option exercises and redeemed 4 shares of stock. Thus, there are currently outstanding 222,993 shares, of which 87,993 (39.46%) are owned by public stockholders and 135,000 shares (60.54%) are owned by the MHC. In April 1997, the Board of Directors adopted a plan of reorganization that provides for the merger of MHC into the Bank, formation of a new holding company, Community National Corporation, and a sale of the remaining interest in the Bank to the public through a second step mutual holding company conversion. Upon completion of the conversion and reorganization, Lexington First Federal will convert to a national bank charter to be known as Community National bank of Tennessee.

          At March 31, 1997, Lexington First Federal had total assets of $25.9 million, loans of $16.4 million, mortgage-backed securities of $3.2 million, interest-bearing deposits in other banks of $1.8 million, investment securities of $3.8 million, deposits of $20.9 million, borrowings of $.9 million, and net worth of $3.9 million, or 15.1% of assets.

          The bank has one office, which is located in Lexington (Henderson County), Tennessee. Tennessee is in the southeastern portion of the United States. Henderson County is located in the southwestern section of Tennessee.

          Lexington First Federal is a traditional thrift with significant emphasis on passive investments. It invests primarily in (1) 1-4 family loans,
(2) mortgage backed securities, (3) investment securities, and (4) temporary cash investments. It is funded principally by savings deposits and existing net worth. It has utilized minor amounts of borrowings recently.

          The Bank offers a full spectrum of real estate loan products to accommodate its customer base and single family loans dominate the Bank's loan portfolio. At March 31, 1997, loans on 1-4 family dwellings made up 61.3% of total assets and 95.8% of the loan portfolio. Consumer loans were 2.2% of the loan portfolio and construction loans were 1.2% of the loan portfolio. Mortgage backed securities made up 12.4% of total assets. Cash and cash equivalents made up 7.0% and investment securities made up 14.7% of Lexington First Federal's assets at March 31, 1997.

          Lexington First Federal had $155,000 in non-performing assets at March 31, 1997, as compared to $114,000 at December 31, 1996, and $146,000 at December 31, 1995.

          Savings deposits decreased $98 thousand during the period from December 31, 1995, to March 31, 1997, a compound annual rate of decline of .37%. Savings decreased $344 thousand (1.64%) from December 31, 1995, to December 31, 1996, and increased $249 thousand (1.21%) from December 31, 1996, to March 31, 1997. Lexington First Federal has not relied extensively on borrowings during recent years. It had $949 thousand in borrowings at March 31, 1997, $955 thousand at December 31, 1996, and $971 thousand at December 31, 1995.

          The Bank's capital to assets ratio has increased slightly during the period of one year and three months ending March 31, 1997. Equity capital, as a percentage of assets, has increased from 14.53% at December 31, 1995, to 15.12% at March 31, 1997. The compound annual asset growth rate was .00% during the period (assets increased $3 thousand), while the compound annual rate of growth for equity was 3.25%.

          Lexington First Federal's profitability, as measured by return on average assets ("ROAA"), has been at the top of its peer group average of thrifts filing TFR's with the OTS, consisting of OTS supervised thrifts with assets under $25 million for 1993 and 1994 and between $25 million and $50 million for 1995 and 1996. For the years ending December 31, 1993, 1994, 1995, and 1996, Lexington First Federal ranked in the 94th, 90th, 75th, and 91st percentile,

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


respectively, in ROAA, based on information derived from the TAFS thrift database published by Sheshunoff Information Services Inc. (See Exhibit III, page 2). In return on equity for the same periods, Lexington First Federal ranked in the 60th, 80th, 51st, and 80th percentile, respectively.

                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

          Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995 and then leveled off on the short end and increased on the long end. Lexington First Federal's spread was 2.87% for the year ended December 31, 1995 and 3.15% for the year ended December 31, 1996. It increased to 3.02% for the three months ended March 31, 1997.

          The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, rate increases and the shortening of the time elapsed between increases during 1994 placed pressure on portfolio managers to shorten maturities, which negatively impacts the future earnings of financial institutions. Lexington First Federal has a much higher exposure to interest rate risk than the thrift industry in general.

FINANCIAL CONDITION OF INSTITUTION

Balance Sheet Trends

          As Table I.1 shows, Lexington First Federal experienced no growth in assets during the period of one year and three months ending March 31, 1997. Assets increased $3 thousand during the period. Loans increased $1.9 million, or 13.2%. Mortgage-backed securities, interest-earning cash, and investments securities combined decreased $2.0 million, or 18.5% during the period. Savings deposits decreased by $98 thousand, or .5%. Equity increased $154 thousand, or 4.1%.

Asset/Liability Management

          Managing interest rate risk is a major component of the strategy used in operating a thrift. Most of a thrift's interest earning assets are long-term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.3 provides rate shock information at varying levels of interest rate change. The Bank has significant exposure to interest rate increases, but its exposure will be reduced through the equity raised in the conversion.

          Lexington First Federal's basic approach to interest rate risk management has been to emphasize shorter term mortgage loans, and short and intermediate term liquid investments. Lexington First Federal currently is not utilizing synthetic hedge instruments and has not used borrowings extensively in recent years. Lexington First Federal's business plan calls for emphasis on shorter term and adjustable consumer and commercial non real estate loans.

Income and Expense Trends

          Lexington First Federal was profitable for the two fiscal years ended December 31, 1996, and the three months ended March 31, 1997. Fluctuations in income over the period have resulted principally from (1) changes in non-interest expense, principally the SAIF assessment of approximately $128,000 in 1996, and (2) severance payments of $20,000 during the three months ended March 31, 1997.

          Net interest income increased in the year ended December 31, 1996, principally as a result of growth, and remained flat during the three months ended March 31, 1997 versus 1996.

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


Regulatory Capital Requirements

          As Table I.4 demonstrates, Lexington First Federal meets all regulatory capital requirements, and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

Lending

          Table I.5 provides an analysis of the Bank's loan portfolio by type of loan and security. This analysis shows that, from December 31, 1995, through March 31, 1997, Lexington First Federal's loan composition has been dominated by 1-4 family dwelling loans. Table I.6 provides information on loan maturities and repricing opportunities at December 31, 1996. The schedule shows that, at that date, approximately 78% of the portfolio was scheduled to mature in more than five years and 49% was scheduled to mature in more than ten years.

          Table I.7 provides information with respect to loan originations. It indicates that loan origination activity increased 69.6% from 1995 to 1996 and that 1997 has started out on pace with 1996.

          Table I.8 provides rates, yields, and average balances for each of the two years ended December 31, 1996 and the three months ended March 31, 1997 and 1996. Interest rates earned on interest-earning assets increased from 8.00% in 1995 to 8.22% in 1996, and decreased to 8.01% for the three months ended March 31, 1997. Interest rates paid on interest-bearing liabilities decreased from 5.13% in 1995 to 5.07% in 1996, and decreased to 4.99% for the three months ended March 31, 1997. Lexington First Federal's spread increased from 2.87% in 1995 to 3.15% in 1996, and decreased to 3.02% for the three months ended March 31, 1997.

          Table I.9 provides a rate volume analysis, measuring differences in interest earning assets and interest costing liabilities and the interest rates thereon during the years ended December 31, 1995 versus 1996, and the period of three months ended March 31, 1996 versus 1997. The table shows that most of the increase in net interest income from the year ended December 31, 1995 to 1996 resulted from volume, while there was no change from the three months ended March 31, 1996 to 1997.

Non-performing Assets

          As shown in Table I.10, the Bank had $155,000 in loans that were over 90 days delinquent at March 31, 1997. The Bank was continuing to accrue interest on these loans at March 31, 1997. As shown in Table I.10, Lexington First Federal had $114 thousand in nonperforming assets at December 31, 1996, and $146 thousand at December 31, 1995.

Classified Assets

          Lexington First Federal had $155 thousand in classified assets at March 31, 1997. All of the classified assets were classified as substandard. The Bank had a loan loss allowance of $147,000, or 94.8% of classified assets at March 31, 1997.

Loan Loss Allowance

          Table I.11 provides an analysis of Lexington First Federal's loan loss allowance. Table I.12 shows the allocation of the loan loss allowance among the various loan categories as of December 31, 1995 and 1996, and March 31, 1997.

Mortgage-Backed Securities and Investments

          Table I.13 provides a breakdown of investments as of December 31, 1995 and 1996, and March 31, 1997. Table I.14 provides maturity information for investments as of March 31, 1997.

Savings Deposits

          At March 31, 1997, Lexington First Federal's deposit portfolio was composed as follows: Checking accounts--$1.314 million or 6.29%; passbook accounts--$1.372 million or 6.57%; and certificate accounts--$18.198 million or 87.14% (see Table I.15). Table I.16 provides a break down of time deposits by rate ranges as of December 31, 1995 and 1996, and March 31, 1997. Table I.17 provides savings flow information for the years ended December

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


31, 1995 and 1996, and the period of three months ended March 31, 1997. It shows that the bank experienced healthy deposit growth rate for the year ended December 31, 1995, but experienced no growth in deposits for the period of fifteen months ended March 31, 1997. Table I.18 provides maturity information by rate ranges for time deposits as of March 31, 1997. It shows that 90.77% of all time deposits mature within one year and 100.00% mature within two years.

          Lexington First Federal is not overly dependent on jumbo certificates of deposit. March 31, 1997, the Bank had $3.647 million in certificates that were issued for $100 thousand or more, or 17.46% of its total deposits (see Table I.19).

Borrowings

          Lexington First Federal has had only minor borrowings in recent years.

Subsidiaries

          Lexington First Federal has one inactive subsidiary.

Legal Proceedings

          From time to time, Lexington First Federal becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on Lexington First Federal's financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

          As in any interest sensitive industry, the future earnings capacity of Lexington First Federal will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate fixed rate loans and adjustable loans as rates decline.

          Lexington First Federal is no exception to the aforementioned phenomenon. With its current asset and liability structure, however, its exposure to rising interest rates is significant.

          The addition of capital through the conversion will encourage Lexington First Federal to grow. The business plan projects asset growth over the three year period ending March 31, 2000 between 15% and 22% annually. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio.

Asset-Size-Efficiency of Asset Utilization

          At its current size and in its current asset configuration, Lexington First Federal is a moderately efficient operation. With total assets of approximately $25.9 million at March 31, 1997, Lexington First Federal has approximately 10 full time equivalent employees. The business plan projects that operating expense levels as a percentage of average assets will stay in line with pre-conversion rates. The projected operating expense ratio to average assets for the year ending March 31, 2000, is 1.89% in the business plan.

Intangible Values

          Lexington First Federal's greatest intangible value lies in its loyal deposit base. Lexington First Federal has a 36 year history of sound operations, controlled growth, and consistent earnings. At June 30, 1996, the Bank had 7.60% of the deposit market in its area (down from 7.71% at June 30, 1994), and it has the ability to increase market share. Lexington First Federal has maintained its market share in recent years without making any significant efforts. Its turn around in strategic direction is expected to help Lexington First Federal increase its market share significantly.

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ----------


          Lexington First Federal has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

Effect of Government Regulations

          Lexington First Federal's business plan calls for significant change in its strategies. The changes will involve the types of loans sought and the efforts expended to acquire deposits. Government regulations will have the greatest impact in the area of cost of compliance and reporting. The conversion will create an additional layer of regulations and reporting and thereby increase the cost to the Bank.

Office Facilities

          Lexington First Federal's office is a well maintained facility that was built in 1976. It has limited drive-up services. Table I.20 provides information on Lexington First Federal's office. The facilities are marginally adequate for the convenience and needs of the Bank's customer base. The business plan projects that the Bank will open a branch office in Lexington during the June 1998 quarter.

FERGUSON & COMPANY                                              Section 1.
------------------                                              ---------

          Table I.1 - Selected Financial Data

                                                                                                                      Compound
                                                                        March 31,             December 31,             Growth
                                                                      -----------      -------------------------
                                                                             1997            1996          1995         Rate
                                                                             ----            ----          ----         ----
                                                                                         ($000's)
Selected Financial Condition Data:
---------------------------------
Total assets                                                                25,942         25,623          25,945          NM
Loans receivable, net                                                       16,429         16,205          14,512       10.35%
Cash and cash equivalents                                                    1,823          1,392           1,761        2.80%
Investment securities:
  Available for sale                                                         1,568          1,802           3,104      -43.35%
  Held to maturity                                                           2,257          2,257           2,351       -3.23%
Mortgage-backed securities:
  Available for sale                                                         2,556          2,664           2,823       -7.68%
  Held to maturity                                                             650            678             829      -17.90%
Savings deposits                                                            20,884         20,638          20,982       -0.37%
Borrowings                                                                     949            955             971       -1.80%
Stockholders' equity -  substantially restricted                             3,923          3,861           3,769        3.25%



                                                               Three Months Ended
                                                                    March 31,             Year Ended December 31,
                                                              --------------------        -----------------------
                                                                 1997        1996           1996            1995
                                                                 ----        ----           ----            ----
                                                                                                ($000's)
Selected Operations Data:
------------------------
Interest income                                                    498         505          2,031           1,944
Interest expense                                                   270         279          1,103           1,091
                                                              --------------------        -----------------------
                                    Net interest income            228         226            928             853
Provision for loan losses                                            6           8             30              30
                                                              --------------------        -----------------------
                              Net interest income after
                              provision for loan losses            222         218            898             823
                                                              --------------------        -----------------------
Noninterest income                                                  15           8             21              17
                                                              --------------------        -----------------------
                                              Sub-total            237         226            919             840
                                                              --------------------        -----------------------
Noninterest expense                                                144         114            617             464
                                                              --------------------        -----------------------
                             Income (loss) before taxes             93         112            302             376
Income tax expense                                                  31          37            105             152
                                                              --------------------        -----------------------
                                      Net income (loss)             62          75            197             224
                                                              ====================        =======================

Earnings per share                                               $0.28       $0.34          $0.88           $1.00
                                                              ====================        =======================

Dividend payout ratio                                            28.39%      23.47%         35.74%          31.43%
                                                              ====================        =======================


FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                     Table I.2 - Selected Financial Ratios


                                                            At or for the Three Months        At or For the Year
                                                                 Ended March 31,              Ended December 31,
                                                            --------------------------      ----------------------
                                                               1997            1996          1996 (1)        1995
                                                               ----            ----          --------        ----
Performance Ratios:
-------------------
Return on assets (ratio of net earnings
  to average total assets)                                      0.96%           1.16%          0.76%          0.90%
Return on equity (ratio of  net earnings
   to average equity)                                           6.42%           8.00%          5.21%          6.27%
Ratio of average interest-earning assets to
   average interest-bearing liabilities                       116.29%         115.40%        115.59%        115.54%
Net interest rate spread                                        3.03%           3.02%          3.15%          2.86%
Net yield on average interest-earning assets                    3.72%           3.69%          3.84%          3.55%
Ratio of noninterest expense to assets                          2.24%           1.76%          2.40%          1.86%
Efficiency ratio                                               59.26%          48.72%         65.02%         53.33%

Quality Ratios:
---------------
Non-performing assets to total assets
  at end of period                                              0.54%           0.58%          0.56%          0.51%
Non-performing loans to total loans
  at end of period                                              0.91%           1.06%          0.75%          1.03%
Allowance for loan losses to non-performing
  loans at end of period                                       94.84%          81.37%        124.56%         84.25%
Allowance for loan losses to total loans, net                   0.86%           0.86%          0.86%          0.84%

Capital Ratios:
---------------
Equity to total assets at end of period                        15.12%          14.32%         15.07%         14.53%
Average equity to average assets                               15.02%          14.45%         14.68%         14.28%

(1) Operations for 1996 includes the SAIF assessment, which was $128,000 ($82,000 after taxes). Factoring out the SAIF assessment, the return on assets would be 1.08%, the return on equity would be 7.38%, the ratio of noninterest expense to average assets would be 1.88%, and the efficiency ratio would be 51.53%.

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------

                        Table I.3 - Interest Rate Shock

                                                    Net Portfolio Value
                                                    December 31, 1996
                             ---------------------------------------------------------------
                                                 Estimated
                                                 NPV as a
                               Estimated          Percent
Change in Rates                   NPV            of Assets        $ Change        % Change
---------------------------  --------------  -------------        --------     -------------
                                                                  ($000's)
+400 bp                      $       2,478          10.41%            (2,150)           -46%
+300 bp                              3,051          12.44%            (1,577)           -34%
+200 bp                              3,622          14.36%            (1,006)           -22%
+100 bp                              4,175          16.09%              (453)           -10%
   0 bp                              4,628          17.42%               -               -
--100 bp                             4,880          18.06%               252              5%
--200 bp                             4,944          18.10%               316              7%
--300 bp                             5,024          18.17%               396              9%
--400 bp                             5,155          18.37%               527             11%

FERGUSON & COMPANY                                                    Section 1.
------------------                                                    ----------


                        Table I.4 - Capital Compliance


                                                                  March 31, 1997
                                                             ---------------------------------
                                                                      Amount           Percent
                                                                    ($000's)         of Assets
                                                             ---------------    --------------
Capital under generally accepted accounting principals                 3,923            15.12%
                                                             ===============    ==============

Tangible capital                                                       3,951            15.21%
Tangible capital requirement                                             390             1.50%
                                                             ---------------    --------------
               Excess                                                  3,561            13.71%
                                                             ===============    ==============

Core capital                                                           3,951            15.21%
Core capital requirement                                                 779             3.00%
                                                             ---------------    --------------
               Excess                                                  3,172            12.21%
                                                             ===============    ==============

Total regulatory capital                                               4,093            36.07%
Risk-based capital requirement                                           908             8.00%
                                                             ---------------    --------------
               Excess                                                  3,185            28.07%
                                                             ===============    ==============

FERGUSON & COMPANY                                                  Section 1.
------------------                                                  ---------


                    Table I.5 - Loan Portfolio Composition


                                                  At March 31,               At December 31,
                                             ------------------     -----------------------------------
                                                     1997                 1996                1995
                                              -----------------     -----------------    ----------------
                                               Amount   Percent      Amount   Percent     Amount  Percent
                                               ------   -------      ------   -------     ------  -------
                                                                                  ($000's)
Mortgage Loans:
  1-4 family                                    15,904     95.8%     15,543    93.9%     14,264    97.2%
  Non-residential                                  134      0.8%        164     1.0%          9     0.1%
  Construction--1-4 family                         193      1.2%        550     3.3%         76     0.5%
                                              ------------------   -----------------   -----------------
        Total real estate loans                 16,231     97.8%     16,257    98.2%     14,349    97.8%
                                              ------------------   -----------------   -----------------
Consumer Loans:
  Deposit account loans                            321      1.9%        296     1.8%        324     2.2%
  Car                                                7      0.0%        -       0.0%        -       0.0%
  Other                                             41      0.2%        -       0.0%        -       0.0%
                                              ------------------   -----------------    ----------------
        Total consumer loans                       369      2.2%        296     1.8%        324     2.2%
                                              ------------------   -----------------    ----------------
Total loans                                     16,600    100.0%     16,553   100.0%     14,673   100.0%
                                              ==================   =================    ================
Less:
  Loans in process                                   -                  180                   8
  Deferred fees and discounts                       26                   27                  30
  Allowance for losses                             147                  141                 123
                                              --------             --------             -------
Loan portfolio, net                             16,427               16,205              14,512
                                              ========             ========             =======


FERGUSON & COMPANY           Table I.6 - Loan Maturities              Section 1.
------------------                                                    ----------

The following table sets forth certain information at December 31, 1996, regarding the amount of loans maturing in the loan portfolio, based on contractual terms to maturity.


                                   Under          One to        Three to      Over Five to       Over
                                  One Year      Three Years    Five Years      Ten Years       Ten Years         Total
                                 ----------    -------------  ------------   --------------   -----------   -----------
                                                                   ($000's)
Mortgage loans
  1-4 family                         1,550              266           812            4,774         8,141        15,543
  Commercial                            93              -              39               23             9           164
  Construction                         550              -             -              -             -               550
Consumer deposit loans                 222               74           -              -             -               296
                                 ----------    -------------  ------------   --------------   -----------   -----------
                        Total        2,415              340           851            4,797         8,150        16,553
                                 ==========    =============  ============   ==============   ===========   ===========

The following table sets forth the dollar amount of all loans for which final payment is not due until after December 31, 1997. The Bank had no adjustable rate loans.

                                                   Fixed Rate        Adjustable
                                                     Loans             Loans
                                                  ------------      ------------
                                                             ($000's)
Real estate loans:
  1-4 family                                           13,074               919
  Commercial                                               71
Consumer deposit loans                                     74
                                                  ------------      ------------
                        Total                          13,219               919
                                                  ============      ============

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


          Table I.7 - Loan Origination, Purchase, and Sales Activity


                                                     Three Months
                                                        Ended
                                                      March 31,         Year Ended December 31,
                                                   ---------------    --------------------------
                                                         1997             1996            1995
                                                         ----             ----            ----
                                                                                ($000's)
Originations by type:
---------------------
Real estate:
  One- to four-family                                       1,086           3,203         2,154
  Multi family                                                  -               -           225
  Commercial                                                    -              35             -
  Construction--1-4 family                                      -             938             -
Consumer:
  Deposit account loans                                        79             297           259
                                                   --------------     -----------    ----------
     Total loans originated                                 1,165           4,473         2,638
                                                   --------------     -----------    ----------

Purchases:
  Participations, one- to four-family                           -               -             -
                                                   --------------     -----------    ----------
     Total loans originated and purchases                   1,165           4,473         2,638
                                                   ==============     ===========    ==========

Loans sold                                                      -               -             -
                                                   ==============     ===========    ==========

FERGUSON & COMPANY  Table I.8 - Average Balances, Rates, and Yields   Section I.
------------------                                                    ----------





                                                                           Three Months Ended March 31,
                                            ------------------------------------------------------------------------------------
                                                              1997                                          1996
                                            ------------------------------------------------------------------------------------
                                                Average      Interest                         Average     Interest
                                              Outstanding     Earned/      Average          Outstanding    Earned/    Average
                                                Balance        Paid      Yield/Rate           Balance       Paid     Yield/Rate
                                            ----------------------------------------      --------------------------------------
                                                             ($000's)                                      ($000's)
Interest-earning assets:
-----------------------
 Loans                                             16,578         365          8.81%             14,923        342         9.17%
 Investment securities:
  Taxable                                           2,731          54          7.91%              4,238         72         6.80%
  Nontaxable                                        1,145          24          8.38%              1,145         28         9.78%
Mortgage-backed securities                          3,218          52          6.46%              3,720         60         6.45%
Other interest-earning assets                       1,592          11          2.76%              1,379         13         3.77%
                                            ----------------------------------------      --------------------------------------
Total interest-earning assets                      25,264         506          8.01%             25,405        515         8.11%
                                            ----------------------------------------      --------------------------------------
Non-interest earning assets                           443                                           557
                                            --------------                                --------------
Total assets                                       25,707                                        25,962
                                            ==============                                ==============
Interest-bearing liabilities:
-----------------------------
Deposits                                           20,774         252          4.85%             21,049        261         4.96%
 Borrowings                                           951          19          7.99%                967         19         7.86%
                                            ----------------------------------------      --------------------------------------
Total interest-bearing liabilities                 21,725         271          4.99%             22,016        280         5.09%
                                            ----------------------------------------      --------------------------------------
Non-interest bearing liabilities                       90                                           196
                                            --------------                                --------------
Total liabilities                                  21,815                                        22,212
Equity                                              3,892                                         3,750
                                            --------------                                --------------
Total liabilities and equity                       25,707                                        25,962
                                            ==============                                ==============
FTE net interest income                                           235                                          235
                                                          ------------                                  -----------
Net interest rate spread                                                       3.02%                                       3.02%
                                                                      ==============                               =============
Net average earning assets                          3,539                                         3,389
                                            ==============                                ==============
Net interest margin                                                            3.72%                                       3.70%
                                                                      ==============                               =============
Tax equivalent adjustments                                         (8)                                         (10)
                                                          ------------                                  -----------
                  Net interest income                             227                                          225
                                                          ============                                  ===========
Average interest-earning assets to
 average interest-bearing liabilities              116.29%                                       115.39%
                                            ==============                                ==============


FERGUSON & COMPANY   Table 1.8 - Average Balances, Rates, and Yields  Section I.
------------------                                                    ----------

                                                                        Year Ended December 31,
                                            -----------------------------------------------------------------------------
                                                           1996                                     1995
                                            --------------------------------------  -------------------------------------
                                                Average    Interest                     Average     Interest
                                              Outstanding   Earned/     Average       Outstanding   Earned/     Average
                                                Balance      Paid      Yield/Rate       Balance       Paid    Yield/Rate
                                            --------------------------------------  -------------------------------------
                                                           ($000's)
Interest-earning assets:
------------------------
 Loans                                             15,586      1,416         9.09%         14,357       1,321       9.20%
 Investment securities:
  Taxable                                           4,183        283         6.77%          4,431         299       6.75%
  Nontaxable                                        1,145        111         9.69%            684          61       8.92%
Mortgage-backed securities                          3,393        222         6.54%          3,676         239       6.50%
 Other interest-earning assets                        861         37         4.30%          1,407          44       3.13%
                                            --------------------------------------  -------------------------------------
Total interest-earning assets                      25,168      2,069         8.22%         24,555       1,964       8.00%
                                            --------------------------------------  -------------------------------------
Non-interest earning assets                           591                                     449
                                            --------------                          --------------
Total assets                                       25,759                                  25,004
                                            ==============                          ==============

Interest-bearing liabilities:
-----------------------------
Deposits                                           20,814      1,027         4.93%         20,274       1,013       5.00%
 Borrowings                                           959         76         7.92%            980          78       7.96%
                                            --------------------------------------  -------------------------------------
Total interest-bearing liabilities                 21,773      1,103         5.07%         21,254       1,091       5.13%
                                            --------------------------------------  -------------------------------------
Non-interest bearing liabilities                      206                                     178
                                            --------------                          --------------
Total liabilities                                  21,979                                  21,432
Equity                                              3,780                                   3,572
                                            --------------                          --------------
Total liabilities and equity                       25,759                                  25,004
                                            ==============                          ==============

FTE net interest income                                          966                                      873
                                                           ----------                             ------------
Net interest rate spread                                                     3.15%                                  2.87%
                                                                     =============                            ===========
Net average earning assets                          3,395                                   3,301
                                            ==============                          ==============
Net interest margin                                                          3.84%                                  3.56%
                                                                     =============                            ===========
Tax equivalent adjustments                                       (38)                                     (21)
                                                           ----------                             ------------
                  Net interest income                            928                                      852
                                                           ==========                             ============
Average interest-earning assets to
 average interest-bearing liabilities              115.59%                                 115.53%
                                            ==============                          ==============

FERGUSON & COMPANY          Table I.9 - Rate/Volume Analysis          Section 1.
------------------                                                    ----------



                                                Three Months Ended March 31,                         Year Ended December 31,
                                                       1997 vs. 1996                                       1996 vs. 1995
                                       ----------------------------------------------    -------------------------------------------
                                                    Increase                                        Increase
                                                   (Decrease)                                      (Decrease)
                                                     Due to                                          Due to
                                       ---------------------------------     Total       -----------------------------     Total
                                                                   Rate/    Increase                             Rate/    Increase
                                          Volume      Rate        Volume   (Decrease)      Volume    Rate       Volume   (Decrease)
                                          ------      ----        ------   ----------      ------    ----       ------   ----------
                                                                                                         ($000's)
Interest-earning assets:
Loans                                        152       (54)           (5)         93          113     (17)          (1)          95
Investment securities:
  Taxable                                   (102)       47           (17)        (72)         (18)    (29)           2          (45)
  Nontaxable                                -          (14)          -           (14)          41       5            4           50
Mortgage-backed securities                   (32)      -             -           (32)         (18)      2           -           (16)
 Other                                         8       (14)           (5)        (11)         (17)     16           (6)          (7)
                                       ----------------------------------------------    -------------------------------------------

     Total interest-earning assets            26       (35)          (27)        (36)         101     (23)          (1)          77
                                       ==============================================    ===========================================

Interest-bearing liabilities:
Deposits                                     (14)      (23)          -           (37)          27     (13)          -            14
Borrowings                                    (1)        1           -            -            (2)    -             -            (2)
                                       ----------------------------------------------    -------------------------------------------
     Total interest-bearing liabilities      (15)      (22)          -           (37)          25     (13)          -            12
                                       ==============================================    ===========================================

    Increase (decrease) in
       net interest income                                                         1                                             65
                                                                           ==========                                    ===========


FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                      Table I.10 - Non-Performing Assets

The table below sets forth the amounts and categories of non-performing assets. Loans are placed on non-accrual status when the collection of principal or interest becomes doubtful.

                                                   March 31,        December 31,
                                                 -------------  -------------------
                                                     1997         1996       1995
                                                     ----         ----       ----
                                                                ($000's)
Non-accruing loans:
Real estate:
  One- to four-family                                     -          -         -
  Other mortgage                                          -          -         -
Consumer                                                  -          -         -
                                                 -------------  -------------------
     Total                                                -          -         -
                                                 -------------  -------------------

Accruing loans delinquent 90 days or more                 -          -         -
Real estate:
  One- to four-family                                     155        114       146
  Other mortgage                                          -          -         -
Consumer                                                  -          -         -
                                                 -------------  -------------------
     Total                                                155        114       146
                                                 -------------  -------------------

                 Total non-performing loans               155        114       146
                                                 -------------  -------------------

Foreclosed real estate owned                              -          -         -
                                                 -------------  -------------------
Total non-performing assets                               155        114       146
                                                 =============  ===================
Total non-performing loans as a
  percentage of total net loans                          0.91%      0.75%     1.03%
                                                 =============  ===================
Total non-performing assets as a
  percentage of total assets                             0.60%      0.44%     0.56%
                                                 =============  ===================

FERGUSON & COMPANY                                                    Section 1.
------------------                                                    ----------


            Table I.11 - Analysis of the Allowance for Loan Losses


                                                     Three Months
                                                            ended
                                                        March 31,     Year ended December 31,
                                                 ----------------    -------------------------
                                                             1997           1996         1995
                                                             ----           ----         ----
                                                                    ($000's)
Balance at beginning of period                                141            123           94
                                                 ----------------    -----------   ----------
Charge-offs:
One- to four-family                                             -             12            1
                                                 ----------------    -----------   ----------
                                          Total                 -             12            1
                                                 ----------------    -----------   ----------
Recoveries:
One- to four-family                                             -              -            -
                                                 ----------------
                                          Total                 -              -            -
                                                 ----------------    -----------   ----------
                Net charge-offs                                 -             12            1
                                                 ----------------    -----------   ----------

Additions charged to operations                                 6             30           30
                                                 ----------------    -----------   ----------
                       Balance at end of period               147            141          123
                                                 ================    ===========   ==========

Allowance for loan losses to total
  loans at end of period                                     0.89%          0.87%        0.85%
                                                 ================    ===========   ==========

Net loans charged off as a percent of average
  loans outstanding                              NA                       0.0696%      0.0070%
                                                 ================    ===========   ==========

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                   Table I.12 - Allocation of Allowance for Loan Losses

                          At March 31,                              At December 31,
                     ------------------------   -----------------------------------------------------
                              1997                          1996                         1995
                     ------------------------   --------------------------    -----------------------
                                     Percent                      Percent                    Percent
                                    of Loans                     of Loans                   of Loans
                                     in Each                      in Each                    in Each
                      Amount of     Category        Amount of    Category        Amount of  Category
                      Loan Loss     to Gross        Loan Loss    to Gross        Loan Loss  to Gross
                      Allowance       Loans         Allowance      Loans         Allowance    Loans
                      ---------     ---------       ---------    ---------       ---------  --------
                                                                         ($000's)
Real estate:
  1-4 family                  85        95.8%               79       93.9%               73     97.2%
  Commercial                  10         0.8%               12        1.0%              -        0.6%
  Construction               -           1.2%              -          3.3%              -        0.5%

Consumer                       2         2.2%              -          1.8%              -        2.2%

Unallocated                   50                            50                           50
                     ------------------------   --------------------------    -----------------------

                             147       100.0%              141      100.0%              123    100.0%
                     ------------------------   --------------------------    -----------------------

FERGUSON & COMPANY                                                   Section I.
------------------                                                   ---------

                           Table I.13 - Investments

                                          March 31,                     December 31,
                                     -------------------   ----------------------------------------
                                            1997                  1996                 1995
                                     -------------------   ------------------   -------------------
                                     Carrying      % of    Carrying     % of    Carrying     % of
                                       Value      Total      Value      Total     Value     Total
                                       -----      -----      -----      -----     -----     -----
                                                                 ($000's)
AVAILABLE FOR SALE:

U.S. government agencies                1,107       26.5%     1,358       29.9%    2,796      47.2%
Tax exempt securities                     511       12.2%       513       11.3%      308       5.2%
Mortgage-backed securities              2,562       61.3%     2,664       58.7%    2,825      47.6%
                                     ---------   ---------  ---------  --------  --------  --------
     Total available for sale           4,180      100.0%     4,535      100.0%    5,929     100.0%
                                     =========   =========  =========  ========  ========  ========

HELD TO MATURITY:
U.S. government agencies                1,600       55.0%     1,600       54.5%    1,694      53.3%
Tax exempt securities                     657       22.6%       657       22.4%      657      20.7%
Mortgage-backed securities                650       22.4%       678       23.1%      829      26.1%
                                     ---------   ---------  ---------  --------  --------  --------
       Total held to maturity           2,907     100.00%     2,935     100.00%    3,180    100.00%
                                     =========   =========  =========  ========  ========  ========
         Total Investment and
   Mortgage-backed securities           7,087                 7,470                9,109
                                     =========              =========            ========
Cash and time deposits -
  interest bearing                      1,669                 1,203                1,544
                                     =========              =========            ========

FHLB stock                                250                   246                  230
                                     =========              =========            ========

Total of all investments and
        interest earning cash           9,006                 8,919               10,883
                                     =========              =========            ========


FERGUSON & COMPANY       Table I.14-Investment Maturities             Section I.
------------------                  March 31, 1997                    ----------


                                     One Year or Less         One to Five Years     Five to Ten Years
                                    ---------------------    --------------------  --------------------
                                     Amortized   Average      Amortized  Average    Amortized  Average
                                          Cost     Yield           Cost    Yield         Cost    Yield
                                          ----     -----           ----    -----         ----    -----
                                                                              ($000's)
                                                                              --------
AVAILABLE FOR SALE:

U.S. government agencies                  395       5.29%          250      6.55%        300      5.88%
Tax exempt securities                       -                      194      4.26%        317      6.80%
Mortgage-backed securities                376       6.08%          373      6.52%        243      5.78%
                                     --------                 --------              --------
        Total available for sale          771                      817                   860
                                     --------                 --------              --------

HELD TO MATURITY:

U.S. government agencies                1,000       6.88%          500      5.13%          -
Tax exempt securities                       -                        -                   397      5.37%
Mortgage-backed securities                  -                        -                     -
                                     --------                 --------              --------
          Total held to maturity        1,000                      500                   397
                                     --------                 --------              --------

                           Total        1,771                    1,317                 1,257
                                     ========                 ========              ========

FERGUSON & COMPANY      Table I.14 - Investment Maturities           Section I.
------------------                                                   ----------
                                March 31, 1997


                                         Over Ten Years              Total Portfolio
                                      -------------------    -----------------------------
                                       Amortized  Average     Amortized    Market  Average
                                            Cost    Yield          Cost     Value    Yield
                                           -----    -----          ----     -----    -----
AVAILABLE FOR SALE:

U.S. government agencies                    162      4.58%        1,107     1,067     5.63%
Tax exempt securities                       -                       511       501     5.83%
Mortgage-backed securities                1,570      6.07%        2,562     2,556     6.11%
                                      ----------             ---------------------
       Total available for sale           1,732                   4,180     4,124
                                      ----------             ---------------------

HELD TO MATURITY:

U.S. government agencies                    100      7.35%        1,600     1,595     6.36%
Tax exempt securities                       260      5.90%          657       672     5.56%
Mortgage-backed securities                  650      6.96%          650       655     6.96%
                                      ----------             ---------------------
         Total held to maturity           1,010                   2,907     2,922
                                      ----------             ---------------------

                          Total           2,742                   7,087     7,046
                                      ==========             =====================


FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                        Table I.15 - Deposit Portfolio

                                                                                                    Balance     Percent
                                                                     Interest        Minimum      March 31,          of
Category                                          Term               Rate (1)        Balance           1997    Deposits
--------                                          ----               --------        -------           ----    --------
                                                                                                   ($000's)
                                                                                                   --------
Savings and transactions accounts
---------------------------------
Passbook accounts                                 None                     3.00%          25          1,372       6.57%
NOW accounts                                      None                     2.00%         200          1,248       5.98%
Super NOW accounts                                None                     3.05%       1,500              3       0.01%
Non-interest checking                             None                     0.00%         100             63       0.30%
                                                                                                  ----------   ---------
                                                                                                      2,686      12.86%
                                                                                                  ----------   ---------
Certificates of deposit
---------------------------------
Fixed term, fixed rate                          1 month or less            3.71%         500             41       0.20%
Fixed term, fixed rate                          3 months                   4.74%         500            323       1.55%
Fixed term, fixed rate                          6 months                   5.18%         500          9,437      45.19%
Fixed term, fixed rate                          12 months                  5.15%         500          3,435      16.45%
Fixed term, fixed rate                          18 months                  5.40%         500          3,734      17.88%
Fixed term, fixed rate                          18 month IRA               5.29%         500          1,228       5.88%
                                                                                                  ----------   ---------
             Total certificates of deposit                                                           18,198      87.14%
                                                                                                  ----------   ---------

                    Total savings deposits                                                           20,884     100.00%
                                                                                                  ==========   =========

(1) Indicates weighted average interest rate at March 31, 1997.


                      Table I.16 - Time Deposits by Rate

                                                                                         At December 31,
                                                                   At March 31,       ---------------------
                                                                       1997             1996         1995
                                                                   ------------       --------     --------
Interest rate                                                                         ($000's)
-------------
2.00 - 3.99%                                                                 41            -            174
4.00 - 5.99%                                                             18,157         18,189       18,086
                                                                   ------------       --------     --------
                                     Total                               18,198         18,189       18,260
                                                                   ============       ========     ========

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                          Table I.17 - Savings Flows

The following table sets forth the savings flows for the periods indicated.

                                                  3 Months
                                                     Ended
                                                 March 31,    Year Ended December 31,
                                                ----------   -------------------------
                                                     1997        1996          1995
                                                     ----        ----          ----
                                                               ($000's)
Opening balance                                    20,638      20,982        19,249
Net increase (decrease)
 before interest credited                              50      (1,332)        1,013
Interest credited                                     196         988           720
                                               -----------   ---------    ----------

Ending Balance                                     20,884      20,638        20,982
                                               ===========   =========    ==========

Net increase (decrease)                               246        (344)        1,733
                                               ===========   =========    ==========

Percent increase (decrease)                          1.19%      -1.64%         9.00%
                                               ===========   =========    ==========


                     Table I.18 - Time Deposit Maturities



                               Amount Due During Year Ending March 31,             Due After
Interest              --------------------------------------------------------     March 31,
Rate                          1998            1999          2000         2001           2001         Total
----                          ----            ----          ----         ----           ----         -----
                                                    ($000's)
2.00 - 3.99%                    41            -            -             -              -              41
4.00 - 5.99%                16,477          1,680          -             -              -          18,157
                      -------------  ------------- ------------- ------------- ------------- -------------
                 Total      16,518          1,680          -             -              -          18,198
                      =============  ============= ============= ============= ============= =============

               Percent       90.77%          9.23%         0.00%         0.00%         0.00%       100.00%
                      =============  ============= ============= ============= ============= =============


                   Table I.19 - Jumbo CD Maturities ($000's)

Maturity Period
---------------
Within three months                                              1,412
Three through six months                                         1,728
Six through twelve months                                          407
Over twelve months                                                 100
                                                             ---------
                       Total                                     3,647
                                                             =========

FERGUSON & COMPANY                                                    Section I.
------------------                                                    ----------


                             Table I.20 - Offices

                                     Net Book      Owned or       Approximate
Physical address                        Value        Leased    Square Footage
----------------                        -----        ------    --------------
                                     ($000's)
Main Office:
19 Natchez Trace Drive                    251         Owned             6,800
                                   ==========
Lexington, TN  38351

                                  SECTION II
                                  MARKET AREA

FERGUSON & COMPANY                                                  Section II.
------------------                                                  -----------


                                II. MARKET AREA

DEMOGRAPHICS

         Lexington First Federal Savings Bank ("Lexington First Federal" or "Bank") conducts its operations through one office located in Lexington, Henderson County, Tennessee. Tennessee is in the southeastern region of the United States. Henderson County is in the southwestern section of Tennessee.

         Lexington First Federal has determined that its principal trade area is Henderson County. Table II.1 presents historical and projected trends for the United States, Tennessee, Henderson County, and zip code 38351, which includes the city of Lexington. The information addresses population, income, employment, and housing trends.

         As indicated in Table II.1, population growth rates for Tennessee, Henderson County, and zip code 38351 are all above the United States growth rate. Household income growth for Tennessee, Henderson County, and zip code 38351 is projected to be above that of the United States for the period 1996 to 2001.

         In the period from 1990 until 1996, the population of the State of Tennessee grew 9.39%. During the same period, the Henderson County population increased 8.19%, zip code 38351 increased 9.28%, and the United States population increased 6.67%. Projections of population growth from 1996 through 2001 indicate that the State of Tennessee will increase 6.87%, while Henderson County is projected to increase by 6.04%, zip code 38351 is projected to increase 6.54%, and the United States population is projected to increase by 5.09%.

         Household income is projected to increase by 4.80% for Henderson County from 1996 to 2001. For the same period, household income is projected to increase by .98% for the State of Tennessee, increase by 5.00% for zip code 38351, and decline by 3.88% for the United States. Per capita and household income levels for the State of Tennessee are below those of the United States, and per capita and household income levels for Henderson County and zip code 38351 are well below the State of Tennessee.

         The 2001 estimate shows that, for Henderson County, households with incomes less than $15,000 are expected to be 26%; those with incomes between $15,000 and $25,000 are estimated at 20%; those with incomes between $25,000 and $50,000 are estimated at 38%; those with incomes between $50,000 and $100,000 are estimated at 14%; and households with incomes in excess of $100,000 are projected to be 1%. The 2001 estimates for Tennessee are 23%, 18%, 34%, 20%, and 5%, respectively. The 2001 estimate for zip code 38351 is 26%, 20%, 38%, 14%, and 2%, respectively.

         The number of households in Henderson County is projected to increase by 6.25% from 1996 to 2001, below the projection for the State of Tennessee which calls for an increase of 6.94% and below the projected growth rate for zip code 38351 at 6.75%. Household growth rate for Henderson County, the State of Tennessee, and zip code 38351 all exceed the projected growth rate for the U.S., which is 5.14%.

         With projections of a growth in population and number of households, combined with projections of a growing household income, the market for housing units will be good. Zip code 38351 has approximately 5,800 housing units, of which 70.19% are owner occupied, and a vacancy rate of 7.84%. Henderson County has approximately 9,300 housing units, of which 73.28% are owner occupied, and a vacancy rate of 8.09%.

         The principal sources of employment in Henderson County are manufacturing--46.9%; trade--19.0%; public administration--13.5%; and services--13.1%.

         Analysis of the data presented above presents a picture of ample economic opportunity, suggesting that WSB's growth opportunities within its current market area will be good.

         Based on information publicly available on deposits as of June 30, 1996 (see Table II.3), Henderson County had $273.5 million in deposits and Lexington First Federal had 7.60% of the deposit market, down from 7.71% of the market at June 30, 1994. The Bank's recent deposit growth rate has been moderate, in line with the overall market. Lexington First Federal's competition consists of 7 commercial bank offices and 1 credit union office. The

FERGUSON & COMPANY                                                  Section II.
------------------                                                  -----------

Bank's growth rate is expected to accelerate as a result of a recent change in Management and the strategic direction of the Board of Directors. Table II.3 shows that from June 30, 1994 to 1996, Lexington First Federal's deposits increased by $1.306 million (6.7%), while the overall market increased $20.781 million in deposits (8.2%). The Bank's business plan projects that its deposits will grow at an accelerated pace in the future. The Plan projects that deposits will increase by $13.709 million (65.6%) from March 31, 1997, to March 31, 2000, after an estimated withdrawal of approximately $800,000 of deposits for stock purchases. The Bank intends to market its services and products more aggressively, including opening a branch.

         Building permit information was not available. However, projected population and household income growth rates in Lexington First Federal's market area portend ample lending opportunities.

         Growth opportunities for Lexington First Federal can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of the Bank, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in the market area. Our analysis of the economic potential and the potential of Management affects the valuation of the Bank. The Board of Directors has demonstrated its flexibility through its decision to restructure its Executive Management, complete its stock conversion, and convert to a national bank charter.

FERGUSON & COMPANY                                                   Section II.
------------------                                                   -----------

                         Table II.1-Demographic Trends


                            Key Economic Indicator

        United States, Tennessee, Henderson County, and Zip Code 38351


=======================================================================================================
                                                          United                  Henderson   Zip Code
                Key Economic Indicator                    States      Tennessee     County      38351
-------------------------------------------------------------------------------------------------------
Total Population, 2001 Est.                              278,802,003   5,701,304      25,061     15,781
  1996 - 2001 Percent Change, Est.                              5.09        6.87        6.04       6.54
Total Population, 1996 Est.                              265,294,885   5,335,034      23,633     14,812
  1990 - 96 Percent Change, Est.                                6.67        9.39        8.19       9.28
Total Population, 1990                                   248,709,873   4,877,185      21,844     13,554
-------------------------------------------------------------------------------------------------------

Household Income, 2001 Est.                                   33,189      30,044      27,420     27,432
  1996 - 2001 Percent Change, Est.                             (3.88)       0.98        4.80       5.00
Household Income, 1996 Est.                                   34,530      29,752      26,165     26,125

-------------------------------------------------------------------------------------------------------
Per Capita Income, 1990                                       16,738      15,058      11,972     12,237
-------------------------------------------------------------------------------------------------------

Household Income Distribution-2001 Est. (%)
  $15,000 and less                                                20          23          26         26
  $15,000 - $25,000                                               16          18          20         20
  $25,000 - $50,000                                               34          34          38         38
  $50,000 - $100,000                                              24          20          14         14
  $100,000 - $150,000                                              4           3           1          2
  $150,000 and over                                                2           2           0          0
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Unemployment rate, 1990                                         6.24        6.34        5.06       5.10
-------------------------------------------------------------------------------------------------------

Median Age of Population, 1996 Est.                             34.3        35.2        37.1       37.2
Median Age of Population, 1990                                  32.9        33.6        35.6       35.8
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Average Housing Value, 1990                                   79,098      70,769      47,701     49,740
-------------------------------------------------------------------------------------------------------

Total Households, 2001 Est.                              103,293,062   2,173,336       9,846      6,294
  1996 - 2001 Percent Change, Est.                              5.14        6.94        6.25       6.75
Total Households, 1996                                    98,239,161   2,032,277       9,267      5,896
  1990 - 96 Percent Change, Est.                                6.84        9.63        8.68       9.75
Total Households, 1990                                    91,947,410   1,853,752       8,527      5,372
-------------------------------------------------------------------------------------------------------

Total Housing Units, 1990                                101,641,260   2,026,067       9,278      5,831
  % Vacant                                                     10.07        8.51        8.09       7.84
  % Occupied                                                   89.93       91.49       91.91      92.16
     % By Owner                                                57.78       62.24       73.28      70.19
     % By Renter                                               32.15       29.25       18.62      21.97
=======================================================================================================

FERGUSON & COMPANY                                                  SECTION II.
------------------                                                  -----------


                   Table II - Percent Employment by Industry
                United States, Tennessee, and Henderson County


                                       United                   Henderson
             Industry                  States    Tennessee       County
 ==================================  ========== ============ ==============
  Construction/Agriculture/Mining          9.5          5.0            2.2

  Manufacturing                           17.7         20.6           46.9

  Transportation/Utilities                 7.1          6.0            2.5

  Trade                                   21.2         23.0           19.0

  Finance/Insurance                        6.9          4.5            2.8

  Services                                32.7         25.9           13.1

  Public Administration                    4.9         15.0           13.5

FERGUSON & COMPANY                                                   Section II.
------------------                                                   ----------

                       Table II.3 - Market Area Deposits

                                                 1996         1995         1994
                                              -----------------------------------------
                                                          (in Thousands)
       Henderson County, Tennessee
       ---------------------------

 Lexington First FSB                           $    20,778   $    20,022  $    19,472
                                              -----------------------------------------
       Number of Branches                                1             1            1

 Total Bank Deposits                           $   251,687   $   243,315  $   232,337
                                              -----------------------------------------
       Number of Banks                         $         3   $         4  $         4
       Number of Branches                                7             8            8

 Total Credit Union Deposits                   $     1,029   $       946  $       904
                                              -----------------------------------------
       Number of Credit Unions                 $         1   $         1  $         1
       Number of Branches                                1             1            1


             Total Market Area Deposits        $   273,494   $   264,283  $   252,713
                                              =========================================


 Lexington First FSB - Market Share
       To Total Market Area Deposits                  7.60%         7.58%        7.71%
                                              =========================================


                                  SECTION III

                            COMPARISON WITH PUBLICLY

                                 TRADED THRIFTS

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

          This section presents an analysis of Lexington First Federal Savings Bank ("Lexington First Federal" or the "Bank") relative to a group of twelve publicly traded thrift institutions ("comparative group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Lexington First Federal's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Lexington First Federal to the comparative group. Exhibits III and IV contain selected financial information on Lexington First Federal and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the comparative group are discussed below.

Selection Criteria

          Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are either listed on the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or Nasdaq. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing twelve months. We have also excluded mutual holding companies (see Exhibit VI).

          Because of the limited number of similar size thrifts with sufficient trading volume, we looked for members of the comparative group among thrifts with assets up to $75 million. The Southeast Region, which includes Tennessee, had 4 thrifts that met the size requirements. We found 25 thrifts that met the asset size requirements in the entire country (we consider 10 to be the minimum number), and we retained 12 and eliminated 13 for the following reasons: (a) One was BIF insured; (b) Two had not been stock owned long enough to file a financial statement as a stock owned company; (c) One had agreed to be acquired;
(d) Four had non-performing assets in excess of 1.5% of assets; (e) Three had loans to assets ratios below 50%; and (f) One had loans serviced in excess of 40% of assets. After eliminating the thrifts described above, there were fifteen left. We then eliminated the three remaining with the most recent conversion dates.

          The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 420 publicly traded thrifts listed on NYSE, AMEX, or Nasdaq. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

          .  We eliminated companies with losses,

          .  We eliminated indicated acquisition targets,

          . We eliminated companies with price/earnings ratios in excess of 25, and

          . We eliminated companies that had not reported as a stock institution for one complete year.

The resulting group of 254 publicly traded thrifts is included in Exhibit V.

          The selected group of comparatives has sufficient trading volume to provide meaningful price data. Nine of the comparative group members are located in the Midwest and the others are located in the Southeast (1), Western (1), and Northeast (1) Regions. With total assets of approximately $25.9 million, Lexington First Federal is well below the group selected, which has average assets of $55.0 million and

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------


median assets of $54.9 million. Lexington First Federal's assets after conversion will be continue to be much smaller than the comparative group. Pro forma assets at the midpoint are $28.1 million.

Profitability

          Using the comparison of profitability components as a percentage of average assets, Lexington First Federal was below the comparative group in net income, .71% to .79%; net interest income, 3.57% to 3.80%; loss provisions, .11% to .06%; and noninterest income, .11% to .21%. Lexington First Federal was above the comparative group in operating expense, 1.92% to 2.35%; efficiency ratio, 52.11% to 60.53%; and core income, 1.07% to 1.02%. Lexington First Federal's operating expense minus other income was 1.81% versus 2.14% for the comparative group. After conversion, deployment of the proceeds will provide additional income, and Lexington First Federal will compare more favorably with the comparative group in terms of return on average assets, with a return of 1.23% at the midpoint of the appraisal range. Pro forma return on average equity is 5.82% at the midpoint, versus a mean of 4.40% and median of 4.55% for the comparative group.

          As compared with the comparative group, Lexington First Federal has a lower level of operating expense. Lexington First Federal is inferior (albeit not to a significant extent) to the comparative group in all other areas of operations shown on Table III.2. Lexington First Federal has no serious impediments to earnings relative to the comparative group. The proceeds from the stock sale will improve most of Lexington First Federal's operating ratios.

Balance Sheet Characteristics

          The general asset composition of Lexington First Federal is similar to that of the comparative group. Lexington First Federal has a slightly higher level of passive investments with 34.13% of its assets invested in cash, investments, and mortgage-backed securities, versus 31.13% for the comparative group. Lexington First Federal has a lower percentage of its assets in loans, at 63.33% versus 66.84% for the comparative group. Lexington First Federal's percentage of earning assets to interest costing liabilities is much lower than that of the group. Lexington First Federal has 116.24% and the comparative group averages 133.34%. After conversion, Lexington First Federal's ratio will continue to be much lower than that of the group of comparatives.

          The liability side differs mainly in that Lexington First Federal has a lower percentage of borrowings, a higher percentage of deposits, and a lower percentage of equity. Lexington First Federal has borrowings equal to 3.66% of assets versus 6.95% for the comparative group and deposits equal to 80.50% of assets versus 68.75% for the comparative group. Lexington First Federal's equity is 15.12% of assets versus 23.29% for the comparative group. Lexington First Federal's equity ratio after conversion will be in line with that of the comparative group. Lexington First Federal's pro forma equity ratio at the midpoint is 21.6%.

Risk Factors

          Lexington First Federal and the comparative group have similar levels of non-performing assets. Lexington First Federal's loan loss allowance is .86% of net loans, which compares favorably with the comparative group at .60%. Substantially all of Lexington First Federal's loans are fixed rate. Its one year gap to assets is negative 53.77%, versus positive 3.40% for the comparative group. The average for the comparative group is based on only three members that reported their gap. Based on the Bank's rate shock analysis (see Rate Shock analysis in Section I), its net portfolio value ("NPV") would decline 22% at a 200 basis point increase in rates and its NPV would decline 46% at a 400 basis point increase in rates. Overall, we believe that Lexington First Federal's interest rate risk management is inferior to that of the comparative group.

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------


Summary of Financial Comparison

          Based on the above discussion of operational, balance sheet, and risk characteristics of Lexington First Federal compared with the group, we believe that Lexington First Federal's performance is level with that of the comparative group. The conversion proceeds will improve several of Lexington First Federal's financial aspects, and, after conversion, the Bank should exceed its comparative group in most financial areas.

FUTURE PLANS

          Lexington First Federal's future plans are to be a well capitalized but leveraged, profitable institution with good asset quality and a commitment to serving the needs of its trade area. The business plan projects that the Bank will grow significantly, quickly leveraging the capital.

          In recent years, Lexington First Federal has experienced moderate growth. The Bank's business plan projects that it will experience significant growth in loans, savings deposits, and liquidity. The rate of growth is projected to range between 15% and 22% per year. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities.

          Lexington First Federal's business plan calls for opening a new branch during the June 1998 quarter. Increasing market penetration by increasing the number of services and products available and the number of locations is the most likely method to be employed to achieve growth on a long-term basis.

FERGUSON & COMPANY                Table III.1                      Section III.
------------------       Comparative General Characteristics       ------------


                                                                                           Total             Current   Current
                                                                                 Number   Assets               Stock    Market
                                                                         Type        of   ($000)               Price     Value
Ticker  Short Name                          City            State  Thrift (1)   Offices      MRQ   IPO Date      ($)      ($M)
CKFB    CKF Bancorp Inc.                    Danville        KY    Traditional         1   60,197   01/04/95   19.250     17.85
CRZY    Crazy Woman Creek Bancorp           Buffalo         WY    Traditional         1   52,042   03/29/96   13.500     13.57
CSBF    CSB Financial Group Inc.            Centralia       IL    Traditional         2   47,996   10/09/95   12.500     11.77
HBBI    Home Building Bancorp               Washington      IN    Traditional         2   46,804   02/08/95   21.000      6.54
HZFS    Horizon Financial Svcs Corp.        Oskaloosa       IA    Traditional         3   78,368   06/30/94   19.250      8.19
JOAC    Joachim Bancorp Inc.                De Soto         MO    Traditional         1   35,656   12/28/95   14.500     11.03
LONF    London Financial Corporation        London          OH    Traditional         1   37,937   04/01/96   14.875      7.66
MCBN    Mid-Coast Bancorp Inc.              Waldoboro       ME    Traditional         2   57,838   11/02/89   19.500      4.49
MIVI    Mississippi View Holding Co.        Little Falls    MN    Traditional         1   69,755   03/24/95   14.625     11.97
NSLB    NS&L Bancorp Inc.                   Neosho          MO    Traditional         2   58,089   06/08/95   16.500     11.67
RELI    Reliance Bancshares Inc.            Milwaukee       WI    Traditional         1   46,836   04/19/96    8.250     20.86
SSB     Scotland Bancorp Inc                Laurinburg      NC    Traditional         2   68,924   04/01/96   16.250     29.90

Maximum                                                                               3   78,368              21.000     29.90
Minimum                                                                               1   35,656               8.250      4.49
Average                                                                               2   55,037              15.833     12.96
Median                                                                                2   54,940              15.563     11.72

(1) Made determination by reference to TAFS and BankSource reports. TAFS reports are derived from quarterly reports filed with the OTS and BankSource reports are derived from call reports filed with the FDIC. TAFS and BankSource are published by Sheshunoff Information Services, Austin, Texas.

FERGUSON & COMPANY                                              Section III.
------------------                                              ------------




                    Table III.2 - Key Financial Indicators

                                                 Lexington
                                               First Federal
                                                  Savings           Comparative
                                                   Bank                Group
                                               --------------       ------------
Profitability
  (% of average assets)
Net income                                               0.71               0.79
Net interest income                                      3.57               3.80
Loss (recovery)  provisions                              0.11               0.06
Other operating income                                   0.11               0.21
Operating expense (2)                                    1.92               2.35
Efficiency ratio (2)                                    52.11              60.53
Core income ( excluding gains
   and losses on asset sales) (1)                        1.07               1.02


Balance Sheet Factors
   (% of assets)
Cash and investments                                    21.77              26.76
Mortgage-backed securities                              12.36               4.37
Loans                                                   63.33              66.84
Savings deposits                                        80.50              68.75
Borrowings                                               3.66               6.95
Equity                                                  15.12              23.29
Tangible equity                                         15.12              20.94


Risk Factors
   (%)
Earning assets/costing liabilities                     116.24             133.34
Non-performing assets/assets                             0.54               0.43
Loss allowance/non performing assets                    94.84             142.96
Loss allowance/loans                                     0.86               0.60
One year gap/assets (3)                                (53.77)              3.40


(1) Used appraisal earnings.
(2) Excluded $128,000 SAIF assessment and $20,000 abnormal retirement expense.
(3) Only three of the comparative group provided gap information.

FERGUSON & COMPANY        Table III.3-Pro Forma Comparisons         Section III.
------------------             Lexington First FSB                  ------------


As of June 20, 1997


Ticker  Name                               Price     Mk Value     PE    P/Book  P/TBook   P/Assets   Div Yld
                                            ($)       ($Mil)     (X)     (%)      (%)        (%)       (%)
        Lexington First Federal
        -----------------------
        Before Conversion                       N/A        N/A     N/A     N/A       N/A        N/A     N/A
        Pro Forma Supermax                   10.000       5.69    15.2    82.7      82.7       19.7     TBA
        Pro Forma Maximum                    10.000       4.95    13.7    76.7      76.7       17.4     TBA
        Pro Forma Midpoint                   10.000       4.30    12.3    70.8      70.8       15.3     TBA
        Pro Forma Minimum                    10.000       3.66    10.9    64.2      64.2       13.2     TBA

        Comparative Group
        -----------------
        Averages                             15.833      12.96    25.2   101.4     101.9       24.1     1.84
        Medians                              15.563      11.72    22.4   100.2     101.3       22.4     1.75

        Tennessee Public Thrifts
        ------------------------
        Averages                             19.000      16.22    19.0   120.1     120.1       15.5     3.37
        Medians                              19.000      16.22    19.0   120.1     120.1       15.5     3.37

        Southeast Region Thrifts
        ------------------------
        Averages                             21.633      91.93    17.1   145.3     152.2       17.1     2.46
        Medians                              20.875      69.84    16.7   140.0     141.2       15.4     2.41

        All Public Thrifts
        ------------------
        Averages                             22.611     189.54    16.2   142.8     150.2       14.4     1.98
        Medians                              19.875      54.61    15.6   135.1     142.0       13.3     1.98

        Comparative Group
        -----------------
CKFB    CKFBancorp-KY                        19.250      17.85    22.9   116.0     116.0       29.7     2.29
CRZY    CrazyWomanCreek-WY                   13.500      13.57    19.9    93.6      93.6       26.1     2.96
CSBF    CSBFinancialGrp-IL                   12.500      11.77    52.1    97.8     103.7       24.5        -
HBBI    HomeBldngBncrp-IN                    21.000       6.54    15.9   105.6     105.6       14.0     1.43
HZFS    HorizonFinSvcs-IA                    19.250       8.19    13.8    99.6      99.6       10.5     1.66
JOAC    JoachimBancorp-MO                    14.500      11.03    51.8   106.7     106.7       30.9     3.45
LONF    LondonFinCorp-OH                     14.875       7.66    21.9   101.7     101.7       20.2     1.61
MCBN    Mid-Coast Bncp-ME                    19.500       4.49    10.0    90.2      90.2        7.8     2.67
MIVI    MissViewHoldCo-MN                    14.625      11.97    17.4    94.1      94.1       17.2     1.09
NSLB    NS&LBancorp-MO                       16.500      11.67    22.9   100.9     100.9       20.1     3.03
RELI    RelianceBncshrs-WI                    8.250      20.86    29.5    92.8      92.8       44.6        -
SSB     ScotlandBancorp-NC                   16.250      29.90    23.9   118.3     118.3       43.4     1.85

                            TBA - To be announced.

FERGUSON & COMPANY    Table III.3 - Pro Forma Comparisons           Section III.
------------------                                                  -----------
                              Lexington First FSB

As of June 20, 1997

Ticker  Name                              Assets      Eq/A   TEq/A    EPS     ROAA    ROAE
                                          ($000)      (%)     (%)     ($)     (%)     (%)
        Lexington First Federal
        -----------------------
        Before Conversion                    25,942    15.1    15.1    N/A     1.07    7.28
        Pro Forma Supermax                   28,897    23.8    23.8    0.66    1.29    5.52
        Pro Forma Maximum                    28,466    22.7    22.7    0.73    1.26    5.67
        Pro Forma Midpoint                   28,091    21.6    21.6    0.81    1.23    5.82
        Pro Forma Minimum                    27,716    20.6    20.6    0.92    1.21    5.99

        Comparative Group
        -----------------
        Averages                             55,037    23.3    23.2    0.83    1.02    4.40
        Medians                              54,940    21.8    21.8    0.70    0.90    4.55

        Tennessee Public Thrifts
        ------------------------
        Averages                            104,488    12.9    12.9    1.00    0.79    6.08
        Medians                             104,488    12.9    12.9    1.00    0.79    6.08

        Southeast Region Thrifts
        ------------------------
        Averages                            609,421    12.2    11.9    1.34    1.08    9.01
        Medians                             352,376    11.0    10.8    1.27    0.97    8.71

        All Public Thrifts
        ------------------
        Averages                          1,448,618    10.6    10.3    1.50    0.98    9.83
        Medians                             404,982     9.2     8.9    1.28    0.92    9.03

        Comparative Group
        -----------------
CKFB    CKFBancorp-KY                        60,197    23.7    23.7    0.84    1.29    5.05
CRZY    CrazyWomanCreek-WY                   52,042    27.8    27.8    0.68    1.25    4.20
CSBF    CSBFinancialGrp-IL                   47,996    25.1    24.0    0.24    0.65    2.39
HBBI    HomeBldngBncrp-IN                    46,804    12.1    12.1    1.32    0.50    3.77
HZFS    HorizonFinSvcs-IA                    78,368    10.5    10.5    1.40    0.60    5.41
JOAC    JoachimBancorp-MO                    35,656    29.0    29.0    0.28    0.78    2.68
LONF    LondonFinCorp-OH                     37,937    19.9    19.9    0.68    1.08    5.10
MCBN    Mid-Coast Bncp-ME                    57,838     8.6     8.6    1.96    0.64    7.05
MIVI    MissViewHoldCo-MN                    69,755    18.3    18.3    0.84    1.01    5.54
NSLB    NS&LBancorp-MO                       58,089    19.9    19.9    0.72    0.74    3.45
RELI    RelianceBncshrs-WI                   46,836    48.0    48.0    0.28    1.88    3.30
SSB     ScotlandBancorp-NC                   68,924    36.7    36.7    0.68    1.77    4.89

                                        Note:  Stock prices are closing prices or last trade.  Pro forma calculations for Lexington First Fed. are based on sales at $10 a share with a midpoint at full value of $4,300,000, minimum of $3,655,000, and maximum of $4,945,000.

                                  SECTION IV

                             CORRELATION OF MARKET

                                     VALUE

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


                        IV. CORRELATION OF MARKET VALUE

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

         Certain factors must be considered to determine whether adjustments are required in correlating Lexington First Federal's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest.

         This section addresses the aforementioned factors and the estimated pro forma market value of the to-be-issued common shares and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

Financial Aspects

         Section III includes a discussion regarding a comparison of Lexington First Federal's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table III.3 presents certain key indicators on a pro forma basis after conversion.

         As shown in Table III.2, from an earnings viewpoint, Lexington First Federal is below its comparative group in net income, net interest income, loss provisions, and noninterest income as a percentage of average assets. Lexington First Federal is ahead of its comparative group in operating expense, efficiency ratio, and core income as a percentage of average assets. Lexington First Federal's core income is based on appraisal earnings which factors out unusual or nonrecurring items and the comparative group's core income is computed on the same basis, to the extent that the information is known. Lexington First Federal's net interest income as a percent of assets is 3.57% versus 3.80% for the comparatives. The difference is attributable to the relative capital levels (i.e., Lexington First Federal has less in capital), which results in a difference in the earning assets to costing liabilities ratio (116.24% for Lexington First Federal versus 133.34% for the comparative group).

         Lexington First Federal's loan loss provisions are above its comparative group, with loss provisions of .11% of assets versus .06% of assets for the comparative group. Lexington First Federal's other operating income is
 .11% of average assets, versus .21% for the comparative group.

         Lexington First Federal's operating expense ratio, at 1.92% of average assets, is well below that of the comparative group, which is 2.35%. Lexington First Federal's operating expense minus noninterest income is 1.81% versus 2.14% for the comparative group.

         After Lexington First Federal completes its stock conversion, its core income as a percentage of average assets will increase. Table III.3 projects that Lexington First Federal's return on assets will be 1.23% at the midpoint, versus a mean of 1.02% and median of .90% for the comparative group.

         Lexington First Federal's pro forma equity to assets ratio at the midpoint is 21.6%, versus a mean of 23.3% and median of 21.8% for the comparative group, also making it difficult for the Bank to achieve a reasonable return on equity. Lexington First Federal's pro forma return on equity is 5.82% at the midpoint versus a mean of 4.40% and median of 4.55% for the comparative group. Return on equity for the comparative group and pro forma return on equity for Lexington First Federal is low because of the inordinately high capital level of the group.

         Lexington First Federal's recorded earnings have been adjusted for appraisal purposes. The Bank recorded severance expenses and the SAIF resolution assessment.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


                  Table IV.1 - Appraisal Earnings Adjustments

Net income, year ended March 31, 1997                             $184,000
Plus SAIF assessment                                               128,000
Plus severance paid to retiring officer                             20,000
Less applicable taxes on above adjustments at 36.0%                -53,000
                                                            ---------------
Appraisal earnings, year ended March 31, 1997                     $279,000
                                                            ===============

         Lexington First Federal's asset composition is slightly more passive than the comparative group. Lexington First Federal has a slightly lower ratio of loans to assets, slightly higher ratio of investments and mortgage-backed securities to assets, higher ratio of deposits to assets, lower ratio of borrowings to assets, and lower ratio of equity to assets. From the risk factor viewpoint, Lexington First Federal is inferior to the comparative group. Lexington First Federal and the comparative group have similar levels of non performing assets. Lexington First Federal's loan loss allowance is .86% of net loans, comparing favorably with the comparative group, which is 0.60%. Its ratio of interest earning assets to interest bearing liabilities (116.24%) is well below the comparative group (133.34%). Lexington First Federal's ratio will continue to be below the comparative group after conversion. From an interest rate risk factor, Lexington First Federal probably has more exposure than the comparative group.

         We believe that no adjustment is necessary relative to financial
                         -------------
aspects of Lexington First Federal.

Market Area

         Section II describes Lexington First Federal's market area.

         We believe that an upward adjustment is required for Lexington First
                            -----------------
Federal's market area.

Management

         The President, who functions as CEO, joined Lexington First Federal in early 1997. He had 30 years of commercial banking experience prior to joining Lexington First Federal. He has served as CEO of three commercial banks and served as a bank examiner for 10 years.

         We believe that no adjustment is required for Lexington First Federal's
                         -------------
management.

Dividends

         Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on price of 1.84% and a median of 1.75%, while all public thrifts are paying a mean of 1.98% and median of 1.98%. Lexington First Federal has not yet determined what its dividend policy will be. However, based on its history of paying dividends since the first step of the mutual holding conversion, we assume that the Bank will pay a market rate dividend.

         We believe that no adjustment is required relative to Lexington First
                         -------------
Federal's intention to pay dividends.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


Liquidity

         The first step of the holding company conversion was completed in 1992, with a limitation of 35 on the number of stockholders. With the small number of stockholders and shares outstanding, no market for the common stock currently exists. Although the Holding Company expects its shares to be quoted through the OTC Electronic Bulletin Board, there can be no assurance that a liquid trading market will develop.

         A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence, in the market place, of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

         The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $4.49 million to $29.90 million, with a mean value of $12.96 million. The midpoint of Lexington First Federal's valuation range is $4.3 million at $10 a share, or 430,000 shares.

         We believe a slight downward adjustment is required relative to the
                             -------------------
liquidity of Lexington First Federal's stock.

Thrift Equity Market Conditions


         The SNL Thrift Index is summarized in Figure IV.1. As the table demonstrates, the Thrift Index has performed well since the end of 1990. The Index has grown as follows: Year ended December 31, 1991--increased 49.0% from
96.6 to 143.9; Year ended December 31, 1992--increased 39.7% to 201.1; Year ended December 31, 1993--increased 25.6% to 252.5; Year ended December 31, 1994--decreased 3.1% to 244.7; Year ended December 31, 1995--increased 53.9% to 376.5; Year ended December 31, 1996--increased 28.4% to 483.6; and Period ended June 20, 1997--increased 29.4% to 625.9. It is market value weighted with a base value of 100 as of March 31, 1984.

         As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering from December 31, 1990 through June 20, 1997, the market, as depicted by the index, has experienced fluctuations recently. It dipped in the latter part of 1994, but recovered during the first quarter of 1995. During 1995, the Index continued a more robust increase and moved from 244.7 at year end 1994 to
376.5 by December 31, 1995, an increase of 53.9%. However, the Index was flat for the first six months of 1996, experiencing a decline during the June 30, 1996 quarter, but it has picked up since June 30, 1996.

TENNESSEE ACQUISITIONS

         Table IV.2 provides information relative to acquisitions of financial institutions in Tennessee between January 1, 1996 and May 30, 1997. There were 3 thrift acquisitions and 6 bank acquisitions announced during that time frame. Currently, there is 1 publicly held thrift in the State of Tennessee. There are 60 publicly held thrifts in the Southeast region of the country. Bank acquisitions in Tennessee since January 1, 1996, have averaged 193.7% of tangible book value and 22.5 times earnings. The median price has been 174.4% of tangible book value and 21.5 times earnings. Thrifts generally sell at lower price/book multiples than do banks. Thrifts in Tennessee during that period have averaged 200.4% of tangible book value and 18.0 times earnings. The relationship between bank and thrift acquisitions was skewed during the period because of the small number of acquisitions and the fact that one thrift acquisition, Leader Financial, was much larger is size than the other eight acquisitions combined.

EFFECT OF INTEREST RATES ON THRIFT STOCK

         The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve, in its resolve to curb inflation, has increased rates in the past, but has more

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


recently relented to vagaries of the economy and passed several opportunities to increase rates, until March 25, 1997, when the Federal Open Market Committee ("FOMC") increased the discount rate 25 basis points. In some minds, this was an attempt to head off inflation. According to the FOMC, "This action was taken in light of persisting strength in demand, which is progressively increasing the risk of inflationary imbalances developing in the economy that would eventually undermine the long expansion."/1/ This increase was clearly telegraphed by Chairman Greenspan, who voiced concern about the levels of the equity markets. Following the March 25 increase, unemployment rates were announced at the 5.2% level, down from the 5.5% level at the beginning of 1996 and significantly down from the 6.7% level at the beginning of 1994./2/ The good news about unemployment gave way to speculation that the March 25 increase was just the first of at least two or three increases, and the speculation was given some credence at that time by rises in the Employment Cost Index, increases in Unit Labor Cost and an upward trend in the price of crude oil. By April 1, 1997, following the rate increase, the equities markets had lost all of the gains registered since the first of the year. By the end of April 1997, the market had begun a rebound and has trended upward since then. There have been specific days of price adjustment, but the overall trend it up. During this last market rally, the market has adjusted for rate increases that have not materialized, and has overcome good economic news that caused inflation to be discussed once again. However, the current economic news has produced no indications that inflation is a problem, and the Federal Reserve has been curiously silent on the subject of rates. Perhaps the lack of bad economic news, a growing economy, no inflation indicated, and Fed rhetoric articulates the possibility that interest rates will not be increased at the next opportunity, allowing the markets to continue their upward trend toward new record highs.

         The thrift equities market is following the market in general. However, the thrift equities market can continue to be influenced by the speculation that there will eventually be a buyout, and the fact that thrift IPO stock can be purchased at significant discounts from book value. These two facts could keep the thrift equities market from falling as much as the other general markets. However, if the merger and acquisition levels drop, if there were another sharp and sustained rise in the interest rates, or if other equity markets have protracted adjustments, the market in thrift equities would also adjust.

         What is likely to happen in the short to intermediate term is that rates will float around current levels and trend upward. The yield curve will continue to be of normal configuration. Most economists feel that a rise of three quarters of one percent on the short side and less on the long side could severely dampen the economy. However, the March increase in rates has not produced any slowing of the economy or general equity market performance. Currently, we are in the second longest post-war expansion on record. The last decision to raise rates had an immediate and significant impact upon the stock market, but within a short period of time, the market regained its losses and then continued to set new records. The Fed, by taking no action on the rising value of the dollar against other currencies, is probably slowing the economy furtively, without raising rates. The Federal Reserve Bank is allowing the U. S. Dollar to remain strong against the Yen and European currencies. Although not as effective as a rate increase, a continuing strong dollar will have a natural economic "braking effect" on the U.S. economy. Goods and services produced by countries with weaker currencies would become cheaper on the global economy and more competitive to U.S. produced goods. The net result would be a market induced slowing of the economy--until the U.S. Dollar loses its strength and values of currencies are adjusted.

         Thrift net interest margins will narrow if the cost of funds starts to rise more quickly than currently anticipated. Since 1993, thrifts have enjoyed profitability without having to stray from their traditional lending roles and without developing new loan products. Access to mortgage-backed securities and derivatives has made it possible for many to be profitable without making loans in significant volumes. With


--------
/1/ US Financial Data, published by the Research Division of the Federal Reserve
    Bank of St. Louis, MO.
/2/ National Economic Trends,  The Federal Reserve Bank of St. Louis, MO.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


reduced deposit insurance premiums, perhaps they will be more willing to compete for customer deposits. However, even with portfolios replete with adjustable rate loans and adjustable mortgage-backed securities, there is a fear that a quickly rising rate environment can cause the cost of funds to rise faster than the adjustable assets can accommodate, and accordingly, spreads would narrow. If rates rise in a slow and orderly manner, then the negative impact on spreads will be less and the adjustable rate assets will have time to rise and protect rate spreads.

         As clearly illustrated, the SNL Thrift Index has performed well over the last six years. It moved in tandem with all interest sensitive stocks and reflected the weakness in the market as investors began to consider the importance of increases in rates and their impact on the net interest margins of thrifts. The clear implication is that rising interest rates will have a negative impact on earnings.

         Figure IV.2 graphically displays the rate environment since
November 18, 1996. At that time, the yield curve was relatively flat, with only a 125 basis point ("BP") difference between the federal funds rate and the 30 year treasury at November 18, 1996. Since that time, the yield curve has changed very little with a 108 BP spread between the federal funds rate and the 30 year treasury rate at June 20, 1997.

         At November 18, 1996, the spread between the 1 year T-Bill and the 5 year T-Note was 57 BP, and the spread between the 5 year T-Note and the 30 year bond was 50 BP. On June 20, 1997, the spreads were 77 and 41 BP, respectively.

         From November 18, 1996 to June 20, 1997, the Fed Funds rate increased 41 BP and the Prime Rate increased 25 BP.

         Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult and the latter is unlikely.

         Lexington First Federal, with its interest rate risk position combined with its equity position (even on a pro forma basis), is more vulnerable to rising rates than most.

         During 1993, conversion stocks often experienced first day 30% or more increases in value. As Table IV.3 shows, recent price appreciation has approached the 1993 levels. Table IV.3 provides information on 15 conversions completed since November 30, 1996. The average change in price since conversion is a gain of 48.0% and the median change is a gain of 42.5%. Within that group, all have increased in value with a range of a low of 29.4% to a high of 100.0%. The average increase in value at one day, one week, and one month after conversion has been 31.5%, 34.3%, and 39.5%, respectively. The median increase in value at one day, one week, and one month after conversion has been 29.7%, 32.0%, and 37.5%, respectively.

         Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is sufficient information to review the price to book ratio. The average price-to-book ratio, as of June 20, 1997, is 103.8% and the median is 99.6%. That compares to the offering price to pro forma book, where the average was 71.7% and the median was 72.0%.

         Table IV.4 provides information on the 9 pink sheet conversions completed since May 31, 1996. Within that group, all have increased in value with a range of a low of 22.5% to a high of 65.0%. The average increase in value at one day, one week, and one month after conversion has been 16.6%, 19.0%, and 19.8%, respectively. The median increase in value at one day, one week, and one month after conversion has been 15.0%, 22.5%, and 17.5%, respectively.

         We believe a downward adjustment is required for the new issue
                      -------------------
discount.

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


Adjustments Conclusion

                               Adjustments Summary

-------------------------------------------------------------------------------
                                          No Change      Upward      Down
Financial Aspects                             X
Market Area                                                 X
Management                                    X
Dividends                                     X
Liquidity                                                              X
Thrift Equity Market Conditions                                        X
-------------------------------------------------------------------------------

Valuation Approach

         Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

         Table III.3 presents Lexington First Federal's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Lexington First Federal's net earnings for the twelve months ended March 31, 1997, were approximately $184,000, with adjustments of $95,000 required to determine appraisal earnings of $279,000.

         The comparative group traded at an average of 25.2 times earnings at June 20, 1997, and at 101.4% of book value. The comparative group traded at a median of 22.4 times earnings and a median of 100.2% of book value. At the midpoint of the valuation range, Lexington First Federal is priced at 12.3 times earnings and 70.8% of book value. At the maximum end of the range, Lexington First Federal is priced at 13.7 times earnings and 76.7% of book value. At the supermaximum, Lexington First Federal is priced at 15.2 times earnings and 82.7% of book value.

         The midpoint valuation of $4,300,000 represents a discount of 30.2% from the average and a discount of 29.3% from the median of the comparative group on a price/book basis. The price/earnings ratio for Lexington First Federal at the midpoint represents a discount of 51.2% from the comparative group's mean and a discount of 45.1% from the median price/earnings ratio.

         The maximum valuation of $4,945,000 represents a discount of 24.4% from the average and 23.5% from the median of the comparative group on a price/book basis. The price/earnings ratio for Lexington First Federal at the maximum represents a discount of 45.6% from the average and a discount of 38.8% from the median of the comparative group.

         As shown in Table IV.3, conversions closing since November 30, 1996, have closed at an average price to book ratio of 71.7% and median of 72.0%. Lexington First Federal's pro forma price to book ratio is 70.8% at the midpoint, 76.7% at the maximum, and 82.7% at the supermaximum of the range. At the midpoint, Lexington First Federal is 1.3% below the average and 1.7% below the median. At the maximum of the range, Lexington First Federal is 7.0% above the average and 6.5% above the median. At the

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


supermaximum of the range, Lexington First Federal's pro forma price to book ratio is 15.3% above the average and 14.9% above the median.

         As shown in Table IV.4, pink sheet conversions closing since May 31, 1996, have closed at an average price to book ratio of 67.4% and median of 68.8%. Lexington First Federal's pro forma price to book ratio is 70.8% at the midpoint, 76.7% at the maximum, and 82.7% at the supermaximum of the range. At the midpoint, Lexington First Federal is 5.0% above the average and 2.9% above the median. At the maximum of the range, Lexington First Federal is 13.8% above the average and 11.5% above the median. At the supermaximum of the range, Lexington First Federal's pro forma price to book ratio is 22.7% above the average and 20.2% above the median.

Conversion to Bank and Comparison to Banks

         Part of Lexington First Federal's plan is the conversion to a national bank charter. We have conducted some analysis work on other thrifts that converted to stock and to national bank charters at the time of stock conversion. They include Community of Olney, Illinois, Heartland of Herrin, Illinois, and IFB ("Investors") of Chillicothe, Missouri (see Exhibit IX).

         At the time of conversion, Community had already made much progress in converting its balance sheet structure to a bank. Its loan portfolio was only 47% real estate, with the balance in consumer, agricultural, and commercial non-real estate loans. It apparently was having difficulty meeting the qualified thrift lender test. Heartland looked much more like a traditional thrift, with 96% of its loans in real estate loans. IFB also looked more like a traditional thrift, with 87.6% of its loans in real estate. Since conversion, however, Heartland's stock has performed much better than Community. IFB is doing well; however, it completed its conversion six months ago, while Community completed its conversion two years ago. Part of the performance differences relates to acquisition interest.

         Lexington First Federal's loan portfolio is 97.8% real estate. Its assets are those of a traditional thrift. We developed the valuation for Lexington First Federal as a thrift, and we believe that its pricing ratios should be commensurate with other thrifts, based on an analysis of the institution.

         Table IV.6 provides a comparison of Lexington First Federal's pricing ratios to those of other charter flips (Community, Heartland, and IFB) on both current pricing ratios and conversion pricing ratios, all pink sheet banks, Southeast Region pink sheet banks, and Tennessee pink sheet banks. Lexington First Federal's price to earnings ratio compares well with four of the five groups of banks. Its price to book ratio compares well with the conversion pricing of the other charter flips.


Valuation Conclusion

         We believe that as of June 20, 1997, the estimated pro forma market value of Lexington First Federal was $4,300,000. The resulting valuation range was $3,655,000 at the minimum to $4,945,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $5,686,750, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in Exhibit VII.

         Based on the midpoint value, the approximate 60.54% (135,000 divided by 222,993) ownership interest being sold in the current offering amounts to $2,603,220, which will provide for the sale of 260,322 shares at $10.00 per share. The remaining 169,678 shares (39.46%) will be exchanged for stock currently outstanding. This would preserve the ownership percentage in Lexington First Federal represented by Public shares. The exchange ratio would be 1.928 at the midpoint (see Table IV.7).

FERGUSON & COMPANY    Table IV.2 - Tennessee Acquisitions            Section IV.
------------------                                                   -----------
                       (Announced Since January 1, 1996)

                                                         Bank/
Buyer                                 City           ST  Thrift   Seller                                           City          ST
-----                                 ----           --  ------   ------                                           ----          --

Southeast Bancorp Inc.                Corbin         KY  Bank     First Bank of East Tennessee                     La Follette   TN
Union Planters Corporation            Memphis        TN  Bank     Citizens of Hardeman County Financial Services   Whiteville    TN
First American Corporation            Nashville      TN  Bank     Hartsville Bancshares                            Hartsville    TN
Union Planters Corporation            Memphis        TN  Bank     SBT Bancshares, Inc.                             Selmer        TN
First Commercial Corporation          Little Rock    AR  Bank     W.B.T. Holding Company                           Memphis       TN
Chester County Bancshares, Inc.       Henderson      TN  Bank     Southwest Tennessee Bancshares                   Adamsville    TN
Union Planters Corporation            Memphis        TN  Bank     Leader Financial Corp.                           Memphis       TN
Union Planters Corporation            Memphis        TN  Bank     Franklin Financial Group, Inc.                   Morristown    TN
Peoples First Corporation             Paducah        KY  Bank     Guaranty Federal Savings Bank                    Clarksville   TN

                                                                  Maximum--combined
                                                                  Minimum--combined
                                                                  Average--combined
                                                                  Median--combined
                                                                  Average--banks
                                                                  Median--banks
                                                                  Average--thrifts
                                                                  Median--thrifts


FERGUSON & COMPANY       Table IV.2 - Tennessee Acquisitions        Section IV.
------------------        (Announced Since January 1, 1996)         -----------


                                                               Buyer      Seller                                     Ann'd   Ann'd
                                                               Total       Total                       Completed/     Deal    Deal
                                                  Bank/       Assets      Assets    Announce           Terminated    Value   Pr/Bk
Seller                                           Thrift       ($000)      ($000)        Date Status          Date     ($M)     (%)
------                                           ------       ------      ------        ---- ------          ----    -----   -----
First Bank of East Tennessee                     Bank        216,301      82,065      2/4/97 Pending           NA    18.80   161.6
Citizens of Hardeman County Financial Services   Bank     11,499,785      57,751    12/13/96 Pending           NA       NA      NA
Hartsville Bancshares                            Bank      9,873,845      91,447    10/11/96 Completed     1/1/97    12.00   209.7
SBT Bancshares, Inc.                             Bank     11,367,625      97,432     10/9/96 Pending           NA    21.70   174.4
W.B.T. Holding Company                           Bank      5,221,391     274,150     10/4/96 Completed    2/13/97    45.00      NA
Southwest Tennessee Bancshares                   Bank         33,653      32,414      4/5/96 Pending           NA     2.80      NA
Leader Financial Corp.                           Thrift   11,277,116   3,098,577      3/8/96 Completed    10/1/96   504.70   192.5
Franklin Financial Group, Inc.                   Thrift   11,277,116     135,822      3/6/96 Completed    10/1/96    20.80   152.5
Guaranty Federal Savings Bank                    Thrift    1,269,003      54,875     2/20/96 Completed    8/30/96     6.60   219.7

Maximum--combined                                         11,499,785   3,098,577                                    504.70   219.7
Minimum--combined                                             33,653      32,414                                      2.80   152.5
Average--combined                                          6,892,871     436,059                                     79.05   185.1
Median--combined                                           9,873,845      91,447                                     19.80   183.5
Average--banks                                             6,368,767     105,877                                     20.06   181.9
Median--banks                                              7,547,618      86,756                                     18.80   174.4
Average--thrifts                                           7,941,078   1,096,425                                    177.37   188.2
Median--thrifts                                           11,277,116     135,822                                     20.80   192.5

FERGUSON & COMPANY        Table IV.2 - Tennessee Acquisitions        Section IV.
------------------                                                   -----------
                          (Announced Since January 1, 1996)

                                                               Ann'd      Ann'd       Final     Final      Final     Final
                                                            Deal Pr/   Deal Pr/        Deal      Deal   Deal Pr/  Deal Pr/
                                                               Tg Bk      4-Qtr       Value     Pr/Bk      Tg Bk     4-Qtr
Seller                                                           (%)    EPS (x)        ($M)       (%)        (%)   EPS (x)
------                                                     ---------  ---------    --------  --------  ---------  --------
First Bank of East Tennessee                                   161.6       29.8          NA        NA         NA        NA
Citizens of Hardeman County Financial Services                    NA         NA          NA        NA         NA        NA
Hartsville Bancshares                                          245.2       21.5       12.40     216.2      252.7      22.2
SBT Bancshares, Inc.                                           174.4       16.2          NA        NA         NA        NA
W.B.T. Holding Company                                            NA         NA       52.80        NA         NA        NA
Southwest Tennessee Bancshares                                    NA         NA          NA        NA         NA        NA
Leader Financial Corp.                                         192.5       13.1      571.10     202.2      202.2      12.4
Franklin Financial Group, Inc.                                 188.9       23.3       23.60     196.1         NA        NA
Guaranty Federal Savings Bank                                  219.7       17.6        6.50     204.1      204.1      13.2

Maximum--combined                                              245.2       29.8      571.10     216.2      252.7      22.2
Minimum--combined                                              161.6       13.1        6.50     196.1      202.2      12.4
Average--combined                                              203.9       21.6      206.25     206.9      227.9      17.5
Median--combined                                               190.7       19.5       23.60     203.1      204.1      13.2
Average--banks                                                 193.7       22.5       32.60     216.2      252.7      22.2
Median--banks                                                  174.4       21.5       32.60     216.2      252.7      22.2
Average--thrifts                                               200.4       18.0      200.40     200.8      203.1      12.8
Median--thrifts                                                192.5       17.6       23.60     202.2      203.1      12.8

FERGUSON & COMPANY       Table IV.3 - Recent Conversions             Section IV.
------------------     (Completed since November 30, 1996)           -----------

                                                                          Conversion          Gross          Offering
                                                                              Assets       Proceeds             Price
Ticker     Short Name                          State       IPO Date           ($000)         ($000)               ($)
HCBB       HCB Bancshares Inc.                   AR        05/07/97          171,241         26,450            10.000
PSFC       Peoples-Sidney Financial Corp.        OH        04/28/97           86,882         17,854            10.000
NSBC       NewSouth Bancorp, Inc.                NC        04/08/97          194,139         43,643            15.000
HMLK       Hemlock Federal Financial Corp        IL        04/02/97          146,595         20,763            10.000
GSLA       GS Financial Corp.                    LA        04/01/97           86,521         34,385            10.000
MRKF       Market Financial Corporation          OH        03/27/97           45,547         13,357            10.000
EFBC       Empire Federal Bancorp Inc.           MT        01/27/97           86,810         25,921            10.000
FAB        FirstFed America Bancorp Inc.         MA        01/15/97          723,778         87,126            10.000
RSLN       Roslyn Bancorp Inc.                   NY        01/13/97        1,596,744        423,714            10.000
AFBC       Advance Financial Bancorp             WV        01/02/97           91,852         10,845            10.000
HCFC       Home City Financial Corp.             OH        12/30/96           55,728          9,522            10.000
CENB       Century Bancorp Inc.                  NC        12/23/96           81,304         20,367            50.000
SCBS       Southern Community Bancshares         AL        12/23/96           64,381         11,374            10.000
BFFC       Big Foot Financial Corp.              IL        12/20/96          194,624         25,128            10.000
RIVR       River Valley Bancorp                  IN        12/20/96           86,604         11,903            10.000

Maximum                                                                    1,596,744        423,714            50.000
Minimum                                                                       45,547          9,522            10.000
Average                                                                      247,517         52,157            13.000
Median                                                                        86,882         20,763            10.000

FERGUSON & COMPANY      Table IV.3 - Recent Conversions             Section IV.
------------------                                                  -----------
                      (Completed since November 30, 1996)


                      Conversion Pricing Ratios
          -------------------------------------------------------------
               Price/             Price/          Price/         Price/          Current           Current             Current
            Pro-Forma           Pro-Forma       Pro-Forma       Adjusted           Stock            Price/         Price/ Tang
           Book Value          Tang. Book       Earnings         Assets            Price        Book Value          Book Value
Ticker            (%)                 (%)            (x)            (%)              ($)               (%)                 (%)
HCBB            72.0                72.0            29.0           13.4           12.938                NA                  NA
PSFC            71.2                71.2            11.5           17.0           13.625                NA                  NA
NSBC            78.7                78.7            22.1           18.4           24.500                NA                  NA
HMLK            71.6                71.6            37.5           12.4           13.250                NA                  NA
GSLA            63.8                63.8            38.7           28.4           15.250                NA                  NA
MRKF            71.1                71.1            26.2           22.7           13.000              89.1                89.1
EFBC            68.1                68.1            21.5           23.0           13.500              88.0                88.0
FAB             72.0                72.0            13.6           10.7           17.000             121.2               121.2
RSLN            72.0                72.0             9.3           21.0           20.000             142.1               142.8
AFBC            71.1                71.1            16.8           10.6           14.250              96.6                96.6
HCFC            71.2                71.2            13.7           14.6           14.000              87.2                87.2
CENB            72.1                72.1            18.9           20.0           69.250              94.3                94.3
SCBS            74.4                74.4            14.5           15.0           14.250             105.2               105.2
BFFC            72.7                72.7            33.1           11.4           16.000             111.5               111.5
RIVR            73.0                73.0            15.2           12.1           14.750             102.6               104.2

Maximum         78.7                78.7            38.7           28.4           69.250             142.1               142.8
Minimum         63.8                63.8             9.3           10.6           12.938              87.2                87.2
Average         71.7                71.7            21.4           16.7           19.038             103.8               104.0
Median          72.0                72.0            18.9           15.0           14.250              99.6               100.4

FERGUSON & COMPANY      Table IV.3 - Recent Conversions              Section IV.
------------------                                                   -----------
                      (Completed since November 30, 1996)


                                                                                    Post Conversion Increase (Decrease)
               Price One         Price One           Price One        -------------------------------------------------------------
               Day After        Week After         Month After                One             One             One              To
              Conversion        Conversion          Conversion                Day            Week           Month            Date
Ticker               ($)               ($)                 ($)                (%)             (%)             (%)             (%)
HCBB             12.625            12.750              12.875                26.3            27.5            28.8            29.4
PSFC             12.563            12.875              13.250                25.6            28.8            32.5            36.3
NSBC             20.250            22.000              23.875                35.0            46.7            59.2            63.3
HMLK             12.875            12.875              13.000                28.8            28.8            30.0            32.5
GSLA             13.375            13.750              14.000                33.8            37.5            40.0            52.5
MRKF             12.938            12.250              12.625                29.4            22.5            26.3            30.0
EFBC             13.250            13.500              13.750                32.5            35.0            37.5            35.0
FAB              13.625            14.125              14.875                36.3            41.3            48.8            70.0
RSLN             15.000            15.938              16.000                50.0            59.4            60.0           100.0
AFBC             12.875            12.938              14.000                28.8            29.4            40.0            42.5
HCFC                 NA            12.500              13.500                  NA            25.0            35.0            40.0
CENB             62.625            66.000              65.125                25.3            32.0            30.3            38.5
SCBS             13.000            13.750              13.500                30.0            37.5            35.0            42.5
BFFC             12.313            12.500              13.875                23.1            25.0            38.8            60.0
RIVR             13.688            13.875              15.000                36.9            38.8            50.0            47.5

Maximum          62.625            66.000              65.125                50.0            59.4            60.0           100.0
Minimum          12.313            12.250              12.625                23.1            22.5            26.3            29.4
Average          17.214            17.442              17.950                31.5            34.3            39.5            48.0
Median           13.125            13.500              13.875                29.7            32.0            37.5            42.5


FERGUSON & COMPANY     Table IV.4 - Recent Pink Sheet Conversions    Section IV.
------------------                                                   -----------
                        (Completed since May 31, 1996)


                                                                           Conversion
                                                                               Assets   IPO Proceeds     IPO Price
Ticker      Short Name                             State     IPO Date          ($000)         ($000)           ($)
SFBK        SFB Bancorp Inc.                       TN        05/30/97         46,579          7,670         10.000
RFFC        Rocky Ford Financial Inc.              CO        05/22/97         20,388          4,232         10.000
VBAS        Vermilion Bancorp Inc.                 IL        03/26/97         35,459          3,968         10.000
IFBH        IFB Holdings Inc.                      MO        12/30/96         52,587          5,925         10.000
FALN        First Allen Parish Bncp Inc.           LA        09/30/96         29,605          2,645         10.000
MDWB        Midwest Savings Bank                   IL        09/23/96         36,354          1,918         10.000
LNXC        Lenox Bancorp Incorporated             OH        07/18/96         43,149          4,256         10.000
ALGC        Algiers Bancorp Incorporated           LA        07/09/96         42,450          6,480         10.000
FFFB        First Federal Finl Bncp Inc.           OH        06/04/96         51,296          6,718         10.000

Maximum                                                                       52,587          7,670         10.000
Minimum                                                                       20,388          1,918         10.000
Average                                                                       39,763          4,868         10.000
Median                                                                        42,450          4,256         10.000

FERGUSON & COMPANY    Table IV.4 - Recent Pink Sheet Conversions     Section IV.
------------------                                                   -----------
                            (Completed since May 31, 1996)

                          Conversion Pricing Ratios
            ----------------------------------------------------
                 Price/       Price/       Price/       Price/          Current      Current       Current      Current
              Pro-Forma    Pro-Forma    Pro-Forma     Adjusted            Stock      Price/   Price/ Tang       Price/
             Book Value   Tang. Book     Earnings       Assets            Price  Book Value    Book Value     Earnings
Ticker              (%)          (%)          (x)          (%)              ($)         (%)           (%)          (x)

SFBK               69.6         69.6         17.7         14.1           14.000          NA            NA           NA
RFFC               68.8         68.8         17.7         17.2           13.500          NA            NA           NA
VBAS               71.4         71.4           NA         10.1           12.250        78.1          78.1           NA
IFBH               73.1         73.1         14.3         10.1           12.500        86.9          86.9         13.0
FALN               65.5         65.5          8.8          8.2           16.500       101.0         101.0         14.7
MDWB               65.1         65.1           NA          5.0           14.500        96.0          96.0         12.5
LNXC               59.6         59.6         40.9          9.0           14.875        87.6          87.6         20.7
ALGC               69.0         69.0         18.8         13.2           13.000        86.5          86.5         32.5
FFFB               64.5         64.5         13.2         11.6           13.500        84.7          84.7         24.1

Maximum            73.1         73.1         40.9         17.2           16.500       101.0         101.0         32.5
Minimum            59.6         59.6          8.8          5.0           12.250        78.1          78.1         12.5
Average            67.4         67.4         18.8         10.9           13.847        88.7          88.7         19.6
Median             68.8         68.8         17.7         10.1           13.500        86.9          86.9         17.7

FERGUSON & COMPANY     Table IV.4 - Recent Pink Sheet Conversions    Section IV.
------------------                                                   -----------
                             (Completed since May 31, 1996)

                                                                             Post Conversion Increase (Decrease)
            Price One         Price One           Price One    ---------------------------------------------------------------
            Day After        Week After         Month After                One             One             One             To
           Conversion        Conversion          Conversion                Day            Week           Month           Date
Ticker            ($)               ($)                 ($)                (%)             (%)             (%)            (%)

SFBK           13.813            13.750                  NA                38.1           37.5              NA           40.0
RFFC               NA            13.125              13.500                  NA           31.3            35.0           35.0
VBAS           12.375            12.250              12.125                23.8           22.5            21.3           22.5
IFBH           12.250            12.500              12.375                22.5           25.0            23.8           25.0
FALN           13.250            13.500              13.750                32.5           35.0            37.5           65.0
MDWB           10.250            11.000              11.125                 2.5           10.0            11.3           45.0
LNXC            9.875            10.000              11.375                (1.3)           --             13.8           48.8
ALGC           10.750            10.250              11.063                 7.5            2.5            10.6           30.0
FFFB           10.750            10.750              10.500                 7.5            7.5             5.0           35.0

Maximum        13.813            13.750              13.750                38.1           37.5            37.5           65.0
Minimum         9.875            10.000              10.500                (1.3)           --              5.0           22.5
Average        11.664            11.903              11.977                16.6           19.0            19.8           38.5
Median         11.500            12.250              11.750                15.0           22.5            17.5           35.0

FERGUSON & COMPANY                Table IV.5                        Section IV.
------------------                                                  -----------
                           Comparison of Pricing Ratios


                                                                             Group                          Percent Premium
                                                    Lexington             Compared to                      (Discount) Versus
                                                      First    ---------------------------------   ---------------------------------
                                                     Federal       Average           Median             Average           Median
                                                 ------------- ---------------  ----------------   ---------------- ----------------
Comparison of PE ratio at
  midpoint to:
----------------------------------------------
Comparative group                                         12.3            25.2              22.4             (51.2)           (45.1)
Tennessee thrifts                                         12.3            19.0              19.0             (35.3)           (35.3)
Southeast Region thrifts                                  12.3            17.1              16.7             (28.1)           (26.3)
All public thrifts                                        12.3            16.2              15.6             (24.1)           (21.2)
Recent conversions                                        12.3            21.4              18.9             (42.5)           (34.9)

Comparison of PE ratio at
  maximum to:
----------------------------------------------
Comparative group                                         13.7            25.2              22.4             (45.6)           (38.8)
Tennessee thrifts                                         13.7            19.0              19.0             (27.9)           (27.9)
Southeast Region thrifts                                  13.7            17.1              16.7             (19.9)           (18.0)
All public thrifts                                        13.7            16.2              15.6             (15.4)           (12.2)
Recent conversions                                        13.7            21.4              18.9             (36.0)           (27.5)

Comparison of PE ratio at
  supermaximum to:
----------------------------------------------
Comparative group                                         15.2            25.2              22.4             (39.7)           (32.1)
Tennessee thrifts                                         15.2            19.0              19.0             (20.0)           (20.0)
Southeast Region thrifts                                  15.2            17.1              16.7             (11.1)            (9.0)
All public thrifts                                        15.2            16.2              15.6              (6.2)            (2.6)
Recent conversions                                        15.2            21.4              18.9             (29.0)           (19.6)

Comparison of PB ratio at
  midpoint to:
----------------------------------------------
Comparative group                                         70.8           101.4             100.2             (30.2)           (29.3)
Tennessee thrifts                                         70.8           120.1             120.1             (41.0)           (41.0)
Southeast Region thrifts                                  70.8           145.3             140.0             (51.3)           (49.4)
All public thrifts                                        70.8           142.8             135.1             (50.4)           (47.6)
Recent conversions                                        70.8            71.7              72.0              (1.3)            (1.7)

Comparison of PB ratio at
  maximum to:
----------------------------------------------
Comparative group                                         76.7           101.4             100.2             (24.4)           (23.5)
Tennessee thrifts                                         76.7           120.1             120.1             (36.1)           (36.1)
Southeast Region thrifts                                  76.7           145.3             140.0             (47.2)           (45.2)
All public thrifts                                        76.7           142.8             135.1             (46.3)           (43.2)
Recent conversions                                        76.7            71.7              72.0               7.0              6.5

Comparison of PB ratio at
  supermaximum to:
----------------------------------------------
Comparative group                                         82.7           101.4             100.2             (18.4)           (17.5)
Tennessee thrifts                                         82.7           120.1             120.1             (31.1)           (31.1)
Southeast Region thrifts                                  82.7           145.3             140.0             (43.1)           (40.9)
All public thrifts                                        82.7           142.8             135.1             (42.1)           (38.8)
Recent conversions                                        82.7            71.7              72.0              15.3             14.9

FERGUSON & COMPANY                Table IV.6                         Section IV.
------------------                                                   -----------
                    Comparison of Pricing Ratios - Banking

                                           Lexington                 Group                     Percent Premium
                                             First                Compared to                 (Discount) Versus
                                                           ---------------------------   ---------------------------
                                            Federal           Average       Median          Average       Median
                                          -------------    ------------- -------------   ------------- -------------
Comparison of PE ratio at
  midpoint to:
------------------------------------
Other charter flips-Current                      12.3           24.6          20.7           (50.0)        (40.6)
Other charter flips-Conversion                   12.3           15.3          14.3           (19.6)        (14.0)
All pink sheet banks                             12.3           12.7          12.5            (3.1)         (1.6)
SE Region pink sheet banks                       12.3           12.7          11.9            (3.1)          3.4
Tennessee pink sheet banks                       12.3           11.1          11.1            10.8          10.8

Comparison of PE ratio at
  maximum to:
------------------------------------
Other charter flips-Current                      13.7           24.6          20.7           (44.3)        (33.8)
Other charter flips-Conversion                   13.7           15.3          14.3           (10.5)         (4.2)
All pink sheet banks                             13.7           12.7          12.5             7.9           9.6
SE Region pink sheet banks                       13.7           12.7          11.9             7.9          15.1
Tennessee pink sheet banks                       13.7           11.1          11.1            23.4          23.4

Comparison of PE ratio at
  supermaximum to:
------------------------------------
Other charter flips-Current                      15.2           24.6          20.7           (38.2)        (26.6)
Other charter flips-Conversion                   15.2           15.3          14.3            (0.7)          6.3
All pink sheet banks                             15.2           12.7          12.5            19.7          21.6
SE Region pink sheet banks                       15.2           12.7          11.9            19.7          27.7
Tennessee pink sheet banks                       15.2           11.1          11.1            36.9          36.9

Comparison of PB ratio at
  midpoint to:
------------------------------------
Other charter flips-Current                      70.8          100.7         101.9           (29.7)        (30.5)
Other charter flips-Conversion                   70.8           73.4          73.1            (3.5)         (3.1)
All pink sheet banks                             70.8          159.2         153.9           (55.5)        (54.0)
SE Region pink sheet banks                       70.8          153.5         151.1           (53.9)        (53.1)
Tennessee pink sheet banks                       70.8          125.3         125.3           (43.5)        (43.5)

Comparison of PB ratio at
  maximum to:
------------------------------------
Other charter flips-Current                      76.7          100.7         101.9           (23.8)        (24.7)
Other charter flips-Conversion                   76.7           73.4          73.1             4.5           4.9
All pink sheet banks                             76.7          159.2         153.9           (51.8)        (50.2)
SE Region pink sheet banks                       76.7          153.5         151.1           (50.0)        (49.2)
Tennessee pink sheet banks                       76.7          125.3         125.3           (38.8)        (38.8)

Comparison of PB ratio at
  supermaximum to:
------------------------------------
Other charter flips-Current                      82.7          100.7         101.9           (17.9)        (18.8)
Other charter flips-Conversion                   82.7           73.4          73.1            12.7          13.1
All pink sheet banks                             82.7          159.2         153.9           (48.1)        (46.3)
SE Region pink sheet banks                       82.7          153.5         151.1           (46.1)        (45.3)
Tennessee pink sheet banks                       82.7          125.3         125.3           (34.0)        (34.0)

FERGUSON & COMPANY                                                   Section IV.
------------------                                                   -----------


                         Table IV.7 - Exchange Ratios

                                   Minimum         Midpoint        Maximum       Supermaximum
                                 ------------    ------------    ------------   --------------
Full value                        $3,655,000      $4,300,000      $4,945,000      $5,686,750

Per share price                   $    10.00      $    10.00      $    10.00      $    10.00

Total shares                         365,500         430,000         494,500         568,675

Shares currently owned by
  Public shareholders                 87,993          87,993          87,993          87,993
Total shares outstanding             222,993         222,993         222,993         222,993

Percent owned by public                39.46%          39.46%          39.46%          39.46%

Percent to be sold in this
  offering                             60.54%          60.54%          60.54%          60.54%

Number of shares being sold          221,274         260,322         299,370         344,276

Number of shares being
  exchanged for existing shares      144,226         169,678         195,130         224,399

Exchange ratio                        1.6391          1.9283          2.2176          2.5502

FERGUSON & COMPANY            Figure IV.1 - SNL Index             Section IV.
------------------                                                -----------


                                        % CHANGE SINCE
                                -------------------------------
                          SNL   PREVIOUS
                  DATE  INDEX       DATE  12/31/95  12/31/96
                  ----  -----       ----  --------  --------
              12/31/90   96.6
              12/31/91  143.9      49.0%
              12/31/92  201.1      39.7%
              12/31/93  252.5      25.6%
              12/31/94  244.7      -3.1%
              12/31/95  376.5      53.9%
               3/31/96  382.1       1.5%      1.5%
               6/30/96  377.2      -1.3%      0.2%
               9/30/96  429.3      13.8%     14.0%
              12/31/96  483.6      12.6%     28.4%
               3/31/97  527.7       9.1%     40.2%      9.1%
               4/30/97  537.2       1.8%     42.7%     11.1%
               5/30/97  577.9       7.6%     53.5%     19.5%
               6/20/97  625.9       8.3%     66.2%     29.4%

                           [LINE GRAPH APPEARS HERE]

FERGUSON & COMPANY         Figure IV.2-Interest Rates                Section IV.
------------------                                                   -----------


    ---------------------------------------------------------------------------------------------
                                            1 Year         5 Year          10 Year        30 Year
                        Fed Fds (*)         T-bill         Treas.           Treas.         Treas.
    ---------------------------------------------------------------------------------------------
    11/18/96                  5.21            5.39           5.96            6.19            6.46
    11/29/96                  5.30            5.41           5.90            6.12            6.41
    12/13/96                  5.22            5.45           6.03            6.27            6.53
    12/20/96                  5.38            5.51           6.15            6.40            6.63
    12/31/96                  5.18            5.48           6.12            6.34            6.58
    1/17/97                   5.19            5.60           6.33            6.56            6.81
    1/31/97                   5.18            5.60           6.36            6.62            6.89
    2/14/97                   5.05            5.48           6.14            6.37            6.65
    2/27/97                   5.16            5.52           6.25            6.45            6.71
    3/14/97                   5.19            5.69           6.41            6.58            6.85
    3/31/97                   5.40            5.91           6.75            6.96            7.15
     4/4/97                   5.86            5.99           6.75            6.90            7.10
    4/18/97                   5.48            6.00           6.80            6.92            7.13
    4/30/97                   5.45            5.89           6.57            6.71            6.95
    5/16/97                   5.49            5.85           6.54            6.68            6.90
    5/30/97                   5.43            5.85           6.60            6.75            6.99
     6/6/97                   5.54            5.76           6.50            6.64            6.89
    6/20/97                   5.62            5.64           6.29            6.41            6.70
    ---------------------------------------------------------------------------------------------

 (*) Seven-day average for week ending two days earlier than date shown.

              Rates From November 18, 1996 Through June 20, 1997

                           [LINE GRAPH APPEARS HERE]


    ----------------------------------------------------------------------------------------------
                                          1 Year           5 Year          10 Year        30 Year
                        Fed Fds (*)       T-bill           Treas.           Treas.          Treas.
    ----------------------------------------------------------------------------------------------
    6/20/97                   5.62            5.64           6.29            6.41            6.70
    ----------------------------------------------------------------------------------------------

                              Current Yield Curve

                           [LINE GRAPH APPEARS HERE]

                                   EXHIBITS

                                   EXHIBIT I

FERGUSON & COMPANY
------------------
                        Exhibit I - Firm Qualifications


         Ferguson & Company (F&C), is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Irving, Texas. Its services to financial institutions include:

 .     Mergers and acquisition services

 .     Business plans

 .     Fairness opinions and conversion appraisals

 .     Litigation support

 .     Operational and efficiency consulting

 .     Human resources evaluation and management

         F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. In 1994, F&C sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

         Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON, MANAGING PARTNER
-------------------------------------

         Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

FERGUSON & COMPANY
------------------
                        Exhibit I- Firm Qualifications


CHARLES M. HEBERT, PRINCIPAL
----------------------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 8 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL
---------------------------

Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 13 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & COMPANY    Exhibit II.1 - Selected Publicly Held Southeast Thrifts
------------------

                                                                                          Deposit                           Current
                                                                                          Insurance                           Stock
                                                                                          Agency                              Price
Ticker           Short Name                        City                 State    Region   (BIF/SAIF)  Exchange  IPO Date        ($)
FFDB             FirstFed Bancorp Incorporated     Bessemer             AL       SE       SAIF        NASDAQ    11/19/91     16.750
FTF              Texarkana First Financial Corp    Texarkana            AR       SE       SAIF        AMSE      07/07/95     18.000
PFSL             Pocahontas FS&LA, MHC             Pocahontas           AR       SE       SAIF        NASDAQ    04/05/94     20.750
BANC             BankAtlantic Bancorp Inc.         Fort Lauderdale      FL       SE       SAIF        NASDAQ    11/29/83     14.125
BKUNA            BankUnited Financial Corp.        Coral Gables         FL       SE       SAIF        NASDAQ    12/11/85      9.625
CMSV             Community Savings, MHC            North Palm Beach     FL       SE       SAIF        NASDAQ    10/24/94     21.750
FFFL             Fidelity Bankshares Inc., MHC     West Palm Beach      FL       SE       SAIF        NASDAQ    01/07/94     19.375
FFLC             FFLC Bancorp Inc.                 Leesburg             FL       SE       SAIF        NASDAQ    01/04/94     28.500
HARB             Harbor Federal Savings Bk, MHC    Fort Pierce          FL       SE       SAIF        NASDAQ    01/06/94     40.750
EBSI             Eagle Bancshares                  Tucker               GA       SE       SAIF        NASDAQ    04/01/86     17.875
FGHC             First Georgia Holding Inc.        Brunswick            GA       SE       SAIF        NASDAQ    02/11/87      7.250
FLFC             First Liberty Financial Corp.     Macon                GA       SE       SAIF        NASDAQ    12/06/83     21.750
FSTC             First Citizens Corporation        Newnan               GA       SE       SAIF        NASDAQ    03/01/86     24.750
CFTP             Community Federal Bancorp         Tupelo               MS       SE       SAIF        NASDAQ    03/26/96     17.625
FFBS             FFBS BanCorp Inc.                 Columbus             MS       SE       SAIF        NASDAQ    07/01/93     23.000
HBS              Haywood Bancshares Inc.           Waynesville          NC       SE       BIF         AMSE      12/18/87     16.938
HFNC             HFNC Financial Corp.              Charlotte            NC       SE       SAIF        NASDAQ    12/29/95     16.750
KSAV             KS Bancorp Inc.                   Kenly                NC       SE       SAIF        NASDAQ    12/30/93     25.500
SOPN             First Savings Bancorp Inc.        Southern Pines       NC       SE       SAIF        NASDAQ    01/06/94     24.000
FFCH             First Financial Holdings Inc.     Charleston           SC       SE       SAIF        NASDAQ    11/10/83     29.500
FSFC             First Southeast Financial Corp    Anderson             SC       SE       SAIF        NASDAQ    10/08/93     10.125
PALM             Palfed, Inc.                      Aiken                SC       SE       SAIF        NASDAQ    12/15/85     16.688
PERT             Perpetual Bank, MHC               Anderson             SC       SE       SAIF        NASDAQ    10/26/93     29.500
TWIN             Twin City Bancorp                 Bristol              TN       SE       SAIF        NASDAQ    01/04/95     19.000
BFSB             Bedford Bancshares Inc.           Bedford              VA       SE       SAIF        NASDAQ    08/22/94     20.750
CFFC             Community Financial Corp.         Staunton             VA       SE       SAIF        NASDAQ    03/30/88     22.500
CNIT             CENIT Bancorp Inc.                Norfolk              VA       SE       SAIF        NASDAQ    08/06/92     44.500
FFFC             FFVA Financial Corp.              Lynchburg            VA       SE       SAIF        NASDAQ    10/12/94     26.750
LIFB             Life Bancorp Inc.                 Norfolk              VA       SE       SAIF        NASDAQ    10/11/94     23.625
FOBC             Fed One Bancorp                   Wheeling             WV       SE       SAIF        NASDAQ    01/19/95     21.000

Maximum                                                                                                                      44.500
Minimum                                                                                                                       7.250
Average                                                                                                                      21.633
Median                                                                                                                       20.875

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Held Southeast Thrifts
------------------

                                                                                            Tangible
            Current    Price/   Current   Current            Current      Total    Equity/   Equity/      Core     Core      Core
             Market       LTM    Price/   Price/T   Price/  Dividend     Assets     Assets  T Assets       EPS     ROAA      ROAE
              Value  Core EPS    Book V    Book V   Assets     Yield     ($000)        (%)       (%)       ($)      (%)       (%)
Ticker         ($M)       (x)       (%)       (%)      (%)       (%)        MRQ        MRQ       MRQ       LTM      LTM       LTM

FFDB          20.53     13.2     116.9     128.0     11.6      2.99    176,496       10.0       9.2      1.27     0.93      9.10
FTF           32.84     11.1     122.5     122.5     19.6      2.50    168,094       16.0      16.0      1.62     1.71      9.71
PFSL          33.80     13.9     142.0     142.0      9.1      4.34    373,262        6.4       6.4      1.49     0.67     11.02
BANC         335.10     18.1     171.6     210.8      9.5      0.82  2,773,085        5.5       4.5      0.78     0.71     11.07
BKUNA         82.44     18.2     131.3     163.4      5.9      -     1,453,152        6.8       6.0      0.53     0.62      7.72
CMSV         107.02     17.4     139.7     139.7     15.7      4.14    682,314       11.2      11.2      1.25     0.96      8.19
FFFL         131.08     24.5     160.4     161.7     14.1      4.13    926,891        8.8       8.8      0.79     0.61      6.43
FFLC          66.64     20.8     128.6     128.6     18.6      1.68    358,538       14.5      14.5      1.37     1.01      6.25
HARB         202.19     16.0     222.7     231.4     18.3      3.44  1,104,924        8.2       7.9      2.54     1.21     14.59
EBSI          81.37     15.5     140.3     140.3     12.2      3.36    666,166        8.7       8.7      1.15     0.80      8.97
FGHC          22.13     20.1     177.7     194.9     15.0      0.74    147,094        8.5       7.8      0.36     0.77      9.28
FLFC         168.01     15.1     183.2     204.8     13.5      1.84  1,248,033        7.3       6.6      1.44     0.91     12.24
FSTC          40.03      9.8     163.0     207.3     15.3      1.78    257,288        9.4       7.5      2.52     2.03     19.20
CFTP          75.48     22.3     109.3     109.3     36.6      1.70    206,049       33.5      33.5      0.79     1.70      5.11
FFBS          35.82     18.7     135.2     135.2     27.8      2.17    128,676       19.4      19.4      1.23     1.49      7.62
HBS           21.20     14.0     102.5     106.5     14.5      3.31    146,331       14.1      13.7      1.21     1.12      7.43
HFNC         287.97     23.3     181.5     181.5     34.2      1.67    842,917       18.8      18.8      0.72     1.38      4.71
KSAV          16.91     14.3     121.4     121.5     16.8      2.35    100,754       13.8      13.8      1.79     1.21      8.44
SOPN          88.73     21.2     133.0     133.0     32.7      3.33    271,121       24.6      24.6      1.13     1.68      6.59
FFCH         186.72     14.7     189.5     189.5     11.7      2.44  1,602,018        6.2       6.2      2.01     0.83     13.37
FSFC          44.43     14.3     129.8     129.8     13.3      2.37    334,751       10.2      10.2      0.71     0.90      7.30
PALM          88.08     23.8     165.7     165.7     13.4      0.72    655,707        8.1       8.1      0.70     0.56      6.94
PERT          44.39     18.9     148.9     148.9     18.1      4.75    245,671       12.1      12.1      1.56     1.15      9.73
TWIN          16.22     19.0     120.1     120.1     15.5      3.37    104,488       12.9      12.9      1.00     0.79      6.08
BFSB          23.71     13.3     119.1     119.1     18.0      2.70    131,506       14.3      14.3      1.56     1.33      9.05
CFFC          28.63     13.3     124.7     124.7     17.2      2.49    166,664       13.8      13.8      1.69     1.31      9.44
CNIT          73.03     15.8     145.5     159.1     10.3      2.25    706,797        7.1       6.5      2.82     0.70      9.75
FFFC         120.92     19.0     157.5     161.1     22.0      1.79    549,771       13.0      12.7      1.41     1.33      9.00
LIFB         232.63     18.6     153.2     158.0     16.5      2.03  1,407,861       10.8      10.5      1.27     0.86      7.73
FOBC          49.71     15.4     123.0     129.2     14.8      2.76    346,214       11.6      11.1      1.36     0.98      8.25

Maximum      335.10     24.5     222.7     231.4     36.6      4.75  2,773,085       33.5      33.5      2.82     2.03     19.20
Minimum       16.22      9.8     102.5     106.5      5.9      -       100,754        5.5       4.5      0.36     0.56      4.71
Average       91.93     17.1     145.3     152.2     17.1      2.46    609,421       12.2      11.9      1.34     1.08      9.01
Median        69.84     16.7     140.0     141.2     15.4      2.41    352,376       11.0      10.8      1.27     0.97      8.71

FERGUSON & COMPANY       Exhibit II.1 - Selected Publicly Held Southeast Thrifts
------------------


                                          NPAs/      Price/        Core       Core        Core
             Merger       Current        Assets        Core         EPS       ROAA        ROAE
            Target?       Pricing           (%)         EPS         ($)        (%)         (%)
Ticker        (Y/N)          Date           MRQ         (x)         MRQ        MRQ         MRQ
FFDB            N        06/20/97          0.77       10.74        0.39       1.11       11.36
FTF             N        06/20/97          0.13       10.71        0.42       1.70       10.61
PFSL            N        06/20/97          0.22       13.30        0.39       0.69       10.90
BANC            N        06/20/97          0.75       18.59        0.19       0.66       11.55
BKUNA           N        06/20/97          0.70       20.05        0.12       0.55        7.42
CMSV            N        06/20/97          0.57       20.14        0.27       0.81        7.05
FFFL            N        06/20/97          0.30       26.91        0.18       0.55        6.02
FFLC            N        06/20/97          0.27       17.81        0.40       1.10        7.35
HARB            N        06/20/97          0.47       15.21        0.67       1.23       14.96
EBSI            N        06/20/97          0.88       15.96        0.28       0.77        8.71
FGHC            N        06/20/97          1.35       45.31        0.04       0.35        4.16
FLFC            N        06/20/97          0.75       15.54        0.35       0.91       11.92
FSTC            N        06/20/97          1.26       11.05        0.56       1.51       16.44
CFTP            N        06/20/97          0.35       22.03        0.20       1.70        5.05
FFBS            N        06/20/97          0.03       16.91        0.34       1.62        8.37
HBS             N        06/20/97          2.09       16.94        0.25       0.89        6.02
HFNC            N        06/20/97          0.99       24.63        0.17       1.15        4.36
KSAV            N        06/20/97          0.42       14.17        0.45       1.24        9.06
SOPN            N        06/20/97          0.12       20.69        0.29       1.73        6.96
FFCH            N        06/20/97          1.77       13.41        0.55       0.88       14.32
FSFC            N        06/20/97          0.11       12.05        0.21       1.08       10.56
PALM            N        06/20/97          2.52       18.14        0.23       0.75        9.43
PERT            N        06/20/97            NA       15.69        0.47       1.20        9.46
TWIN            N        06/20/97          0.08       19.79        0.24       0.76        5.93
BFSB            N        06/20/97          0.00       13.65        0.38       1.26        8.79
CFFC            N        06/20/97          0.35       12.23        0.46       1.41       10.21
CNIT            N        06/20/97          0.61       16.60        0.67       0.65        9.17
FFFC            N        06/20/97          0.10       17.15        0.39       1.38       10.17
LIFB            N        06/20/97          0.49       20.37        0.29       0.79        7.30
FOBC            N        06/20/97          0.13       15.91        0.33       0.96        8.23

Maximum                                    2.52       45.31        0.67       1.73       16.44
Minimum                                     -         10.71        0.04       0.35        4.16
Average                                    0.64       17.72        0.34       1.05        9.06
Median                                     0.47       16.76        0.34       1.02        8.93

FERGUSON & COMPANY     Exhibit II.2 - Selected Publicly Held Tennessee Thrifts
------------------

                                                                    Deposit                                   Current
                                                                    Insurance                                   Stock
                                                                    Agency                                      Price
Ticker           Short Name          City        State    Region    (BIF/SAIF)      Exchange      IPO Date        ($)

TWIN             Twin City Bancorp   Bristol     TN       SE        SAIF            NASDAQ        01/04/95     19.000

Maximum                                                                                                        19.000
Minimum                                                                                                        19.000
Average                                                                                                        19.000
Median                                                                                                         19.000

FERGUSON & COMPANY    Exhibit II.2 - Selected Publicly Held Tennessee Thrifts
------------------

                                                                                              Tangible
               Current     Price/  Current    Current             Current     Total  Equity/   Equity/     Core     Core     Core
                Market        LTM   Price/   Price/ T    Price/  Dividend    Assets   Assets  T Assets      EPS     ROAA     ROAE
                 Value   Core EPS   Book V     Book V    Assets     Yield    ($000)      (%)       (%)      ($)      (%)      (%)
Ticker            ($M)        (x)      (%)        (%)       (%)       (%)       MRQ      MRQ       MRQ      LTM      LTM      LTM

TWIN             16.22       19.0    120.1      120.1      15.5      3.37   104,488     12.9      12.9     1.00     0.79     6.08

Maximum          16.22       19.0    120.1      120.1      15.5      3.37   104,488     12.9      12.9     1.00     0.79     6.08
Minimum          16.22       19.0    120.1      120.1      15.5      3.37   104,488     12.9      12.9     1.00     0.79     6.08
Average          16.22       19.0    120.1      120.1      15.5      3.37   104,488     12.9      12.9     1.00     0.79     6.08
Median           16.22       19.0    120.1      120.1      15.5      3.37   104,488     12.9      12.9     1.00     0.79     6.08

FERGUSON & COMPANY    Exhibit II.2 - Selected Publicly Held Tennessee Thrifts
------------------

                                        NPAs/   Price/    Core     Core    Core
                   Merger   Current    Assets     Core     EPS     ROAA    ROAE
                  Target?   Pricing       (%)      EPS     ($)      (%)     (%)
Ticker              (Y/N)      Date       MRQ      (x)     MRQ      MRQ     MRQ

TWIN                  N    06/20/97      0.08    19.79    0.24     0.76    5.93

Maximum                                  0.08    19.79    0.24     0.76    5.93
Minimum                                  0.08    19.79    0.24     0.76    5.93
Average                                  0.08    19.79    0.24     0.76    5.93
Median                                   0.08    19.79    0.24     0.76    5.93

FERGUSON & COMPANY              Exhibit II.3 - Comparatives General
------------------

                                                                                    Total                Current       Current
                                                                         Number    Assets                  Stock        Market
                                                                             of    ($000)                  Price         Value
Ticker     Short Name                      City                State    Offices       MRQ    IPO Date        ($)          ($M)

CKFB       CKF Bancorp Inc.                Danville            KY             1    60,197    01/04/95      19.250        17.85
CRZY       Crazy Woman Creek Bancorp       Buffalo             WY             1    52,042    03/29/96      13.500        13.57
CSBF       CSB Financial Group Inc.        Centralia           IL             2    47,996    10/09/95      12.500        11.77
HBBI       Home Building Bancorp           Washington          IN             2    46,804    02/08/95      21.000         6.54
HZFS       Horizon Financial Svcs Corp.    Oskaloosa           IA             3    78,368    06/30/94      19.250         8.19
JOAC       Joachim Bancorp Inc.            De Soto             MO             1    35,656    12/28/95      14.500        11.03
LONF       London Financial Corporation    London              OH             1    37,937    04/01/96      14.875         7.66
MCBN       Mid-Coast Bancorp Inc.          Waldoboro           ME             2    57,838    11/02/89      19.500         4.49
MIVI       Mississippi View Holding Co.    Little Falls        MN             1    69,755    03/24/95      14.625        11.97
NSLB       NS&L Bancorp Inc.               Neosho              MO             2    58,089    06/08/95      16.500        11.67
RELI       Reliance Bancshares Inc.        Milwaukee           WI             1    46,836    04/19/96       8.250        20.86
SSB        Scotland Bancorp Inc            Laurinburg          NC             2    68,924    04/01/96      16.250        29.90

Maximum                                                                       3    78,368                  21.000        29.90
Minimum                                                                       1    35,656                   8.250         4.49
Average                                                                       2    55,037                  15.833        12.96
Median                                                                        2    54,940                  15.563        11.72

FERGUSON & COMPANY          Exhibit II.4 - Comparatives Balance Sheets
------------------


                                           Total   Mortgage-            Investment &       Loan
                               Total    Cash and      Backed       Net    Foreclosed  Servicing        Total    Other     Total
                              Assets Investments  Securities     Loans   Real Estate     Rights  Intangibles   Assets  Deposits
                              ($000)      ($000)      ($000)    ($000)        ($000)     ($000)       ($000)   ($000)    ($000)
Short Name                       MRQ         MRQ         MRQ       MRQ           MRQ        MRQ          MRQ      MRQ       MRQ
CKF Bancorp Inc.              60,197       5,004         456    54,035           186         -           -        972    42,853
Crazy Woman Creek Bancorp     52,042      23,478       6,347    27,582           -           -           -        982    28,131
CSB Financial Group Inc.      47,996      18,766         -      27,404           -           -           691    1,135    35,733
Home Building Bancorp         46,804      17,480       5,200    28,195           -           -           -      1,129    37,110
Horizon Financial Svcs Corp.  78,368      24,161         -      51,923           549         -           -      1,735    56,434
Joachim Bancorp Inc.          35,656      11,066          85    23,772           126         -           -        692    24,825
London Financial Corporation  37,937       8,416       3,761    28,958           -           -           -        563    29,309
Mid-Coast Bancorp Inc.        57,838       7,637         173    47,865            92         -           -      2,059    42,440
Mississippi View Holding Co.  69,755      23,944       4,942    43,978            34         -           -      1,750    55,943
NS&L Bancorp Inc.             58,089      24,353       5,025    31,919           -           -           -      1,754    42,637
Reliance Bancshares Inc.      46,836      19,130         713        NA           -          NA            NA      507    18,045
Scotland Bancorp Inc          68,924      20,252         450    47,322           -           -           -      1,350    42,497

Maximum                       78,368      24,353       6,347    54,035           549         -           691    2,059    56,434
Minimum                       35,656       5,004         -      23,772           -           -           -        507    18,045
Average                       55,037      16,974       2,263    37,541            82         -            63    1,219    37,996
Median                        54,940      18,948         585    31,919           -           -           -      1,132    39,775


                                     Total
                                Borrowings
                                     ($000)
Short Name                             MRQ
CKF Bancorp Inc.                     2,243
Crazy Woman Creek Bancorp            9,007
CSB Financial Group Inc.               -
Home Building Bancorp                3,700
Horizon Financial Svcs Corp.        13,117
Joachim Bancorp Inc.                   -
London Financial Corporation           800
Mid-Coast Bancorp Inc.              10,190
Mississippi View Holding Co.           -
NS&L Bancorp Inc.                    3,000
Reliance Bancshares Inc.             6,000
Scotland Bancorp Inc                   -

Maximum                             13,117
Minimum                                -
Average                              4,005
Median                               2,622

FERGUSON & COMPANY           Exhibit II.4 - Comparative Balance Sheets
------------------


                                                                                                 Regulatory  Regulatory  Regulatory
                          Subordinated       Other       Total  Preferred    Common       Total    Tangible        Core       Total
                                  Debt Liabilities Liabilities     Equity    Equity      Equity     Capital     Capital     Capital
                                ($000)      ($000)      ($000)     ($000)    ($000)      ($000)      ($000)      ($000)      ($000)
Short Name                         MRQ         MRQ         MRQ        MRQ       MRQ         MRQ         MRQ         MRQ         MRQ
CKF Bancorp Inc.                    -          847      45,943        -      14,254      14,254      12,224      12,224      12,353
Crazy Woman Creek Bancorp           -          414      37,552        -      14,490      14,490      10,413      10,413      10,688
CSB Financial Group Inc.            -          230      35,963        -      12,033      12,033          NA          NA          NA
Home Building Bancorp               -          345      41,155        -       5,649       5,649       4,446       4,446       4,525
Horizon Financial Svcs Corp.        -          592      70,143        -       8,225       8,225       6,100       6,100       6,401
Joachim Bancorp Inc.                -          497      25,322        -      10,334      10,334       7,564       7,564       7,638
London Financial Corporation        -          291      30,400        -       7,537       7,537       5,633       5,633       5,820
Mid-Coast Bancorp Inc.              -          233      52,863        -       4,975       4,975       4,937       4,937       5,233
Mississippi View Holding Co.        -        1,077      57,020        -      12,735      12,735      10,848      10,848      11,280
NS&L Bancorp Inc.                   -          878      46,515        -      11,574      11,574       8,475       8,475       8,518
Reliance Bancshares Inc.            -          317      24,362        -      22,474      22,474          NA          NA          NA
Scotland Bancorp Inc                -        1,142      43,639        -      25,285      25,285          NA      16,476      16,983

Maximum                             -        1,142      70,143        -      25,285      25,285      12,224      16,476      16,983
Minimum                             -          230      24,362        -       4,975       4,975       4,446       4,446       4,525
Average                             -          572      42,573        -      12,464      12,464       7,849       8,712       8,944
Median                              -          456      42,397        -      11,804      11,804       7,564       8,020       8,078

FERGUSON & COMPANY         Exhibit II.4 - Comparatives Balance Sheets
------------------


                                          Tangible                 Core            Risk-Based         NPAs/        Reserves/
                                          Capital/             Capital/              Capital/        Assets           Assets
                                          Tangible         Adj Tangible          Risk-Weightd           (%)              (%)
Short Name                              Assets (%)           Assets (%)            Assets (%)           MRQ              MRQ
CKF Bancorp Inc.                             20.91                20.91                 36.79          0.89             0.18
Crazy Woman Creek Bancorp                    20.45                20.45                 52.24          0.23             0.55
CSB Financial Group Inc.                        NA                   NA                    NA            NA             0.31
Home Building Bancorp                        10.07                10.07                 20.95          0.52             0.17
Horizon Financial Svcs Corp.                  7.78                 7.78                 14.59          1.02             0.37
Joachim Bancorp Inc.                         22.06                22.06                 44.81          0.68             0.21
London Financial Corporation                 15.64                15.64                 30.22          0.79             0.49
Mid-Coast Bancorp Inc.                        8.60                 8.60                 15.45          0.40             0.51
Mississippi View Holding Co.                 14.92                14.92                 31.72          0.21             1.24
NS&L Bancorp Inc.                            13.83                13.83                 38.51           -               0.07
Reliance Bancshares Inc.                        NA                   NA                    NA           -               0.30
Scotland Bancorp Inc                            NA                   NA                    NA           -               0.34

Maximum                                      22.06                22.06                 52.24          1.02             1.24
Minimum                                       7.78                 7.78                 14.59          -                0.07
Average                                      14.92                14.92                 31.70          0.43             0.40
Median                                       14.92                14.92                 31.72          0.40             0.33

                                           Loan Loss            Publicly             Tangible
                                           Reserves/            Reported         Publicly Rep
                                                NPLs          Book Value           Book Value
                                                 (%)                 ($)                  ($)
Short Name                                       MRQ                 MRQ                  MRQ
CKF Bancorp Inc.                               30.66               16.59                16.59
Crazy Woman Creek Bancorp                     240.34               14.42                14.42
CSB Financial Group Inc.                          NA               12.78                12.05
Home Building Bancorp                          32.51               19.88                19.88
Horizon Financial Svcs Corp.                   66.14               19.33                19.33
Joachim Bancorp Inc.                           63.25               13.59                13.59
London Financial Corporation                   62.54               14.63                14.63
Mid-Coast Bancorp Inc.                        212.95               21.61                21.61
Mississippi View Holding Co.                  772.32               15.55                15.55
NS&L Bancorp Inc.                                 NM               16.36                16.36
Reliance Bancshares Inc.                          NM                8.89                   NA
Scotland Bancorp Inc                              NM               13.74                13.74

Maximum                                       772.32               21.61                21.61
Minimum                                        30.66                8.89                12.05
Average                                       185.09               15.61                16.16
Median                                         64.70               15.09                15.55

FERGUSON & COMPANY                    Exhibit II.4 - Comparatives Balance Sheets
------------------

                                      Earn Assets/         Full-Time             Loans               Cash &
                                      Int Bearing         Equivalent          Serviced          Investments         MBS/
                                      Liabilities          Employees        For Others            (ex MBS)/       Assets
                                              (%)           (Actual)             ($000)          Assets (%)          (%)
Short Name                                    MRQ                MRQ               MRQ                  MRQ          MRQ
CKF Bancorp Inc.                           132.43                  8               -                   7.56         0.76
Crazy Woman Creek Bancorp                  140.36                 10                79                32.92        12.20
CSB Financial Group Inc.                   129.77                 NA                NA                39.10         -
Home Building Bancorp                      108.55                 14               -                  26.24        11.11
Horizon Financial Svcs Corp.               110.56                 27             1,636                30.83         -
Joachim Bancorp Inc.                       141.81                 14               -                  30.80         0.24
London Financial Corporation               125.88                 NA               -                  12.27         9.91
Mid-Coast Bancorp Inc.                     105.20                 22             6,941                12.91         0.30
Mississippi View Holding Co.               123.03                 21               -                  27.24         7.08
NS&L Bancorp Inc.                          125.18                 17               -                  33.27         8.65
Reliance Bancshares Inc.                   197.41                 NA                NA                39.32         1.52
Scotland Bancorp Inc                       159.86                 14               -                  28.73         0.65

Maximum                                    197.41                 27             6,941                39.32        12.20
Minimum                                    105.20                  8               -                   7.56         -
Average                                    133.34                 16               866                26.76         4.37
Median                                     127.83                 14               -                  29.76         1.14

FERGUSON & COMPANY                 Exhibit II.5 - Comparatives Operations
------------------




                                                                           Net Income                       ROAA
                                          Average                               Before                     Before          Core
                                           Assets       Net Income         Extra Items          ROAA        Extra          ROAA
                                            ($000)           ($000)              ($000)          (%)          (%)           (%)
Short Name                                    LTM              LTM                 LTM           LTM          LTM           LTM
CKF Bancorp Inc.                           59,529              775                 775          1.30         1.30          1.29
Crazy Woman Creek Bancorp                  51,347              514                 514          1.00         1.00          1.25
CSB Financial Group Inc.                   45,918              202                 202          0.44         0.44          0.65
Home Building Bancorp                      43,518               85                  85          0.20         0.20          0.50
Horizon Financial Svcs Corp.               74,864              319                 319          0.43         0.43          0.60
Joachim Bancorp Inc.                       36,218              183                 183          0.51         0.51          0.78
London Financial Corporation               37,266              277                 277          0.74         0.74          1.08
Mid-Coast Bancorp Inc.                     54,978              222                 222          0.40         0.40          0.64
Mississippi View Holding Co.               69,608              474                 474          0.68         0.68          1.01
NS&L Bancorp Inc.                          58,533              292                 292          0.50         0.50          0.74
Reliance Bancshares Inc.                   46,910              827                 827          1.76         1.76          1.88
Scotland Bancorp Inc                       69,132            1,019               1,019          1.47         1.47          1.77

Maximum                                    74,864            1,019               1,019          1.76         1.76          1.88
Minimum                                    36,218               85                  85          0.20         0.20          0.50
Average                                    53,985              432                 432          0.79         0.79          1.02
Median                                     53,163              306                 306          0.60         0.60          0.90



                                                          ROAE
                                                        Before         Core
                                            ROAE         Extra         ROAE
                                             (%)           (%)          (%)
Short Name                                   LTM           LTM          LTM
CKF Bancorp Inc.                            5.08          5.08         5.05
Crazy Woman Creek Bancorp                   3.36          3.36         4.20
CSB Financial Group Inc.                    1.62          1.62         2.39
Home Building Bancorp                       1.48          1.48         3.77
Horizon Financial Svcs Corp.                3.87          3.87         5.41
Joachim Bancorp Inc.                        1.74          1.74         2.68
London Financial Corporation                3.51          3.51         5.10
Mid-Coast Bancorp Inc.                      4.42          4.42         7.05
Mississippi View Holding Co.                3.74          3.74         5.54
NS&L Bancorp Inc.                           2.31          2.31         3.45
Reliance Bancshares Inc.                    3.09          3.09         3.30
Scotland Bancorp Inc                        4.07          4.07         4.89

Maximum                                     5.08          5.08         7.05
Minimum                                     1.48          1.48         2.39
Average                                     3.19          3.19         4.40
Median                                      3.44          3.44         4.55

FERGUSON & COMPANY                        Exhibit II.5 - Comparatives Operations
------------------


                                      Loan          Total          Total       Net Loan                      Common    Dividend
                                      Loss    Noninterest    Noninterest    Chargeoffs/        LTM EPS    Dividends      Payout
                                 Provision         Income        Expense      Avg Loans    After Extra    Per Share       Ratio
                                    ($000)         ($000)         ($000)            (%)            ($)          ($)         (%)
Short Name                             LTM            LTM            LTM            LTM            LTM          LTM         LTM

CKF Bancorp Inc.                         1             57          1,071            -             0.87         1.44       165.52
Crazy Woman Creek Bancorp               -              72          1,053          (0.02)          0.52         0.35        67.31
CSB Financial Group Inc.                74             81          1,140           0.18           0.22          -            -
Home Building Bancorp                   52            109          1,047           1.43           0.31         0.30        96.77
Horizon Financial Svcs Corp.           131            330          1,948           0.33           0.77         0.32        41.56
Joachim Bancorp Inc.                    12             54          1,052           0.04           0.25         0.50       200.00
London Financial Corporation            -              65            863            -               NA           NA           NA
Mid-Coast Bancorp Inc.                  93            184          1,634           0.04           0.93         0.51        54.84
Mississippi View Holding Co.             1            187          1,687           0.04           0.58         0.24        41.38
NS&L Bancorp Inc.                       (1)           203          1,357            -             0.44         0.50       113.64
Reliance Bancshares Inc.                23              8            750             NA             NA           NA           NA
Scotland Bancorp Inc                    25             72          1,297           0.02             NA           NA           NA

Maximum                                131            330          1,948           1.43           0.93         1.44       200.00
Minimum                                 (1)             8            750          (0.02)          0.22          -            -
Average                                 34            119          1,242           0.19           0.54         0.46        86.78
Median                                  18             77          1,106           0.04           0.52         0.35        67.31

FERGUSON & COMPANY                        Exhibit II.5 - Comparatives Operations
------------------


                                  Interest       Interest     Net Interest        Gain on        Real    Noninterest            G&A
                                   Income/       Expense/          Income/          Sale/      Estate        Income/       Expense/
                                Avg Assets     Avg Assets       Avg Assets     Avg Assets     Expense     Avg Assets     Avg Assets
                                       (%)            (%)              (%)            (%)       ($000)           (%)            (%)
Short Name                             LTM            LTM              LTM            LTM         LTM            LTM            LTM

CKF Bancorp Inc.                      7.39           3.69             3.69           0.47          42           0.10           1.73
Crazy Woman Creek Bancorp             7.27           3.47             3.79          (0.02)         -            0.14           2.05
CSB Financial Group Inc.              6.71           3.21             3.50           0.08          -            0.18           2.40
Home Building Bancorp                 7.50           4.18             3.32           0.01          (1)          0.25           2.41
Horizon Financial Svcs Corp.          7.63           4.36             3.27           0.18          70           0.44           2.51
Joachim Bancorp Inc.                  7.00           2.96             4.05           0.04          -            0.15           2.90
London Financial Corporation          7.56           3.83             3.72            -            -            0.17           2.32
Mid-Coast Bancorp Inc.                8.23           4.40             3.82           0.07          22           0.33           2.93
Mississippi View Holding Co.          7.39           3.63             3.76           0.02         (15)          0.27           2.45
NS&L Bancorp Inc.                     6.43           3.35             3.08           0.10          -            0.35           2.32
Reliance Bancshares Inc.              7.30           2.22             5.08            -            -            0.02            NA
Scotland Bancorp Inc                  7.42           2.86             4.56            -            -            0.10           1.88

Maximum                               8.23           4.40             5.08           0.47          70           0.44           2.93
Minimum                               6.43           2.22             3.08          (0.02)        (15)          0.02           1.73
Average                               7.32           3.51             3.80           0.08          10           0.21           2.35
Median                                7.39           3.55             3.74           0.03          -            0.18           2.40

FERGUSON & COMPANY                 Exhibit II.5 - Comparatives Operations
------------------



                                           Noninterest               Net Oper                 Total             Amortization
                                              Expense/              Expenses/          Nonrecurring                       of
                                            Avg Assets             Avg Assets               Expense              Intangibles
                                                   (%)                    (%)                ($000)                   ($000)
Short Name                                         LTM                    LTM                   LTM                      LTM
CKF Bancorp Inc.                                  1.80                   1.63                   274                       -
Crazy Woman Creek Bancorp                         2.05                   1.91                   187                       -
CSB Financial Group Inc.                          2.48                   2.23                   188                       36
Home Building Bancorp                             2.41                   2.16                   224                       -
Horizon Financial Svcs Corp.                      2.60                   2.07                   331                       -
Joachim Bancorp Inc.                              2.90                   2.76                   167                       -
London Financial Corporation                      2.32                   2.14                   193                       -
Mid-Coast Bancorp Inc.                            2.97                   2.60                   241                       -
Mississippi View Holding Co.                      2.42                   2.18                   363                       -
NS&L Bancorp Inc.                                 2.32                   1.97                   281                       -
Reliance Bancshares Inc.                          1.60                     NM                    87                       -
Scotland Bancorp Inc                              1.88                   1.77                   321                       -

Maximum                                           2.97                   2.76                   363                       36
Minimum                                           1.60                   1.63                    87                       -
Average                                           2.31                   2.13                   238                        3
Median                                            2.37                   2.14                   233                       -




                                                                       Extra and
                                                        Tax            After Tax            Efficiency
                                                  Provision                Items                 Ratio
                                                     ($000)               ($000)                   (%)
Short Name                                              LTM                  LTM                   LTM
CKF Bancorp Inc.                                        416                   -                  45.63
Crazy Woman Creek Bancorp                               254                   -                  52.13
CSB Financial Group Inc.                                125                   -                  65.33
Home Building Bancorp                                   169                   -                  67.44
Horizon Financial Svcs Corp.                            186                   -                  67.58
Joachim Bancorp Inc.                                    119                   -                  69.21
London Financial Corporation                            120                   -                  59.39
Mid-Coast Bancorp Inc.                                  134                   -                  70.52
Mississippi View Holding Co.                            291                   -                  60.70
NS&L Bancorp Inc.                                       136                   -                  67.65
Reliance Bancshares Inc.                                522                   -                     NA
Scotland Bancorp Inc                                    566                   -                  40.20

Maximum                                                 566                   -                  70.52
Minimum                                                 119                   -                  40.20
Average                                                 253                   -                  60.53
Median                                                  178                   -                  65.33

FERGUSON & COMPANY                    Exhibit II.5 - Comparatives Operations
------------------



                                                        Yield on          Cost of                    Interest       Loan Loss
                                     Preferred       Int Earning      Int Bearing      Effective        Yield      Provision/
                                     Dividends            Assets      Liabilities       Tax Rate       Spread      Avg Assets
                                         ($000)              (%)              (%)            (%)          (%)             (%)
Short Name                                 LTM               LTM              LTM            LTM          LTM             LTM
CKF Bancorp Inc.                            -               7.50             5.07          34.93         2.43            0.00
Crazy Woman Creek Bancorp                   -               7.40             5.04          33.07         2.36            -
CSB Financial Group Inc.                    -               6.91             4.44          38.23         2.47            0.16
Home Building Bancorp                       -               7.82             4.74          66.54         3.08            0.12
Horizon Financial Svcs Corp.                -               8.02             4.96          36.83         3.06            0.17
Joachim Bancorp Inc.                        -               7.14             4.24          39.40         2.90            0.03
London Financial Corporation                -               7.64             4.90          30.23         2.74            -
Mid-Coast Bancorp Inc.                      -               8.70             4.96          37.64         3.74            0.17
Mississippi View Holding Co.                -               7.48             4.50          38.04         2.98            0.00
NS&L Bancorp Inc.                           -               6.59             4.37          31.78         2.22           (0.00)
Reliance Bancshares Inc.                    NA              7.36             5.25          38.70         2.11            0.05
Scotland Bancorp Inc                        -               7.63             4.59          35.71         3.04            0.04

Maximum                                     -               8.70             5.25          66.54         3.74            0.17
Minimum                                     -               6.59             4.24          30.23         2.11           (0.00)
Average                                     -               7.52             4.76          38.43         2.76            0.06
Median                                      -               7.49             4.82          37.24         2.82            0.03

FERGUSON & COMPANY
------------------
               Exhibit II.6 - Comparatives Pricing Characteristics

                                                                       Current          Current           Price/        Current
                                                                         Stock           Market              LTM         Price/
           Abbreviated                                                   Price            Value         Core EPS         Book V
Ticker     Name                     City                   State           ($)             ($M)              (x)            (%)
CKFB       CKFBancorp-KY            Danville               KY           19.250            17.85            22.4          116.0
CRZY       CrazyWomanCreek-WY       Buffalo                WY           13.500            13.57            20.8           93.6
CSBF       CSBFinancialGrp-IL       Centralia              IL           12.500            11.77            39.1           97.8
HBBI       HomeBldngBncrp-IN        Washington             IN           21.000             6.54            28.0          105.6
HZFS       HorizonFinSvcs-IA        Oskaloosa              IA           19.250             8.19            18.2           99.6
JOAC       JoachimBancorp-MO        De Soto                MO           14.500            11.03            37.2          106.7
LONF       LondonFinCorp-OH         London                 OH           14.875             7.66              NA          101.7
MCBN       Mid-Coast Bncp-ME        Waldoboro              ME           19.500             4.49            13.0           90.2
MIVI       MissViewHoldCo-MN        Little Falls           MN           14.625            11.97            17.2           94.1
NSLB       NS&LBancorp-MO           Neosho                 MO           16.500            11.67            28.5          100.9
RELI       RelianceBncshrs-WI       Milwaukee              WI            8.250            20.86              NA           92.8
SSB        ScotlandBancorp-NC       Laurinburg             NC           16.250            29.90              NA          118.3

Maximum                                                                 21.000            29.90            39.1          118.3
Minimum                                                                  8.250             4.49            13.0           90.2
Average                                                                 15.833            12.96            24.9          101.4
Median                                                                  15.563            11.72            22.4          100.2

FERGUSON & COMPANY
------------------
              Exhibit II.6 - Comparatives Pricing Characteristics

                                                                                             Tangible
                 Current                      Current              Total      Equity/         Equity/         Core         Core
                Price/ T       Price/        Dividend             Assets       Assets        T Assets          EPS         ROAA
                  Book V       Assets           Yield              ($000)         (%)             (%)          ($)          (%)
Ticker               (%)          (%)             (%)                MRQ          MRQ             MRQ          LTM          LTM
CKFB               116.0         29.7            2.29             60,197         23.7            23.7         0.86         1.29
CRZY                93.6         26.1            2.96             52,042         27.8            27.8         0.65         1.25
CSBF               103.7         24.5             -               47,996         25.1            24.0         0.32         0.65
HBBI               105.6         14.0            1.43             46,804         12.1            12.1         0.75         0.50
HZFS                99.6         10.5            1.66             78,368         10.5            10.5         1.06         0.60
JOAC               106.7         30.9            3.45             35,656         29.0            29.0         0.39         0.78
LONF               101.7         20.2            1.61             37,937         19.9            19.9           NA         1.08
MCBN                90.2          7.8            2.67             57,838          8.6             8.6         1.50         0.64
MIVI                94.1         17.2            1.09             69,755         18.3            18.3         0.85         1.01
NSLB               100.9         20.1            3.03             58,089         19.9            19.9         0.58         0.74
RELI                  NA         44.6             -               46,836         48.0              NA           NA         1.88
SSB                118.3         43.4            1.85             68,924         36.7            36.7           NA         1.77

Maximum            118.3         44.6            3.45             78,368         48.0            36.7         1.50         1.88
Minimum             90.2          7.8             -               35,656          8.6             8.6         0.32         0.50
Average            102.8         24.1            1.84             55,037         23.3            20.9         0.77         1.02
Median             101.7         22.4            1.75             54,940         21.8            19.9         0.75         0.90

                                ROACE
                  Core         Before
                  ROAE          Extra     Merger
                   (%)            (%)     Target?
Ticker             LTM            LTM      (Y/N)
CKFB               5.05           5.08       N
CRZY               4.20           3.36       N
CSBF               2.39           1.62       N
HBBI               3.77           1.48       N
HZFS               5.41           3.87       N
JOAC               2.68           1.74       N
LONF               5.10           3.51       N
MCBN               7.05           4.42       N
MIVI               5.54           3.74       N
NSLB               3.45           2.31       N
RELI               3.30             NA       N
SSB                4.89           4.07       N

Maximum            7.05           5.08
Minimum            2.39           1.48
Average            4.40           3.20
Median             4.55           3.51

FERGUSON & COMPANY
------------------
               Exhibit II.6 - Comparatives Pricing Characteristics





                                NPAs/        Price/        Core         Core         Core
                 Current       Assets          Core         EPS         ROAA         ROAE
                 Pricing          (%)           EPS         ($)          (%)          (%)
Ticker              Date          MRQ           (x)         MRQ          MRQ          MRQ
CKFB            06/20/97         0.89          22.9        0.21         1.21         4.96
CRZY            06/20/97         0.23          19.9        0.17         1.29         4.60
CSBF            06/20/97           NA          52.1        0.06         0.48         1.90
HBBI            06/20/97         0.52          15.9        0.33         0.81         6.63
HZFS            06/20/97         1.02          13.8        0.35         0.76         7.11
JOAC            06/20/97         0.68          51.8        0.07         0.63         2.13
LONF            06/20/97         0.79          21.9        0.17         0.86         4.17
MCBN            06/20/97         0.40          10.0        0.49         0.80         8.48
MIVI            06/20/97         0.21          17.4        0.21         1.01         5.86
NSLB            06/20/97          -            22.9        0.18         0.80         3.93
RELI            06/20/97          -            29.5        0.07         1.54         3.14
SSB             06/20/97          -            23.9        0.17         1.73         4.70

Maximum                          1.02          52.1        0.49         1.73         8.48
Minimum                           -            10.0        0.06         0.48         1.90
Average                          0.43          25.2        0.21         0.99         4.80
Median                           0.40          22.4        0.18         0.84         4.65

FERGUSON & COMPANY       Exhibit II.7 - Comparatives Risk Characteristice

                                                      NPAs + Loans                                                     Net Loan
                                           NPAs/       90+ Pst Due/      NPAs/     Reserves/        Reserves/       Chargeoffs/
                                          Assets            Assets      Equity         Loans             NPAs         Avg Loans
                                             (%)               (%)         (%)           (%)              (%)               (%)
Short Name                                   MRQ               MRQ         MRQ           MRQ              MRQ               MRQ
CKF Bancorp Inc.                            0.89              1.48        3.75          0.20            20.00               -
Crazy Woman Creek Bancorp                   0.23              0.23        0.82          1.03           240.34               -
CSB Financial Group Inc.                      NA              0.74          NA          0.53               NA              0.10
Home Building Bancorp                       0.52              0.52        4.30          0.28            32.51               -
Horizon Financial Svcs Corp.                1.02              1.02        9.73          0.56            36.63              0.10
Joachim Bancorp Inc.                        0.68              0.68        2.35          0.31            30.45              0.13
London Financial Corporation                0.79              0.79        3.97          0.64            62.54               -
Mid-Coast Bancorp Inc.                      0.40              0.40        4.62          0.61           128.70              0.02
Mississippi View Holding Co.                0.21              0.25        1.15          1.93           592.47              0.11
NS&L Bancorp Inc.                            -                0.06         -            0.13               NM               -
Reliance Bancshares Inc.                     -                 -           -            0.52               NM               -
Scotland Bancorp Inc                         -                 -           -            0.50               NM               -

Maximum                                     1.02              1.48        9.73          1.93           592.47              0.13
Minimum                                      -                 -           -            0.13            20.00               -
Average                                     0.43              0.51        2.79          0.60           142.96              0.04
Median                                      0.40              0.46        2.35          0.53            49.59               -

FERGUSON & COMPANY       Exhibit II.7 - Comparatives Risk Characteristics
------------------


                                                           Intangible       One Year                          Earn Assets/
                                            Loans/            Assets/       Cum Gap/            Net            Int Bearing
                                            Assets             Equity         Assets          Loans            Liabilities
                                               (%)                (%)            (%)          ($000)                   (%)
Short Name                                     MRQ                MRQ            MRQ            MRQ                    MRQ
CKF Bancorp Inc.                             89.94                -               NA         54,035                 132.43
Crazy Woman Creek Bancorp                    53.55                -               NA         27,582                 140.36
CSB Financial Group Inc.                     57.40               5.74             NA         27,404                 129.77
Home Building Bancorp                        60.41                -               NA         28,195                 108.55
Horizon Financial Svcs Corp.                 66.63                -             7.55         51,923                 110.56
Joachim Bancorp Inc.                         66.88                -               NA         23,772                 141.81
London Financial Corporation                 76.82                -               NA         28,958                 125.88
Mid-Coast Bancorp Inc.                       83.59                -           (11.49)        47,865                 105.20
Mississippi View Holding Co.                 64.36                -               NA         43,978                 123.03
NS&L Bancorp Inc.                            55.13                -               NA         31,919                 125.18
Reliance Bancshares Inc.                     58.38                 NA          14.13             NA                 197.41
Scotland Bancorp Inc                         69.00                -               NA         47,322                 159.86

Maximum                                      89.94               5.74          14.13         54,035                 197.41
Minimum                                      53.55                -           (11.49)        23,772                 105.20
Average                                      66.84               0.52           3.40         37,541                 133.34
Median                                       65.50                -             7.55         31,919                 127.83

                                   EXHIBIT III

FERGUSON & COMPANY                Exhibit III
------------------

LEXINGTON FIRST FSB
LEXINGTON, TN

                                                                       FINANCIAL HIGHLIGHTS

                                                           1993         1994           1995        1996
                                                                              ($000's)
BALANCE SHEET:
Total Assets                                             23,073       23,878         25,964      25,691
% Change in Assets                                         7.00         3.49           8.74       (1.05)
Total Loans                                              12,086       13,809         14,510      16,229
Deposits                                                 19,264       19,345         21,074      20,731
Broker Originated Deposits                                  -            -              -           -

CAPITAL:
Equity Capital                                            3,587        3,389          3,719       3,814
Tangible Capital                                          3,587        3,389          3,736       3,883
Core Capital                                              3,587        3,389          3,736       3,883
Risk-Based Capital                                        3,656        3,389          3,844       4,009
Equity Capital/Total Assets                               15.55        14.19          14.32       14.85
Core Capital/Risk Based Assets                            43.23        36.17          37.73       33.97
Core Capital/Adj Tang Assets                              15.55        14.19          14.38       15.07
Tangible Cap/Tangible Assets                              15.55        14.19          14.38       15.07
Risk-Based Cap/Risk-Wt Assets                             44.06        36.17          38.82       35.07

PROFITABILITY:
Net Income(Loss)                                            374          367            228         217
Ret on Avg Assets Bef Ext Item                             1.68         1.56           0.91        0.84
Return on Average Equity                                  10.63        10.52           6.38        5.77
Net Interest Income/Avg Assets                             4.75         4.45           3.29        3.44
Noninterest Income/Avg Assets                              0.19         0.12           0.18        0.22
Noninterest Expense/Avg Assets                             2.13         2.28           1.82        2.33
Yield/Cost Spread                                          4.43         4.09           2.73        2.89

LIQUIDITY:
Int Earn Assets/Int Bear Liab                            115.88       114.38         114.57      114.95
Brokered Deposits/Tot Deposits                              -            -              -           -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                              1.28         0.36           1.13        1.05
Nonaccrual Loans/Gross Loans                                -           0.28            -           -
Nonaccrual Lns/Ln Loss Reserve                              -          41.49            -           -
Repos Assets/Tot Assets                                     -            -              -           -
Net Chrg-Off/Av Adj Lns                                     -            -              -          0.10
Nonmtg 1-4 Constr&Conv Lns/TA                              1.37         1.20           0.03        0.02

FERGUSON & COMPANY                 Exhibit III
------------------

LEXINGTON FIRST FSB
LEXINGTON, TN


                     SELECTED PEER GROUP RATIOS & RANKINGS
                                                     1993              1994              1995              1996
Peer Group Category                                     1                 1                 2                 2
CAPITAL:
Equity Capital/Total Assets                         15.55             14.19             14.32             14.85
Peer Group Percentile                                  87                72                81                83
Core Cap/Adj Tangible Assets                        15.55             14.19             14.38             15.07
Peer Group Percentile                                  87                72                83                86
Tangible Cap/Tangible Assets                        15.55             14.19             14.38             15.07
Peer Group Percentile                                  87                72                83                86
Risk-Based Cap/Risk-Wt Assets                       44.06             36.17             38.82             35.07
Peer Group Percentile                                  89                75                89                84

ASSET QUALITY:
Risk Assets/Total Assets                             1.37              1.20              0.03              0.02
Peer Group Percentile                                  77                73                97                97
Risk Weighted Assts/Tot Assts                       35.96             39.24             38.14             44.49
Peer Group Percentile                                  81                75                88                70
Nonaccrual Loans/Gross Loans                          -                0.28               -                 -
Peer Group Percentile                                 100                32               100               100
Repos Assets/Tot Assets                               -                 -                 -                 -
Peer Group Percentile                                 100               100               100               100
90+ Day Del Loans/Gross Loans                        1.27              0.08              1.00              0.68
Peer Group Percentile                                  14                45                18                26
90Day P Due+NonAccr-(1-4)/LLR                         -                 -                 -                 -
Peer Group Percentile                                 100               100               100               100

LIQUIDITY:
Avg Reg Liquidity Ratio                             35.40             25.46             25.25             24.41
Peer Group Percentile                                  83                67                77                79

PROFITABILITY:
Ret on Avg Assets Bef Ext Item                       1.68              1.56              0.91              0.84
Peer Group Percentile                                  94                90                75                91
Return on Equity Capital                            10.43             10.83              6.13              5.69
Peer Group Percentile                                  60                80                51                80
Int Earn Assets/Int Bear Liab                      115.88            114.38            114.57            114.95
Peer Group Percentile                                  86                75                84                83
Yield on Earning Assts                               8.05              7.85              7.89              7.94
Peer Group Percentile                                  74                76                64                66
Cost of Funds                                        3.62              3.76              5.16              5.05
Peer Group Percentile                                  77                53                20                29
Yield/Cost Spread                                    4.43              4.09              2.73              2.89
Peer Group Percentile                                  86                77                38                42



FERGUSON & COMPANY                 Exhibit III
------------------


LEXINGTON FIRST FSB
LEXINGTON, TN

                                                    FINANCIAL HIGHLIGHTS

                                          3/31/96    6/30/96    9/30/96   12/31/96
                                                           ($000's)
BALANCE SHEET:
Total Assets                                26,173     25,709     25,724     25,691
% Change in Assets                            0.81      (1.77)      0.06      (0.13)
Total Loans                                 15,041     15,309     15,818     16,229
Deposits                                    21,242     20,778     20,713     20,731
Broker Originated Deposits                       -          -          -          -

CAPITAL:
Equity Capital                               3,746      3,774      3,757      3,814
Tangible Capital                             3,793      3,850      3,824      3,883
Core Capital                                 3,793      3,850      3,824      3,883
Risk-Based Capital                           3,908      3,973      3,954      4,009
Equity Capital/Total Assets                  14.31      14.68      14.61      14.85
Core Capital/Risk Based Assets               37.79      36.98      35.35      33.97
Core Capital/Adj Tang Assets                 14.47      14.93      14.83      15.07
Tangible Cap/Tangible Assets                 14.47      14.93      14.83      15.07
Risk-Based Cap/Risk-Wt Assets                38.94      38.16      36.55      35.07

PROFITABILITY:
Net Income(Loss)                                76         75        (10)        76
Ret on Avg Assets Bef Ext Item                1.17       1.16      (0.16)      1.18
Return on Average Equity                      8.14       7.98      (1.06)      8.03
Net Interest Income/Avg Assets                3.39       3.48       3.36       3.53
Noninterest Income/Avg Assets                 0.18       0.22       0.22       0.25
Noninterest Expense/Avg Assets                1.73       1.87       3.80       1.93
Yield/Cost Spread                             2.85       2.95       2.78       2.98

LIQUIDITY:
Int Earn Assets/Int Bear Liab               114.25     115.15     115.08     114.95
Brokered Deposits/Tot Deposits                   -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                 1.19       1.17       1.01       1.05
Nonaccrual Loans/Gross Loans                     -          -          -          -
Nonaccrual Lns/Ln Loss Reserve                   -          -          -          -
Repos Assets/Tot Assets                          -          -          -          -
Net Chrg-Off/Av Adj Lns                          -          -          -       0.37
Nonmtg 1-4 Constr&Conv Lns/TA                 0.03       0.16       0.03       0.02

FERGUSON & COMPANY                     Exhibit III
------------------


LEXINGTON FIRST FSB
LEXINGTON, TN
                          SELECTED PEER GROUP RATIOS & RANKINGS
                                             3/31/96    6/30/96    9/30/96   12/31/96
Peer Group Category                                2          2          2          2

CAPITAL:
Equity Capital/Total Assets                    14.31      14.68      14.61      14.85
Peer Group Percentile                             83         83         81         83
Core Cap/Adj Tangible Assets                   14.47      14.93      14.83      15.07
Peer Group Percentile                             86         85         84         86
Tangible Cap/Tangible Assets                   14.47      14.93      14.83      15.07
Peer Group Percentile                             86         85         84         86
Risk-Based Cap/Risk-Wt Assets                  38.94      38.16      36.55      35.07
Peer Group Percentile                             90         87         84         84

ASSET QUALITY:
Risk Assets/Total Assets                        0.03       0.16       0.03       0.02
Peer Group Percentile                             97         96         96         97
Risk Weighted Assts/Tot Assts                  38.35      40.50      42.05      44.49
Peer Group Percentile                             86         81         76         70
Nonaccrual Loans/Gross Loans                     -          -          -          -
Peer Group Percentile                            100        100        100        100
Repos Assets/Tot Assets                          -          -          -          -
Peer Group Percentile                            100        100        100        100
90+ Day Del Loans/Gross Loans                   1.06       1.02       0.88       0.68
Peer Group Percentile                             16         17         20         26
90Day P Due+NonAccr-(1-4)/LLR                    -          -          -          -
Peer Group Percentile                            100        100        100        100

LIQUIDITY:
Avg Reg Liquidity Ratio                        29.34      28.89      28.19      24.41
Peer Group Percentile                             84         83         84         79

PROFITABILITY:
Ret on Avg Assets Bef Ext Item                  1.17       1.16      (0.16)      1.18
Peer Group Percentile                             88         84         88         82
Return on Equity Capital                        8.12       7.95      (1.06)      7.97
Peer Group Percentile                             70         64         88         58
Int Earn Assets/Int Bear Liab                 114.25     115.15     115.08     114.95
Peer Group Percentile                             84         85         80         83
Yield on Earning Assts                          7.91       7.92       7.92       8.02
Peer Group Percentile                             65         67         64         71
Cost of Funds                                   5.06       4.97       5.14       5.04
Peer Group Percentile                             33         32         23         30
Yield/Cost Spread                               2.85       2.95       2.78       2.98
Peer Group Percentile                             44         48         35         43

                                  EXHIBIT IV

FERGUSON & COMPANY                     Exhibit IV
------------------


CENTRAL KENTUCKY FSB
DANVILLE, KY
TICKER CKFB                                          FINANCIAL HIGHLIGHTS
-----------
                                                1993       1994       1995       1996
                                                              ($000's)
BALANCE SHEET:
Total Assets                                  50,050     56,377     56,545     60,014
% Change in Assets                              3.51      12.64       0.30       6.13
Total Loans                                   41,974     45,441     49,997     53,544
Deposits                                      43,599     44,273     43,126     44,762
Broker Originated Deposits                       -          -          -          -

CAPITAL:
Equity Capital                                 5,664     11,290     12,295     12,431
Tangible Capital                               5,664     10,989     11,781     11,967
Core Capital                                   5,664     10,989     11,781     11,967
Risk-Based Capital                             5,740     11,065     11,881     12,074
Equity Capital/Total Assets                    11.32      20.03      21.74      20.71
Core Capital/Risk Based Assets                 21.41      39.04      33.63      35.07
Core Capital/Adj Tang Assets                   11.32      19.65      21.03      20.10
Tangible Cap/Tangible Assets                   11.32      19.65      21.03      20.10
Risk-Based Cap/Risk-Wt Assets                  21.70      39.31      33.92      35.38

PROFITABILITY:
Net Income(Loss)                                 560        542        764        827
Ret on Avg Assets Bef Ext Item                  1.29       1.02       1.37       1.40
Return on Average Equity                       11.78       6.39       6.47       6.55
Net Interest Income/Avg Assets                  3.21       2.98       3.87       3.71
Noninterest Income/Avg Assets                   0.16       0.16       0.16       0.65
Noninterest Expense/Avg Assets                  1.35       1.60       1.89       2.27
Yield/Cost Spread                               2.93       2.46       3.11       2.87

LIQUIDITY:
Int Earn Assets/Int Bear Liab                 110.09     123.66     125.92     123.97
Brokered Deposits/Tot Deposits                   -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                   1.41       1.48       1.09       1.25
Nonaccrual Loans/Gross Loans                    0.25        -         0.00       0.16
Nonaccrual Lns/Ln Loss Reserve                136.84        -         2.00      81.31
Repos Assets/Tot Assets                         0.07        -          -         0.38
Net Chrg-Off/Av Adj Lns                          -          -          -          -
Nonmtg 1-4 Constr&Conv Lns/TA                  10.59      10.51      13.09      12.79

FERGUSON & COMPANY                                  Exhibit IV
------------------


BUFFALO FS&LA
BUFFALO, WY
TICKER CRZY                                         FINANCIAL HIGHLIGHTS
-----------
                                            1993       1994       1995       1996
                                                           ($000's)
BALANCE SHEET:
Total Assets                              33,015     35,836     38,217     52,595
% Change in Assets                          2.46       8.54       6.64      37.62
Total Loans                               20,718     23,177     23,907     26,822
Deposits                                  26,510     29,114     29,028     29,146
Broker Originated Deposits                   -          -          -          -

CAPITAL:
Equity Capital                             5,134      5,513      5,982     10,747
Tangible Capital                           5,134      5,513      5,961     10,743
Core Capital                               5,134      5,513      5,961     10,743
Risk-Based Capital                         5,272      5,607      6,185     11,007
Equity Capital/Total Assets                15.55      15.38      15.65      20.43
Core Capital/Risk Based Assets             32.35      32.02      33.42      50.76
Core Capital/Adj Tang Assets               15.55      15.38      15.61      20.43
Tangible Cap/Tangible Assets               15.55      15.38      15.61      20.43
Risk-Based Cap/Risk-Wt Assets              33.22      32.56      34.67      52.00

PROFITABILITY:
Net Income(Loss)                             498        465        395        281
Ret on Avg Assets Bef Ext Item              1.53       1.35       1.07       0.56
Return on Average Equity                   10.19       8.73       6.81       2.83
Net Interest Income/Avg Assets              3.96       3.93       3.29       3.08
Noninterest Income/Avg Assets               0.21       0.56       0.54       0.24
Noninterest Expense/Avg Assets              2.35       2.41       2.27       2.44
Yield/Cost Spread                           3.57       3.52       2.70       2.23

LIQUIDITY:
Int Earn Assets/Int Bear Liab             114.74     116.28     116.44     123.70
Brokered Deposits/Tot Deposits               -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO               4.07       0.01       0.33       0.33
Nonaccrual Loans/Gross Loans                1.17       0.01       0.33       0.33
Nonaccrual Lns/Ln Loss Reserve            104.66       1.40      28.57      31.47
Repos Assets/Tot Assets                     1.53        -          -          -
Net Chrg-Off/Av Adj Lns                     0.46      (0.09)     (0.10)     (0.03)
Nonmtg 1-4 Constr&Conv Lns/TA               8.50       8.83       6.73       4.37

FERGUSON & COMPANY                     Exhibit IV
------------------


CENTRALIA SVGS BK
CENTRALIA, IL
TICKER CSBF                                         FINANCIAL HIGHLIGHTS
-----------
                                             1993       1994       1995       1996
                                                          ($000's)
BALANCE SHEET:
Total Assets                               34,134     33,660     37,826     45,119
% Change in Assets                            -        (1.39)     12.38      19.28
Securities-Book Value                      12,030     14,697     12,740     13,185
Securities-Fair Value                      12,774     14,363     12,871     13,181
Total Loans & Leases                       17,756     17,360     20,890     27,832
Total Deposits                             28,961     28,053     28,357     35,514
Loan/Deposit Ratio                          61.31      61.88      73.67      78.37
Provision for Loan Losses                      24         48         96         63

CAPITAL:
Equity Capital                              4,945      5,352      8,562      8,699
Total Qualifying Capital(Est)               5,005      5,448      8,639      8,125
Equity Capital/Average Assets               14.49      15.79      23.41      21.53
Tot Qual Cap/Rk Bsd Asts(Est)               42.13      46.46      55.30      40.44
Tier 1 Cap/Rsk Bsed Asts(Est)               41.62      45.73      54.41      39.79
T1 Cap/Avg Assets(Lev Est)                  14.53      16.08      21.09      17.76
Dividends Declared/Net Income                 -          -          -          -

PROFITABILITY:
Net Income(Loss)                              464        419        282        147
Return on Average Assets                     1.36       1.24       0.77       0.36
Return on Average Equity Cap                 9.38       8.14       4.79       1.71
Net Interest Margin                          4.48       4.08       3.87       3.74
Net Int Income/Avg Assets                    4.39       3.99       3.54       3.46
Noninterest Income/Avg Assets                0.18       0.17       0.19       0.17
Noninterest Exp/Avg Assets                   1.81       2.07       2.15       2.81

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                      0.29       2.64       1.62       1.33
NPA's/Equity + LLR                           1.02       8.44       3.90       4.20
LLR/Nonperf & Restrcd Lns                  117.65      18.98      41.30      35.31
Foreclosed RE/Total Assets                    -         0.02        -          -
90+ Day Del Loans/Total Loans                0.29       2.61       0.03       0.49
Loan Loss Reserves/Total Lns                 0.34       0.50       0.67       0.47
Net Charge-Offs/Average Loans                0.06       0.13       0.22       0.30
Dom Risk R/E Lns/Tot Dom Lns                 5.08       3.96       8.36       7.75

LIQUIDITY:
Brokered Dep/Total Dom Deps                   -          -          -          -
$100M+ Time Dep/Total Dom Dep                5.31       6.76       5.22       4.49
Int Earn Assets/Int Bear Liab              116.72     118.73     130.07     122.45
Pledged Sec/Total Sec                         -          -          -          -
Fair Value Sec/Amort Cost Sec              106.18      97.63     101.84      99.98

FERGUSON & COMPANY                      Exhibit IV
------------------


HOME BUILDING SVGS BK FSB
WASHINGTON, IN
TICKER HBBI                                     FINANCIAL HIGHLIGHTS
-----------

                                             1993       1994       1995       1996
                                                           ($000's)
BALANCE SHEET:
Total Assets                                42,816     42,107     42,796     44,337
% Change in Assets                            4.22      (1.66)      1.64       3.60
Total Loans                                 30,583     29,944     29,177     28,500
Deposits                                    37,235     36,629     33,283     35,589
Broker Originated Deposits                     -          -          -          -

CAPITAL:
Equity Capital                               2,795      3,090      4,639      4,335
Tangible Capital                             2,795      3,090      4,611      4,338
Core Capital                                 2,795      3,090      4,611      4,338
Risk-Based Capital                           2,840      3,167      4,688      4,417
Equity Capital/Total Assets                   6.53       7.34      10.84       9.78
Core Capital/Risk Based Assets               12.92      13.65      20.99      20.19
Core Capital/Adj Tang Assets                  6.53       7.35      10.79       9.78
Tangible Cap/Tangible Assets                  6.53       7.35      10.79       9.78
Risk-Based Cap/Risk-Wt Assets                13.13      13.99      21.35      20.56

PROFITABILITY:
Net Income(Loss)                               436        327        421       (138)
Ret on Avg Assets Bef Ext Item                1.04       0.77       1.01      (0.32)
Return on Average Equity                     16.92      11.11       9.69      (3.15)
Net Interest Income/Avg Assets                3.25       3.21       3.47       3.18
Noninterest Income/Avg Assets                 0.31       0.24       0.39       0.34
Noninterest Expense/Avg Assets                1.94       2.10       2.27       2.86
Yield/Cost Spread                             3.36       3.32       3.39       3.18

LIQUIDITY:
Int Earn Assets/Int Bear Liab               101.41     102.72     105.49     103.42
Brokered Deposits/Tot Deposits                 -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                 0.27       0.68       0.32       1.60
Nonaccrual Loans/Gross Loans                  0.09       0.67       0.20       1.59
Nonaccrual Lns/Ln Loss Reserve               64.44     263.64      77.92     577.22
Repos Assets/Tot Assets                        -          -         0.08        -
Net Chrg-Off/Av Adj Lns                       0.01       0.03        -         1.44
Nonmtg 1-4 Constr&Conv Lns/TA                 0.80       0.53       0.81       0.69

FERGUSON & COMPANY                    Exhibit IV
------------------


HORIZON FSB
OSKALOOSA, IA
TICKER HZFS                                       FINANCIAL HIGHLIGHTS
-----------

                                           1993       1994       1995       1996
                                                         ($000's)
BALANCE SHEET:
Total Assets                              57,544     63,008     71,498     72,514
% Change in Assets                          5.82       9.50      13.47       1.42
Total Loans                               38,155     43,162     48,886     51,591
Deposits                                  51,772     50,378     53,947     55,861
Broker Originated Deposits                   -          -          -          -

CAPITAL:
Equity Capital                             4,356      6,496      6,562      5,838
Tangible Capital                           4,356      6,725      6,535      5,703
Core Capital                               4,356      6,725      6,535      5,703
Risk-Based Capital                         4,687      6,968      6,781      5,953
Equity Capital/Total Assets                 7.57      10.31       9.18       8.05
Core Capital/Risk Based Assets             14.98      19.97      16.39      13.70
Core Capital/Adj Tang Assets                7.57      10.64       9.14       7.88
Tangible Cap/Tangible Assets                7.57      10.64       9.14       7.88
Risk-Based Cap/Risk-Wt Assets              16.12      20.70      17.00      14.30

PROFITABILITY:
Net Income(Loss)                             477        460        411         75
Ret on Avg Assets Bef Ext Item              0.85       0.76       0.61       0.10
Return on Average Equity                   11.56       8.48       6.42       1.21
Net Interest Income/Avg Assets              3.47       3.43       3.07       2.99
Noninterest Income/Avg Assets               0.49       0.46       0.47       0.59
Noninterest Expense/Avg Assets              2.62       2.68       2.54       2.87
Yield/Cost Spread                           3.44       3.35       2.88       2.84

LIQUIDITY:
Int Earn Assets/Int Bear Liab             104.11     107.83     107.16     104.89
Brokered Deposits/Tot Deposits               -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO               1.61       1.81       2.53       2.57
Nonaccrual Loans/Gross Loans                1.57       0.87       2.49       1.27
Nonaccrual Lns/Ln Loss Reserve            161.05     130.58     427.34     225.17
Repos Assets/Tot Assets                     0.01       0.35       0.01       0.47
Net Chrg-Off/Av Adj Lns                    (0.01)      0.22       0.03       0.78
Nonmtg 1-4 Constr&Conv Lns/TA               8.33       7.12       6.57       5.98

FERGUSON & COMPANY                Exhibit IV
------------------


JOACHIM FS&LA
DE SOTO, MO
TICKER JOAC                                            FINANCIAL HIGHLIGHTS
-----------
                                               1993       1994       1995       1996
                                                             ($000's)
BALANCE SHEET:
Total Assets                                  31,101     29,034     33,539     32,329
% Change in Assets                             (0.22)     (6.65)     15.52      (3.61)
Total Loans                                   22,939     22,242     21,968     24,158
Deposits                                      26,904     24,652     25,345     24,075
Broker Originated Deposits                       -          -          -          -

CAPITAL:
Equity Capital                                 3,780      4,030      7,286      7,427
Tangible Capital                               3,780      4,030      7,286      7,427
Core Capital                                   3,780      4,030      7,286      7,427
Risk-Based Capital                             3,827      4,088      7,356      7,502
Equity Capital/Total Assets                    12.15      13.88      21.72      22.97
Core Capital/Risk Based Assets                 21.68      25.83      44.85      45.42
Core Capital/Adj Tang Assets                   12.16      13.88      21.73      22.97
Tangible Cap/Tangible Assets                   12.16      13.88      21.73      22.97
Risk-Based Cap/Risk-Wt Assets                  21.95      26.20      45.28      45.88

PROFITABILITY:
Net Income(Loss)                                 255        251        210         88
Ret on Avg Assets Bef Ext Item                  0.82       0.83       0.68       0.26
Return on Average Equity                        6.93       6.43       4.65       1.20
Net Interest Income/Avg Assets                  3.74       3.77       3.56       3.71
Noninterest Income/Avg Assets                   0.45       0.38       0.29       0.27
Noninterest Expense/Avg Assets                  2.60       2.82       2.77       3.59
Yield/Cost Spread                               3.76       3.76       3.35       3.04

LIQUIDITY:
Int Earn Assets/Int Bear Liab                 108.50     109.88     123.18     125.87
Brokered Deposits/Tot Deposits                   -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                   2.80       3.20       0.13       1.56
Nonaccrual Loans/Gross Loans                    0.51       0.37       0.07       0.66
Nonaccrual Lns/Ln Loss Reserve                248.94     141.38      21.43     213.33
Repos Assets/Tot Assets                         0.81       1.07        -         0.31
Net Chrg-Off/Av Adj Lns                         0.01       0.02       0.02       0.00
Nonmtg 1-4 Constr&Conv Lns/TA                   4.56       5.92       4.55       6.64

FERGUSON & COMPANY                 Exhibit IV
------------------

CITIZENS L&SC
LONDON, OH
TICKER LONF                                      FINANCIAL HIGHLIGHTS
-----------

                                          1993       1994       1995       1996
                                                       ($000's)
BALANCE SHEET:
Total Assets                            30,915     32,226     34,615     35,289
% Change in Assets                        6.42       4.24       7.41       1.95
Total Loans                             25,018     26,717     27,877     28,003
Deposits                                27,684     28,754     30,989     28,795
Broker Originated Deposits                 -          -          -          -

CAPITAL:
Equity Capital                           2,879      3,123      3,267      5,524
Tangible Capital                         2,879      3,123      3,267      5,524
Core Capital                             2,879      3,123      3,267      5,524
Risk-Based Capital                       3,062      3,315      3,454      5,712
Equity Capital/Total Assets               9.31       9.69       9.44      15.65
Core Capital/Risk Based Assets           17.19      18.01      18.11      28.82
Core Capital/Adj Tang Assets              9.31       9.69       9.44      15.65
Tangible Cap/Tangible Assets              9.31       9.69       9.44      15.65
Risk-Based Cap/Risk-Wt Assets            18.28      19.12      19.15      29.80

PROFITABILITY:
Net Income(Loss)                           308        244        144        225
Ret on Avg Assets Bef Ext Item            1.03       0.77       0.43       0.64
Return on Average Equity                 11.30       8.13       4.48       4.18
Net Interest Income/Avg Assets            3.69       3.28       2.86       3.51
Noninterest Income/Avg Assets             0.24       0.25       0.24       0.21
Noninterest Expense/Avg Assets            2.35       2.38       2.43       2.78
Yield/Cost Spread                         3.51       3.10       2.60       2.94

LIQUIDITY:
Int Earn Assets/Int Bear Liab           107.43     107.79     107.36     116.24
Brokered Deposits/Tot Deposits             -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO             0.61       0.09       0.16       1.06
Nonaccrual Loans/Gross Loans              0.59       0.08       0.16       1.00
Nonaccrual Lns/Ln Loss Reserve           79.79      11.46      24.06     159.04
Repos Assets/Tot Assets                    -          -          -          -
Net Chrg-Off/Av Adj Lns                    -          -         0.02      (0.00)
Nonmtg 1-4 Constr&Conv Lns/TA            16.60      16.87      15.78      14.37

FERGUSON & COMPANY                           Exhibit IV
------------------


WALDOBORO BANK FSB
WALDOBORO, ME
TICKER MCBN                                     FINANCIAL HIGHLIGHTS
-----------

                                              1993       1994       1995       1996
                                                             ($000's)
BALANCE SHEET:
Total Assets                                 50,035     52,508     55,423     57,851
% Change in Assets                             7.49       4.94       5.55       4.38
Total Loans                                  42,698     44,093     44,092     48,340
Deposits                                     35,398     38,161     41,932     42,490
Broker Originated Deposits                      -          -          -          -

CAPITAL:
Equity Capital                                4,212      4,472      4,857      4,937
Tangible Capital                              4,212      4,472      4,857      4,937
Core Capital                                  4,212      4,472      4,857      4,937
Risk-Based Capital                            4,418      4,650      5,077      5,233
Equity Capital/Total Assets                    8.42       8.52       8.76       8.53
Core Capital/Risk Based Assets                15.02      15.23      15.64      14.37
Core Capital/Adj Tang Assets                   8.42       8.52       8.76       8.53
Tangible Cap/Tangible Assets                   8.42       8.52       8.76       8.53
Risk-Based Cap/Risk-Wt Assets                 15.76      15.84      16.35      15.24

PROFITABILITY:
Net Income(Loss)                                558        428        385        228
Ret on Avg Assets Bef Ext Item                 1.06       0.83       0.71       0.41
Return on Average Equity                      12.88       9.86       8.22       4.68
Net Interest Income/Avg Assets                 3.73       3.61       3.47       3.72
Noninterest Income/Avg Assets                  0.44       0.36       0.41       0.45
Noninterest Expense/Avg Assets                 2.32       2.43       2.66       3.32
Yield/Cost Spread                              3.61       3.57       3.44       3.80

LIQUIDITY:
Int Earn Assets/Int Bear Liab                105.48     104.69     104.43     103.47
Brokered Deposits/Tot Deposits                  -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                  1.77       1.00       1.39       0.60
Nonaccrual Loans/Gross Loans                   1.63       0.24       1.19       0.41
Nonaccrual Lns/Ln Loss Reserve               328.11      59.55     240.00      67.57
Repos Assets/Tot Assets                        0.10       0.65       0.16       0.16
Net Chrg-Off/Av Adj Lns                        0.04       0.45       0.06       0.09
Nonmtg 1-4 Constr&Conv Lns/TA                  6.13       8.01      10.06      12.14

FERGUSON & COMPANY                        Exhibit IV
------------------


COMMUNITY FS&LA
LITTLE FALLS, MN
TICKER MIVI                               FINANCIAL HIGHLIGHTS
-----------

                                              1993       1994       1995       1996
                                                            ($000's)
BALANCE SHEET:
Total Assets                                 64,942     62,111     69,212     70,306
% Change in Assets                            (2.47)     (4.36)     11.43       1.58
Total Loans                                  44,315     44,310     43,438     44,095
Deposits                                     58,783     55,312     54,689     56,426
Broker Originated Deposits                        -          -          -          -

CAPITAL:
Equity Capital                                5,646      6,137     10,912     11,504
Tangible Capital                              5,634      6,043     10,692     10,639
Core Capital                                  5,634      6,043     10,692     10,639
Risk-Based Capital                            5,985      6,419     11,092     11,068
Equity Capital/Total Assets                    8.69       9.88      15.77      16.36
Core Capital/Risk Based Assets                17.01      18.90      32.13      31.25
Core Capital/Adj Tang Assets                   8.68       9.74      15.50      15.32
Tangible Cap/Tangible Assets                   8.68       9.74      15.50      15.32
Risk-Based Cap/Risk-Wt Assets                 18.07      20.08      33.33      32.51

PROFITABILITY:
Net Income(Loss)                                748        414        837        520
Ret on Avg Assets Bef Ext Item                 1.14       0.65       1.22       0.74
Return on Average Equity                      14.19       7.03       8.46       4.81
Net Interest Income/Avg Assets                 3.25       3.40       3.63       3.47
Noninterest Income/Avg Assets                  0.39       0.40       0.53       0.43
Noninterest Expense/Avg Assets                 2.05       2.40       2.17       2.70
Yield/Cost Spread                              3.06       3.23       3.21       2.94

LIQUIDITY:
Int Earn Assets/Int Bear Liab                108.19     108.61     115.61     118.25
Brokered Deposits/Tot Deposits                    -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                  0.55       0.09       0.22       0.59
Nonaccrual Loans/Gross Loans                   0.01       0.05          -       0.38
Nonaccrual Lns/Ln Loss Reserve                 0.58       2.06          -      19.73
Repos Assets/Tot Assets                        0.11          -       0.02          -
Net Chrg-Off/Av Adj Lns                        0.19      (0.03)      0.33       0.02
Nonmtg 1-4 Constr&Conv Lns/TA                  4.64       5.96       2.47       2.85

FERGUSON & COMPANY                       Exhibit IV
------------------


NEOSHO S&LA, FA
NEOSHO, MO
TICKER NSLB                                      FINANCIAL HIGHLIGHTS
-----------

                                             1993       1994       1995       1996
                                                           ($000's)
BALANCE SHEET:
Total Assets                                52,078     49,738     53,156     56,645
% Change in Assets                           (0.43)     (4.49)      6.87       6.56
Total Loans                                 22,758     25,095     28,013     31,762
Deposits                                    46,092     43,274     41,964     44,062
Broker Originated Deposits                     -          -          -          -

CAPITAL:
Equity Capital                               5,531      6,018      9,947      8,339
Tangible Capital                             5,531      6,018      9,947      8,339
Core Capital                                 5,531      6,018      9,947      8,339
Risk-Based Capital                           5,552      6,036      9,945      8,381
Equity Capital/Total Assets                  10.62      12.10      18.71      14.72
Core Capital/Risk Based Assets               31.27      34.70      51.58      38.31
Core Capital/Adj Tang Assets                 10.62      12.10      18.71      14.72
Tangible Cap/Tangible Assets                 10.62      12.10      18.71      14.72
Risk-Based Cap/Risk-Wt Assets                31.39      34.81      51.57      38.50

PROFITABILITY:
Net Income(Loss)                               590        471        471        186
Ret on Avg Assets Bef Ext Item                1.27       0.93       0.88       0.33
Return on Average Equity                     12.68       8.16       5.59       1.97
Net Interest Income/Avg Assets                3.32       3.04       2.95       2.80
Noninterest Income/Avg Assets                 0.63       0.59       0.53       0.43
Noninterest Expense/Avg Assets                2.02       2.17       2.24       2.79
Yield/Cost Spread                             3.25       2.94       2.58       2.32

LIQUIDITY:
Int Earn Assets/Int Bear Liab               109.01     110.37     119.53     114.10
Brokered Deposits/Tot Deposits                 -          -          -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO                 0.08       0.04       0.12       0.14
Nonaccrual Loans/Gross Loans                   -          -         0.12       0.14
Nonaccrual Lns/Ln Loss Reserve                 -          -        89.74     107.14
Repos Assets/Tot Assets                        -          -          -          -
Net Chrg-Off/Av Adj Lns                        -          -        (0.02)       -
Nonmtg 1-4 Constr&Conv Lns/TA                 0.53       0.42       0.33       0.20

FERGUSON & COMPANY                                     Exhibit IV
------------------


RELIANCE SVGS BK
MILWAUKEE, WI
TICKER RELI                                        FINANCIAL HIGHLIGHTS
-----------
                                           1993       1994       1995       1996
                                                         ($000's)
BALANCE SHEET:
Total Assets                              33,093     32,639     32,150     40,442
% Change in Assets                           -        (1.37)     (1.50)     25.79
Securities-Book Value                      3,951     10,711      8,769     12,786
Securities-Fair Value                      4,105     10,691      8,857     12,838
Total Loans & Leases                      18,251     20,340     22,235     25,222
Total Deposits                            23,816     22,914     21,460     17,932
Loan/Deposit Ratio                         76.63      88.77     103.61     140.65
Provision for Loan Losses                     22         22         22         22

CAPITAL:
Equity Capital                             9,052      9,282      9,969     19,652
Total Qualifying Capital(Est)              9,126      9,399      9,821     19,410
Equity Capital/Average Assets              27.35      28.24      30.39      51.69
Tot Qual Cap/Rk Bsd Asts(Est)              61.14      45.16      45.62      81.73
Tier 1 Cap/Rsk Bsed Asts(Est)              60.65      44.71      45.09      81.16
T1 Cap/Avg Assets(Lev Est)                 26.97      27.95      30.19      44.56
Dividends Declared/Net Income                -          -          -          -

PROFITABILITY:
Net Income(Loss)                             381        373        400        497
Return on Average Assets                    1.15       1.13       1.22       1.31
Return on Average Equity Cap                4.21       4.07       4.15       3.16
Net Interest Margin                         4.71       4.63       4.28       4.92
Net Int Income/Avg Assets                   3.73       4.12       4.16       4.68
Noninterest Income/Avg Assets              (0.07)      0.04       0.04       0.02
Noninterest Exp/Avg Assets                  1.65       2.20       2.13       2.28

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                     0.37        -          -          -
NPA's/Equity + LLR                          0.73        -          -          -
LLR/Nonperf & Restrcd Lns                 110.45        -          -          -
Foreclosed RE/Total Assets                   -          -          -          -
90+ Day Del Loans/Total Loans               0.37        -          -          -
Loan Loss Reserves/Total Lns                0.41       0.46       0.52       0.55
Net Charge-Offs/Average Loans                -         0.01        -          -
Dom Risk R/E Lns/Tot Dom Lns               40.15      34.08      36.80      33.82

LIQUIDITY:
Brokered Dep/Total Dom Deps                  -          -          -          -
$100M+ Time Dep/Total Dom Dep               6.88       9.10      10.41       7.20
Int Earn Assets/Int Bear Liab             137.66     138.79     144.61     196.95
Pledged Sec/Total Sec                        -          -          -          -
Fair Value Sec/Amort Cost Sec             103.90      99.45     106.26     105.54

FERGUSON & COMPANY                          Exhibit IV
------------------


SCOTLAND SVGS BK
LAURINBURG, NC
TICKER SSB                                         FINANCIAL HIGHLIGHTS
----------
                                            1993       1994       1995       1996
                                                          ($000's)
BALANCE SHEET:
Total Assets                              55,357     57,740     58,049     60,714
% Change in Assets                         (1.10)      4.30       0.54       4.59
Securities-Book Value                      5,247     14,250     11,806     11,018
Securities-Fair Value                      5,815     14,086     11,912     11,081
Total Loans & Leases                      39,671     37,296     42,003     46,305
Total Deposits                            47,653     49,124     48,346     42,432
Loan/Deposit Ratio                         83.25      75.92      86.88     109.13
Provision for Loan Losses                      5         25         12         24

CAPITAL:
Equity Capital                             7,093      7,921      8,860     17,136
Total Qualifying Capital(Est)              7,270      7,897      8,609     16,834
Equity Capital/Average Assets              12.74      14.01      15.02      26.95
Tot Qual Cap/Rk Bsd Asts(Est)              26.33      30.02      30.65      57.41
Tier 1 Cap/Rsk Bsed Asts(Est)              25.69      29.25      29.89      56.62
T1 Cap/Avg Assets(Lev Est)                 14.44      13.05      14.11      27.12
Dividends Declared/Net Income                -          -          -        30.14

PROFITABILITY:
Net Income(Loss)                             465        577        700        647
Return on Average Assets                    0.84       1.02       1.19       1.02
Return on Average Equity Cap                6.78       7.69       8.36       4.08
Net Interest Margin                         4.07       3.89       3.80       4.30
Net Int Income/Avg Assets                   4.01       3.82       3.66       4.11
Noninterest Income/Avg Assets               0.10       0.27       0.11       0.09
Noninterest Exp/Avg Assets                  1.93       2.44       1.92       2.58

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                     0.29        -          -         0.07
NPA's/Equity + LLR                          1.60        -          -         0.18
LLR/Nonperf & Restrcd Lns                 152.59        -          -       745.16
Foreclosed RE/Total Assets                   -          -          -          -
90+ Day Del Loans/Total Loans               0.29        -          -         0.07
Loan Loss Reserves/Total Lns                0.45       0.54       0.51       0.50
Net Charge-Offs/Average Loans                -          -          -         0.02
Dom Risk R/E Lns/Tot Dom Lns                8.13       7.58       6.59       6.50

LIQUIDITY:
Brokered Dep/Total Dom Deps                  -          -          -          -
$100M+ Time Dep/Total Dom Dep               6.02       7.36       8.60       6.66
Int Earn Assets/Int Bear Liab             114.75     115.85     118.12     142.09
Pledged Sec/Total Sec                      10.04       2.55       6.02       5.95
Fair Value Sec/Amort Cost Sec             110.83     101.29     107.31     108.53

                                   EXHIBIT V

FERGUSON & COMPANY          Exhibit V - Selected Publicly Held Thrifts
------------------



                                                                                     Deposit                           Current
                                                                                     Insurance                           Stock
                                                                                     Agency                              Price
Ticker  Short Name                             City                  State   Region  (BIF/SAIF)  Exchange   IPO Date       ($)
AADV    Advantage Bancorp Inc.                 Kenosha               WI      MW      SAIF        NASDAQ     03/23/92    39.000
ABBK    Abington Bancorp Inc.                  Abington              MA      NE      BIF         NASDAQ     06/10/86    25.000
ABCL    Alliance Bancorp Inc.                  Hinsdale              IL      MW      SAIF        NASDAQ     07/07/92    29.875
ABCW    Anchor BanCorp Wisconsin               Madison               WI      MW      SAIF        NASDAQ     07/16/92    50.000
AFCB    Affiliated Community Bancorp           Waltham               MA      NE      SAIF        NASDAQ     10/19/95    24.375
AHM     Ahmanson & Company (H.F.)              Irwindale             CA      WE      SAIF        NYSE       10/25/72    47.125
ALBC    Albion Banc Corp.                      Albion                NY      MA      SAIF        NASDAQ     07/26/93    22.000
ALBK    ALBANK Financial Corporation           Albany                NY      MA      SAIF        NASDAQ     04/01/92    39.813
ANBK    American National Bancorp              Baltimore             MD      MA      SAIF        NASDAQ     10/31/95    16.125
ANDB    Andover Bancorp Inc.                   Andover               MA      NE      BIF         NASDAQ     05/08/86    29.375
ASBI    Ameriana Bancorp                       New Castle            IN      MW      SAIF        NASDAQ     03/02/87    15.625
ASBP    ASB Financial Corp.                    Portsmouth            OH      MW      SAIF        NASDAQ     05/11/95    12.000
ASFC    Astoria Financial Corporation          Lake Success          NY      MA      SAIF        NASDAQ     11/18/93    45.625
BANC    BankAtlantic Bancorp Inc.              Fort Lauderdale       FL      SE      SAIF        NASDAQ     11/29/83    14.125
BDJI    First Federal Bancorporation           Bemidji               MN      MW      SAIF        NASDAQ     04/04/95    18.750
BFD     BostonFed Bancorp Inc.                 Burlington            MA      NE      SAIF        AMSE       10/24/95    17.688
BFSB    Bedford Bancshares Inc.                Bedford               VA      SE      SAIF        NASDAQ     08/22/94    20.750
BKC     American Bank of Connecticut           Waterbury             CT      NE      BIF         AMSE       12/01/81    35.500
BKCT    Bancorp Connecticut Inc.               Southington           CT      NE      BIF         NASDAQ     07/03/86    25.500
BKUNA   BankUnited Financial Corp.             Coral Gables          FL      SE      SAIF        NASDAQ     12/11/85     9.625
BSBC    Branford Savings Bank                  Branford              CT      NE      BIF         NASDAQ     11/04/86     4.688
BVCC    Bay View Capital Corp.                 San Mateo             CA      WE      SAIF        NASDAQ     05/09/86    26.625
CAFI    Camco Financial Corp.                  Cambridge             OH      MW      SAIF        NASDAQ           NA    18.000
CAPS    Capital Savings Bancorp Inc.           Jefferson City        MO      MW      SAIF        NASDAQ     12/29/93    16.625
CASB    Cascade Financial Corp.                Everett               WA      WE      SAIF        NASDAQ     09/16/92    18.500
CASH    First Midwest Financial Inc.           Storm Lake            IA      MW      SAIF        NASDAQ     09/20/93    15.125
CBCI    Calumet Bancorp Inc.                   Dolton                IL      MW      SAIF        NASDAQ     02/20/92    39.500
CBSA    Coastal Bancorp Inc.                   Houston               TX      SW      SAIF        NASDAQ           NA    28.750
CBSB    Charter Financial Inc.                 Sparta                IL      MW      SAIF        NASDAQ     12/29/95    17.063
CEBK    Central Co-operative Bank              Somerville            MA      NE      BIF         NASDAQ     10/24/86    18.125
CENF    CENFED Financial Corp.                 Pasadena              CA      WE      SAIF        NASDAQ     10/25/91    32.750
CFB     Commercial Federal Corporation         Omaha                 NE      MW      SAIF        NYSE       12/31/84    37.500
CFFC    Community Financial Corp.              Staunton              VA      SE      SAIF        NASDAQ     03/30/88    22.500
CFSB    CFSB Bancorp Inc.                      Lansing               MI      MW      SAIF        NASDAQ     06/22/90    23.250
CFTP    Community Federal Bancorp              Tupelo                MS      SE      SAIF        NASDAQ     03/26/96    17.625
CFX     CFX Corporation                        Keene                 NH      NE      BIF         AMSE       02/12/87    18.125
CIBI    Community Investors Bancorp            Bucyrus               OH      MW      SAIF        NASDAQ     02/07/95    13.500
CKFB    CKF Bancorp Inc.                       Danville              KY      MW      SAIF        NASDAQ     01/04/95    19.250
CMRN    Cameron Financial Corp                 Cameron               MO      MW      SAIF        NASDAQ     04/03/95    16.750
CMSV    Community Savings, MHC                 North Palm Beach      FL      SE      SAIF        NASDAQ     10/24/94    21.750
CNIT    CENIT Bancorp Inc.                     Norfolk               VA      SE      SAIF        NASDAQ     08/06/92    44.500
COFI    Charter One Financial                  Cleveland             OH      MW      SAIF        NASDAQ     01/22/88    51.000
CRZY    Crazy Woman Creek Bancorp              Buffalo               WY      WE      SAIF        NASDAQ     03/29/96    13.500
CSA     Coast Savings Financial                Los Angeles           CA      WE      SAIF        NYSE       12/23/85    46.000
CTZN    CitFed Bancorp Inc.                    Dayton                OH      MW      SAIF        NASDAQ     01/23/92    37.563
CVAL    Chester Valley Bancorp Inc.            Downingtown           PA      MA      SAIF        NASDAQ     03/27/87    21.000
DFIN    Damen Financial Corp.                  Schaumburg            IL      MW      SAIF        NASDAQ     10/02/95    14.375
DIBK    Dime Financial Corp.                   Wallingford           CT      NE      BIF         NASDAQ     07/09/86    23.000
DME     Dime Bancorp Inc.                      New York              NY      MA      BIF         NYSE       08/19/86    19.000
DNFC    D & N Financial Corp.                  Hancock               MI      MW      SAIF        NASDAQ     02/13/85    19.063
DSL     Downey Financial Corp.                 Newport Beach         CA      WE      SAIF        NYSE       01/01/71    23.250
EBSI    Eagle Bancshares                       Tucker                GA      SE      SAIF        NASDAQ     04/01/86    17.875
EFBI    Enterprise Federal Bancorp             West Chester          OH      MW      SAIF        NASDAQ     10/17/94    18.250
EGFC    Eagle Financial Corp.                  Bristol               CT      NE      SAIF        NASDAQ     02/03/87    30.750
EIRE    Emerald Isle Bancorp Inc.              Quincy                MA      NE      BIF         NASDAQ     09/08/86    18.500
EMLD    Emerald Financial Corp.                Strongsville          OH      MW      SAIF        NASDAQ           NA    14.063
EQSB    Equitable Federal Savings Bank         Wheaton               MD      MA      SAIF        NASDAQ     09/10/93    36.250

FERGUSON & COMPANY                  Exhibit V - Selected Publicly Held Thrifts
------------------


                                                                                      Deposit
                                                                                      Insurance                            Stock
                                                                                      Agency                               Price
Ticker  Short Name                             City                   State   Region  (BIF/SAIF)  Exchange   IPO Date        ($)
ESBK    Elmira Savings Bank (The)              Elmira                 NY      MA      BIF         NASDAQ     03/01/85     19.250
FBBC    First Bell Bancorp Inc.                Pittsburgh             PA      MA      SAIF        NASDAQ     06/29/95     16.000
FBCI    Fidelity Bancorp Inc.                  Chicago                IL      MW      SAIF        NASDAQ     12/15/93     19.000
FBHC    Fort Bend Holding Corp.                Rosenberg              TX      SW      SAIF        NASDAQ     06/30/93     28.750
FBSI    First Bancshares Inc.                  Mountain Grove         MO      MW      SAIF        NASDAQ     12/22/93     20.000
FCME    First Coastal Corporation              Westbrook              ME      NE      BIF         NASDAQ           NA      9.125
FED     FirstFed Financial Corp.               Santa Monica           CA      WE      SAIF        NYSE       12/16/83     30.625
FESX    First Essex Bancorp Inc.               Andover                MA      NE      BIF         NASDAQ     08/04/87     16.500
FFBA    First Colorado Bancorp Inc.            Lakewood               CO      SW      SAIF        NASDAQ     01/02/96     18.875
FFBI    First Financial Bancorp Inc.           Belvidere              IL      MW      SAIF        NASDAQ     10/04/93     18.750
FFBS    FFBS BanCorp Inc.                      Columbus               MS      SE      SAIF        NASDAQ     07/01/93     23.000
FFBZ    First Federal Bancorp Inc.             Zanesville             OH      MW      SAIF        NASDAQ     07/13/92     18.250
FFCH    First Financial Holdings Inc.          Charleston             SC      SE      SAIF        NASDAQ     11/10/83     29.500
FFDB    FirstFed Bancorp Incorporated          Bessemer               AL      SE      SAIF        NASDAQ     11/19/91     16.750
FFES    First Federal of East Hartford         East Hartford          CT      NE      SAIF        NASDAQ     06/23/87     29.750
FFFC    FFVA Financial Corp.                   Lynchburg              VA      SE      SAIF        NASDAQ     10/12/94     26.750
FFFD    North Central Bancshares Inc.          Fort Dodge             IA      MW      SAIF        NASDAQ     03/21/96     15.250
FFFL    Fidelity Bankshares Inc., MHC          West Palm Beach        FL      SE      SAIF        NASDAQ     01/07/94     19.375
FFHH    FSF Financial Corp.                    Hutchinson             MN      MW      SAIF        NASDAQ     10/07/94     17.438
FFHS    First Franklin Corporation             Cincinnati             OH      MW      SAIF        NASDAQ     01/26/88     20.000
FFIC    Flushing Financial Corp.               Flushing               NY      MA      BIF         NASDAQ     11/21/95     19.875
FFKY    First Federal Financial Corp.          Elizabethtown          KY      MW      SAIF        NASDAQ     07/15/87     18.500
FFLC    FFLC Bancorp Inc.                      Leesburg               FL      SE      SAIF        NASDAQ     01/04/94     28.500
FFOH    Fidelity Financial of Ohio             Cincinnati             OH      MW      SAIF        NASDAQ     03/04/96     15.000
FFSL    First Independence Corp.               Independence           KS      MW      SAIF        NASDAQ     10/08/93     11.188
FFSX    First Fed SB of Siouxland, MHC         Sioux City             IA      MW      SAIF        NASDAQ     07/13/92     23.750
FFWC    FFW Corp.                              Wabash                 IN      MW      SAIF        NASDAQ     04/05/93     26.000
FFWD    Wood Bancorp Inc.                      Bowling Green          OH      MW      SAIF        NASDAQ     08/31/93     16.875
FFYF    FFY Financial Corp.                    Youngstown             OH      MW      SAIF        NASDAQ     06/28/93     25.875
FGHC    First Georgia Holding Inc.             Brunswick              GA      SE      SAIF        NASDAQ     02/11/87      7.250
FIBC    Financial Bancorp Inc.                 Long Island City       NY      MA      SAIF        NASDAQ     08/17/94     17.250
FKFS    First Keystone Financial               Media                  PA      MA      SAIF        NASDAQ     01/26/95     23.000
FLFC    First Liberty Financial Corp.          Macon                  GA      SE      SAIF        NASDAQ     12/06/83     21.750
FMCO    FMS Financial Corporation              Burlington             NJ      MA      SAIF        NASDAQ     12/14/88     23.500
FMSB    First Mutual Savings Bank              Bellevue               WA      WE      BIF         NASDAQ     12/17/85     17.250
FNGB    First Northern Capital Corp.           Green Bay              WI      MW      SAIF        NASDAQ     12/29/83     21.250
FOBC    Fed One Bancorp                        Wheeling               WV      SE      SAIF        NASDAQ     01/19/95     21.000
FRC     First Republic Bancorp                 San Francisco          CA      WE      BIF         NYSE             NA     21.500
FSBI    Fidelity Bancorp Inc.                  Pittsburgh             PA      MA      SAIF        NASDAQ     06/24/88     20.000
FSFC    First Southeast Financial Corp         Anderson               SC      SE      SAIF        NASDAQ     10/08/93     10.125
FSLA    First Savings Bank, MHC                Woodbridge             NJ      MA      SAIF        NASDAQ     07/10/92     24.000
FSPG    First Home Bancorp Inc.                Pennsville             NJ      MA      SAIF        NASDAQ     04/20/87     19.375
FSTC    First Citizens Corporation             Newnan                 GA      SE      SAIF        NASDAQ     03/01/86     24.750
FTF     Texarkana First Financial Corp         Texarkana              AR      SE      SAIF        AMSE       07/07/95     18.000
FTFC    First Federal Capital Corp.            La Crosse              WI      MW      SAIF        NASDAQ     11/02/89     22.000
FTSB    Fort Thomas Financial Corp.            Fort Thomas            KY      MW      SAIF        NASDAQ     06/28/95     10.500
FWWB    First SB of Washington Bancorp         Walla Walla            WA      WE      SAIF        NASDAQ     11/01/95     21.500
GAF     GA Financial Inc.                      Pittsburgh             PA      MA      SAIF        AMSE       03/26/96     18.938
GBCI    Glacier Bancorp Inc.                   Kalispell              MT      WE      SAIF        NASDAQ     03/30/84     17.750
GDW     Golden West Financial                  Oakland                CA      WE      SAIF        NYSE       05/29/59     73.250
GFCO    Glenway Financial Corp.                Cincinnati             OH      MW      SAIF        NASDAQ     11/30/90     25.750
GFSB    GFS Bancorp Inc.                       Grinnell               IA      MW      SAIF        NASDAQ     01/06/94     13.250
GLN     Glendale Federal Bank FSB              Glendale               CA      WE      SAIF        NYSE       10/01/83     25.375
GPT     GreenPoint Financial Corp.             New York               NY      MA      BIF         NYSE       01/28/94     66.375
GSBC    Great Southern Bancorp Inc.            Springfield            MO      MW      SAIF        NASDAQ     12/14/89     17.000
GTFN    Great Financial Corporation            Louisville             KY      MW      SAIF        NASDAQ     03/31/94     34.750
GUPB    GFSB Bancorp Inc.                      Gallup                 NM      SW      SAIF        NASDAQ     06/30/95     19.000

FERGUSON & COMPANY      Exhibit V - Selected Publicly Held Thrifts
------------------

                                                                               Deposit                              Current
                                                                               Insurance                              Stock
                                                                               Agency                                 Price
Ticker  Short Name                           City              State   Region  (BIF/SIAF)  Exchange     IPO Date        ($)
HALL    Hallmark Capital Corp.               West Allis        WI      MW      SAIF        NASDAQ       01/03/94     21.625
HARB    Harbor Federal Savings Bk, MHC       Fort Pierce       FL      SE      SAIF        NASDAQ       01/06/94     40.750
HARL    Harleysville Savings Bank            Harleysville      PA      MA      SAIF        NASDAQ       08/04/87     22.000
HARS    Harris Savings Bank, MHC             Harrisburg        PA      MA      SAIF        NASDAQ       01/25/94     21.250
HAVN    Haven Bancorp Inc.                   Woodhaven         NY      MA      SAIF        NASDAQ       09/23/93     37.000
HBFW    Home Bancorp                         Fort Wayne        IN      MW      SAIF        NASDAQ       03/30/95     20.625
HBNK    Highland Federal Bank FSB            Burbank           CA      WE      SAIF        NASDAQ             NA     23.875
HBS     Haywood Bancshares Inc.              Waynesville       NC      SE      BIF         AMSE         12/18/87     16.938
HFFB    Harrodsburg First Fin Bancorp        Harrodsburg       KY      MW      SAIF        NASDAQ       10/04/95     15.000
HFFC    HF Financial Corp.                   Sioux Falls       SD      MW      SAIF        NASDAQ       04/08/92     19.750
HFGI    Harrington Financial Group           Richmond          IN      MW      SAIF        NASDAQ             NA     12.250
HFNC    HFNC Financial Corp.                 Charlotte         NC      SE      SAIF        NASDAQ       12/29/95     16.750
HFSA    Hardin Bancorp Inc.                  Hardin            MO      MW      SAIF        NASDAQ       09/29/95     14.625
HHFC    Harvest Home Financial Corp.         Cheviot           OH      MW      SAIF        NASDAQ       10/10/94     10.500
HIFS    Hingham Instit. for Savings          Hingham           MA      NE      BIF         NASDAQ       12/20/88     19.875
HMCI    HomeCorp Inc.                        Rockford          IL      MW      SAIF        NASDAQ       06/22/90     14.250
HMNF    HMN Financial Inc.                   Spring Valley     MN      MW      SAIF        NASDAQ       06/30/94     23.000
HOMF    Home Federal Bancorp                 Seymour           IN      MW      SAIF        NASDAQ       01/23/88     27.750
HPBC    Home Port Bancorp Inc.               Nantucket         MA      NE      BIF         NASDAQ       08/25/88     20.250
HRBF    Harbor Federal Bancorp Inc.          Baltimore         MD      MA      SAIF        NASDAQ       08/12/94     18.000
HRZB    Horizon Financial Corp.              Bellingham        WA      WE      BIF         NASDAQ       08/01/86     16.125
HZFS    Horizon Financial Svcs Corp.         Oskaloosa         IA      MW      SAIF        NASDAQ       06/30/94     19.250
IFSB    Independence Federal Savings         Washington        DC      MA      SAIF        NASDAQ       06/06/85      9.000
INBI    Industrial Bancorp                   Bellevue          OH      MW      SAIF        NASDAQ       08/01/95     13.438
IPSW    Ipswich Savings Bank                 Ipswich           MA      NE      BIF         NASDAQ       05/26/93     16.250
ISBF    ISB Financial Corporation            New Iberia        LA      SW      SAIF        NASDAQ       04/07/95     23.250
ITLA    ITLA Capital Corp.                   La Jolla          CA      WE      BIF         NASDAQ       10/24/95     16.000
IWBK    InterWest Bancorp Inc.               Oak Harbor        WA      WE      SAIF        NASDAQ             NA     36.000
JSBA    Jefferson Savings Bancorp            Ballwin           MO      MW      SAIF        NASDAQ       04/08/93     29.875
JSBF    JSB Financial Inc.                   Lynbrook          NY      MA      BIF         NASDAQ       06/27/90     43.875
KFBI    Klamath First Bancorp                Klamath Falls     OR      WE      SAIF        NASDAQ       10/05/95     18.750
KNK     Kankakee Bancorp Inc.                Kankakee          IL      MW      SAIF        AMSE         01/06/93     29.000
KSAV    KS Bancorp Inc.                      Kenly             NC      SE      SAIF        NASDAQ       12/30/93     25.500
KSBK    KSB Bancorp Inc.                     Kingfield         ME      NE      BIF         NASDAQ       06/24/93     35.000
KYF     Kentucky First Bancorp Inc.          Cynthiana         KY      MW      SAIF        AMSE         08/29/95     11.000
LARK    Landmark Bancshares Inc.             Dodge City        KS      MW      SAIF        NASDAQ       03/28/94     20.125
LARL    Laurel Capital Group Inc.            Allison Park      PA      MA      SAIF        NASDAQ       02/20/87     21.500
LFED    Leeds Federal Savings Bk, MHC        Baltimore         MD      MA      SAIF        NASDAQ       05/02/94     19.000
LIFB    Life Bancorp Inc.                    Norfolk           VA      SE      SAIF        NASDAQ       10/11/94     23.625
LISB    Long Island Bancorp Inc.             Melville          NY      MA      SAIF        NASDAQ       04/18/94     36.125
LOGN    Logansport Financial Corp.           Logansport        IN      MW      SAIF        NASDAQ       06/14/95     14.000
LSBI    LSB Financial Corp.                  Lafayette         IN      MW      BIF         NASDAQ       02/03/95     20.875
LSBX    Lawrence Savings Bank                North Andover     MA      NE      BIF         NASDAQ       05/02/86     10.750
LVSB    Lakeview Financial                   West Paterson     NJ      MA      SAIF        NASDAQ       12/22/93     32.250
MAFB    MAF Bancorp Inc.                     Clarendon Hills   IL      MW      SAIF        NASDAQ       01/12/90     41.375
MARN    Marion Capital Holdings              Marion            IN      MW      SAIF        NASDAQ       03/18/93     22.625
MASB    MASSBANK Corp.                       Reading           MA      NE      BIF         NASDAQ       05/28/86     46.750
MBB     MSB Bancorp Inc.                     Goshen            NY      MA      BIF         AMSE         09/03/92     19.250
MBB     MSB Bancorp, Inc.                    Goshen            NY      MA      BIF         AMSE               NA     19.250
MBLF    MBLA Financial Corp.                 Macon             MO      MW      SAIF        NASDAQ       06/24/93     24.000
MCBN    Mid-Coast Bancorp Inc.               Waldoboro         ME      NE      SAIF        NASDAQ       11/02/89     19.500
MCBS    Mid Continent Bancshares Inc.        El Dorado         KS      MW      SAIF        NASDAQ       06/27/94     27.500
MDBK    Medford Savings Bank                 Medford           MA      NE      BIF         NASDAQ       03/18/86     30.500
MERI    Meritrust Federal SB                 Thibodaux         LA      SW      SAIF        NASDAQ             NA     38.000
MFBC    MFB Corp.                            Mishawaka         IN      MW      SAIF        NASDAQ       03/25/94     19.750
MFFC    Milton Federal Financial Corp.       West Milton       OH      MW      SAIF        NASDAQ       10/07/94     14.000
MFLR    Mayflower Co-operative Bank          Middleboro        MA      NE      BIF         NASDAQ       12/23/87     18.000


FERGUSON & COMPANY         Exhibit V - Selected Publicly Held Thrifts
------------------

                                                                                Deposit                                   Current
                                                                                Insurance                                   Stock
                                                                                Agency                                      Price
Ticker  Short Name                           City               State   Region  (BIF/SAIF)  Exchange       IPO Date           ($)

MFSL    Maryland Federal Bancorp             Hyattsville        MD      MA      SAIF         NASDAQ        06/02/87        44.250
MIVI    Mississippi View Holding Co.         Little Falls       MN      MW      SAIF         NASDAQ        03/24/95        14.625
MLBC    ML Bancorp Inc.                      Villanova          PA      MA      SAIF         NASDAQ        08/11/94        19.063
MSBF    MSB Financial Inc.                   Marshall           MI      MW      SAIF         NASDAQ        02/06/95        22.000
MWBI    Midwest Bancshares Inc.              Burlington         IA      MW      SAIF         NASDAQ        11/12/92        31.500
MWBX    MetroWest Bank                       Framingham         MA      NE      BIF          NASDAQ        10/10/86         5.563
MWFD    Midwest Federal Financial            Baraboo            WI      MW      SAIF         NASDAQ        07/08/92        19.750
NASB    North American Savings Bank          Grandview          MO      MW      SAIF         NASDAQ        09/27/85        44.000
NBN     Northeast Bancorp                    Portland           ME      NE      BIF          AMSE          08/19/87        14.375
NEIB    Northeast Indiana Bancorp            Huntington         IN      MW      SAIF         NASDAQ        06/28/95        15.000
NHTB    New Hampshire Thrift Bncshrs         New London         NH      NE      SAIF         NASDAQ        05/22/86        15.250
NMSB    NewMil Bancorp Inc.                  New Milford        CT      NE      BIF          NASDAQ        02/01/86        10.250
NSSB    Norwich Financial Corp.              Norwich            CT      NE      BIF          NASDAQ        11/14/86        22.625
NTMG    Nutmeg Federal S&LA                  Danbury            CT      NE      SAIF         NASDAQ              NA         8.250
NWEQ    Northwest Equity Corp.               Amery              WI      MW      SAIF         NASDAQ        10/11/94        14.750
NWSB    Northwest Savings Bank, MHC          Warren             PA      MA      SAIF         NASDAQ        11/07/94        15.250
NYB     New York Bancorp Inc.                Douglaston         NY      MA      SAIF         NYSE          01/28/88        34.750
OFCP    Ottawa Financial Corp.               Holland            MI      MW      SAIF         NASDAQ        08/19/94        22.500
OHSL    OHSL Financial Corp.                 Cincinnati         OH      MW      SAIF         NASDAQ        02/10/93        25.250
PALM    Palfed, Inc.                         Aiken              SC      SE      SAIF         NASDAQ        12/15/85        16.688
PBCI    Pamrapo Bancorp Inc.                 Bayonne            NJ      MA      SAIF         NASDAQ        11/14/89        19.750
PBCT    People's Bank, MHC                   Bridgeport         CT      NE      BIF          NASDAQ        07/06/88        26.500
PBIX    Patriot Bank Corp.                   Pottstown          PA      MA      SAIF         NASDAQ        12/04/95        16.313
PBKB    People's Bancshares Inc.             South Easton       MA      NE      BIF          NASDAQ        10/23/86        15.125
PCBC    Perry County Financial Corp.         Perryville         MO      MW      SAIF         NASDAQ        02/13/95        19.750
PCCI    Pacific Crest Capital                Agoura Hills       CA      WE      BIF          NASDAQ              NA        13.375
PEEK    Peekskill Financial Corp.            Peekskill          NY      MA      SAIF         NASDAQ        12/29/95        15.000
PERT    Perpetual Bank, MHC                  Anderson           SC      SE      SAIF         NASDAQ        10/26/93        29.500
PFDC    Peoples Bancorp                      Auburn             IN      MW      SAIF         NASDAQ        07/07/87        22.250
PFNC    Progress Financial Corporation       Blue Bell          PA      MA      SAIF         NASDAQ        07/18/83         9.500
PFSB    PennFed Financial Services Inc       West Orange        NJ      MA      SAIF         NASDAQ        07/15/94        27.375
PFSL    Pocahontas FS&LA, MHC                Pocahontas         AR      SE      SAIF         NASDAQ        04/05/94        20.750
PHBK    Peoples Heritage Finl Group          Portland           ME      NE      BIF          NASDAQ        12/04/86        35.750
PSBK    Progressive Bank Inc.                Fishkill           NY      MA      BIF          NASDAQ        08/01/84        29.625
PTRS    Potters Financial Corp.              East Liverpool     OH      MW      SAIF         NASDAQ        12/31/93        21.547
PULS    Pulse Bancorp                        South River        NJ      MA      SAIF         NASDAQ        09/18/86        19.625
PVFC    PVF Capital Corp.                    Bedford Heights    OH      MW      SAIF         NASDAQ        12/30/92        19.125
PVSA    Parkvale Financial Corporation       Monroeville        PA      MA      SAIF         NASDAQ        07/16/87        28.375
PWBC    PennFirst Bancorp Inc.               Ellwood City       PA      MA      SAIF         NASDAQ        06/13/90        15.000
QCBC    Quaker City Bancorp Inc.             Whittier           CA      WE      SAIF         NASDAQ        12/30/93        17.000
QCFB    QCF Bancorp Inc.                     Virginia           MN      MW      SAIF         NASDAQ        04/03/95        20.500
QCSB    Queens County Bancorp Inc.           Flushing           NY      MA      BIF          NASDAQ        11/23/93        46.125
RARB    Raritan Bancorp Inc.                 Raritan            NJ      MA      BIF          NASDAQ        03/01/87        30.000
RELY    Reliance Bancorp Inc.                Garden City        NY      MA      SAIF         NASDAQ        03/31/94        26.875
ROSE    TR Financial Corp.                   Garden City        NY      MA      BIF          NASDAQ        06/29/93        23.500
RVSB    Riverview Savings Bank, MHC          Camas              WA      WE      SAIF         NASDAQ        10/26/93        22.000
SFED    SFS Bancorp Inc.                     Schenectady        NY      MA      SAIF         NASDAQ        06/30/95        16.500
SFFC    StateFed Financial Corporation       Des Moines         IA      MW      SAIF         NASDAQ        01/05/94        19.125
SFIN    Statewide Financial Corp.            Jersey City        NJ      MA      SAIF         NASDAQ        10/02/95        17.125
SFSB    SuburbFed Financial Corp.            Flossmoor          IL      MW      SAIF         NASDAQ        03/04/92        24.500
SFSL    Security First Corp.                 Mayfield Heights   OH      MW      SAIF         NASDAQ        01/22/88        21.375
SGVB    SGV Bancorp Inc.                     West Covina        CA      WE      SAIF         NASDAQ        06/29/95        14.000
SISB    SIS Bancorp Inc.                     Springfield        MA      NE      BIF          NASDAQ        02/08/95        29.625
SKAN    Skaneateles Bancorp Inc.             Skaneateles        NY      MA      BIF          NASDAQ        06/02/86        18.750
SMBC    Southern Missouri Bancorp Inc.       Poplar Bluff       MO      MW      SAIF         NASDAQ        04/13/94        17.625
SMFC    Sho-Me Financial Corp.               Mt. Vernon         MO      MW      SAIF         NASDAQ        07/01/94        40.250
SOPN    First Savings Bancorp Inc.           Southern Pines     NC      SE      SAIF         NASDAQ        01/06/94        24.000


FERGUSON & COMPANY               Exhibit V - Selected Publicly Held Thrifts
------------------


                                                                                 Deposit                             Current
                                                                                 Insurance                             Stock
                                                                                 Agency                                Price
Ticker  Short Name                             City              State   Region  (BIF/SAIF)  Exchange   IPO Date         ($)
SOSA    Somerset Savings Bank                  Somerville        MA      NE      BIF         NASDAQ     07/09/86       2.656
SPBC    St. Paul Bancorp Inc.                  Chicago           IL      MW      SAIF        NASDAQ     05/18/87      33.875
STFR    St. Francis Capital Corp.              Milwaukee         WI      MW      SAIF        NASDAQ     06/21/93      33.250
STSA    Sterling Financial Corp.               Spokane           WA      WE      SAIF        NASDAQ           NA      19.000
SWBI    Southwest Bancshares                   Hometown          IL      MW      SAIF        NASDAQ     06/24/92      20.500
SWCB    Sandwich Co-operative Bank             Sandwich          MA      NE      BIF         NASDAQ     07/25/86      31.000
TBK     Tolland Bank                           Tolland           CT      NE      BIF         AMSE       12/19/86      19.125
THR     Three Rivers Financial Corp.           Three Rivers      MI      MW      SAIF        AMSE       08/24/95      15.750
THRD    TF Financial Corporation               Newtown           PA      MA      SAIF        NASDAQ     07/13/94      18.375
TPNZ    Tappan Zee Financial Inc.              Tarrytown         NY      MA      SAIF        NASDAQ     10/05/95      16.500
TRIC    Tri-County Bancorp Inc.                Torrington        WY      WE      SAIF        NASDAQ     09/30/93      21.250
TSH     Teche Holding Co.                      Franklin          LA      SW      SAIF        AMSE       04/19/95      18.688
TWIN    Twin City Bancorp                      Bristol           TN      SE      SAIF        NASDAQ     01/04/95      19.000
UBMT    United Financial Corp.                 Great Falls       MT      WE      SAIF        NASDAQ     09/23/86      19.500
WAYN    Wayne Savings & Loan Co. MHC           Wooster           OH      MW      SAIF        NASDAQ     06/25/93      17.000
WBST    Webster Financial Corporation          Waterbury         CT      NE      SAIF        NASDAQ     12/12/86      43.875
WCBI    Westco Bancorp                         Westchester       IL      MW      SAIF        NASDAQ     06/26/92      24.250
WEFC    Wells Financial Corp.                  Wells             MN      MW      SAIF        NASDAQ     04/11/95      14.250
WFCO    Winton Financial Corp.                 Cincinnati        OH      MW      SAIF        NASDAQ     08/04/88      13.125
WFSL    Washington Federal Inc.                Seattle           WA      WE      SAIF        NASDAQ     11/17/82      27.688
WRNB    Warren Bancorp Inc.                    Peabody           MA      NE      BIF         NASDAQ     07/09/86      18.000
WSB     Washington Savings Bank, FSB           Waldorf           MD      MA      SAIF        AMSE             NA       5.250
WSFS    WSFS Financial Corporation             Wilmington        DE      MA      BIF         NASDAQ     11/26/86      13.625
WSTR    WesterFed Financial Corp.              Missoula          MT      WE      SAIF        NASDAQ     01/10/94      20.625
WVFC    WVS Financial Corporation              Pittsburgh        PA      MA      SAIF        NASDAQ     11/29/93      25.750
YFED    York Financial Corp.                   York              PA      MA      SAIF        NASDAQ     02/01/84      19.500

Maximum                                                                                                               73.250
Minimum                                                                                                                2.656
Average                                                                                                               22.611
Median                                                                                                                19.875

FERGUSON & COMPANY                Exhibit V - Selected Publicly Held Thrifts
------------------



                                                                                                     Tangible
              Current      Price/   Current    Current            Current         Total    Equity/    Equity/    Core    Core
               Market         LTM    Price/    Price/T  Price/   Dividend        Assets     Assets   T Assets     EPS    ROAA
                Value    Core EPS    Book V     Book V  Assets      Yield        ($000)        (%)        (%)     ($)     (%)
Ticker           ($M)         (x)       (%)        (%)     (%)        (%)           MRQ        MRQ        MRQ     LTM     LTM
AADV           126.03        16.1     139.6      150.8    12.3       1.03     1,021,439        8.8        8.2    2.42    0.86
ABBK            47.34        15.2     140.0      156.4     9.6       1.60       492,058        6.9        6.2    1.65    0.67
ABCL           159.20        17.4     130.3      132.0    12.1       2.18     1,313,141        9.3        9.2    1.72    0.74
ABCW           229.07        13.7     194.3      198.3    12.2       1.12     1,884,983        6.3        6.1    3.66    0.98
AFCB           157.57        14.8     150.2      151.1    14.9       1.97     1,054,997        9.8        9.7    1.65    1.07
AHM          4,740.57        18.6     247.4      293.1     9.7       1.87    48,697,126        4.9        4.3    2.54    0.65
ALBC             5.79        23.4      93.1       93.1     8.3       1.41        66,316        8.9        8.9    0.94    0.38
ALBK           509.03        16.2     158.6      182.9    14.6       1.51     3,496,331        9.2        8.1    2.46    1.01
ANBK            58.26        18.5     123.3      123.3    11.5       0.74       505,318        9.0        9.0    0.87    0.65
ANDB           151.24        11.3     154.9      154.9    12.5       2.32     1,209,604        8.1        8.1    2.59    1.12
ASBI            50.63        15.3     116.8      116.9    12.7       3.84       402,163       10.9       10.8    1.02    0.84
ASBP            20.66        20.3     113.0      113.0    18.9       3.33       109,414       15.7       15.7    0.59    0.86
ASFC           969.19        17.0     165.9      199.3    12.6       1.32     7,689,409        7.6        6.4    2.68    0.77
BANC           335.10        18.1     171.6      210.8     9.5       0.82     2,773,085        5.5        4.5    0.78    0.71
BDJI            13.14        18.2     109.1      109.1    12.2        -         107,716       11.2       11.2    1.03    0.65
BFD            105.46        20.3     117.8      122.0    11.2       1.58       941,007        8.9        8.6    0.87    0.65
BFSB            23.71        13.3     119.1      119.1    18.0       2.70       131,506       14.3       14.3    1.56    1.33
BKC             81.72        13.8     174.1      182.1    13.9       4.06       588,583        8.0        7.7    2.57    1.11
BKCT            65.18        14.5     151.7      151.7    15.8       3.45       413,729       10.4       10.4    1.76    1.21
BKUNA           82.44        18.2     131.3      163.4     5.9        -       1,453,152        6.8        6.0    0.53    0.62
BSBC            30.75        16.2     181.7      181.7    17.3       1.71       177,425        9.5        9.5    0.29    1.11
BVCC           345.33        18.0     179.7      189.0    11.3       1.20     3,044,610        6.3        6.0    1.48    0.63
CAFI            55.11        12.7     120.3      130.8    11.7       2.89       472,430        9.7        9.0    1.42    0.86
CAPS            31.45        15.0     152.7      152.7    13.2       1.44       237,915        8.7        8.7    1.11    0.92
CASB            38.01        21.0     174.7      174.7    10.8        -         352,321        6.2        6.2    0.88    0.58
CASH            42.76        10.8      99.6      112.6    11.6       2.38       370,177       11.6       10.4    1.40    0.97
CBCI            83.51        15.0     112.1      112.1    17.9        -         494,557       15.9       15.9    2.64    1.35
CBSA           142.85        12.6     148.6      176.0     5.0       1.67     2,852,767        3.4        2.9    2.29    0.41
CBSB            72.01        16.6     129.1      147.1    18.2       1.88       394,815       14.1       12.6    1.03    1.21
CEBK            35.62        16.6     107.0      120.6    11.0       1.77       324,297       10.3        9.2    1.09    0.66
CENF           188.66        12.3     163.3      163.7     8.3       1.00     2,263,399        5.1        5.1    2.66    0.71
CFB            807.45        13.7     197.5      221.9    11.7       0.75     6,901,835        5.9        5.3    2.74    0.91
CFFC            28.63        13.3     124.7      124.7    17.2       2.49       166,664       13.8       13.8    1.69    1.31
CFSB           119.50        16.0     188.7      188.7    14.4       2.58       834,252        7.6        7.6    1.45    1.00
CFTP            75.48        22.3     109.3      109.3    36.6       1.70       206,049       33.5       33.5    0.79    1.70
CFX            236.53        13.4     176.8      189.8    13.6       4.86     1,744,449        7.7        7.2    1.35    1.00
CIBI            12.82        13.6     114.2      114.2    13.2       1.98        97,446       11.5       11.5    0.99    0.99
CKFB            17.85        22.4     116.0      116.0    29.7       2.29        60,197       23.7       23.7    0.86    1.29
CMRN            44.40        16.8      99.0       99.0    22.7       1.67       197,693       23.0       23.0    1.00    1.38
CMSV           107.02        17.4     139.7      139.7    15.7       4.14       682,314       11.2       11.2    1.25    0.96
CNIT            73.03        15.8     145.5      159.1    10.3       2.25       706,797        7.1        6.5    2.82    0.70
COFI         2,363.27        14.3     248.4      267.0    16.8       1.96    14,040,397        6.8        6.3    3.58    1.23
CRZY            13.57        20.8      93.6       93.6    26.1       2.96        52,042       27.8       27.8    0.65    1.25
CSA            855.26        20.6     196.2      198.9     9.7        -       8,797,075        5.0        4.9    2.23    0.50
CTZN           323.53        15.3     174.0      195.3    11.0       0.85     2,937,269        6.3        5.7    2.45    0.79
CVAL            43.13        16.5     165.1      165.1    14.1       2.10       305,187        8.6        8.6    1.27    0.92
DFIN            46.67        23.6     101.8      101.8    20.5       1.67       227,400       20.2       20.2    0.61    0.89
DIBK           118.13         8.8     185.3      192.3    14.5       1.74       814,431        7.8        7.6    2.61    1.88
DME          1,999.93        14.4     189.8      191.5    10.8        -      18,464,786        5.7        5.7    1.32    0.72
DNFC           158.52        13.4     180.5      182.6    10.4        -       1,528,468        5.8        5.8    1.42    0.84
DSL            621.57        16.5     155.2      157.5    11.3       1.38     5,484,473        7.3        7.2    1.41    0.76
EBSI            81.37        15.5     140.3      140.3    12.2       3.36       666,166        8.7        8.7    1.15    0.80
EFBI            36.70        19.0     116.0      116.1    14.3       5.48       256,704       12.3       12.3    0.96    0.79
EGFC           140.25        13.0     134.2      178.3     9.3       2.99     1,512,036        6.9        5.3    2.36    0.79
EIRE            41.36        12.3     144.2      144.2    10.0       1.51       412,141        7.0        7.0    1.51    0.85
EMLD            71.18        14.7     161.1      163.9    12.1       1.71       588,634        7.5        7.4    0.96    0.89
EQSB            21.83        10.9     145.5      145.5     7.4        -         296,002        5.1        5.1    3.33    0.76

FERGUSON & COMPANY                Exhibit V - Selected Publicly Held Thrifts
------------------


                                                                                                   Tangible
             Current      Price/    Current   Current           Current         Total    Equity/    Equity/    Core    Core
              Market         LTM     Price/   Price/T  Price/  Dividend        Assets     Assets   T Assets     EPS    ROAA
               Value    Core EPS     Book V    Book V  Assets     Yield        ($000)        (%)        (%)     ($)     (%)
Ticker          ($M)         (x)        (%)       (%)     (%)       (%)           MRQ        MRQ        MRQ     LTM     LTM
ESBK           13.60        22.4       95.3      99.5     6.1      3.33       222,618        6.3        6.1    0.86    0.28
FBBC          108.84        13.6      150.5     150.5    15.4      2.50       709,011       10.2       10.2    1.18    1.40
FBCI           53.05        15.6      107.1     107.4    10.9      1.68       486,010       10.2       10.2    1.22    0.75
FBHC           23.64        17.8      128.3     138.4     8.0      0.97       295,080        6.3        5.8    1.62    0.51
FBSI           22.86        13.6      101.0     101.2    14.5      1.00       160,048       14.4       14.3    1.47    1.12
FCME           12.39         1.9       92.3      92.3     8.2       -         151,143        8.9        8.9    4.71    4.17
FED           323.41        16.6      165.7     167.9     7.8       -       4,129,737        4.7        4.7    1.85    0.48
FESX          123.49        12.8      147.3     171.0    10.8      2.91     1,146,854        7.3        6.4    1.29    0.91
FFBA          312.60        17.6      162.7     165.0    20.7      2.33     1,509,514       12.7       12.6    1.07    1.24
FFBI            7.79        19.3      107.1     107.1     8.4       -          93,156        7.8        7.8    0.97    0.45
FFBS           35.82        18.7      135.2     135.2    27.8      2.17       128,676       19.4       19.4    1.23    1.49
FFBZ           28.68        17.1      217.8     218.0    15.0      1.32       191,686        7.7        7.7    1.07    1.00
FFCH          186.72        14.7      189.5     189.5    11.7      2.44     1,602,018        6.2        6.2    2.01    0.83
FFDB           20.53        13.2      116.9     128.0    11.6      2.99       176,496       10.0        9.2    1.27    0.93
FFES           79.12        12.2      129.4     129.4     8.1      2.02       974,693        6.3        6.3    2.44    0.69
FFFC          120.92        19.0      157.5     161.1    22.0      1.79       549,771       13.0       12.7    1.41    1.33
FFFD           50.62        14.3      104.5     104.5    25.7      1.64       203,497       24.6       24.6    1.07    1.97
FFFL          131.08        24.5      160.4     161.7    14.1      4.13       926,891        8.8        8.8    0.79    0.61
FFHH           53.40        19.0      109.9     109.9    14.7      2.87       367,312       11.8       11.8    0.92    0.82
FFHS           23.57        18.0      118.1     119.0    10.4      1.60       226,235        8.8        8.8    1.11    0.61
FFIC          160.74        24.0      123.8     123.8    19.8      1.21       811,189       16.0       16.0    0.83    0.86
FFKY           76.97        14.5      152.1     162.0    20.7      2.81       372,300       13.6       12.9    1.28    1.49
FFLC           66.64        20.8      128.6     128.6    18.6      1.68       358,538       14.5       14.5    1.37    1.01
FFOH           83.91        20.0      124.7     141.9    16.4      1.87       513,079       13.1       11.7    0.75    0.96
FFSL           11.13        15.1       98.1      98.1    10.3      2.24       109,230       10.5       10.5    0.74    0.76
FFSX           67.14        20.1      178.3     179.9    14.5      2.02       462,829        8.1        8.1    1.18    0.73
FFWC           18.12        10.9      114.3     114.3    11.4      2.77       158,441       10.0       10.0    2.39    1.10
FFWD           25.19        13.3      121.3     121.3    15.4      2.37       163,498       12.7       12.7    1.27    1.23
FFYF          108.24        16.3      132.7     132.7    18.7      2.71       598,667       14.1       14.1    1.59    1.26
FGHC           22.13        20.1      177.7     194.9    15.0      0.74       147,094        8.5        7.8    0.36    0.77
FIBC           29.63        11.8      115.1     115.7    11.2      2.32       269,197        9.7        9.7    1.46    0.95
FKFS           28.24        11.7      126.9     126.9     9.0      0.87       314,637        7.1        7.1    1.96    0.77
FLFC          168.01        15.1      183.2     204.8    13.5      1.84     1,248,033        7.3        6.6    1.44    0.91
FMCO           56.08        11.4      161.1     164.5    10.1      0.85       553,599        6.3        6.2    2.06    0.98
FMSB           46.55        12.6      163.5     163.5    10.9      1.16       426,292        6.7        6.7    1.37    0.98
FNGB           93.91        18.2      132.1     132.1    15.2      3.01       617,899       11.5       11.5    1.17    0.88
FOBC           49.71        15.4      123.0     129.2    14.8      2.76       346,214       11.6       11.1    1.36    0.98
FRC           214.84        16.8      132.8     132.9     9.8       -       2,183,453        7.4        7.4    1.28    0.58
FSBI           30.85        12.1      135.0     135.0     9.4      1.80       327,896        7.0        7.0    1.66    0.84
FSFC           44.43        14.3      129.8     129.8    13.3      2.37       334,751       10.2       10.2    0.71    0.90
FSLA          173.94        20.0      184.6     208.3    17.0      2.00     1,024,715        9.2        8.2    1.20    0.89
FSPG           52.48        10.9      156.8     159.6    10.3      2.07       508,243        6.6        6.5    1.78    0.99
FSTC           40.03         9.8      163.0     207.3    15.3      1.78       257,288        9.4        7.5    2.52    2.03
FTF            32.84        11.1      122.5     122.5    19.6      2.50       168,094       16.0       16.0    1.62    1.71
FTFC          200.77        14.9      206.6     220.4    13.1      2.18     1,530,237        6.4        6.0    1.48    0.86
FTSB           14.86        22.3      103.0     103.0    16.6      2.38        94,681       16.1       16.1    0.47    0.77
FWWB          226.16        20.3      141.0     153.2    22.4      1.30     1,007,633       14.8       13.7    1.06    1.17
GAF           151.22        21.5      126.8     128.1    23.8      2.11       670,342       17.3       17.1    0.88    1.19
GBCI          120.71        14.6      228.4     235.1    21.9      2.41       552,372        9.6        9.3    1.22    1.56
GDW         4,191.25         9.4      173.6     173.6    10.9      0.60    38,530,009        6.3        6.3    7.80    1.24
GFCO           29.45        15.3      111.7     113.4    10.5      2.64       280,813        9.6        9.4    1.68    0.68
GFSB           13.09        12.7      128.3     128.3    14.9      1.51        88,154       11.6       11.6    1.04    1.20
GLN         1,276.50        19.1      165.7     178.2     8.3       -      15,393,708        6.4        6.0    1.33    0.62
GPT         3,112.19        21.9      192.0     335.1    23.5      1.51    13,261,221       10.8        6.5    3.03    0.96
GSBC          138.22        14.3      231.3     231.3    20.8      2.35       679,153        9.0        9.0    1.19    1.54
GTFN          482.50        24.5      175.2     183.2    16.3      1.73     3,002,142        9.3        8.9    1.42    0.71
GUPB           15.28        22.6      112.6     112.6    18.4      2.11        86,911       16.3       16.3    0.84    0.93

FERGUSON & COMPANY           Exhibit V - Selected Publicly Held Thrifts
------------------

                                                                                                    Tangible
                Current    Price/    Current    Current            Current        Total   Equity/   Equity/    Core     Core
                Market        LTM     Price/   Price/ T   Price/  Dividend       Assets    Assets   T Assets    EPS     ROAA
                 Value   Core EPS     Book V     Book V   Assets     Yield       ($000)       (%)       (%)     ($)      (%)
Ticker            ($M)        (x)        (%)        (%)     (%)        (%)          MRQ       MRQ       MRQ     LTM      LTM
HALL              31.20       13.6      109.1      109.1     7.6        -        409,287       7.0       7.0    1.59    0.59
HARB             202.19       16.0      222.7      231.4    18.3       3.44    1,104,924       8.2       7.9    2.54    1.21
HARL              36.33       12.1      171.6      171.6    10.9       1.82      332,558       6.4       6.4    1.82    0.98
HARS             238.45       23.1      155.0      179.6    12.3       2.73    1,943,327       7.9       6.9    0.92    0.59
HAVN             160.31       11.2      160.0      160.6     9.3       1.62    1,727,798       5.8       5.8    3.30    0.90
HBFW              54.10       18.4      118.3      118.3    16.5       0.97      327,789      14.0      14.0    1.12    0.89
HBNK              54.49       23.9      152.1      152.1    11.4        -        480,192       7.5       7.5    1.00    0.50
HBS               21.20       14.0      102.5      106.5    14.5       3.31      146,331      14.1      13.7    1.21    1.12
HFFB              30.37       20.3       98.2       98.2    28.1       2.67      108,187      26.4      26.4    0.74    1.35
HFFC              59.04       13.5      119.6      119.9    10.6       1.82      561,287       9.2       9.2    1.46    0.81
HFGI              39.90       16.3      161.8      161.8     7.7       0.98      515,360       4.8       4.8    0.75    0.48
HFNC             287.97       23.3      181.5      181.5    34.2       1.67      842,917      18.8      18.8    0.72    1.38
HFSA              12.57       17.6       95.2       95.2    12.2       3.28      103,354      12.8      12.8    0.83    0.81
HHFC               9.61       21.0       94.5       94.5    11.8       3.81       83,103      12.5      12.5    0.50    0.55
HIFS              25.91       11.5      131.7      131.7    12.6       2.01      205,667       9.6       9.6    1.73    1.17
HMCI              24.13       20.1      113.8      113.8     7.2        -        336,447       6.3       6.3    0.71    0.38
HMNF              96.87       19.7      122.9      122.9    17.5        -        553,021      14.2      14.2    1.17    0.91
HOMF              94.09       12.7      167.8      173.4    14.2       1.80      663,658       8.5       8.2    2.18    1.18
HPBC              37.30       12.1      182.3      182.3    19.7       3.95      189,204      10.8      10.8    1.68    1.70
HRBF              31.58       21.2      111.9      111.9    14.4       2.22      219,462      12.9      12.9    0.85    0.68
HRZB             119.31       15.8      152.0      152.0    23.2       2.16      515,341      15.2      15.2    1.02    1.52
HZFS               8.19       18.2       99.6       99.6    10.5       1.66       78,368      10.5      10.5    1.06    0.60
IFSB              11.52       13.9       67.2       76.7     4.4       2.44      262,753       6.5       5.8    0.65    0.33
INBI              72.70       17.0      117.8      117.8    21.8       3.57      333,846      18.5      18.5    0.79    1.27
IPSW              19.31       14.1      189.2      189.2    11.7       1.48      165,510       6.2       6.2    1.15    0.93
ISBF             160.45       21.0      133.2      157.1    17.3       1.72      938,968      12.2      10.5    1.11    0.92
ITLA             125.27       11.8      135.9      136.5    15.5        -        810,494      11.4      11.3    1.36    1.45
IWBK             288.66       15.7      243.1      248.8    16.3       1.67    1,771,523       6.7       6.6    2.30    1.11
JSBA             148.52       15.2      128.7      168.9    11.5       1.34    1,296,929       8.2       6.4    1.97    0.70
JSBF             431.69       17.8      127.1      127.1    28.2       3.19    1,530,902      22.2      22.2    2.47    1.68
KFBI             186.79       22.1      121.8      121.8    27.3       1.60      683,830      20.4      20.4    0.85    1.29
KNK               41.18       15.4      112.7      120.3    12.0       1.66      342,379      10.7      10.1    1.88    0.77
KSAV              16.91       14.3      121.4      121.5    16.8       2.35      100,754      13.8      13.8    1.79    1.21
KSBK              14.55        9.4      144.0      153.0    10.3       0.69      139,993       7.2       6.8    3.72    1.09
KYF               14.51       15.9      101.3      101.3    16.3       4.55       88,923      16.1      16.1    0.69    1.07
LARK              36.39       16.5      111.1      111.1    16.3       1.99      223,799      14.6      14.6    1.22    1.04
LARL              31.00       11.9      148.2      148.2    15.4       2.05      208,577      10.4      10.4    1.80    1.43
LFED              65.64       21.4      143.8      143.8    23.3       4.00      281,899      16.2      16.2    0.89    1.12
LIFB             232.63       18.6      153.2      158.0    16.5       2.03    1,407,861      10.8      10.5    1.27    0.86
LISB             875.25       21.8      167.1      168.7    15.1       1.66    5,814,296       9.0       8.9    1.66    0.73
LOGN              17.62       15.6      112.8      112.8    22.2       2.86       79,298      19.7      19.7    0.90    1.51
LSBI              19.73       24.0      107.5      107.5    10.5       1.55      188,027       9.1       9.1    0.87    0.42
LSBX              45.76        8.4      152.3      152.3    13.4        -        342,037       8.8       8.8    1.28    1.66
LVSB              74.25       18.4      162.0      202.6    15.4       0.78      481,646       9.5       7.8    1.75    0.95
MAFB             431.51       13.1      169.2      194.8    13.3       1.02    3,236,449       7.9       6.9    3.15    1.08
MARN              41.36       15.2      102.9      102.9    23.7       3.89      174,415      23.1      23.1    1.49    1.59
MASB             125.66       14.3      139.6      139.6    13.9       2.31      901,117      10.0      10.0    3.28    1.02
MBB               54.61       19.1       97.6      227.3     6.7       3.12      810,679       8.4       4.7    1.01    0.48
MBB               54.61       19.1       97.6      227.3     6.7       3.12      810,679       8.4       4.7    1.01    0.48
MBLF              31.58       18.8      111.6      111.6    15.1       1.67      209,783      13.5      13.5    1.28    0.85
MCBN               4.49       13.0       90.2       90.2     7.8       2.67       57,838       8.6       8.6    1.50    0.64
MCBS              53.85       13.8      141.3      141.3    14.5       1.46      371,169      10.0      10.0    1.99    1.17
MDBK             138.46       14.1      149.3      161.3    13.1       2.36    1,054,075       8.8       8.2    2.17    1.01
MERI              29.42       13.9      162.8      162.8    12.9       1.84      228,591       7.9       7.9    2.74    0.97
MFBC              34.26       19.8      100.8      100.8    14.6       1.62      234,290      14.5      14.5    1.00    0.85
MFFC              32.58       24.6      114.6      114.6    18.2       4.29      178,757      14.7      14.7    0.57    0.72
MFLR              16.03       14.6      136.3      138.7    12.9       3.33      124,688       9.4       9.3    1.23    0.93

FERGUSON & COMPANY        Exhibit V - Selected Publicly Held Thrifts
------------------

                                                                                                    Tangible
           Current      Price/  Current     Current              Current        Total     Equity/    Equity/      Core    Core
            Market         LTM   Price/    Price/ T    Price/   Dividend       Assets      Assets   T Assets       EPS    ROAA
             Value    Core EPS   Book V      Book V    Assets      Yield        ($000)        (%)        (%)       ($)     (%)
Ticker        ($M)         (x)      (%)         (%)       (%)        (%)          MRQ         MRQ        MRQ       LTM     LTM

MFSL        142.04        14.0    146.4       148.3     12.3        1.81     1,157,445        8.4        8.3      3.17     0.89
MIVI         11.97        17.2     94.1        94.1     17.2        1.09        69,755       18.3       18.3      0.85     1.01
MLBC        198.55        17.8    146.3          NA     10.1        2.10     1,959,847        6.9         NA      1.07     0.65
MSBF         13.84        13.9    110.3       110.3     18.3        2.55        75,630       16.6       16.6      1.58     1.49
MWBI         10.97        11.5    113.8       113.8      7.9        1.91       139,006        6.9        6.9      2.74     0.74
MWBX         77.56        11.4    190.5       190.5     14.0        2.16       554,921        7.3        7.3      0.49     1.37
MWFD         32.09        16.5    185.3       192.9     16.0        1.72       201,070        8.6        8.3      1.20     1.09
NASB         99.19        11.7    180.7       186.8     14.4        1.82       689,246        8.0        7.7      3.75     1.18
NBN          18.33        21.8    106.6       123.3      7.4        2.23       247,525        7.8        6.9      0.66     0.50
NEIB         26.44        13.9    100.9       100.9     15.3        2.13       172,874       15.2       15.2      1.08     1.22
NHTB         31.13        21.5    133.1       157.1      9.9        3.28       313,038        7.5        6.4      0.71     0.51
NMSB         39.85        18.0    126.1       126.1     12.6        2.34       317,013       10.0       10.0      0.57     0.80
NSSB        122.20        18.6    158.6       176.8     17.4        2.48       701,234       11.0       10.0      1.22     0.98
NTMG          5.98        24.3    112.2       112.2      6.4        -           93,645        6.2        6.2      0.34     0.38
NWEQ         12.37        13.9    104.0       104.0     13.0        3.25        95,097       11.4       11.4      1.06     0.99
NWSB        356.48        18.2    183.7       195.8     17.9        2.10     1,997,563        9.7        9.2      0.84     1.00
NYB         563.40        15.0    354.2       354.2     17.9        1.73     3,174,997        5.1        5.1      2.31     1.36
OFCP        110.71        19.1    149.3       186.6     13.2        1.78       858,934        8.8        7.2      1.18     0.73
OHSL         30.50        17.2    120.2       120.2     13.3        3.49       229,812       11.0       11.0      1.47     0.86
PALM         88.08        23.8    165.7       165.7     13.4        0.72       655,707        8.1        8.1      0.70     0.56
PBCI         56.15        14.7    120.2       121.2     15.4        5.06       367,360       12.8       12.7      1.34     1.19
PBCT      1,616.94        24.8    255.1       255.3     21.5        2.52     7,538,100        8.4        8.4      1.07     0.90
PBIX         68.94        20.7    128.5       128.5     11.7        2.15       594,055        8.1        8.1      0.79     0.63
PBKB         54.33        19.9    176.5       184.2      9.9        2.91       548,774        5.6        5.4      0.76     0.51
PCBC         15.97        15.2    109.4       109.4     20.0        2.03        79,714       18.3       18.3      1.30     1.03
PCCI         39.29        15.4    158.7       158.7     11.5        -          342,750        7.2        7.2      0.87     0.90
PEEK         48.05        20.3    102.9       102.9     26.3        2.40       182,594       25.6       25.6      0.74     1.38
PERT         44.39        18.9    148.9       148.9     18.1        4.75       245,671       12.1       12.1      1.56     1.15
PFDC         50.72        12.2    118.0       118.0     17.9        2.70       283,242       15.2       15.2      1.82     1.45
PFNC         36.23        17.6    172.1       196.3      9.1        0.84       400,366        5.2        4.6      0.54     0.55
PFSB        131.98        13.4    129.1       156.5     10.5        1.02     1,252,387        7.5        6.3      2.05     0.84
PFSL         33.80        13.9    142.0       142.0      9.1        4.34       373,262        6.4        6.4      1.49     0.67
PHBK        997.11        15.3    226.8       268.8     18.6        2.01     5,458,036        8.2        7.0      2.34     1.29
PSBK        113.31        12.0    154.5       174.5     12.9        2.30       877,667        8.4        7.5      2.46     1.07
PTRS         10.49        13.6    100.7       100.7      9.0        1.67       116,921        8.9        8.9      1.58     0.68
PULS         60.19        12.1    149.4       149.4     11.6        3.57       515,936        7.8        7.8      1.62     1.07
PVFC         44.43         7.7    177.6       177.6     12.5        -          356,251        7.0        7.0      2.48     1.38
PVSA        115.21        11.9    158.4       159.8     11.9        1.83       972,597        7.5        7.4      2.38     1.06
PWBC         58.67        13.5    117.5       128.8      8.3        2.40       706,237        7.1        6.5      1.11     0.64
QCBC         80.70        18.7    116.8       116.9     10.4        -          780,843        8.9        8.9      0.91     0.57
QCFB         29.24        11.5    108.0       108.0     19.5        -          149,637       18.1       18.1      1.79     1.66
QCSB        513.70        22.5    217.4       217.4     37.4        1.73     1,373,295       15.0       15.0      2.05     1.72
RARB         47.71        13.6    159.6       162.5     12.3        2.40       375,138        7.7        7.6      2.21     1.02
RELY        235.52        15.4    153.1       218.3     12.3        2.38     1,926,800        8.0        5.8      1.75     0.84
ROSE        411.68        15.2    184.0       184.0     12.2        2.21     3,404,326        6.2        6.2      1.55     0.86
RVSB         53.16        20.4    212.4       234.0     23.7        0.99       224,385       11.2       10.2      1.08     1.17
SFED         20.39        14.9     95.6        95.6     12.4        1.70       168,841       13.0       13.0      1.11     0.82
SFFC         14.99        14.2    100.7       100.7     17.7        2.09        85,282       17.6       17.6      1.35     1.29
SFIN         81.44        13.4    129.6       129.9     12.1        2.34       677,384        9.3        9.3      1.28     0.87
SFSB         30.89        15.5    115.4       115.9      7.6        1.31       407,800        6.6        6.5      1.58     0.54
SFSL        106.94        14.5    179.9       183.2     16.9        2.25       634,761        9.4        9.2      1.47     1.35
SGVB         32.79        23.7    112.8       114.9      8.2        -          399,776        7.3        7.2      0.59     0.37
SISB        166.40         8.9    162.5       162.5     12.0        1.62     1,403,745        7.2        7.2      3.32     1.45
SKAN         17.85        12.3    107.7       111.3      7.4        2.13       241,425        6.9        6.7      1.52     0.62
SMBC         28.87        17.3    111.2       111.2     17.4        2.84       165,688       15.7       15.7      1.02     1.01
SMFC         60.34        20.6    191.8       191.8     20.1        -          304,496        9.5        9.5      1.95     1.08
SOPN         88.73        21.2    133.0       133.0     32.7        3.33       271,121       24.6       24.6      1.13     1.68

FERGUSON & COMPANY        Exhibit V - Selected Publicly Held Thrifts
------------------


                                                                                                    Tangible
           Current      Price/  Current     Current              Current        Total     Equity/    Equity/      Core    Core
            Market         LTM   Price/    Price/ T    Price/   Dividend       Assets      Assets   T Assets       EPS    ROAA
             Value    Core EPS   Book V      Book V    Assets      Yield        ($000)        (%)        (%)       ($)     (%)
Ticker        ($M)         (x)      (%)         (%)       (%)        (%)          MRQ         MRQ        MRQ       LTM     LTM

SOSA        44.23        14.0    143.6       143.6        8.5      -          522,150         5.9        5.9      0.19     0.59
SPBC       773.71        18.4    197.4       198.0       17.3      1.42     4,484,882         8.7        8.7      1.84     1.00
STFR       179.09        18.6    139.2       158.2       11.3      1.44     1,578,969         8.1        7.2      1.79     0.70
STSA       105.32        23.5    173.0       204.1        6.8      -        1,557,216         5.6        5.0      0.81     0.43
SWBI        54.10        15.1    135.0       135.0       14.6      3.71       371,563        10.8       10.8      1.36     1.04
SWCB        59.08        14.0    150.9       158.2       12.4      3.87       475,245         8.2        7.9      2.22     0.96
TBK         22.42        13.8    140.3       144.8        9.5      1.05       237,311         6.7        6.5      1.39     0.75
THR         12.97        16.9    103.4       103.8       14.2      2.29        91,165        13.8       13.7      0.93     0.83
THRD        75.11        16.7     99.3       113.9       11.7      2.18       644,368        10.8        9.6      1.10     0.75
TPNZ        25.31        20.1    119.2       119.2       20.8      1.21       121,841        17.4       17.4      0.82     1.01
TRIC        12.94        16.6     98.2        98.2       15.1      2.82        85,975        15.3       15.3      1.28     0.99
TSH         64.24        16.4    122.7       122.7       16.3      2.68       393,556        13.3       13.3      1.14     1.00
TWIN        16.22        19.0    120.1       120.1       15.5      3.37       104,488        12.9       12.9      1.00     0.79
UBMT        23.85        16.8     97.8        97.8       22.1      4.92       107,723        22.7       22.7      1.16     1.34
WAYN        36.30        23.6    167.5       167.5       15.3      3.61       250,057         9.1        9.1      0.72     0.65
WBST       525.69        14.5    185.0       219.8        9.4      1.82     5,583,619         5.1        4.3      3.03     0.70
WCBI        61.94        15.5    128.4       128.4       20.0      2.47       309,921        15.6       15.6      1.57     1.40
WEFC        28.06        14.0    100.4       100.4       14.3      -          201,886        14.2       14.2      1.02     1.01
WFCO        26.07        10.8    118.7       121.4        8.5      3.51       307,174         7.2        7.0      1.22     0.88
WFSL     1,313.99        13.1    196.4       218.0       22.7      3.18     5,788,992        11.6       10.5      2.11     1.83
WRNB        67.44        11.5    182.2       182.2       18.4      2.89       361,273        10.1       10.1      1.57     1.74
WSB         22.16        12.5    103.8       103.8        8.6      1.91       256,632         8.3        8.3      0.42     0.74
WSFS       170.72        10.5    225.2       227.5       11.6      -        1,478,119         5.1        5.1      1.30     1.33
WSTR       114.49        18.4    111.9       141.6       12.3      2.04       932,440        11.0        8.9      1.12     0.84
WVFC        44.99        12.8    125.6       125.6       16.0      3.11       279,894        12.7       12.7      2.01     1.32
YFED       135.94        16.1    139.4       139.4       11.8      3.08     1,157,356         8.4        8.4      1.21     0.76

Maximum  4,740.57        24.8    354.2       354.2       37.4      5.48    48,697,126        33.5       33.5      7.80     4.17
Minimum      4.49         1.9     67.2        76.7        4.4      -           52,042         3.4        2.9      0.19     0.28
Average    189.54        16.2    142.8       150.2       14.4      1.98     1,448,618        10.6       10.3      1.50     0.98
Median      54.61        15.6    135.1       142.0       13.3      1.98       404,982         9.2        8.9      1.28     0.92

FERGUSON & COMPANY                    Exhibit V - Selected Publicly Held Thrifts
------------------

               Core                                NPAs/      Price/        Core         Core        Core
               ROAE   Merger        Current       Assets        Core         EPS         ROAA        ROAE
                (%)   Target?       Pricing          (%)         EPS         ($)          (%)         (%)
Ticker          LTM    (Y/N)           Date          MRQ         (x)         MRQ          MRQ         MRQ

AADV           9.33     N          06/20/97         0.56       14.34        0.68         0.93       10.41
ABBK          10.06     N          06/20/97         0.24       13.59        0.46         0.76       11.02
ABCL           8.51     N          06/20/97         0.18       16.24        0.46         0.75        8.21
ABCW          15.31     N          06/20/97         0.75       13.59        0.92         0.96       14.65
AFCB          10.83     N          06/20/97         0.46       13.54        0.45         1.12       11.50
AHM           12.37     N          06/20/97         2.06       16.14        0.73         0.71       14.61
ALBC           3.90     N          06/20/97           NA       12.22        0.45         0.69        7.68
ALBK          10.83     N          06/20/97         0.74       14.86        0.67         1.07       11.62
ANBK           6.68     N          06/20/97           NA       14.40        0.28         0.79        8.70
ANDB          14.30     N          06/20/97         1.14       11.84        0.62         1.06       13.29
ASBI           7.59     N          06/20/97         0.38       15.63        0.25         0.80        7.32
ASBP           4.31     N          06/20/97         1.56       21.43        0.14         0.85        5.43
ASFC           9.62     N          06/20/97         0.45       16.07        0.71         0.82       10.35
BANC          11.07     N          06/20/97         0.75       18.59        0.19         0.66       11.55
BDJI           5.35     N          06/20/97         0.21       23.44        0.20         0.46        4.01
BFD            5.81     N          06/20/97         0.63       13.82        0.32         0.81        8.36
BFSB           9.05     N          06/20/97         0.00       13.65        0.38         1.26        8.79
BKC           12.89     N          06/20/97         1.97       11.83        0.75         1.23       14.72
BKCT          11.53     N          06/20/97         1.11       13.28        0.48         1.25       12.21
BKUNA          7.72     N          06/20/97         0.70       20.05        0.12         0.55        7.42
BSBC          12.32     N          06/20/97         1.94       14.65        0.08         1.20       12.92
BVCC          10.22     N          06/20/97         0.76       19.02        0.35         0.62        9.73
CAFI           9.55     N          06/20/97         0.36       12.50        0.36         0.92        9.52
CAPS          10.27     N          06/20/97         0.16       14.33        0.29         0.93       10.89
CASB           9.43     N          06/20/97         0.59       23.13        0.20         0.54        8.80
CASH           8.40     N          06/20/97         0.79       13.50        0.28         0.90        7.68
CBCI           8.36     N          06/20/97         1.40       13.91        0.71         1.38        8.72
CBSA          12.27     N          06/20/97         0.57       11.23        0.64         0.45       13.53
CBSB           7.51     N          06/20/97         0.51       16.41        0.26         1.15        7.85
CEBK           6.66     N          06/20/97         1.67       10.30        0.44         1.06       10.59
CENF          14.04     N          06/20/97         1.40       17.06        0.48         0.51        9.88
CFB           15.29     N          06/20/97         1.01       12.67        0.74         0.95       16.14
CFFC           9.44     N          06/20/97         0.35       12.23        0.46         1.41       10.21
CFSB          12.72     N          06/20/97         0.09       13.84        0.42         1.08       14.22
CFTP           5.11     N          06/20/97         0.35       22.03        0.20         1.70        5.05
CFX           11.48     N          06/20/97         0.61       13.73        0.33         1.09       12.92
CIBI           8.18     N          06/20/97         0.72       12.50        0.27         1.01        8.86
CKFB           5.05     N          06/20/97         0.89       22.92        0.21         1.21        4.96
CMRN           5.52     N          06/20/97         0.28       18.21        0.23         1.20        5.11
CMSV           8.19     N          06/20/97         0.57       20.14        0.27         0.81        7.05
CNIT           9.75     N          06/20/97         0.61       16.60        0.67         0.65        9.17
COFI          18.12     N          06/20/97         0.26       13.71        0.93         1.26       18.65
CRZY           4.20     N          06/20/97         0.23       19.85        0.17         1.29        4.60
CSA            9.99     N          06/20/97         1.34       18.25        0.63         0.56       11.43
CTZN          12.14     N          06/20/97         0.45       13.61        0.69         0.86       13.34
CVAL          10.26     N          06/20/97         0.47       15.44        0.34         0.96       10.98
DFIN           3.85     N          06/20/97         0.20       27.64        0.13         0.81        3.48
DIBK          22.83     N          06/20/97         0.44        8.10        0.71         1.94       23.80
DME           13.84     N          06/20/97         2.36       15.83        0.30         0.66       12.14
DNFC          14.62     N          06/20/97         0.37       12.54        0.38         0.88       14.98
DSL            9.62     N          06/20/97         1.11       12.92        0.45         0.92       12.22
EBSI           8.97     N          06/20/97         0.88       15.96        0.28         0.77        8.71
EFBI           5.69     N          06/20/97         0.01       17.55        0.26         0.83        6.43
EGFC          10.87     N          06/20/97         1.21       12.81        0.60         0.78       10.75
EIRE          12.61     N          06/20/97         0.62       10.76        0.43         0.97       14.08
EMLD          11.25     N          06/20/97         0.16       12.56        0.28         0.98       12.85
EQSB          14.87     N          06/20/97         0.68        9.06        1.00         0.88       17.51

FERGUSON & COMPANY                    Exhibit V - Selected Publicly Held Thrifts
------------------


               Core                             NPAs/      Price/        Core         Core        Core
               ROAE   Merger        Current    Assets        Core         EPS         ROAA        ROAE
                (%)   Target?       Pricing       (%)         EPS         ($)          (%)         (%)
Ticker          LTM    (Y/N)           Date       MRQ         (x)         MRQ          MRQ         MRQ

ESBK           4.32     N          06/20/97      0.82       20.92        0.23         0.29        4.53
FBBC           8.44     N          06/20/97      0.09       14.29        0.28         1.14        9.70
FBCI           6.93     N          06/20/97      0.70       13.19        0.36         0.82        7.90
FBHC           7.64     N          06/20/97        NA       21.14        0.34         0.41        6.41
FBSI           7.33     N          06/20/97      0.08       12.82        0.39         1.14        7.96
FCME          67.90     N          06/20/97      1.62       17.55        0.13         0.49        5.53
FED           10.34     N          06/20/97      1.74       15.95        0.48         0.50       10.61
FESX          12.11     N          06/20/97      0.62       17.19        0.24         0.67        9.01
FFBA           8.26     N          06/20/97      0.19       16.27        0.29         1.27        9.48
FFBI           5.63     N          06/20/97      0.27       18.75        0.25         0.43        5.54
FFBS           7.62     N          06/20/97      0.03       16.91        0.34         1.62        8.37
FFBZ          13.08     N          06/20/97      0.52       18.25        0.25         0.91       11.86
FFCH          13.37     N          06/20/97      1.77       13.41        0.55         0.88       14.32
FFDB           9.10     N          06/20/97      0.77       10.74        0.39         1.11       11.36
FFES          11.18     N          06/20/97      0.41       13.28        0.56         0.64       10.00
FFFC           9.00     N          06/20/97      0.10       17.15        0.39         1.38       10.17
FFFD           7.28     N          06/20/97      0.22       14.12        0.27         1.74        7.15
FFFL           6.43     N          06/20/97      0.30       26.91        0.18         0.55        6.02
FFHH           6.13     N          06/20/97      0.10       17.44        0.25         0.79        6.51
FFHS           6.64     N          06/20/97      0.50       17.86        0.28         0.60        6.70
FFIC           4.92     N          06/20/97      0.27       19.88        0.25         0.97        5.69
FFKY          10.72     N          06/20/97      0.11       12.50        0.37         1.65       12.16
FFLC           6.25     N          06/20/97      0.27       17.81        0.40         1.10        7.35
FFOH           6.07     N          06/20/97      0.18       18.75        0.20         0.89        6.69
FFSL           6.54     N          06/20/97      0.46       17.48        0.16         0.61        5.62
FFSX           8.87     N          06/20/97      0.12       19.79        0.30         0.73        8.97
FFWC          10.78     N          06/20/97      0.22       10.48        0.62         1.12       10.98
FFWD           9.24     N          06/20/97      0.02       11.72        0.36         1.37       10.72
FFYF           7.53     N          06/20/97      0.72       13.76        0.47         1.28        9.07
FGHC           9.28     N          06/20/97      1.35       45.31        0.04         0.35        4.16
FIBC           9.46     N          06/20/97      2.77        9.38        0.46         1.15       11.60
FKFS          10.01     N          06/20/97      2.45       11.06        0.52         0.77       10.73
FLFC          12.24     N          06/20/97      0.75       15.54        0.35         0.91       11.92
FMCO          14.96     N          06/20/97      1.07       10.68        0.55         1.00       15.69
FMSB          14.75     N          06/20/97        NA       12.32        0.35         0.94       14.17
FNGB           7.48     N          06/20/97      0.13       17.71        0.30         0.87        7.65
FOBC           8.25     N          06/20/97      0.13       15.91        0.33         0.96        8.23
FRC            9.96     N          06/20/97      1.25       17.34        0.31         0.61        9.32
FSBI          12.04     N          06/20/97      0.35       12.82        0.39         0.80       11.47
FSFC           7.30     N          06/20/97      0.11       12.05        0.21         1.08       10.56
FSLA           9.56     N          06/20/97      0.57       17.65        0.34         0.98       10.65
FSPG          15.16     N          06/20/97      0.79       10.53        0.46         1.00       15.12
FSTC          19.20     N          06/20/97      1.26       11.05        0.56         1.51       16.44
FTF            9.71     N          06/20/97      0.13       10.71        0.42         1.70       10.61
FTFC          13.11     N          06/20/97      0.17       16.67        0.33         0.87       13.73
FTSB           3.83     N          06/20/97      2.02       17.50        0.15         0.97        5.58
FWWB           7.04     N          06/20/97      0.31       17.92        0.30         1.17        7.76
GAF            5.64     N          06/20/97      0.12       20.58        0.23         1.12        6.00
GBCI          16.51     N          06/20/97      0.15       15.30        0.29         1.47       15.17
GDW           19.61     N          06/20/97      1.44       12.72        1.44         0.87       13.82
GFCO           7.14     N          06/20/97      0.16       13.41        0.48         0.79        8.23
GFSB          10.24     N          06/20/97      1.54       11.83        0.28         1.27       11.06
GLN            9.70     N          06/20/97      1.66       15.10        0.42         0.74       11.57
GPT            8.96     N          06/20/97      2.84       20.49        0.81         1.04        9.35
GSBC          15.89     N          06/20/97      1.83       12.50        0.34         1.66       18.62
GTFN           7.13     N          06/20/97      0.38       21.72        0.40         0.80        8.13
GUPB           4.89     N          06/20/97        NA       22.62        0.21         0.81        4.74

FERGUSON & COMPANY                    Exhibit V - Selected Publicly Held Thrifts
------------------


               Core                             NPAs/      Price/        Core         Core        Core
               ROAE   Merger        Current    Assets        Core         EPS         ROAA        ROAE
                (%)   Target?       Pricing       (%)         EPS         ($)          (%)         (%)
Ticker          LTM    (Y/N)           Date       MRQ         (x)         MRQ          MRQ         MRQ

HALL           8.28     N          06/20/97      0.01       11.75        0.46         0.66        9.37
HARB          14.59     N          06/20/97      0.47       15.21        0.67         1.23       14.96
HARL          15.27     N          06/20/97      0.11       11.00        0.50         1.04       16.42
HARS           6.48     N          06/20/97      0.67       17.14        0.31         0.78        9.03
HAVN          14.67     N          06/20/97      0.78       12.50        0.74         0.82       14.18
HBFW           6.04     N          06/20/97      0.00       15.63        0.33         0.98        7.03
HBNK           6.70     N          06/20/97      3.23       23.88        0.25         0.47        6.51
HBS            7.43     N          06/20/97      2.09       16.94        0.25         0.89        6.02
HFFB           4.90     N          06/20/97      0.00       19.74        0.19         1.32        4.96
HFFC           8.80     N          06/20/97      0.40       12.99        0.38         0.85        9.18
HFGI          10.32     N          06/20/97      0.23       21.88        0.14         0.35        7.28
HFNC           4.71     N          06/20/97      0.99       24.63        0.17         1.15        4.36
HFSA           5.14     N          06/20/97      0.36       16.62        0.22         0.74        5.38
HHFC           3.91     N          06/20/97      0.15       14.58        0.18         0.78        6.27
HIFS          11.92     N          06/20/97      0.55       10.14        0.49         1.25       12.95
HMCI           6.13     N          06/20/97      3.25       19.79        0.18         0.40        6.44
HMNF           5.93     N          06/20/97      0.08       18.55        0.31         0.87        5.96
HOMF          14.20     N          06/20/97      0.43       12.39        0.56         1.22       14.54
HPBC          15.83     N          06/20/97      0.04       12.35        0.41         1.65       15.23
HRBF           5.10     N          06/20/97      0.13       18.75        0.24         0.72        5.62
HRZB           9.68     N          06/20/97      0.00       14.40        0.28         1.59       10.36
HZFS           5.41     N          06/20/97      1.02       13.75        0.35         0.76        7.11
IFSB           4.92     N          06/20/97        NA       11.25        0.20         0.39        5.96
INBI           6.69     N          06/20/97      0.18       14.00        0.24         1.48        7.91
IPSW          15.41     N          06/20/97      1.94       12.31        0.33         1.04       16.85
ISBF           6.15     N          06/20/97        NA       20.04        0.29         0.77        6.29
ITLA          12.48     N          06/20/97      1.78       11.11        0.36         1.42       12.81
IWBK          16.43     N          06/20/97      0.69       15.25        0.59         1.09       16.41
JSBA           9.29     N          06/20/97      0.52       12.88        0.58         0.85       10.53
JSBF           7.73     N          06/20/97      1.00       17.41        0.63         1.69        7.65
KFBI           5.42     N          06/20/97      0.10       17.36        0.27         1.48        6.99
KNK            7.65     N          06/20/97      0.57       14.22        0.51         0.88        8.37
KSAV           8.44     N          06/20/97      0.42       14.17        0.45         1.24        9.06
KSBK          15.50     N          06/20/97        NA        9.83        0.89         1.01       13.96
KYF            5.23     N          06/20/97      0.00       13.75        0.20         1.17        7.02
LARK           6.69     N          06/20/97      0.11       16.77        0.30         0.97        6.58
LARL          13.48     N          06/20/97      0.51       11.68        0.46         1.41       13.36
LFED           6.93     N          06/20/97      0.02       19.00        0.25         1.23        7.61
LIFB           7.73     N          06/20/97      0.49       20.37        0.29         0.79        7.30
LISB           7.57     N          06/20/97      1.04       20.07        0.45         0.73        8.10
LOGN           6.80     N          06/20/97      0.45       14.58        0.24         1.49        7.56
LSBI           4.44     N          06/20/97      1.34       14.50        0.36         0.68        7.38
LSBX          20.48     N          06/20/97      0.36        9.27        0.29         1.51       17.71
LVSB           9.52     N          06/20/97        NA       14.66        0.55         1.14       11.56
MAFB          14.28     N          06/20/97      0.44       12.17        0.85         1.14       14.54
MARN           6.87     N          06/20/97      0.76       11.78        0.48         2.06        9.01
MASB          10.08     N          06/20/97      0.19       14.61        0.80         0.99        9.41
MBB            5.76     N          06/20/97      0.70       19.25        0.25         0.49        5.53
MBB            5.76     N          06/20/97      0.70       19.25        0.25         0.49        5.53
MBLF           6.32     N          06/20/97      0.25       20.00        0.30         0.77        5.77
MCBN           7.05     N          06/20/97      0.40        9.95        0.49         0.80        8.48
MCBS          10.54     N          06/20/97      0.19       13.75        0.50         1.07       10.33
MDBK          11.38     N          06/20/97      0.45       13.62        0.56         1.01       11.38
MERI          12.70     N          06/20/97      0.25       11.31        0.84         1.20       15.23
MFBC           5.10     N          06/20/97      0.00       16.46        0.30         0.90        6.09
MFFC           4.14     N          06/20/97      0.17       26.92        0.13         0.62        4.16
MFLR           9.66     N          06/20/97      1.02       12.16        0.37         1.08       11.33

FERGUSON & COMPANY                   Exhibit V - Selected Publicly Held Thrifts
------------------


               Core                             NPAs/      Price/        Core         Core        Core
               ROAE   Merger        Current    Assets        Core         EPS         ROAA        ROAE
                (%)   Target?       Pricing       (%)         EPS         ($)          (%)         (%)
Ticker          LTM    (Y/N)           Date       MRQ         (x)         MRQ          MRQ         MRQ

MFSL          10.76     N          06/20/97        NA       15.58        0.71         0.81        9.61
MIVI           5.54     N          06/20/97      0.21       17.41        0.21         1.01        5.86
MLBC           8.57     N          06/20/97        NA       23.83        0.20         0.48        6.42
MSBF           7.55     N          06/20/97      0.15       13.75        0.40         1.41        7.83
MWBI          10.69     N          06/20/97      0.82       11.93        0.66         0.72       10.23
MWBX          17.58     N          06/20/97      0.78       11.59        0.12         1.32       17.72
MWFD          12.42     N          06/20/97      0.14       15.43        0.32         1.11       12.90
NASB          16.39     N          06/20/97      3.34       10.68        1.03         1.30       17.21
NBN            6.24     N          06/20/97      1.37       13.82        0.26         0.66        8.48
NEIB           7.06     N          06/20/97      0.49       12.50        0.30         1.15        7.49
NHTB           6.82     N          06/20/97      0.74       13.15        0.29         0.89       11.96
NMSB           7.51     N          06/20/97      1.27       17.08        0.15         0.82        7.82
NSSB           9.14     N          06/20/97      1.00       16.16        0.35         1.17       10.33
NTMG           6.31     N          06/20/97      1.11       18.75        0.11         0.49        7.99
NWEQ           7.91     N          06/20/97        NA       13.17        0.28         0.92        7.76
NWSB           9.92     N          06/20/97      0.84       19.06        0.20         0.95        9.66
NYB           25.36     N          06/20/97      1.14       14.01        0.62         1.36       26.10
OFCP           7.63     N          06/20/97      0.18       17.05        0.33         0.78        8.74
OHSL           7.28     N          06/20/97      0.01       15.03        0.42         0.94        8.32
PALM           6.94     N          06/20/97      2.52       18.14        0.23         0.75        9.43
PBCI           7.86     N          06/20/97      2.28       12.34        0.40         1.37        9.32
PBCT          11.01     N          06/20/97      0.91       23.66        0.28         0.87       10.76
PBIX           5.80     N          06/20/97      0.13       21.46        0.19         0.52        6.06
PBKB           8.94     N          06/20/97      0.88       18.91        0.20         0.54        8.99
PCBC           5.45     N          06/20/97      0.05       15.93        0.31         1.18        6.34
PCCI          11.08     N          06/20/97      1.23       12.38        0.27         1.01       13.23
PEEK           4.78     N          06/20/97      0.74       22.06        0.17         1.15        4.43
PERT           9.73     N          06/20/97        NA       15.69        0.47         1.20        9.46
PFDC           9.42     N          06/20/97      0.40       12.36        0.45         1.46        9.59
PFNC          10.45     N          06/20/97      1.36       19.79        0.12         0.47        9.15
PFSB          10.45     N          06/20/97      0.69       12.44        0.55         0.85       11.30
PFSL          11.02     N          06/20/97      0.22       13.30        0.39         0.69       10.90
PHBK          15.68     N          06/20/97      0.83       14.90        0.60         1.26       15.32
PSBK          13.23     N          06/20/97      0.82       13.72        0.54         0.94       11.30
PTRS           7.54     N          06/20/97      0.83        6.12        0.88         1.53       16.55
PULS          12.54     N          06/20/97      0.59       10.90        0.45         1.11       14.26
PVFC          20.48     N          06/20/97      0.90        9.76        0.49         1.39       20.03
PVSA          14.68     N          06/20/97      0.24       11.63        0.61         1.06       14.76
PWBC           8.73     N          06/20/97      0.58       12.50        0.30         0.67        9.11
QCBC           6.21     N          06/20/97      1.49       15.18        0.28         0.67        7.48
QCFB           8.76     N          06/20/97        NA       11.39        0.45         1.55        8.53
QCSB          11.02     N          06/20/97      0.61       17.47        0.66         2.12       14.19
RARB          13.32     N          06/20/97      0.46       12.93        0.58         1.06       13.56
RELY          10.00     N          06/20/97      0.73       14.61        0.46         0.86       10.47
ROSE          13.75     N          06/20/97      0.38       14.69        0.40         0.85       13.69
RVSB          10.66     N          06/20/97      0.10       18.33        0.30         1.28       11.56
SFED           6.26     N          06/20/97      0.68       21.71        0.19         0.54        4.19
SFFC           6.99     N          06/20/97      0.70       13.66        0.35         1.27        7.18
SFIN           8.80     N          06/20/97      0.41       13.38        0.32         0.82        8.57
SFSB           8.08     N          06/20/97      0.25       13.92        0.44         0.57        8.69
SFSL          13.81     N          06/20/97      0.26       13.70        0.39         1.38       14.86
SGVB           4.26     N          06/20/97      0.61       25.00        0.14         0.31        3.97
SISB          19.94     N          06/20/97      0.36       13.72        0.54         0.87       11.85
SKAN           9.13     N          06/20/97      1.52       12.02        0.39         0.62        9.00
SMBC           6.29     N          06/20/97      1.10       17.63        0.25         0.96        6.06
SMFC          10.28     N          06/20/97      0.08       16.23        0.62         1.29       13.07
SOPN           6.59     N          06/20/97      0.12       20.69        0.29         1.73        6.96

FERGUSON & COMPANY              Exhibit V - Selected Publicly Held Thrifts
------------------

               Core                             NPAs/      Price/        Core         Core        Core
               ROAE   Merger        Current    Assets        Core         EPS         ROAA        ROAE
                (%)   Target?       Pricing       (%)         EPS         ($)          (%)         (%)
Ticker          LTM    (Y/N)           Date       MRQ         (x)         MRQ          MRQ         MRQ

SOSA          10.32     N          06/20/97      6.50       11.07        0.06         0.76       12.96
SPBC          11.18     N          06/20/97      0.36       16.61        0.51         1.10       12.36
STFR           7.59     N          06/20/97      0.26       16.30        0.51         0.74        8.48
STSA           7.62     N          06/20/97      0.43       16.38        0.29         0.57       10.08
SWBI           9.52     N          06/20/97      0.18       14.24        0.36         1.04        9.81
SWCB          11.82     N          06/20/97      1.08       14.90        0.52         0.88       10.78
TBK           11.53     N          06/20/97      2.30       12.92        0.37         0.79       11.40
THR            5.71     N          06/20/97      1.21       17.90        0.22         0.77        5.49
THRD           6.23     N          06/20/97      0.33       16.41        0.28         0.69        6.26
TPNZ           5.46     N          06/20/97        NA       22.92        0.18         0.88        4.91
TRIC           6.66     N          06/20/97      0.05       14.36        0.37         1.04        6.74
TSH            6.93     N          06/20/97      0.27       15.07        0.31         0.99        7.48
TWIN           6.08     N          06/20/97      0.08       19.79        0.24         0.76        5.93
UBMT           5.74     N          06/20/97        NA       16.25        0.30         1.39        5.81
WAYN           6.91     N          06/20/97      0.69       25.00        0.17         0.62        6.79
WBST          12.75     N          06/20/97      0.94       15.23        0.72         0.66       12.18
WCBI           9.01     N          06/20/97      0.84       15.95        0.38         1.37        8.79
WEFC           7.11     N          06/20/97      0.21       12.28        0.29         1.10        7.77
WFCO          12.04     N          06/20/97        NA        8.63        0.38         1.01       13.97
WFSL          15.76     N          06/20/97      0.90       12.59        0.55         1.82       15.72
WRNB          18.61     N          06/20/97      1.32       12.86        0.35         1.57       15.73
WSB            8.91     N          06/20/97        NA       26.25        0.05         0.38        4.53
WSFS          22.77     N          06/20/97      2.09       10.64        0.32         1.15       21.25
WSTR           6.16     N          06/20/97      0.09       19.83        0.26         0.73        5.69
WVFC          10.14     N          06/20/97      0.31       12.38        0.52         1.33       10.31
YFED           9.30     N          06/20/97      1.43       13.18        0.37         0.91       11.15

Maximum       67.90                              6.50       45.31        1.44         2.12       26.10
Minimum        3.83                              -           6.12        0.04         0.29        3.48
Average        9.83                              0.73       15.61        0.39         0.98        9.97
Median         9.03                              0.52       14.66        0.35         0.94        9.36

                                   EXHIBIT VI

FERGUSON & COMPANY
------------------

                   Exhibit VI - Comparative Group Selection


To search for a comparative group for Lexington, we selected all thrifts from the entire U.S. with assets under $75 million that have sufficient trading volume to produce meaningful market information. All of these thrifts are listed on either AMEX, NYSE, or Nasdaq.

We found 25 thrifts in the asset size described above. We eliminated 13 and retained a group of 12. Normally, we consider 10 to 12 as the desired sample size.

We eliminated thrifts for the following reasons: 1) BIF insured; 2) Less than a full quarter as a reporting stock; 3) Inordinately high PE ratio; 4) Merger agreement has been executed; 5) Nonperforming assets of 1.50% or more of total assets; 6) Loans less than 50% of total assets; and 7) Loans serviced more than 40% of assets. After eliminating thrifts for the reasons listed above, we still had 15 remaining. To reduce the group to 12, we eliminated the three most recent conversions from the remaining 15.

The group of 25 from which the comparative group was selected is listed on
Exhibit VI.1 and the selected comparative group is listed on Exhibit VI.2. On
Exhibit VI.1, we have highlighted the cells that indicate which ones were not selected and why. Set forth below is a legend for the column summarizing reasons individual thrifts were not selected.

A BIF insured.

B The three most recently completed conversions after eliminating others for operational reasons.

C Albion Bancorp, with a PE of 151.0 coupled with a PB of 78.6%, both of which are well out of the normal range.

D Less than one full quarter as a reporting stock.

E Announced acquisition target.

F Non-performing assets of 1.50% or more of total assets.

G Loans are less than 50% of assets.

H Loans serviced exceeds 40% of assets.

FERGUSON & COMPANY            Exhibit VI.1 - Comparatives Selection
------------------

                                                                          Deposit                         Current  Current   Price/
                                                                          Insurance                         Stock   Market      LTM
                                                                          Agency                            Price    Value Core EPS
Ticker  Short Name                        City              State  Region (BIF/SAIF) Exchange  IPO Date       ($)     ($M)      (x)

ALBC    Albion Banc Corp.                 Albion            NY     MA     SAIF       NASDAQ    07/26/93    18.125      4.53    41.2
ATSB    AmTrust Capital Corp.             Peru              IN     MW     SAIF       NASDAQ    03/28/95    12.250      6.51    47.1
CKFB    CKF Bancorp, Inc.                 Danville          KY     MW     SAIF       NASDAQ    01/04/95    18.000     16.69    22.0
CRZY    Crazy Woman Creek Bancorp         Buffalo           WY     WE     SAIF       NASDAQ    03/29/96    13.750     14.55     NA
CSBF    CSB Financial Group, Inc.         Centralia         IL     MW     SAIF       NASDAQ    10/09/95    11.063     10.42    31.6
FLKY    First Lancaster Bancshares        Lancaster         KY     MW     SAIF       NASDAQ    07/01/96    15.750     15.10     NA
GLBK    Glendale Co-Operative Bank        Everett           MA     NE     BIF        NASDAQ    01/10/94    26.000      6.43    24.3
GWBC    Gateway Bancorp, Inc.             Catlettsburg      KY     MW     SAIF       NASDAQ    01/18/95    14.500     15.60    21.3
HBBI    Home Building Bancorp             Washington        IN     MW     SAIF       NASDAQ    02/08/95    21.000      6.54     NM
HCFC    Home City Financial Corp.         Springfield       OH     MW     SAIF       NASDAQ    12/30/96    14.000     13.33     NA
HWEN    Home Financial Bancorp            Spencer           IN     MW     SAIF       NASDAQ    07/02/96    15.375      7.78     NA
HZFS    Horizon Financial Svcs Corp.      Oskaloosa         IA     MW     SAIF       NASDAQ    06/30/94    17.750      7.55    32.3
JOAC    Joachim Bancorp, Inc.             De Soto           MO     MW     SAIF       NASDAQ    12/28/95    14.625     11.12    37.5
LONF    London Financial Corporation      London            OH     MW     SAIF       NASDAQ    04/01/96    15.750      8.33     NA
LXMO    Lexington B&L Financial Corp.     Lexington         MO     MW     SAIF       NASDAQ    06/06/96    15.500     19.61     NA
MBSP    Mitchell Bancorp, Inc.            Spruce Pine       NC     SE     SAIF       NASDAQ    07/12/96    16.000     15.68     NA
MCBN    Mid-Coast Bancorp, Inc.           Waldoboro         ME     NE     SAIF       NASDAQ    11/02/89    19.000      4.37    12.7
MIVI    Mississippi View Holding Co.      Little Falls      MN     MW     SAIF       NASDAQ    03/24/95    15.125     12.93    18.2
MSBF    MSB Financial, Inc.               Marshall          MI     MW     SAIF       NASDAQ    02/06/95    21.500     13.82    13.7
NSLB    NS&L Bancorp, Inc.                Neosho            MO     MW     SAIF       NASDAQ    06/08/95    16.000     11.78    30.8
PWBK    Pennwood Bancorp, Inc.            Pittsburgh        PA     MA     SAIF       NASDAQ    07/15/96    14.000      8.54     NA
RELI    Reliance Bancshares, Inc.         Milwaukee         WI     MW     SAIF       NASDAQ    04/19/96     7.250     18.33     NA
SCBS    Southern Community Bancshares     Cullman           AL     SE     SAIF       NASDAQ    12/23/96    13.500     15.35     NA
SCCB    S. Carolina Community Bancshrs    Winnsboro         SC     SE     SAIF       NASDAQ    07/07/94    19.938     14.06    27.3
SSB     Scotland Bancorp, Inc             Laurinburg        NC     SE     SAIF       AMSE      04/01/96    16.000     29.44     NA

Maximum                                                                                                    26.000     29.44    47.1
Minimum                                                                                                     7.250      4.37    12.7
Average                                                                                                    16.070     12.34    27.7
Median                                                                                                     15.750     12.93    27.3

FERGUSON & COMPANY            Exhibit VI.1 - Comparatives Selection
------------------


               Price/     Current     Current                   Current      Total     Equity/
                 Core      Price/    Price/ T    Price/        Dividend     Assets      Assets
                  EPS      Book V      Book V    Assets           Yield     ($000)         (%)
Ticker            (x)         (%)         (%)       (%)             (%)        MRQ         MRQ

ALBC            151.0        78.6        78.6       7.6            1.71     59,860         9.6
ATSB             38.3        88.3        89.2       9.0            1.63     72,219        10.2
CKFB             20.5       105.8       105.8      27.8            2.44     60,038        25.2
CRZY             21.5        93.0        93.0      27.7            2.91     52,593        29.8
CSBF             30.7        87.2        92.7      21.9            --       47,527        25.2
FLKY             24.6       110.3       110.3      41.0            --       36,858        37.1
GLBK             26.0       106.3       106.3      17.4            --       36,927        16.4
GWBC             20.1        91.6        91.6      23.5            2.76     66,439        25.6
HBBI             21.9       110.1       110.1      14.7            1.43     44,564        12.5
HCFC              NA         95.4        95.4      19.6            2.29     68,140        20.5
HWEN             18.3        99.0        99.0      19.9            1.30     39,030        20.1
HZFS             15.3        93.3        93.3      10.2            1.80     74,043        10.9
JOAC             33.2       103.9       103.9      31.7            3.42     35,110        30.5
LONF             19.7       104.2       104.2      22.3            1.52     37,313        21.4
LXMO             21.5       103.1       103.1      31.8            --       61,650        30.8
MBSP             26.7       105.3       105.3      45.9            5.00     34,203        43.6
MCBN              9.7        87.9        87.9       7.6            2.74     57,838         8.6
MIVI             18.0        99.2        99.2      18.4            1.06     70,329        18.5
MSBF             13.1       109.7       109.7      20.9            2.33     66,541        19.1
NSLB             28.6        99.0        99.0      20.8            3.13     58,394        21.0
PWBK             15.2        91.1        91.1      18.3            2.00     46,707        20.1
RELI             18.1        82.1         NA       41.1            --       44,605        50.1
SCBS              NA         96.2        96.2      21.3            --       72,151        22.1
SCCB             24.9       118.3       118.3      30.6            3.01     45,919        25.9
SSB              22.2       117.3       117.3      43.3            1.88     68,067        36.9

Maximum         151.0       118.3       118.3      45.9            5.00     74,043        50.1
Minimum           9.7        78.6        78.6       7.6            --       34,203         8.6
Average          27.8        99.0       100.0      23.8            1.77     54,283        23.7
Median           21.5        99.0        99.1      21.3            1.80     57,838        21.4

                Tangible                           ROAA       ROAA        ROACE         ROACE
                 Equity/      Core      Core     Before     Before       Before        Before
                T Assets       EPS       EPS      Extra      Extra        Extra         Extra
                     (%)       ($)       ($)        (%)        (%)          (%)           (%)
                     MRQ       LTM       MRQ        LTM        MRQ          LTM           MRQ

ALBC                 9.6      0.44      0.03      (0.10)     (1.14)       (1.00)       (11.45)
ATSB                10.1      0.26      0.08       0.30       0.33         3.00          3.30
CKFB                25.2      0.82      0.22       1.30       1.31         4.87          5.19
CRZY                29.8       NA       0.16       0.83       1.23         2.86          4.12
CSBF                24.0      0.35      0.09       0.51       0.89         1.78          3.49
FLKY                37.1       NA       0.16       0.98       1.52          NA           4.18
GLBK                16.4      1.07      0.25       0.74       0.75         4.63          4.58
GWBC                25.6      0.68      0.18       0.76       1.10         2.99          4.34
HBBI                12.5     (0.06)     0.24      (0.36)      0.63        (2.60)         4.92
HCFC                20.5       NA        NA         NA        1.22          NA           7.96
HWEN                20.1       NA       0.21       0.57       0.91          NA           4.51
HZFS                10.9      0.55      0.29       0.14       0.83         1.27          7.70
JOAC                30.5      0.39      0.11       0.49       0.85         1.66          2.84
LONF                21.4       NA       0.20       0.75       1.03         3.77          4.78
LXMO                30.8       NA       0.18       0.88       1.33          NA           4.34
MBSP                43.6       NA       0.15        NA        1.62          NA           3.72
MCBN                 8.6      1.50      0.49       0.40       0.87         4.42          9.16
MIVI                18.5      0.83      0.21       0.68       0.98         3.63          5.32
MSBF                19.1      1.57      0.41       1.29       1.54         6.07          7.93
NSLB                21.0      0.52      0.14       0.51       0.85         2.29          4.04
PWBK                20.1       NA       0.23       0.53       1.09          NA           5.44
RELI                  NA       NA       0.10        NA        2.19          NA           3.92
SCBS                22.1       NA        NA         NA        0.94          NA           5.91
SCCB                25.9      0.73      0.20       0.90       1.20         3.21          4.42
SSB                 36.9       NA       0.18       1.31       1.77         3.86          4.84


Maximum             43.6      1.57      0.49       1.31       2.19         6.07          9.16
Minimum              8.6     (0.06)     0.03      (0.36)     (1.14)       (2.60)       (11.45)
Average             22.5      0.69      0.20       0.64       1.03         2.75          4.38
Median              21.2      0.62      0.18       0.68       1.03         3.00          4.51

FERGUSON & COMPANY               EXHIBIT VI.1 - Comparatives Selection
------------------

                                                                                       Loans       Loans
                              NPAs/     Loans/   Loans/   Deposits/  Borrowings/    Serviced   Serviced/
         Merger    Current   Assets   Deposits   Assets      Assets       Assets  For Others      Assets
        Target?    Pricing      (%)        (%)      (%)         (%)          (%)      ($000)         (%)    Reasons for Exclusion
Ticker    (Y/N)       Date      MRQ        MRQ      MRQ         MRQ          MRQ         MRQ         MRQ   ------------------------

ALBC        N     03/20/97     0.37     100.37    78.98       78.69        10.49      11,367        19.0    C
ATSB        N     03/20/97     2.59     103.00    70.99       68.93        20.30      28,300        39.2    F
CKFB        N     03/20/97     0.52     124.50    88.82       71.34         2.09          -          -      SELECTED
CRZY        N     03/20/97     0.17      92.62    51.19       55.27        14.23          80         0.2    SELECTED
CSBF        N     03/20/97     0.78      78.77    58.56       74.35           -           -          -      SELECTED
FLKY        N     03/20/97     0.36     149.63    88.27       58.99         2.55          NA         NA     B
GLBK        Y     03/20/97        -      47.28    39.49       83.53           -           NA         NA     A, E, G
GWBC        N     03/20/97     0.12      38.94    28.83       74.05           -           -          -      G
HBBI        N     03/20/97     1.14      81.84    63.83       77.99         8.93          -          -      SELECTED
HCFC        N     03/20/97     0.34     102.82    74.78       72.73         6.02       2,410        3.5     D
HWEN        N     03/20/97     0.62     122.38    76.47       62.48        17.17          -          -      B
HZFS        N     03/20/97     1.35      92.92    69.58       74.88        13.68       1,688        2.3     SELECTED
JOAC        N     03/20/97     0.74     100.16    68.65       68.54           -           -          -      SELECTED
LONF        N     03/20/97     0.80      97.40    75.16       77.17         0.80          -          -      SELECTED
LXMO        N     03/20/97     0.92     107.66    73.93       68.67           -           NA         NA     B
MBSP        N     03/20/97     2.28     146.70    78.81       53.72           -           -          -      F
MCBN        N     03/20/97     0.40     113.92    83.59       73.38        17.62       6,941       12.0     SELECTED
MIVI        N     03/20/97     0.26      79.40    63.61       80.11           -           -          -      SELECTED
MSBF        N     03/20/97     0.47     151.88    94.31       62.10        18.03      33,183       49.9     H
NSLB        N     03/20/97        -      74.65    54.19       72.60         5.14          -          -      SELECTED
PWBK        N     03/20/97     0.95      61.45    46.06       74.96         3.17         152        0.3     G
RELI        N     03/20/97        -     140.69    56.55       40.19         8.97          NA         NA     SELECTED
SCBS        N     03/20/97     2.20      70.87    55.02       77.64           -           -          -      D, F
SCCB        N     03/20/97     1.83     106.77    77.89       72.95           -           NA         NA     F
SSB         N     03/20/97     0.05     110.81    68.03       61.39           -           -          -      SELECTED

Maximum                        2.59     151.88    94.31       83.53        20.30      33,183       49.9
Minimum                           -      38.94    28.83       40.19           -           -          -
Average                        0.77      99.90    67.42       69.47         5.97       4,206        6.3
Median                         0.52     100.37    69.58       72.73         2.55          -          -

FERGUSON & COMPANY             Exhibit VI.2 - Comparatives Selected
------------------

                                                                                                    Deposit
                                                                                                    Insurance
                                                                                                    Agency
Ticker           Short Name                            City                    State    Region      (BIF/SAIF)      Exchange

CKFB             CKF Bancorp, Inc.                     Danville                KY       MW          SAIF            NASDAQ
CRZY             Crazy Woman Creek Bancorp             Buffalo                 WY       WE          SAIF            NASDAQ
CSBF             CSB Financial Group, Inc.             Centralia               IL       MW          SAIF            NASDAQ
HBBI             Home Building Bancorp                 Washington              IN       MW          SAIF            NASDAQ
HZFS             Horizon Financial Svcs Corp.          Oskaloosa               IA       MW          SAIF            NASDAQ
JOAC             Joachim Bancorp, Inc.                 De Soto                 MO       MW          SAIF            NASDAQ
LONF             London Financial Corporation          London                  OH       MW          SAIF            NASDAQ
MCBN             Mid-Coast Bancorp, Inc.               Waldoboro               ME       NE          SAIF            NASDAQ
MIVI             Mississippi View Holding Co.          Little Falls            MN       MW          SAIF            NASDAQ
NSLB             NS&L Bancorp, Inc.                    Neosho                  MO       MW          SAIF            NASDAQ
RELI             Reliance Bancshares, Inc.             Milwaukee               WI       MW          SAIF            NASDAQ
SSB              Scotland Bancorp, Inc                 Laurinburg              NC       SE          SAIF            AMSE

Maximum
Minimum
Average
Median


                                     Current       Current           Price/
                                       Stock        Market              LTM
                                       Price         Value         Core EPS
Ticker               IPO Date            ($)          ($M)              (x)
CKFB                 01/04/95         18.000         16.69             22.0
CRZY                 03/29/96         13.750         14.55               NA
CSBF                 10/09/95         11.063         10.42             31.6
HBBI                 02/08/95         21.000          6.54               NM
HZFS                 06/30/94         17.750          7.55             32.3
JOAC                 12/28/95         14.625         11.12             37.5
LONF                 04/01/96         15.750          8.33               NA
MCBN                 11/02/89         19.000          4.37             12.7
MIVI                 03/24/95         15.125         12.93             18.2
NSLB                 06/08/95         16.000         11.78             30.8
RELI                 04/19/96          7.250         18.33               NA
SSB                  04/01/96         16.000         29.44               NA

Maximum                               21.000         29.44             37.5
Minimum                                7.250          4.37             12.7
Average                               15.443         12.67             26.4
Median                                15.875         11.45             30.8

FERGUSON & COMPANY            Exhibit VI.2 - Comparatives Selected
------------------

                                                                                                                    Tangible
                   Price/       Current        Current                     Current        Total       Equity/        Equity/
                     Core        Price/       Price/ T      Price/        Dividend       Assets        Assets       T Assets
                      EPS        Book V         Book V      Assets           Yield        ($000)          (%)            (%)
Ticker                (x)           (%)            (%)         (%)             (%)          MRQ           MRQ            MRQ

CKFB                 20.5         105.8          105.8        27.8            2.44       60,038          25.2           25.2
CRZY                 21.5          93.0           93.0        27.7            2.91       52,593          29.8           29.8
CSBF                 30.7          87.2           92.7        21.9             -         47,527          25.2           24.0
HBBI                 21.9         110.1          110.1        14.7            1.43       44,564          12.5           12.5
HZFS                 15.3          93.3           93.3        10.2            1.80       74,043          10.9           10.9
JOAC                 33.2         103.9          103.9        31.7            3.42       35,110          30.5           30.5
LONF                 19.7         104.2          104.2        22.3            1.52       37,313          21.4           21.4
MCBN                  9.7          87.9           87.9         7.6            2.74       57,838           8.6            8.6
MIVI                 18.0          99.2           99.2        18.4            1.06       70,329          18.5           18.5
NSLB                 28.6          99.0           99.0        20.8            3.13       58,394          21.0           21.0
RELI                 18.1          82.1             NA        41.1             -         44,605          50.1             NA
SSB                  22.2         117.3          117.3        43.3            1.88       68,067          36.9           36.9

Maximum              33.2         117.3          117.3        43.3            3.42       74,043          50.1           36.9
Minimum               9.7          82.1           87.9         7.6             -         35,110           8.6            8.6
Average              21.6          98.6          100.6        23.9            1.86       54,202          24.2           21.8
Median               21.0          99.1           99.2        22.1            1.84       55,216          23.3           21.4

                                              ROAA         ROAA          ROACE         ROACE
                     Core        Core       Before       Before         Before        Before
                      EPS         EPS        Extra        Extra          Extra         Extra
                      ($)         ($)          (%)          (%)            (%)           (%)
Ticker                LTM         MRQ          LTM          MRQ            LTM           MRQ
CKFB                 0.82        0.22         1.30         1.31           4.87          5.19
CRZY                   NA        0.16         0.83         1.23           2.86          4.12
CSBF                 0.35        0.09         0.51         0.89           1.78          3.49
HBBI                (0.06)       0.24        (0.36)        0.63          (2.60)         4.92
HZFS                 0.55        0.29         0.14         0.83           1.27          7.70
JOAC                 0.39        0.11         0.49         0.85           1.66          2.84
LONF                   NA        0.20         0.75         1.03           3.77          4.78
MCBN                 1.50        0.49         0.40         0.87           4.42          9.16
MIVI                 0.83        0.21         0.68         0.98           3.63          5.32
NSLB                 0.52        0.14         0.51         0.85           2.29          4.04
RELI                   NA        0.10           NA         2.19             NA          3.92
SSB                    NA        0.18         1.31         1.77           3.86          4.84

Maximum              1.50        0.49         1.31         2.19           4.87          9.16
Minimum             (0.06)       0.09        (0.36)        0.63          (2.60)         2.84
Average              0.61        0.20         0.60         1.12           2.53          5.03
Median               0.54        0.19         0.51         0.94           2.86          4.81


FERGUSON & COMPANY             Exhibit VI.2 - Comparatives Selected
------------------

                                                                                                            Loans        Loans
                                         NPAs/       Loans/       Loans/    Deposits/   Borrowings/      Serviced    Serviced/
              Merger       Current      Assets     Deposits       Assets       Assets        Assets    For Others       Assets
             Target?       Pricing         (%)          (%)          (%)          (%)           (%)        ($000)          (%)
Ticker        (Y/N)           Date         MRQ          MRQ          MRQ          MRQ           MRQ           MRQ          MRQ
CKFB            N         03/20/97        0.52       124.50        88.82        71.34          2.09           -            -
CRZY            N         03/20/97        0.17        92.62        51.19        55.27         14.23            80          0.2
CSBF            N         03/20/97        0.78        78.77        58.56        74.35           -             -            -
HBBI            N         03/20/97        1.14        81.84        63.83        77.99          8.93           -            -
HZFS            N         03/20/97        1.35        92.92        69.58        74.88         13.68         1,688          2.3
JOAC            N         03/20/97        0.74       100.16        68.65        68.54           -             -            -
LONF            N         03/20/97        0.80        97.40        75.16        77.17          0.80           -            -
MCBN            N         03/20/97        0.40       113.92        83.59        73.38         17.62         6,941         12.0
MIVI            N         03/20/97        0.26        79.40        63.61        80.11           -             -            -
NSLB            N         03/20/97         -          74.65        54.19        72.60          5.14           -            -
RELI            N         03/20/97         -         140.69        56.55        40.19          8.97            NA           NA
SSB             N         03/20/97        0.05       110.81        68.03        61.39           -             -            -

Maximum                                   1.35       140.69        88.82        80.11         17.62         6,941         12.0
Minimum                                    -          74.65        51.19        40.19           -             -            -
Average                                   0.52        98.97        66.81        68.93          5.96           792          1.3
Median                                    0.46        95.16        65.93        72.99          3.62           -            -

                                   EXHIBIT VII

FERGUSON & COMPANY                        Exhibit VII
------------------                  Pro Forma Assumptions



     1. Net proceeds from the conversion were invested at the beginning of the period at 6.0%, which was the approximate rate on the one-year treasury bill on March 31, 1997. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

     2. Lexington First Federal does not intend to adopt an ESOP.

     3. The Bank's RP will acquire 4% of the stock through open market purchases at $10 per share and the expense is recognized ratably over five years as the shares vest.

     4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 36.0%.

     5. In calculating the pro forma adjustments to net worth, the RP is deducted in accordance with generally accepted accounting principles.

FERGUSON & COMPANY
------------------

                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the Minimum of the Conversion Valuation Range
                      Valuation Date as of June 20, 1997

Lexington First Federal Savings Bank
--------------------------------------------------------------------------------

1.  Conversion Proceeds
    Pro Forma Market Value                                                       $        2,212,738
    Less: Estimated Expenses                                                               (350,000)
                                                                                 ------------------
    Net Conversion Proceeds                                                      $        1,862,738

2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                                                      $        1,862,738
    Less: ESOP Contributions                                                                  -
           RP Contributions                                                                 (88,510)
                                                                                 ------------------
    Net Conversion Proceeds after ESOP & RP                                      $        1,774,228
    Estimated Incremental Rate of Return(1)                                                    3.84%
                                                                                 ------------------
    Estimated Additional Income                                                  $           68,130
    Less: ESOP Expense                                                                           NA
           RP Expense                                                                       (11,329)
                                                                                 ------------------
                                                                                 $           56,801
                                                                                 ==================

3.  Pro Forma Calculations


                                                  Before            Conversion             After
    Period                                      Conversion            Results           Conversion
                                        --------------------------------------------------------------
a.  Pro Forma Earnings
    Twelve Months Ended
    March 31, 1997                         $        279,000    $         56,801    $        335,801

b.  Pro Forma Net Worth
    March 31, 1997                         $      3,923,000    $      1,774,228    $      5,697,228

c.  Pro Forma Net Assets
    March 31, 1997                         $      25,942,000   $      1,774,228    $     27,716,228

(1) Assumes Proceeds can be reinvested at 6.0 percent and earnings taxed at a rate of 36.0 percent.

FERGUSON & COMPANY
------------------



                                   Exhibit VII
                     Pro Forma Effect of Conversion Proceeds
                At the Midpoint of the Conversion Valuation Range
                       Valuation Date as of June 20, 1997


Lexington First Federal Savings Bank
----------------------------------------------------------------------------------------------
1.   Conversion Proceeds
     Pro Forma Market Valuation                                                                    $             2,603,221
     Less:  Estimated Expenses                                                                                    (350,000)
                                                                                                   ------------------------
     Net Conversion Proceeds                                                                       $             2,253,221

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                                                       $             2,253,221
     Less:  ESOP Contributions                                                                                         -
             RP Contributions                                                                                     (104,129)
                                                                                                   ------------------------
     Net Conversion Proceeds after ESOP & RP                                                       $             2,149,092
     Estimated Incremental Rate of Return(1)                                                                          3.84%
                                                                                                   ------------------------
     Estimated Additional Income                                                TRUE               $                82,525
     Less:  ESOP Expense                                                                                                NA
             RP Expense                                                                                            (13,328)
                                                                                                   ------------------------
                                                                                                   $                69,197
                                                                                                   ========================
3.   Pro Forma Calculations


                                                         Before                   Conversion                   After
     Period                                            Conversion                   Results                  Conversion
                                               --------------------------------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     March 31, 1997                             $              279,000     $                69,197    $              348,197

b.   Pro Forma Net Worth
     March 31, 1997                             $            3,923,000     $             2,149,092    $            6,072,092

c.   Pro Forma Net Assets
     March 31, 1997                             $           25,942,000     $             2,149,092    $           28,091,092


(1) Assumes Proceeds can be reinvested at 6.0 percent and earnings taxed at a rate of 36.0 percent.

FERGUSON & COMPANY
------------------


                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the Maximum of the Conversion Valuation Range
                      Valuation Date as of June 20, 1997



Lexington First Federal Savings Bank
----------------------------------------------------------------------------------------------------
1.     Conversion Proceeds
       Pro Forma Market Valuation                                                                   $             2,993,704
       Less:  Estimated Expenses                                                                                   (350,000)
                                                                                                    ------------------------
       Net Conversion Proceeds                                                                      $             2,643,704

2.     Estimated Additional Income From Conversion Proceeds
       Net Conversion Proceeds                                                                      $             2,643,704
       Less:  ESOP Contributions                                                                                        -
               RP Contributions                                                                                    (119,748)
                                                                                                    ------------------------
       Net Conversion Proceeds after ESOP & RP                                                      $             2,523,956
       Estimated Incremental Rate of Return(1)                                                                         3.84%
                                                                                                    ------------------------
       Estimated Additional Income                                                                  $                96,920
       Less:  ESOP Expense                                                                                               NA
               RP Expense                                                                                           (15,328)
                                                                                                    ------------------------
                                                                                                    $                81,592
                                                                                                    ========================

3.     Pro Forma Calculations


                                                          Before                   Conversion                   After
       Period                                           Conversion                   Results                  Conversion
                                                --------------------------------------------------------------------------------

a.     Pro Forma Earnings
       Twelve Months Ended
       March 31, 1997                            $              279,000     $                81,592    $              360,592

b.     Pro Forma Net Worth
       March 31, 1997                            $            3,923,000     $             2,523,956    $            6,446,956

c.     Pro Forma Net Assets
       March 31, 1997                            $           25,942,000     $             2,523,956    $           28,465,956


(1) Assumes Proceeds can be reinvested at 6.0 percent and earnings taxed at a rate of 36.0 percent.

FERGUSON & COMPANY
------------------


                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the SuperMax of the Conversion Valuation Range
                      Valuation Date as of June 20, 1997

Lexington First Federal Savings Bank
--------------------------------------------------------------------------
1.      Conversion Proceeds
        Pro Forma Market Valuation                                               $              3,442,759
        Less:  Estimated Expenses                                                $               (350,000)
                                                                                --------------------------
        Net Conversion Proceeds                                                  $              3,092,759

2.      Estimated Additional Income From Conversion Proceeds
        Net Conversion Proceeds                                                  $              3,092,759
        Less:  ESOP Contributions                                                $                    -
               RP Contributions                                                  $               (137,710)
                                                                                --------------------------
        Net Conversion Proceeds after ESOP & RP                                  $              2,955,049
        Estimated Incremental Rate of Return(1)                                                     3.84%
                                                                                --------------------------
        Estimated Additional Income                                              $                113,474
        Less:  ESOP Expense                                                                            NA
               RP Expense                                                        $                (17,627)
                                                                                --------------------------
                                                                                 $                 95,847
                                                                                ==========================

3.      Pro Forma Calculations



                                                 Before                Conversion              After
        Period                                 Conversion                Results             Conversion
                                        ------------------------------------------------------------------
a.      Pro Forma Earnings
        Twelve Months Ended
        March 31, 1997                   $          279,000     $           95,847     $          374,847

b.      Pro Forma Net Worth
        March 31, 1997                   $        3,923,000     $        2,955,049     $        6,878,049

c.      Pro Forma Net Assets
        March 31, 1997                   $       25,942,000     $        2,955,049     $       28,897,049



(1) Assumes Proceeds can be reinvested at 6.0 percent and earnings taxed at a rate of 36.0 percent.

FERGUSON & COMPANY
------------------

                                  Exhibit VII
                           Pro Forma Analysis Sheet


Name of Association:        Lexington First Federal Savings Bank
Date of Market Prices:      June 20, 1997

                                                                                      Tennessee Publicly            All Publicly
                                                            Comparatives                 Held Thrifts               Held Thrifts
                                                            ------------                 ------------               ------------
                               Symbols      Value        Mean          Median         Mean          Median       Mean         Median
                               ------------------        ----          ------         ----          ------       ----         ------
Price-Earnings Ratio             P/E
--------------------
     Last Twelve Months                      N/A
     At Minimum of Range                    10.9
     At Midpoint of Range                   12.3          25.2          22.4          19.0            19.0        16.2          15.6
     At Maximum of Range                    13.7
     At Supermax of Range                   15.2

Price-Book Ratio                 P/B
----------------
     At Minimum of Range                    64.2%
     At Midpoint of Range                   70.8%        101.4         100.2         120.1           120.1       142.8         135.1
     At Maximum of Range                    76.7%
     At Supermax of Range                   82.7%

Price-Asset Ratio                P/A
-----------------
     At Minimum of Range                    13.2%
     At Midpoint of Range                   15.3%         24.1          22.4          15.5            15.5        14.4          13.3
     At Maximum of Range                    17.4%
     At Supermax of Range                   19.7%

FERGUSON & COMPANY
------------------


                                            Exhibit VII
                                      Pro Forma Analysis Sheet


Description                                       Symbol      Value
-----------------------------------------------  --------  -----------

Full Value                                       FV          4,300,000                   P/B=        70.8%
Remaining Value to Sell                          RV          2,603,221                   P/A=        15.3%
Pro Forma Earnings                               PFE           348,197                   P/E=        12.3
Pro Forma Book Value                             PFBV        6,072,092
Pro Forma Assets                                 PFA        28,091,092

Pre-conversion Earnings                          Y             279,000
Pre-conversion Book Value                        B           3,923,000
Pre-conversion Assets                            A          25,942,000
Reinvestment Rate (1)                            R               3.840%
Conversion Expenses                                            350,000
Conversion Expenses/Proceeds                     X              13.445%
Tax Rate                                         TAX             36.00%
ESOP Stock Purchases                             E                0.00%
ESOP Amortization Period                         T                  NA
RP Stock Purchases                               M                4.00%
RP Amortization Period                           N                   5      Years
Percentage Sold                                  PS             60.540%

(1) Assumes Proceeds can be reinvested at 6.0 percent and earnings taxed at a rate of 36.0 percent.


Estimated Value at Midpoint of Range (Full Value):
-------------------------------------------------

V=       P/A*A                                               4,300,000
    1-P/A*PS*(1-X-M)

V=       P/B*B                                               4,300,000
    1-P/B*PS*(1-X-M)

V=           P/E*PFE                                         4,300,000
1-P/E*PS*((1-X-M)*R-(1-TAX)*M/N)


                                           Value Per
                     Estimated Value          Share       Total Shares             Date
                     ---------------          -----       ------------             ----
$                          4,300,000       $  10.00            430,000         June 20, 1997

Range of Value:
----------------------------------------------------------
$4,300,000 x 1.15=$4,945,000 or 494,500 shares
$4,300,000 x 0.85=$3,655,000 or 365,500 shares

                                 EXHIBIT VIII

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------

                                                                                                                Current
                                                                                                                  Stock
                                                                                                                  Price
Ticker   Short Name                          City                 State    Region    Exchange    IPO Date           ($)

AANB     Abigail Adams National Bancorp      Washington           DC       MA        OTC Bul           NA        26.000
ABCU     Alliance Bank                       Culver City          CA       WE        OTC Bul           NA         0.750
ACNB     ACNB Corp.                          Gettysburg           PA       MA        OTC Bul           NA        18.750
AMNB     American National Bankshares        Danville             VA       SE        OTC Bul           NA        26.250
ASTXX    Bank of Astoria                     Astoria              OR       WE        Pink Sh           NA        13.000
ATLV     Antelope Valley Bank                Lancaster            CA       WE        OTC Bul           NA        36.438
BALX     Bank of Alexandria                  Alexandria           VA       SE        OTC Bul           NA        13.000
BATH     Bath National Corp.                 Bath                 NY       MA        OTC Bul           NA        38.500
BCDO     Bank of Coronado                    Coronado             CA       WE        OTC Bul           NA         4.500
BCNB     Berlin City Bank                    Berlin               NH       NE        OTC Bul           NA       316.000
BCSV     Bay Commercial Services             San Leandro          CA       WE        Pink Sh           NA        12.750
BDGE     Bridge Bancorp Inc.                 Bridgehampton        NY       MA        OTC Bul           NA        20.667
BHBS     Bar Harbor Bankshares               Bar Harbor           ME       NE        OTC Bul           NA        40.250
BKHB     Blackhawk Bancorp Inc.              Beloit               WI       MW        OTC Bul           NA        11.750
BKTI     Bank of Tidewater                   Virginia Beach       VA       SE        OTC Bul           NA        20.000
BLCA     Borel Bank & Trust Co.              San Mateo            CA       WE        OTC Bul           NA        27.875
BMRC     Bank of Marin                       Corte Madera         CA       WE        OTC Bul           NA        24.500
BNKA     Bank of Amador                      Jackson              CA       WE        OTC Bul           NA        10.625
BPLU     Bank of Petaluma                    Petaluma             CA       WE        OTC Bul           NA        23.500
BSMR     BSM Bancorp                         Santa Maria          CA       WE        OTC Bul           NA        16.875
BVNC     Beverly National Corp.              Beverly              MA       NE        OTC Bul           NA        26.500
BWCF     BWC Financial Corp.                 Walnut Creek         CA       WE        OTC Bul           NA        24.875
BWCK     Brunswick Bancorp                   New Brunswick        NJ       MA        OTC Bul           NA        23.500
BWND     Bank of South Windsor               South Windsor        CT       NE        Pink Sh           NA         8.500
BYAR     Bay Area Bancshares                 Redwood City         CA       WE        OTC Bul           NA        20.000
BYLK     Baylake Corp.                       Sturgeon Bay         WI       MW        OTC Bul           NA        24.500
CADL     Cardinal Bancorp Inc.               Everett              PA       MA        OTC Bul           NA        21.000
CAFP     Carolina First Bancshares           Lincolnton           NC       SE        Pink Sh           NA        38.000
CAPXX    Capital Bank NA                     Rockville            MD       MA        Pink Sh           NA         8.000
CBAN     Colony Bankcorp Inc.                Fitzgerald           GA       SE        Pink Sh           NA        24.000
CBIV     Community Bankshares Inc.           Petersburg           VA       SE        OTC Bul           NA        17.750
CBTN     CB&T Inc.                           McMinnville          TN       SE        OTC Bul           NA       115.000
CCBN     Central Coast Bancorp               Salinas              CA       WE        OTC Bul           NA        22.750
CCFN     CCFNB Bancorp Inc.                  Bloomsburg           PA       MA        OTC Bul           NA        18.750
CCNE     CNB Financial Corp.                 Clearfield           PA       MA        OTC Bul           NA        36.500
CESR     Central Sierra Bank                 San Andreas          CA       WE        OTC Bul           NA        13.000
CFCXX    C&F Financial Corp.                 West Point           VA       SE        Pink Sh           NA        20.250
CHMG     Chemung Financial Corporation       Elmira               NY       MA        OTC Bul           NA        33.875
CIBN     California Independent Bancorp      Yuba City            CA       WE        OTC Bul           NA        22.000
CIWV     Citizens Financial Corp.            Elkins               WV       SE        OTC Bul           NA        26.000
CLDB     Cortland Bancorp                    Cortland             OH       MW        OTC Bul           NA        48.500
CMTV     Community Bancorp.                  Derby                VT       NE        Pink Sh           NA        19.250
CNAF     Commercial National Fincl Corp      Latrobe              PA       MA        OTC Bul           NA        23.500
CNBB     CNB Bancorp Inc.                    Gloversville         NY       MA        OTC Bul           NA        28.750
CNBC     Center Bancorp, Inc.                Union                NJ       MA        OTC Bul           NA        32.250
CNBD     CNBC Bancorp                        Worthington          OH       MW        Pink Sh           NA        31.500
CPKF     Chesapeake Financial Shares         Kilmarnock           VA       SE        OTC Bul           NA        15.000
CSBB     CSB Bancorp Inc.                    Millersburg          OH       MW        Pink Sh           NA        45.500
CSVG     Commercial Bancshares Inc.          Upper Sandusky       OH       MW        Pink Sh           NA        59.000

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                                                                                                                Current
                                                                                                                  Stock
                                                                                                                  Price
Ticker   Short Name                          City                 State    Region    Exchange    IPO Date           ($)

CTLN     Cortland First Financial Corp.      Cortland             NY       MA        OTC Bul           NA        24.500
CTVN     Shore Bancshares Inc.               Centreville          MD       MA        Pink Sh           NA        30.000
CTZV     Citizens Savings Bank & Trust       St. Johnsbury        VT       NE        OTC Bul           NA        45.000
CVIC     Clovis Community Bank               Clovis               CA       WE        OTC Bul           NA        20.875
CVLY     Codorus Valley Bancorp Inc.         Glen Rock            PA       MA        OTC Bul           NA        30.000
CWBS     Commonwealth Bankshares Inc.        Norfolk              VA       SE        OTC Bul           NA        10.500
CYBK     County Bank Corp.                   Lapeer               MI       MW        OTC Bul           NA        52.500
CYFN     Century Financial Corporation       Rochester            PA       MA        OTC Bul           NA        15.750
CZFS     Citizens Financial Services         Mansfield            PA       MA        OTC Bul           NA        28.000
CZNC     Citizens & Northern Corp.           Wellsboro            PA       MA        OTC Bul           NA        29.500
DCBF     DCB Financial Corp                  Delaware             OH       MW        OTC Bul           NA        20.500
DEBC     Delta National Bancorp              Manteca              CA       WE        OTC Bul           NA        29.250
DIMC     Dimeco Inc.                         Honesdale            PA       MA        OTC Bul           NA        26.000
DNBF     DNB Financial Corp.                 Downingtown          PA       MA        OTC Bul           NA        40.375
DROV     Drovers Bancshares Corp.            York                 PA       MA        OTC Bul           NA        22.750
EMBM     Empire Banc Corp.                   Traverse City        MI       MW        OTC Bul           NA        41.000
EPNB     Ephrata National Bank               Ephrata              PA       MA        OTC Bul           NA        35.750
EVGS     EvergreenBank                       Seattle              WA       WE        Pink Sh           NA        17.750
EVNXX    Evans Bancorp Inc.                  Angola               NY       MA        Pink Sh           NA        21.000
FBMI     Firstbank Corp.                     Alma                 MI       MW        OTC Bul           NA        41.500
FBSYA    First Busey Corp.                   Urbana               IL       MW        OTC Bul           NA        24.250
FBTT     First Bankers Trustshares Inc.      Quincy               IL       MW        OTC Bul           NA        33.750
FCBN     First Citizens Bancorp. of SC       Columbia             SC       SE        OTC Bul           NA       221.000
FCFT     FCFT Inc.                           Princeton            WV       SE        OTC Bul           NA        31.000
FDDB     Fidelity Deposit & Discount         Dunmore              PA       MA        OTC Bul           NA        49.000
FDNM     First National Community Bank       Dunmore              PA       MA        OTC Bul           NA        33.000
FETM     Fentura Bancorp Inc.                Fenton               MI       MW        OTC Bul           NA        49.750
FGYH     First Guaranty Bank                 Hammond              LA       SW        Pink Sh           NA         7.000
FINN     First National of Nebraska          Omaha                NE       MW        OTC Bul           NA     4,035.000
FIOW     First Financial Bancorp.            Iowa City            IA       MW        OTC Bul           NA        33.250
FIVR     First Evergreen Corp.               Evergreen Park       IL       MW        Pink Sh           NA       430.000
FJMY     First Jermyn Corp. (The)            Jermyn               PA       MA        OTC Bul           NA        48.000
FKYS     First Keystone Corp.                Berwick              PA       MA        OTC Bul           NA        40.625
FLHI     First Lehigh Corp.                  Allentown            PA       MA        OTC Bul           NA         5.125
FLLC     First Financial Bancorp             Lodi                 CA       WE        OTC Bul           NA         9.875
FMBH     First Mid-Illinois Bancshares       Mattoon              IL       MW        OTC Bul           NA        44.500
FMNB     Farmers National Banc Corp.         Canfield             OH       MW        OTC Bul           NA        27.000
FNAN     First NB of Anchorage               Anchorage            AK       WE        OTC Bul           NA     1,845.000
FNBB     FNB Financial Corporation           McConnellsburg       PA       MA        Pink Sh           NA        40.500
FNBL     First Litchfield Financial          Litchfield           CT       NE        Pink Sh           NA        29.000
FNBP     FNB Corp.                           Christiansburg       VA       SE        Pink Sh           NA        40.000
FNLB     First National Bancorp Inc.         Joliet               IL       MW        Pink Sh           NA        48.000
FOBT     Four Oaks Bank & Trust Co.          Four Oaks            NC       SE        OTC Bul           NA        26.500
FPHN     First Philson Financial Corp.       Berlin               PA       MA        OTC Bul           NA        59.000
FRAF     Franklin Financial Services         Chambersburg         PA       MA        OTC Bul           NA        35.000
FRMS     Farmers & Merchants Bancorp         Archbold             OH       MW        Pink Sh           NA        61.500
FWCC     First West Chester Corp.            West Chester         PA       MA        OTC Bul           NA        30.750
FWEH     First Bank of West Hartford         West Hartford        CT       NE        OTC Bul           NA        10.250
FXNC     First National Corp.                Strasburg            VA       SE        OTC Bul           NA        21.750

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                                                                                                                Current
                                                                                                                  Stock
                                                                                                                  Price
Ticker   Short Name                          City                 State    Region    Exchange    IPO Date           ($)

GABS     Georgia Bancshares Inc.             Tucker               GA       SE        Pink Sh           NA        12.000
GBFP     Georgia Bank Financial Corp.        Augusta              GA       SE        Pink Sh           NA        19.625
GFLS     Greater Community Bancorp           Totowa               NJ       MA        OTC Bul           NA        18.000
GLBT     Glastonbury Bank and Trust Co       Glastonbury          CT       NE        OTC Bul           NA        10.625
GRBC     GreatBanc Inc.                      Aurora               IL       MW        Pink Sh           NA         9.500
GREXX    Greer State Bank                    Greer                SC       SE        Pink Sh           NA        23.000
GRGN     Grange National Banc Corp.          Tunkhannock          PA       MA        OTC Bul           NA        38.500
GRYB     Guaranty State Bancorp              Durham               NC       SE        OTC Bul           NA        22.375
HABN     Harbor Bancorp                      Long Beach           CA       WE        OTC Bul           NA        16.500
HBKS     Heritage Bankshares Inc.            Norfolk              VA       SE        OTC Bul           NA        12.500
HBNC     Horizon Bancorp                     Michigan City        IN       MW        OTC Bul           NA        55.000
HBSI     Highlands Bankshares Inc.           Petersburg           WV       SE        OTC Bul           NA        45.000
HEOP     Heritage Oaks Bancorp               Paso Robles          CA       WE        OTC Bul           NA        15.500
HOVB     Hanover Bancorp Inc.                Hanover              PA       MA        OTC Bul           NA        17.250
HRFD     Harford National Bank               Aberdeen             MD       MA        OTC Bul           NA        54.000
HTLF     Heartland Financial USA Inc.        Dubuque              IA       MW        Pink Sh           NA        26.000
IBDB     Ironbound Bank                      Newark               NJ       MA        Pink Sh           NA        14.000
IBNC     International Bancshares Corp.      Laredo               TX       SW        OTC Bul           NA        51.000
IFNC     Intrust Financial Corp.             Wichita              KS       MW        OTC Bul           NA        72.000
IFST     Iowa First Bancshares Corp.         Muscatine            IA       MW        OTC Bul           NA        22.000
JFBC     Jeffersonville Bancorp              Jeffersonville       NY       MA        Pink Sh           NA        22.000
JUVF     Juniata Valley Financial Corp.      Mifflintown          PA       MA        OTC Bul           NA        44.750
LAYB     Lafayette Bancorp.                  Lafayette            IN       MW        OTC Bul           NA        28.000
LKFN     Lakeland Financial Corp.            Warsaw               IN       MW        OTC Bul           NA        35.750
LNBB     LNB Bancorp Inc.                    Lorain               OH       MW        OTC Bul           NA        29.500
LNBS     Lanier Bankshares Inc.              Gainesville          GA       SE        OTC Bul           NA        19.500
MBKT     Monroe Bank and Trust               Monroe               MI       MW        OTC Bul           NA        33.000
MCBF     MCB Financial Corp.                 San Rafael           CA       WE        OTC Bul           NA        12.375
MFRM     Mechanics and Farmers Bank          Durham               NC       SE        OTC Bul           NA        15.000
MGNB     Mahoning National Bancorp Inc.      Youngstown           OH       MW        OTC Bul           NA        22.000
MIPN     Mid Penn Bancorp Inc.               Millersburg          PA       MA        OTC Bul           NA        34.750
MMBI     Merchants and Manufacturers         New Berlin           WI       MW        OTC Bul           NA        32.875
MSHN     Merchants of Shenandoah BnCorp      Shenandoah           PA       MA        OTC Bul           NA        27.000
MTMB     Maritime Bank & Trust Co.           Essex                CT       NE        OTC Bul           NA        16.000
MTTB     Mid-State Bank                      Arroyo Grande        CA       WE        OTC Bul           NA        20.000
NBOH     National Bancshares Corp.           Orrville             OH       MW        OTC Bul           NA        38.625
NECA     New Canaan Bank & Trust Co.         New Canaan           CT       NE        OTC Bul           NA        55.000
NKSH     National Bankshares Inc.            Blacksburg           VA       SE        OTC Bul           NA        24.500
NOAB     North American Bank & Trust         Waterbury            CT       NE        Pink Sh           NA         3.250
NOTW     Northwest Bank & Trust Co.          Davenport            IA       MW        OTC Bul           NA        34.000
NOVB     North Valley Bancorp                Redding              CA       WE        OTC Bul           NA        27.500
OHSB     Ohio State Bankshares Inc.          Marion               OH       MW        Pink Sh           NA        33.500
ORRB     Orrstown Financial Services         Shippensburg         PA       MA        OTC Bul           NA        31.000
PABN     Pacific Capital Bancorp             Salinas              CA       WE        OTC Bul           NA        25.875
PACXX    Pacific Northwest Bank              Seattle              WA       WE        Pink Sh           NA        63.000
PAHC     Pioneer American Holding Co.        Carbondale           PA       MA        OTC Bul           NA        24.250
PCHB     Pocahontas Bankshares Corp.         Bluefield            WV       SE        OTC Bul           NA        19.000
PCLF     Pinnacle Financial Corp.            Elberton             GA       SE        Pink Sh           NA        62.500
PFCY     Peoples Financial Corp.             Ford City            PA       MA        Pink Sh           NA        28.500

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------

                                                                                                                Current
                                                                                                                  Stock
                                                                                                                  Price
Ticker   Short Name                          City                 State    Region    Exchange    IPO Date           ($)

PLBA     Plumas Bank                         Quincy               CA       WE        OTC Bul           NA        14.000
PNBF     PNB Financial Group                 Newport Beach        CA       WE        OTC Bul           NA        13.000
PPBK     Peoples Bank of Oxford              Oxford               PA       MA        OTC Bul           NA        22.250
PRFS     PennRock Financial Services         Blue Ball            PA       MA        OTC Bul           NA        18.875
PSBT     Penn Security B&TC                  Scranton             PA       MA        OTC Bul           NA        92.250
PSEB     Peoples State Bank (The)            East Berlin          PA       MA        OTC Bul           NA        18.125
PSHR     Pioneer Bancshares Inc.             Chattanooga          TN       SE        OTC Bul           NA        38.500
PWOD     Penns Woods Bancorp Inc.            Jersey Shore         PA       MA        OTC Bul           NA        57.700
QNBC     QNB Corp.                           Quakertown           PA       MA        OTC Bul           NA        32.375
RBNF     Rurban Financial Corp.              Defiance             OH       MW        OTC Bul           NA        30.750
SBGA     Summit Bank Corporation             Atlanta              GA       SE        OTC Bul           NA        14.750
SBHC     Security Bank Holding Company       Coos Bay             OR       WE        OTC Bul           NA         8.250
SBTL     Salisbury Bank & Trust Co.          Lakeville            CT       NE        OTC Bul           NA        67.000
SBVA     Salem Bank and Trust NA             Salem                VA       SE        OTC Bul           NA        16.000
SFBC     Slade's Ferry Bancorp               Somerset             MA       NE        OTC Bul           NA         9.375
SLFI     Sterling Financial Corp.            Lancaster            PA       MA        OTC Bul           NA        25.375
SLNB     Santa Lucia National Bank           Atascadero           CA       WE        Pink Sh           NA        19.750
SMAL     Summit Bancshares Inc.              Oakland              CA       WE        OTC Bul           NA        37.500
SMTB     Smithtown Bancorp Inc.              Smithtown            NY       MA        OTC Bul           NA        37.000
SOJB     Southern Jersey Bancorp of DE       Bridgeton            NJ       MA        OTC Bul           NA        44.500
SOMC     Southern Michigan Bancorp Inc.      Coldwater            MI       MW        OTC Bul           NA        48.250
SOVY     Sonoma Valley Bank                  Sonoma               CA       WE        OTC Bul           NA        27.500
SRCK     Slippery Rock Financial Corp.       Slippery Rock        PA       MA        OTC Bul           NA        34.250
SRTB     Saratoga Bancorp                    Saratoga             CA       WE        OTC Bul           NA        16.000
STYB     Security Banc Corp.                 Springfield          OH       MW        OTC Bul           NA        47.000
TBLC     Timberline Bancshares Inc.          Yreka                CA       WE        OTC Bul           NA        14.125
TOBC     Tower Bancorp Inc.                  Greencastle          PA       MA        OTC Bul           NA        36.500
TRIXX    Tri City Bankshares Corp.           Oak Creek            WI       MW        Pink Sh           NA        22.500
UBFO     United Security Bank NA             Fresno               CA       WE        Pink Sh           NA        32.000
UNBO     UNB Corp.                           Canton               OH       MW        OTC Bul           NA        37.500
UPBN     Upbancorp Inc.                      Chicago              IL       MW        OTC Bul           NA        80.000
UVSP     Univest Corporation of PA           Souderton            PA       MA        OTC Bul           NA        41.500
VADO     Valle de Oro Bank NA                El Cajon             CA       WE        OTC Bul           NA        23.250
VCBA     Virginia Commerce Bank              Arlington            VA       SE        OTC Bul           NA        13.125
VNBC     Vineyard National Bancorp           Rancho Cucamonga     CA       WE        OTC Bul           NA         3.625
VRBA     VRB Bancorp                         Rogue River          OR       WE        OTC Bul           NA        15.500
VTGB     Vintage Bank                        Napa                 CA       WE        OTC Bul           NA        32.000
WIBW     Wilton Bank                         Wilton               CT       NE        OTC Bul           NA        24.500
WMFR     West Michigan National Bank         Frankfort            MI       MW        Pink Sh           NA        17.000
WNNB     Wayne Bancorp                       Wooster              OH       MW        OTC Bul           NA        29.000
YAVY     Yadkin Valley Bank & Trust Co.      Elkin                NC       SE        Pink Sh           NA        31.000
YOBK     Yosemite Bank                       Mariposa             CA       WE        OTC Bul           NA        15.000

Maximum                                                                                                       4,035.000
Minimum                                                                                                           0.750
Average                                                                                                          64.432
Median                                                                                                           26.250

FERGUSON & COMPANY      Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------

                                              Price/  Price/    Price/       Price/                              Tangible
        Current   Current   Current   Current   Core    Core       LTM          LTM         Total     Equity/     Equity/
         Market    Price/  Price/T   Dividend    EPS     EPS  Core EPS     Core EPS        Assets      Assets    T Assets
          Value    Book V    Book V     Yield    (x)     (x)       (x)          (x)         ($000)        (%)         (%)
Ticker     ($M)       (%)       (%)       (%)    MRQ     LTM       MRQ          LTM           MRQ         MRQ         MRQ

AANB       7.41     109.1     109.1      3.85    7.4     7.0       7.0          7.0        88,889         7.6         7.6
ABCU       2.64      75.8      75.8      -       9.4     8.3       8.3          8.3        52,315         6.7         6.7
ACNB      98.50     199.7     199.7      3.84   13.0    12.2      12.2         12.2       462,499        10.7        10.7
AMNB      86.09     163.4     176.7      3.20   12.5    11.2      11.2         11.2       430,900        12.2        11.4
ASTXX     15.03     172.2     172.2      5.39    8.7     8.6       8.6          8.6        79,894        10.9        10.9
ATLV      27.96     156.6     206.7      -      16.8    14.5      14.5         14.5       184,506         9.7         7.5
BALX       8.92     122.1     122.1      -      14.5    16.1      16.1         16.1        75,024         9.7         9.7
BATH      52.58     171.2     173.0      2.08   15.4    14.6      14.6         14.6       266,765        11.5        11.4
BCDO       3.39      96.6      96.6      -       3.6     4.8       4.8          4.8        38,666         9.1         9.1
BCNB      20.00      92.4      97.9      2.22    6.0     7.6       7.6          7.6       243,466         8.9         8.4
BCSV      13.73     143.6     143.6      2.35   18.3    15.5      15.5         15.5       101,597         9.4         9.4
BDGE      29.10     168.9     168.9      2.42    9.6     9.3       9.3          9.3       215,796         8.0         8.0
BHBS      69.25     178.0     178.0      2.98   10.1    10.1      10.1         10.1       345,183        11.3        11.3
BKHB      26.92     120.8     120.8      3.40   14.8    15.2      15.2         15.2       152,142        14.7        14.7
BKTI      35.97     231.8     231.8      5.00   19.0    17.7      17.7         17.7       148,091        10.5        10.5
BLCA      39.67     215.4     215.4      4.84   10.3    11.6      11.6         11.6       222,439         8.3         8.3
BMRC      30.56     183.0     183.0      -      13.5    12.2      12.2         12.2       204,204         8.2         8.2
BNKA      14.12     160.7     161.7      4.52   11.2    11.2      11.2         11.2        76,346        11.5        11.4
BPLU      14.40     153.9     156.5      0.85   10.9    11.4      11.4         11.4       130,903         7.2         7.0
BSMR      50.21     153.8     163.8      3.56    8.9     9.4       9.4          9.4       302,422        10.1         9.5
BVNC      19.99     128.8     128.8      2.42   11.8    11.5      11.5         11.5       184,798         8.4         8.4
BWCF      27.93     165.2     165.2      -      12.7    14.0      14.0         14.0       182,990         9.2         9.2
BWCK      16.97      90.1      90.1      -      20.3    18.2      18.2         18.2        92,826        20.3        20.3
BWND       8.00      86.8      86.8      -      10.6    10.9      10.9         10.9       145,865         6.3         6.3
BYAR      16.92     174.4     174.4      1.80   10.2    12.3      12.3         12.3       107,357         9.0         9.0
BYLK      60.23     152.9     173.4      3.92   13.7    13.4      13.4         13.4       390,721        10.1         9.0
CADL      20.79     136.0     136.0      1.91   11.1    12.7      12.7         12.7       129,608        11.8        11.8
CAFP      78.08     216.4     218.1      1.26   12.3    13.2      13.2         13.2       443,571         8.1         8.1
CAPXX      7.77      80.6      80.6      -       4.3     4.4       4.4          4.4       130,560         7.4         7.4
CBAN      34.77     131.8     134.9      1.25    7.3     9.9       9.9          9.9       322,822         8.2         8.0
CBIV      33.74     175.6     175.6      1.13   11.7    11.0      11.0         11.0       173,331        11.1        11.1
CBTN      30.42      96.1      96.1      8.70    7.1     7.4       7.4          7.4       265,427        11.9        11.9
CCBN      97.79     258.8     270.8      -      13.6    13.3      13.3         13.3       430,316         8.8         8.4
CCFN      25.92     124.6     124.6      2.48   13.0    13.1      13.1         13.1       169,205        12.3        12.3
CCNE      62.88     157.9     171.1      3.73   19.2    15.8      15.8         15.8       340,472        11.7        10.9
CESR      10.63     133.1     133.1      4.62    9.0     9.6       9.6          9.6        95,225         8.4         8.4
CFCXX     42.79     130.2     139.2      3.16   13.7    16.6      16.6         16.6       253,675        13.0        12.2
CHMG      70.20     125.9     144.7      3.66   12.3    12.0      12.0         12.0       534,094        10.4         9.2
CIBN      31.93     163.7     163.7      2.00   12.5    12.0      12.0         12.0       216,952         9.3         9.3
CIWV      17.77     117.1        NA      1.54   12.5    11.2      11.2         11.2       128,000        11.9          NA
CLDB      53.15     144.7        NA      2.06   11.7    12.0      12.0         12.0       378,385         9.7          NA
CMTV      28.27     145.7     145.7      5.82   13.8    12.6      12.6         12.6       204,401         9.5         9.5
CNAF      42.30     126.3     126.3      2.72   10.5    10.5      10.5         10.5       267,064        12.5        12.5
CNBB      46.00     164.4     164.4      2.78   13.8    14.0      14.0         14.0       216,552        12.9        12.9
CNBC      48.51     172.6     172.6      3.72    9.9    11.3      11.3         11.3       376,852         7.5         7.5
CNBD      16.63     193.0     193.0      1.59   15.4    16.2      16.2         16.2       109,361         7.9         7.9
CPKF      12.59     103.8     104.4      2.13    9.2     7.9       7.9          7.9       141,360         8.6         8.5
CSBB      59.20     241.5     241.5      1.50   13.1    13.8      13.8         13.8       265,737         9.2         9.2
CSVG      61.45     430.0        NA      1.13   16.7    15.3      15.3         15.3       184,746         7.7          NA


FERGUSON & COMPANY     Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------

                                               Price/  Price/    Price/       Price/                             Tangible
        Current   Current   Current   Current   Core    Core       LTM          LTM         Total     Equity/     Equity/
         Market    Price/   Price/T  Dividend    EPS     EPS  Core EPS     Core EPS        Assets      Assets    T Assets
          Value    Book V    Book V     Yield    (x)     (x)       (x)          (x)         ($000)        (%)         (%)
Ticker     ($M)       (%)       (%)       (%)    MRQ     LTM       MRQ          LTM           MRQ         MRQ         MRQ

CTLN      49.39     196.0     196.0      2.29   15.9    14.8      14.8         14.8       225,862        11.2        11.2
CTVN      30.22     136.8     137.4      5.20   11.4    11.6      11.6         11.6       146,899        15.0        15.0
CTZV       6.84      75.9      75.9      3.67    7.7     8.1       8.1          8.1        89,204        10.1        10.1
CVIC      22.90     133.4     135.4      3.83    8.7    10.5      10.5         10.5       147,194        11.7        11.5
CVLY      32.93     145.0     145.0      2.41   14.0    11.4      11.4         11.4       237,329         9.6         9.6
CWBS      10.55     109.8     109.8      -      16.8    14.5      14.5         14.5       104,117         9.2         9.2
CYBK      31.14     156.8     156.8      2.13    7.7     8.0       8.0          8.0       177,786        11.2        11.2
CYFN      53.11     165.6     166.5      3.30   10.1    10.5      10.5         10.5       381,331         8.4         8.4
CZFS      38.47     160.9     167.4      3.18   14.9    12.3      12.3         12.3       282,871         8.5         8.2
CZNC     149.34     211.3     211.3      2.44   14.6    14.4      14.4         14.4       605,679        11.7        11.7
DCBF      87.60     264.5     264.5      0.38   14.8    14.6      14.6         14.6       328,697        10.1        10.1
DEBC      11.02     101.1     101.1      2.39    9.5    10.1      10.1         10.1        90,728        12.0        12.0
DIMC      18.83     140.2     140.2      2.77   12.3    11.2      11.2         11.2       135,343         9.9         9.9
DNBF      27.92     167.5     167.5      1.98    8.9     9.2       9.2          9.2       204,845         8.1         8.1
DROV      63.91     165.7     165.7      2.64   12.1    12.8      12.8         12.8       474,969         8.1         8.1
EMBM      71.73     217.2        NA      3.42   16.5    16.3      16.3         16.3       401,283         8.2          NA
EPNB     107.25     263.5     263.5      1.34   21.7    22.9      22.9         22.9       295,343        13.8        13.8
EVGS      12.38     105.0     105.0      1.13   10.2    10.8      10.8         10.8       145,593         8.1         8.1
EVNXX      7.14      45.8        NA      2.95    4.1     4.3       4.3          4.3       150,961        10.3          NA
FBMI      67.78     201.0     226.2      2.51   13.1    13.6      13.6         13.6       416,465         8.1         7.3
FBSYA    140.37     225.0     254.5      2.80   18.2    17.8      17.8         17.8       866,924         8.6         7.7
FBTT      10.69     107.6     120.0      1.54    4.8     5.2       5.2          5.2       178,644         6.1         5.6
FCBN     197.31     152.3        NA      -       9.8     9.7       9.7          9.7     2,018,266         6.8          NA
FCFT     175.15     193.3     202.2      3.61   12.2    11.7      11.7         11.7       833,058        10.9        10.5
FDDB      40.79     159.6     159.6      2.25   11.7    12.5      12.5         12.5       274,501         9.3         9.3
FDNM      35.98     130.0     130.0      3.27    7.9     8.6       8.6          8.6       386,556         7.2         7.2
FETM      34.02     137.9     137.9      3.06   10.6     9.6       9.6          9.6       253,230         9.7         9.7
FGYH      18.01     153.9     153.9      5.71    7.8     7.3       7.3          7.3       207,830         7.7         7.7
FINN   1,399.20     280.8        NA      0.84   21.9    17.3      17.3         17.3     7,068,470         7.1          NA
FIOW      77.72     145.0     146.6      2.65   13.3    12.9      12.9         12.9       492,372        10.9        10.8
FIVR     172.64      94.0      96.2      3.95    9.4     8.7       8.7          8.7     1,916,642         9.6         9.4
FJMY      42.46     143.8     147.5      2.71   12.4    12.2      12.2         12.2       317,197         9.3         9.1
FKYS      39.73     144.9     144.9      3.45    7.7     8.0       8.0          8.0       250,351        11.0        11.0
FLHI      10.25     156.7     156.7      -       5.7    12.2      12.2         12.2       110,642        11.3        11.3
FLLC      12.94     108.3     108.3      2.03    9.9    15.9      15.9         15.9       139,585         8.6         8.6
FMBH      42.42     112.0     148.1      2.11    9.1     9.5       9.5          9.5       534,563         7.6         6.0
FMNB      90.22     250.7     253.1      2.07   22.2    21.5      21.5         21.5       343,259        10.5        10.4
FNAN     369.00     106.7     106.7      2.71    9.1     9.9       9.9          9.9     1,467,345        23.6        23.6
FNBB      16.20     150.7     153.5      1.68   15.0    13.9      13.9         13.9       100,967        10.6        10.5
FNBL      14.83     119.5     119.5      3.31   11.9    10.1      10.1         10.1       188,966         6.6         6.6
FNBP      66.48     175.0     175.0      3.50   12.8    12.1      12.1         12.1       391,282         9.5         9.5
FNLB     116.73     162.1     189.0      3.13   11.6    13.2      13.2         13.2       814,721         8.8         7.7
FOBT      22.26     152.1     154.0      2.11   10.1    10.3      10.3         10.3       167,635         8.7         8.6
FPHN      25.70     118.3     118.3      2.37    8.9     9.6       9.6          9.6       199,438        10.9        10.9
FRAF      65.78     185.1     197.4      2.29   15.3    15.7      15.7         15.7       338,710        10.4         9.9
FRMS      79.95     180.4     180.4      1.63   11.6    14.0      14.0         14.0       503,256         8.8         8.8
FWCC      70.35     211.1     211.1      2.47   14.1    14.4      14.4         14.4       407,802         8.2         8.2
FWEH      15.80     177.0     177.0      1.95   20.3    16.8      16.8         16.8        81,544        10.9        10.9
FXNC      16.86     112.4     112.4      3.22   11.4    10.9      10.9         10.9       148,890        10.1        10.1

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------

                                                     Price/   Price/    Price/        Price/                             Tangible
         Current     Current     Current   Current     Core     Core       LTM           LTM       Total       Equity/    Equity/
          Market      Price/    Price/ T  Dividend      EPS      EPS  Core EPS      Core EPS      Assets        Assets   T Assets
           Value      Book V      Book V     Yield      (x)      (x)       (x)           (x)       ($000)          (%)        (%)
Ticker      ($M)         (%)         (%)       (%)      MRQ      LTM       MRQ           LTM          MRQ          MRQ        MRQ

GABS        7.01      115.9       115.9       1.67     15.8      13.3      13.3          13.3      58,920         10.3       10.3
GBFP       30.27      183.1       192.4       -        15.3      15.2      15.2          15.2     236,892          7.0        6.7
GFLS       33.95      155.6          NA       1.78     17.1      15.7      15.7          15.7     267,097          8.2         NA
GLBT       19.44      127.6       127.6       -         8.5       4.9       4.9           4.9     230,106          6.6        6.6
GRBC       12.69       77.6        77.6       5.90     19.5       9.5       9.5           9.5     462,132          5.3        5.3
GREXX      14.40      165.7       165.7       -        14.6      14.8      14.8          14.8      95,433          9.1        9.1
GRGN       13.72      122.0       123.6       -        10.0       9.7       9.7           9.7     111,039         10.1       10.0
GRYB       19.72      186.9       186.9       1.61     22.4      19.7      19.7          19.7      97,946         10.8       10.8
HABN       23.35      145.4       147.3       3.03     14.2      16.0      16.0          16.0     205,173          7.8        7.7
HBKS        9.86      156.3       156.3       -         9.4      10.0      10.0          10.0      82,746          7.6        7.6
HBNC       39.55      116.9       116.9       3.27     11.4       9.5       9.5           9.5     375,217          8.9        8.9
HBSI       22.59      113.4       113.4       2.22     12.0      10.9      10.9          10.9     181,476         11.0       11.0
HEOP       10.49      150.3       154.2       3.23     10.4      11.0      11.0          11.0      84,896          8.2        8.0
HOVB       51.18      162.4       162.4       2.78     16.1      16.6      16.6          16.6     369,234          8.5        8.5
HRFD       17.50      151.7       151.7       1.33      7.9       9.4       9.4           9.4     109,427         10.5       10.5
HTLF      123.15      173.8       180.1       2.00     18.2      16.5      16.5          16.5     771,113          9.2        8.9
IBDB       14.58      138.5       140.9       1.43     10.5      12.5      12.5          12.5     109,169          9.7        9.5
IBNC      561.01      194.1          NA       0.78     10.1      11.1      11.1          11.1   3,407,238          8.5         NA
IFNC      158.48      126.2          NA       1.94      8.7      11.3      11.3          11.3   1,770,582          7.1         NA
IFST       38.63      150.1       154.3       3.46     10.5      10.4      10.4          10.4     287,046          9.0        8.8
JFBC       26.02      123.6       123.6       3.00     13.4      13.7      13.7          13.7     208,295         10.1       10.1
JUVF       49.99      183.0       183.0       1.79     16.9      16.9      16.9          16.9     216,006         12.6       12.6
LAYB       55.02      156.9       161.3       1.71     12.3      13.0      13.0          13.0     399,332          8.8        8.6
LKFN      103.76      240.7       240.7       1.68     13.8      15.0      15.0          15.0     667,925          6.5        6.5
LNBB      124.56      276.5       276.5       2.17     20.3      20.7      20.7          20.7     445,448         10.1       10.1
LNBS       12.05      140.5       140.5       1.28      9.4       9.8       9.8           9.8      82,799         10.4       10.4
MBKT      165.00      150.7          NA       2.18     10.5      10.1      10.1          10.1     938,941         11.7         NA
MCBF       11.85      112.8       112.8       -        14.2      12.4      12.4          12.4     134,945          7.7        7.7
MFRM        8.54       58.4        58.7       5.20      6.1       6.5       6.5           6.5     129,048         11.3       11.3
MGNB      138.60      178.1       178.1       2.91     11.9      11.9      11.9          11.9     785,348          9.9        9.9
MIPN       45.32      182.5       183.7       4.17     12.1      12.0      12.0          12.0     209,037         11.9       11.8
MMBI       28.26      107.7       107.7       2.43     25.0      16.6      16.6          16.6     273,130          9.6        9.6
MSHN        7.86      126.8       127.0       1.85     15.0      17.8      17.8          17.8      58,127         10.7       10.7
MTMB        7.52      127.2       127.2       3.00     12.4      11.6      11.6          11.6      74,273          8.0        8.0
MTTB      131.54      203.9       203.9       -         9.7      18.3      18.3          18.3     790,608          8.2        8.2
NBOH       44.22      175.5       180.0       1.76     19.9      20.0      20.0          20.0     177,078         14.2       13.9
NECA       18.05      139.6       139.6       -        12.7      11.9      11.9          11.9     146,223          8.8        8.8
NKSH       92.92      176.9       180.3       2.69     16.3      16.1      16.1          16.1     392,878         13.4       13.2
NOAB        8.37       71.4        71.4       -        10.7      17.7      17.7          17.7     131,176          8.9        8.9
NOTW       28.90      168.8       168.8       6.77     14.5      13.6      13.6          13.6     152,927         11.2       11.2
NOVB       50.15      201.3          NA       2.55     10.9      11.1      11.1          11.1     264,011          9.4         NA
OHSB        4.06      124.5       124.5       -        13.7      13.8      13.8          13.8      44,133          7.4        7.4
ORRB       30.28      190.0       196.7       2.45     13.6      13.4      13.4          13.4     166,055          9.6        9.3
PABN       70.64      156.9       156.9       2.32     13.1      14.0      14.0          14.0     412,510         10.9       10.9
PACXX      24.47      176.6       176.6       0.95     15.5      14.2      14.2          14.2     164,292          8.4        8.4
PAHC       68.60      237.1       242.3       2.80     20.7      19.7      19.7          19.7     356,890          8.4        8.2
PCHB       38.00      153.9       156.3       3.16     15.8      13.7      13.7          13.7     277,611          8.9        8.8
PCLF       48.00      143.1       143.1       2.88      9.9       9.9       9.9           9.9     241,786         13.9       13.9
PFCY       25.08       87.0        87.7       3.37     12.1      14.5      14.5          14.5     219,249         13.2       13.1

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                                                                                    Price/      Price/           Price/
                           Current       Current        Current        Current        Core        Core              LTM
                            Market        Price/       Price/T        Dividend         EPS         EPS         Core EPS
                             Value        Book V         Book V          Yield         (x)         (x)              (x)
Ticker                        ($M)           (%)            (%)            (%)         MRQ         LTM              MRQ
PLBA                         18.73        155.6             NA            -          13.0        12.7             12.7
PNBF                         28.50        152.9          152.9            -           8.0         6.8              6.8
PPBK                         60.61        196.6          196.6            1.44       16.7        18.5             18.5
PRFS                        114.21        213.5          217.0            2.54       14.2        16.0             16.0
PSBT                         49.54        121.1          121.1            3.47       10.6        10.8             10.8
PSEB                         26.68        148.1          148.1            1.99       13.1        14.0             14.0
PSHR                        144.76        154.6          165.7            2.39       14.5        14.9             14.9
PWOD                         73.70        212.9          212.9            2.08       13.6        13.6             13.6
QNBC                         46.21        202.9          202.9            1.98       15.8        16.3             16.3
RBNF                         70.35        166.9          170.9            2.34       14.0        14.5             14.5
SBGA                         20.76        132.3          130.0            2.17       17.6        13.0             13.0
SBHC                         22.79        164.3          171.2            2.42        9.9        10.2             10.2
SBTL                         17.33         90.5           90.5            2.99        7.8         8.7              8.7
SBVA                         21.30        150.1          150.1            1.81       12.7        13.7             13.7
SFBC                         26.23        130.0          155.0            2.13       12.2        11.2             11.2
SLFI                        157.93        224.2          224.2            3.00       15.7        16.6             16.6
SLNB                          7.79        104.7          104.7           10.13        9.6         9.2              9.2
SMAL                         16.10        132.0          132.0            4.00       10.1        10.4             10.4
SMTB                         16.03        109.6          109.6            3.78        4.7         6.6              6.6
SOJB                         48.34        118.8          118.8            2.47        9.0         9.2              9.2
SOMC                         46.06        194.2          209.2            2.07       14.9        14.2             14.2
SOVY                         14.84        187.8          187.8            -          11.2        11.4             11.4
SRCK                         47.20        229.1          253.5            1.75       16.2        16.6             16.6
SRTB                         16.80        135.8          135.8            1.25       15.5        14.6             14.6
STYB                        284.72        281.3          326.4            1.79       20.0        19.6             19.6
TBLC                         13.52        194.6          194.6            -          13.8        12.5             12.5
TOBC                         30.96        167.7          167.7            1.26       13.6        14.0             14.0
TRIXX                        56.05        112.6          112.6            3.78        9.2         9.2              9.2
UBFO                         53.94        283.9          303.6            2.00       15.2        13.3             13.3
UNBO                        216.24        300.5          328.1            1.71       21.7        22.8             22.8
UPBN                         17.66         91.8           93.0            2.50        9.6        11.1             11.1
UVSP                        160.89        163.5          167.5            2.22       12.6        12.0             12.0
VADO                         28.69        183.8          183.8            1.03       13.8        13.9             13.9
VCBA                         13.85        133.7          134.6            -          10.0        11.2             11.2
VNBC                          6.75         85.5           85.5            -          29.2        23.3             23.3
VRBA                         55.48        266.8             NA            -          16.9        16.5             16.5
VTGB                         20.51        167.5          167.5            -          17.1        13.4             13.4
WIBW                          9.84        144.5          144.5            2.86        5.7         5.8              5.8
WMFR                          7.00         84.5           84.5            1.65       14.5        14.3             14.3
WNNB                        114.14        285.4          292.9            1.31       17.8        18.6             18.6
YAVY                        108.55        365.6             NA            1.16       22.0        22.3             22.3
YOBK                         10.03        124.8          124.8            -          14.3        12.9             12.9

Maximum                   1,399.20        430.0          328.1           10.13       29.2        23.3             23.3
Minimum                       2.64         45.8           58.7            -           3.6         4.3              4.3
Average                      58.52        159.2          159.1            2.24       12.8        12.7             12.7
Median                       30.56        153.9          155.6            2.18       12.5        12.5             12.5





                             Price/                                      Tangible
                                LTM          Total        Equity/         Equity/
                           Core EPS         Assets         Assets        T Assets
                                (x)          ($000)           (%)             (%)
Ticker                          LTM            MRQ            MRQ             MRQ
PLBA                           12.7        150,532            8.0              NA
PNBF                            6.8        186,704           10.5            10.5
PPBK                           18.5        199,010           15.5            15.5
PRFS                           16.0        593,849            9.0             8.9
PSBT                           10.8        396,528           10.3            10.3
PSEB                           14.0        230,385            7.8             7.8
PSHR                           14.9        897,535           10.4             9.8
PWOD                           13.6        262,065           13.2            13.2
QNBC                           16.3        288,415            7.9             7.9
RBNF                           14.5        442,336            9.5             9.3
SBGA                           13.0        140,869           11.1            11.3
SBHC                           10.2        170,278            8.1             7.9
SBTL                            8.7        174,935           11.0            11.0
SBVA                           13.7        122,207           11.6            11.6
SFBC                           11.2        290,802            6.9             5.9
SLFI                           16.6        759,185            9.3             9.3
SLNB                            9.2         76,031            9.8             9.8
SMAL                           10.4         94,452           12.9            12.9
SMTB                            6.6        191,915            7.6             7.6
SOJB                            9.2        448,599            9.1             9.1
SOMC                           14.2        235,354           10.1             9.4
SOVY                           11.4         95,994            8.2             8.2
SRCK                           16.6        194,155           10.6             9.7
SRTB                           14.6        122,944            9.9             9.9
STYB                           19.6        832,508           12.2            10.7
TBLC                           12.5         79,264            8.8             8.8
TOBC                           14.0        153,079           11.9            11.9
TRIXX                           9.2        436,499           11.4            11.4
UBFO                           13.3        189,630           10.0             9.4
UNBO                           22.8        799,676            9.1             8.4
UPBN                           11.1        223,454            8.6             8.5
UVSP                           12.0        916,687           10.7            10.5
VADO                           13.9        194,800            8.0             8.0
VCBA                           11.2        129,241            8.0             8.0
VNBC                           23.3        120,002            6.6             6.6
VRBA                           16.5        179,354           11.6              NA
VTGB                           13.4        127,729            9.6             9.6
WIBW                            5.8         73,724            9.2             9.2
WMFR                           14.3         25,992           31.9            31.9
WNNB                           18.6        334,692           12.0            11.7
YAVY                           22.3        290,558           10.2              NA
YOBK                           12.9         80,379           10.0            10.0

Maximum                        23.3      7,068,470           31.9            31.9
Minimum                         4.3         25,992            5.3             5.3
Average                        12.7        352,247            9.9             9.9
Median                         12.5        209,037            9.6             9.4

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                          ROAA           ROACE                                                      ROAA        ROACE
             Core       Before          Before                             NPAs/        Core      Before       Before
              EPS        Extra           Extra   Merger        Current    Assets         EPS       Extra        Extra
              ($)          (%)             (%)   Target?       Pricing       (%)         ($)         (%)          (%)
Ticker        LTM          LTM             LTM    (Y/N)           Date       MRQ         MRQ         MRQ          MRQ

AANB         1.18         1.20           15.85      N         05/22/96      3.04        0.28        1.09        14.20
ABCU         0.09         0.62            9.29      N         06/20/97      1.72        0.02        0.52         8.00
ACNB         1.36         1.53           14.95      N         06/20/97      0.41        0.32        1.46        13.82
AMNB         2.09         1.61           13.26      N         06/20/97      0.06        0.47        1.43        11.72
ASTXX        1.46         2.16           20.83      N         05/30/97        NA        0.36        2.15        20.07
ATLV         2.40         1.23           10.61      N         06/20/97      0.33        0.52        0.91         8.50
BALX         0.83         0.80            7.89      N         06/20/97      4.03        0.23        0.80         8.37
BATH         2.53         1.33           11.61      N         06/20/97      0.22        0.60        1.23        10.83
BCDO         0.75         1.55           17.43      N         06/20/97      3.56        0.25        2.02        22.51
BCNB        41.50         1.13           13.35      N         06/20/97      1.11       13.20        1.31        14.61
BCSV         0.71         1.02           10.58      N         06/20/97      0.38        0.15        0.73         7.61
BDGE         2.23         1.55           19.39      N         06/20/97      0.54        0.54        1.44        17.73
BHBS         3.79         1.99           18.37      N         06/20/97      1.01        0.94        1.82        16.40
BKHB         0.74         1.22            8.36      N         06/20/97      0.14        0.19        1.19         8.16
BKTI         1.24         1.56           15.65      N         06/20/97      0.07        0.29        1.45        14.17
BLCA         2.07         1.39           15.13      N         06/20/97      0.86        0.58        1.58        18.15
BMRC         1.68         1.15           13.93      N         06/20/97      0.01        0.38        1.01        12.07
BNKA         0.96         1.76           15.67      N         06/20/97        NA        0.24        1.66        14.36
BPLU         1.88         0.94           13.37      N         06/20/97      0.04        0.49        0.91        12.84
BSMR         1.33         1.33           12.89      N         06/20/97      0.72        0.35        1.30        12.74
BVNC         2.35         1.11           13.42      N         06/20/97        NA        0.57        0.92        11.22
BWCF         1.56         1.29           12.92      N         06/20/97      0.13        0.43        1.35        14.19
BWCK         1.11         0.83            4.36      N         06/20/97      5.87        0.25        0.75         3.86
BWND         0.78         0.58            8.55      N         06/16/97      1.54        0.20        0.62         8.95
BYAR         1.33         1.44           16.30      N         06/20/97      1.43        0.40        1.49        16.52
BYLK         1.89         1.26           12.48      N         06/20/97      0.89        0.46        1.23        12.18
CADL         1.61         1.19           10.12      N         06/20/97      0.61        0.46        1.40        11.88
CAFP         2.57         1.22           15.02      N         06/20/97      0.18        0.69        1.33        15.90
CAPXX        1.13         0.92           12.04      N         06/16/97        NA        0.29        0.88        11.86
CBAN         2.28         1.08           13.33      N         06/16/97      2.45        0.77        1.43        17.15
CBIV         1.57         1.86           17.83      N         06/20/97      0.43        0.37        1.61        14.68
CBTN        15.61         1.57           13.05      N         06/20/97        NA        4.05        1.64        13.51
CCBN         1.23         1.45           15.95      N         06/20/97      0.30        0.30        1.44        15.71
CCFN         1.39         1.14            9.61      N         06/20/97      0.06        0.35        1.17         9.66
CCNE         2.28         1.28           10.40      N         06/20/97      0.28        0.47        1.05         8.97
CESR         1.24         1.12           13.13      N         06/20/97      1.44        0.33        1.15        13.72
CFCXX        1.22         1.78           13.78      N         06/16/97      0.37        0.37        1.84        14.43
CHMG         2.93         1.17           11.20      N         06/20/97      0.33        0.71        1.11        10.57
CIBN         1.91         1.60           17.66      N         05/22/96      1.52        0.46        1.47        15.88
CIWV         2.33         1.26           11.04      N         06/20/97      0.28        0.52        1.24        10.59
CLDB         3.81         1.12           11.97      N         06/20/97        NA        0.98        1.13        11.75
CMTV         1.53         1.10           12.31      N         06/20/97      1.57        0.35        1.02        10.91
CNAF         2.08         1.43           11.57      N         05/22/96      0.14        0.52        1.41        11.07
CNBB         1.90         1.43           11.20      N         06/20/97      0.32        0.48        1.44        11.12
CNBC         1.92         1.20           15.83      N         05/22/96       -          0.55        1.36        17.63
CNBD         1.94         1.17           14.39      N         06/20/97       -          0.51        1.19        15.88
CPKF         1.90         1.19           14.00      N         06/20/97      0.48        0.41        0.99        11.70
CSBB         3.04         1.68           17.88      N         06/20/97      0.19        0.80        1.81        19.59
CSVG         1.26         0.78            9.60      N         06/16/97      0.76        0.29        0.69         8.78

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                          ROAA           ROACE                                                      ROAA         ROACE
             Core       Before          Before                             NPAs/        Core      Before        Before
              EPS        Extra           Extra   Merger        Current    Assets         EPS       Extra         Extra
              ($)          (%)             (%)   Target?       Pricing       (%)         ($)         (%)           (%)
Ticker        LTM          LTM             LTM    (Y/N)           Date       MRQ         MRQ         MRQ           MRQ

CTLN         1.42         1.30           11.49      N         06/20/97      0.17        0.33        1.20         10.38
CTVN         2.16         1.63           10.67      N         06/16/97      0.59        0.55        1.52         10.05
CTZV         5.46         1.07           10.72      N         06/16/97        NA        1.43        0.99          9.74
CVIC         1.69         1.40           11.78      N         06/20/97      1.32        0.51        1.64         13.96
CVLY         2.41         1.15           12.38      N         04/24/97      1.20        0.49        1.02         10.81
CWBS         0.74         0.74            8.43      N         06/20/97      6.17        0.16        0.60          6.73
CYBK         5.02         1.73           15.80      N         06/20/97      0.42        1.30        1.76         15.81
CYFN         1.35         1.22           14.75      N         05/22/96      0.27        0.35        1.24         14.77
CZFS         2.23         1.25           15.45      N         06/20/97      0.55        0.46        1.72         20.70
CZNC         1.82         1.62           14.42      N         06/20/97        NA        0.45        1.82         15.54
DCBF         1.10         1.55           15.44      N         06/20/97      0.26        0.27        1.47         14.54
DEBC         2.89         1.19           10.55      N         06/20/97      3.82        0.77        1.24         10.53
DIMC         2.18         1.21           12.69      N         06/20/97        NA        0.50        1.07         11.05
DNBF         3.60         1.24           16.03      N         06/20/97      1.86        0.93        1.24         15.58
DROV         1.70         1.20           13.67      N         06/20/97      0.54        0.45        1.22         14.33
EMBM         2.55         1.21           14.86      N         06/20/97      0.78        0.63        1.19         14.39
EPNB         1.52         1.57           11.57      N         06/20/97        NA        0.40        1.62         11.79
EVGS         1.20         0.65            7.69      N         06/20/97        NA        0.32        0.63          7.68
EVNXX        4.94         1.21           11.16      N         06/16/97      0.14        1.29        1.20         11.26
FBMI         2.71         1.25           15.26      N         06/20/97      0.10        0.70        1.21         14.85
FBSYA        1.35         1.11           13.43      N         06/20/97      0.09        0.33        1.11         12.97
FBTT         5.31         1.07           18.40      N         06/20/97      0.15        1.46        1.11         18.99
FCBN        20.57         1.04           16.04      N         06/20/97      0.18        5.13        0.97         14.38
FCFT         2.71         1.75           16.21      N         06/20/97      1.19        0.65        1.79         16.34
FDDB         3.60         1.14           12.43      N         06/20/97      0.58        0.96        1.20         12.82
FDNM         3.65         1.19           16.05      N         06/20/97        NA        1.00        1.40         19.35
FETM         4.49         1.29           13.69      N         06/20/97        NA        1.02        1.16         12.09
FGYH         1.03         1.68           24.34      N         06/16/97      0.76        0.24        1.50         20.99
FINN       211.56         1.13           15.64      N         06/20/97        NA       41.73        0.83         11.74
FIOW         2.67         1.28           11.70      N         06/20/97      0.12        0.65        1.31         11.66
FIVR        49.09         1.05           10.98      N         06/20/97        NA       11.33        0.95          9.78
FJMY         3.73         0.97           10.91      N         06/20/97      0.86        0.92        1.02         11.07
FKYS         4.41         1.79           16.32      N         06/20/97      0.16        1.15        1.83         16.13
FLHI         0.43         2.79           48.68      N         06/20/97      6.53        0.23        3.81         62.97
FLLC         0.62         0.78            7.29      N         06/20/97      0.79        0.25        1.11         11.41
FMBH         4.43         0.85           11.12      N         06/20/97      0.40        1.16        0.99         11.96
FMNB         1.24         1.26           11.64      N         06/20/97      0.17        0.30        1.18         11.42
FNAN       155.10         2.18            9.23      N         06/20/97      0.45       42.36        2.35          9.90
FNBB         2.37         0.97            9.09      N         06/16/97      1.22        0.55        0.87          8.13
FNBL         2.88         0.83           11.81      N         06/16/97      1.06        0.61        0.68         10.12
FNBP         3.13         1.35           14.58      N         06/20/97      0.27        0.74        1.29         13.77
FNLB         3.56         1.09           12.44      N         06/20/97        NA        1.01        1.20         13.67
FOBT         2.34         1.24           13.79      N         06/20/97      0.20        0.60        1.25         13.78
FPHN         5.85         1.28           12.29      N         06/20/97      0.34        1.58        1.39         12.82
FRAF         2.18         1.29           12.03      N         06/20/97      0.34        0.56        1.35         12.84
FRMS         4.41         1.15           13.61      N         06/20/97      0.60        1.33        1.38         15.80
FWCC         1.88         1.13           13.71      N         06/20/97      0.45        0.48        1.11         13.17
FWEH         0.58         1.60           16.13      N         06/20/97      1.13        0.12        1.50         13.99
FXNC         1.92         1.07           10.37      N         06/20/97      0.63        0.46        1.01          9.81

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                          ROAA           ROACE                                                       ROAA        ROACE
             Core       Before          Before                             NPAs/        Core       Before       Before
              EPS        Extra           Extra   Merger        Current    Assets         EPS        Extra        Extra
              ($)          (%)             (%)   Target?       Pricing       (%)         ($)          (%)          (%)
Ticker        LTM          LTM             LTM    (Y/N)           Date       MRQ         MRQ          MRQ          MRQ

GABS         0.90         0.95            8.79      N         06/16/97      0.30        0.19         0.73         7.05
GBFP         1.25         0.99           13.43      N         06/20/97      0.66        0.31         0.87        11.82
GFLS         1.22         0.98           12.31      N         05/20/97      1.50        0.28         1.02        12.41
GLBT         1.87         0.80           14.95      N         05/22/96      0.89        0.27         0.86        12.91
GRBC         1.31         0.67           12.22      N         06/20/97      0.57        0.16         0.44         7.28
GREXX        1.62         1.18           12.44      N         06/16/97        NA        0.41         1.10        11.83
GRGN         4.01         1.45           14.12      N         06/16/97      0.20        0.97         1.35        13.05
GRYB         1.18         1.10           10.30      N         06/20/97      0.16        0.26         1.03         9.35
HABN         0.92         0.68            8.76      N         06/20/97      1.93        0.26         0.79         9.44
HBKS         1.16         1.28           16.13      N         06/20/97      0.57        0.31         1.26        16.23
HBNC         5.09         0.99           11.36      N         06/20/97      0.23        1.06         0.81         9.11
HBSI         4.09         1.14           10.29      N         06/20/97      0.08        0.93         1.07         9.57
HEOP         1.37         1.20           13.97      N         06/20/97      1.54        0.36         1.21        14.48
HOVB         1.05         1.03           11.33      N         06/20/97      0.10        0.27         0.97        10.91
HRFD         5.07         1.52           15.29      N         06/20/97      1.32        1.50         1.80        17.19
HTLF         1.55         1.08           11.22      N         06/20/97      0.32        0.35         1.04        10.74
IBDB         0.94         0.96            9.90      N         06/20/97      0.19        0.28         1.10        11.70
IBNC         3.98         1.45           16.89      N         06/20/97        NA        1.10         1.50        17.70
IFNC         5.62         0.14            1.81      N         06/20/97        NA        1.83         1.04        14.71
IFST         1.98         1.28           14.56      N         06/20/97      0.50        0.49         1.23        13.73
JFBC         1.64         1.02            9.82      N         06/20/97      2.45        0.42         0.99         9.54
JUVF         2.49         1.32           10.66      N         06/20/97      0.18        0.62         1.30        10.31
LAYB         1.96         1.07           12.40      N         06/20/97      0.11        0.52         1.10        12.80
LKFN         2.24         1.08           17.61      N         06/20/97        NA        0.61         1.10        17.17
LNBB         1.41         1.40           13.98      N         06/20/97      0.13        0.36         1.38        13.67
LNBS         2.00         1.48           14.98      N         06/16/97      0.17        0.52         1.55        15.32
MBKT         3.31         1.88           16.07      N         06/20/97      0.54        0.79         1.72        14.62
MCBF         1.01         0.94           12.18      N         06/20/97      0.06        0.22         0.75         9.55
MFRM         2.17         0.98            8.77      N         06/20/97      0.13        0.58         1.04         9.05
MGNB         1.91         1.57           15.93      N         06/20/97      0.43        0.48         1.63        15.98
MIPN         2.70         1.69           14.60      N         06/20/97      1.04        0.67         1.67        14.13
MMBI         1.93         0.51            5.20      N         06/20/97      0.28        0.32         0.45         4.63
MSHN         1.45         0.73            7.01      N         06/20/97      0.15        0.43         0.85         8.13
MTMB         1.50         1.05           11.93      N         06/20/97      0.30        0.35         0.92        10.94
MTTB         0.91         0.80            9.99      N         06/20/97      1.47        0.43         1.42        17.44
NBOH         1.95         1.28            9.05      N         06/20/97      0.27        0.49         1.27         8.95
NECA         4.54         1.21           13.84      N         06/20/97        NA        1.06         1.09        12.22
NKSH         1.62         1.61           14.15      N         06/20/97      0.21        0.40         1.57        11.74
NOAB         0.17         0.37            4.22      N         06/16/97      5.93        0.07         0.58         6.48
NOTW         2.42         1.34           12.23      N         06/20/97      2.42        0.57         1.27        11.47
NOVB         2.16         1.66           17.97      N         06/20/97      0.67        0.55         1.68        17.98
OHSB         2.42         0.69            9.44      N         06/20/97      0.16        0.61         0.69         9.25
ORRB         2.32         1.46           14.88      N         06/20/97        NA        0.57         1.41        14.11
PABN         1.87         1.39           11.93      N         12/13/96      0.80        0.50         1.35        12.06
PACXX        4.36         1.24           14.65      N         06/16/97      0.03        1.00         1.16        12.97
PAHC         1.22         1.12           12.74      N         06/20/97      1.68        0.29         0.98        11.18
PCHB         1.39         1.01           11.52      N         06/20/97      1.16        0.30         0.87         9.81
PCLF         6.30         2.07           15.05      N         06/20/97      0.39        1.58         2.02        14.48
PFCY         1.96         1.13            8.79      N         06/16/97      0.29        0.59         1.46        11.28

FERGUSON & COMPANY    Exhibit VIII.1 - Selected Publicly Held Pink Sheet Banks
------------------


                          ROAA           ROACE                                                       ROAA        ROACE
             Core       Before          Before                             NPAs/        Core       Before       Before
              EPS        Extra           Extra   Merger        Current    Assets         EPS        Extra        Extra
              ($)          (%)             (%)   Target?       Pricing       (%)         ($)          (%)          (%)
Ticker        LTM          LTM             LTM    (Y/N)           Date       MRQ         MRQ          MRQ          MRQ

PLBA         1.10         1.11           13.70      N         06/20/97        NA        0.27         0.96        11.97
PNBF         1.69         2.06           21.31      N         06/20/97      5.94        0.36         2.03        19.39
PPBK         1.23         1.74           11.30      N         06/20/97        NA        0.34         1.87        12.09
PRFS         1.06         1.28           13.43      N         06/20/97      0.09        0.30         1.37        13.97
PSBT         8.54         1.15           11.38      N         06/20/97      0.41        2.18         1.17        11.46
PSEB         1.16         0.76           10.11      N         06/20/97      1.19        0.31         0.86        11.43
PSHR         2.49         1.11           10.46      N         06/20/97      0.24        0.64         1.10        10.30
PWOD         3.69         2.48           20.18      N         06/20/97      0.35        0.92         3.02        24.09
QNBC         1.90         1.03           12.92      N         06/20/97      1.16        0.49         1.18        14.30
RBNF         2.27         1.19           12.23      N         06/20/97      0.32        0.59         1.22        12.61
SBGA         1.19         1.84           16.14      N         10/18/96      0.11        0.22         1.33        11.88
SBHC         0.86         1.39           16.17      N         09/13/96      0.55        0.22         1.47        17.66
SBTL         7.34         1.29           11.86      N         06/20/97        NA        2.05         1.19        10.96
SBVA         1.11         1.15           10.50      N         06/20/97      0.67        0.30         1.34        11.82
SFBC         0.87         0.92           12.96      N         06/20/97      2.02        0.20         0.87        12.67
SLFI         1.55         1.33           14.71      N         06/20/97      0.21        0.41         1.36        14.83
SLNB         2.09         1.10           11.52      N         06/20/97      2.10        0.50         1.04        10.68
SMAL         3.19         1.63           12.49      N         06/20/97      1.37        0.82         1.63        12.66
SMTB         5.29         1.30           17.11      N         06/20/97      2.95        1.84         1.74        22.23
SOJB         4.50         1.21           13.24      N         06/20/97      1.33        1.15         1.14        12.46
SOMC         3.28         1.45           14.36      N         06/20/97      0.14        0.78         1.26        13.77
SOVY         2.19         1.39           16.07      N         06/20/97      0.48        0.56         1.28        15.24
SRCK         2.07         1.51           14.08      N         06/20/97      0.71        0.53         1.46        13.86
SRTB         1.02         1.06           10.16      N         06/20/97      1.17        0.24         0.92         9.21
STYB         2.24         1.82           14.50      N         06/20/97      0.51        0.55         1.64        13.40
TBLC         0.97         1.12           13.74      N         06/16/97      0.38        0.22         0.91        10.37
TOBC         2.60         1.69           14.40      N         06/20/97      0.52        0.67         1.90        15.90
TRIXX        2.44         1.44           12.94      N         06/16/97      0.17        0.61         1.40        12.38
UBFO         1.92         2.04           18.60      N         06/20/97      3.86        0.42         1.77        16.25
UNBO         1.45         1.07           11.96      N         06/20/97      0.20        0.38         1.12        12.33
UPBN         6.42         0.62            7.37      N         06/20/97      1.12        1.85         0.75         8.80
UVSP         3.22         1.33           12.67      N         06/20/97      0.61        0.77         1.32        12.32
VADO         1.23         0.84           10.30      N         06/20/97      1.01        0.31         0.81         9.96
VCBA         1.08         1.00           11.70      N         06/20/97      0.06        0.30         1.01        12.30
VNBC         0.15         0.21            3.25      N         06/20/97      0.89        0.03         0.18         2.69
VRBA         0.94         2.00           17.17      N         06/20/97      0.07        0.23         1.89        16.18
VTGB         2.24         1.42           14.85      N         06/20/97      0.90        0.44         1.56        15.63
WIBW         2.51         1.40           15.37      N         06/20/97      1.27        0.64         1.39        15.06
WMFR         1.26         1.94            6.33      N         06/20/97       -          0.31         1.89         6.09
WNNB         1.34         1.50           12.81      N         12/31/96       -          0.35         1.56        13.10
YAVY         1.34         1.65           16.87      N         06/20/97        NA        0.34         1.67        16.60
YOBK         0.93         0.87            8.96      N         06/20/97      0.41        0.21         0.86         8.80

Maximum    211.56         2.79           48.68                              6.53       42.36         3.81        62.97
Minimum      0.09         0.14            1.81                               -          0.02         0.18         2.69
Average      4.76         1.26           13.08                              0.89        1.17         1.27        13.03
Median       1.92         1.21           12.92                              0.45        0.48         1.23        12.41


FERGUSON & COMPANY                             Exhibit VIII.2 - Selected Publicly Held Southeast Pink Sheet Banks
------------------

                                                                                                                       Current
                                                                                                                         Stock
                                                                                                                         Price
Ticker       Short Name                            City                  State    Region    Exchange    IPO Date           ($)
CBAN         Colony Bankcorp Inc.                  Fitzgerald            GA       SE        Pink Sh           NA        24.000
GABS         Georgia Bancshares Inc.               Tucker                GA       SE        Pink Sh           NA        12.000
GBFP         Georgia Bank Financial Corp.          Augusta               GA       SE        Pink Sh           NA        19.625
LNBS         Lanier Bankshares Inc.                Gainesville           GA       SE        OTC Bul           NA        19.500
PCLF         Pinnacle Financial Corp.              Elberton              GA       SE        Pink Sh           NA        62.500
SBGA         Summit Bank Corporation               Atlanta               GA       SE        OTC Bul           NA        14.750
CAFP         Carolina First Bancshares             Lincolnton            NC       SE        Pink Sh           NA        38.000
FOBT         Four Oaks Bank & Trust Co.            Four Oaks             NC       SE        OTC Bul           NA        26.500
GRYB         Guaranty State Bancorp                Durham                NC       SE        OTC Bul           NA        22.375
MFRM         Mechanics and Farmers Bank            Durham                NC       SE        OTC Bul           NA        15.000
YAVY         Yadkin Valley Bank & Trust Co.        Elkin                 NC       SE        Pink Sh           NA        31.000
FCBN         First Citizens Bancorp. of SC         Columbia              SC       SE        OTC Bul           NA       221.000
GREXX        Greer State Bank                      Greer                 SC       SE        Pink Sh           NA        23.000
CBTN         CB&T Inc.                             McMinnville           TN       SE        OTC Bul           NA       115.000
PSHR         Pioneer Bancshares Inc.               Chattanooga           TN       SE        OTC Bul           NA        38.500
AMNB         American National Bankshares          Danville              VA       SE        OTC Bul           NA        26.250
BALX         Bank of Alexandria                    Alexandria            VA       SE        OTC Bul           NA        13.000
BKTI         Bank of Tidewater                     Virginia Beach        VA       SE        OTC Bul           NA        20.000
CBIV         Community Bankshares Inc.             Petersburg            VA       SE        OTC Bul           NA        17.750
CFCXX        C&F Financial Corp.                   West Point            VA       SE        Pink Sh           NA        20.250
CPKF         Chesapeake Financial Shares           Kilmarnock            VA       SE        OTC Bul           NA        15.000
CWBS         Commonwealth Bankshares Inc.          Norfolk               VA       SE        OTC Bul           NA        10.500
FNBP         FNB Corp.                             Christiansburg        VA       SE        Pink Sh           NA        40.000
FXNC         First National Corp.                  Strasburg             VA       SE        OTC Bul           NA        21.750
HBKS         Heritage Bankshares Inc.              Norfolk               VA       SE        OTC Bul           NA        12.500
NKSH         National Bankshares Inc.              Blacksburg            VA       SE        OTC Bul           NA        24.500
SBVA         Salem Bank and Trust NA               Salem                 VA       SE        OTC Bul           NA        16.000
VCBA         Virginia Commerce Bank                Arlington             VA       SE        OTC Bul           NA        13.125
CIWV         Citizens Financial Corp.              Elkins                WV       SE        OTC Bul           NA        26.000
FCFT         FCFT Inc.                             Princeton             WV       SE        OTC Bul           NA        31.000
HBSI         Highlands Bankshares Inc.             Petersburg            WV       SE        OTC Bul           NA        45.000
PCHB         Pocahontas Bankshares Corp.           Bluefield             WV       SE        OTC Bul           NA        19.000

Maximum                                                                                                                221.000
Minimum                                                                                                                 10.500
Average                                                                                                                 32.949
Median                                                                                                                  22.063


FERGUSON & COMPANY       Exhibit VIII.2 - Selected Publicly Held Southeast Pink Sheet Banks
------------------

                                                                       Price/     Price/            Price/           Price/
              Current      Current        Current          Current       Core       Core               LTM              LTM
               Market       Price/       Price/T          Dividend        EPS        EPS          Core EPS         Core EPS
                Value       Book V         Book V            Yield        (x)        (x)               (x)              (x)
Ticker           ($M)          (%)            (%)              (%)        MRQ        LTM               MRQ              LTM
CBAN            34.77        131.8          134.9             1.25        7.3        9.9               9.9              9.9
GABS             7.01        115.9          115.9             1.67       15.8       13.3              13.3             13.3
GBFP            30.27        183.1          192.4             -          15.3       15.2              15.2             15.2
LNBS            12.05        140.5          140.5             1.28        9.4        9.8               9.8              9.8
PCLF            48.00        143.1          143.1             2.88        9.9        9.9               9.9              9.9
SBGA            20.76        132.3          130.0             2.17       17.6       13.0              13.0             13.0
CAFP            78.08        216.4          218.1             1.26       12.3       13.2              13.2             13.2
FOBT            22.26        152.1          154.0             2.11       10.1       10.3              10.3             10.3
GRYB            19.72        186.9          186.9             1.61       22.4       19.7              19.7             19.7
MFRM             8.54         58.4           58.7             5.20        6.1        6.5               6.5              6.5
YAVY           108.55        365.6             NA             1.16       22.0       22.3              22.3             22.3
FCBN           197.31        152.3             NA             -           9.8        9.7               9.7              9.7
GREXX           14.40        165.7          165.7             -          14.6       14.8              14.8             14.8
CBTN            30.42         96.1           96.1             8.70        7.1        7.4               7.4              7.4
PSHR           144.76        154.6          165.7             2.39       14.5       14.9              14.9             14.9
AMNB            86.09        163.4          176.7             3.20       12.5       11.2              11.2             11.2
BALX             8.92        122.1          122.1             -          14.5       16.1              16.1             16.1
BKTI            35.97        231.8          231.8             5.00       19.0       17.7              17.7             17.7
CBIV            33.74        175.6          175.6             1.13       11.7       11.0              11.0             11.0
CFCXX           42.79        130.2          139.2             3.16       13.7       16.6              16.6             16.6
CPKF            12.59        103.8          104.4             2.13        9.2        7.9               7.9              7.9
CWBS            10.55        109.8          109.8             -          16.8       14.5              14.5             14.5
FNBP            66.48        175.0          175.0             3.50       12.8       12.1              12.1             12.1
FXNC            16.86        112.4          112.4             3.22       11.4       10.9              10.9             10.9
HBKS             9.86        156.3          156.3             -           9.4       10.0              10.0             10.0
NKSH            92.92        176.9          180.3             2.69       16.3       16.1              16.1             16.1
SBVA            21.30        150.1          150.1             1.81       12.7       13.7              13.7             13.7
VCBA            13.85        133.7          134.6             -          10.0       11.2              11.2             11.2
CIWV            17.77        117.1             NA             1.54       12.5       11.2              11.2             11.2
FCFT           175.15        193.3          202.2             3.61       12.2       11.7              11.7             11.7
HBSI            22.59        113.4          113.4             2.22       12.0       10.9              10.9             10.9
PCHB            38.00        153.9          156.3             3.16       15.8       13.7              13.7             13.7

Maximum        197.31        365.6          231.8             8.70       22.4       22.3              22.3             22.3
Minimum          7.01         58.4           58.7             -           6.1        6.5               6.5              6.5
Average         46.32        153.5          149.7             2.13       13.0       12.7              12.7             12.7
Median          26.43        151.1          150.1             1.96       12.5       11.9              11.9             11.9



                                                 Tangible
                     Total        Equity/         Equity/
                    Assets         Assets        T Assets
                     ($000)           (%)             (%)
Ticker                 MRQ            MRQ             MRQ
CBAN               322,822            8.2             8.0
GABS                58,920           10.3            10.3
GBFP               236,892            7.0             6.7
LNBS                82,799           10.4            10.4
PCLF               241,786           13.9            13.9
SBGA               140,869           11.1            11.3
CAFP               443,571            8.1             8.1
FOBT               167,635            8.7             8.6
GRYB                97,946           10.8            10.8
MFRM               129,048           11.3            11.3
YAVY               290,558           10.2              NA
FCBN             2,018,266            6.8              NA
GREXX               95,433            9.1             9.1
CBTN               265,427           11.9            11.9
PSHR               897,535           10.4             9.8
AMNB               430,900           12.2            11.4
BALX                75,024            9.7             9.7
BKTI               148,091           10.5            10.5
CBIV               173,331           11.1            11.1
CFCXX              253,675           13.0            12.2
CPKF               141,360            8.6             8.5
CWBS               104,117            9.2             9.2
FNBP               391,282            9.5             9.5
FXNC               148,890           10.1            10.1
HBKS                82,746            7.6             7.6
NKSH               392,878           13.4            13.2
SBVA               122,207           11.6            11.6
VCBA               129,241            8.0             8.0
CIWV               128,000           11.9              NA
FCFT               833,058           10.9            10.5
HBSI               181,476           11.0            11.0
PCHB               277,611            8.9             8.8

Maximum          2,018,266           13.9            13.9
Minimum             58,920            6.8             6.7
Average            296,981           10.2            10.1
Median             170,483           10.3            10.3

FERGUSON & COMPANY  Exhibit VIII.2 - Selected Publicly Held Southeast Pink Sheet
------------------                   Banks


                             ROAA        ROACE                                                           ROAA          ROACE
                 Core      Before       Before                                NPAs/        Core        Before         Before
                  EPS       Extra        Extra     Merger      Current       Assets         EPS         Extra          Extra
                  ($)         (%)          (%)     Target?     Pricing          (%)         ($)           (%)            (%)
Ticker            LTM         LTM          LTM      (Y/N)         Date          MRQ         MRQ           MRQ            MRQ
CBAN             2.28        1.08        13.33        N       06/16/97         2.45        0.77          1.43          17.15
GABS             0.90        0.95         8.79        N       06/16/97         0.30        0.19          0.73           7.05
GBFP             1.25        0.99        13.43        N       06/20/97         0.66        0.31          0.87          11.82
LNBS             2.00        1.48        14.98        N       06/16/97         0.17        0.52          1.55          15.32
PCLF             6.30        2.07        15.05        N       06/20/97         0.39        1.58          2.02          14.48
SBGA             1.19        1.84        16.14        N       10/18/96         0.11        0.22          1.33          11.88
CAFP             2.57        1.22        15.02        N       06/20/97         0.18        0.69          1.33          15.90
FOBT             2.34        1.24        13.79        N       06/20/97         0.20        0.60          1.25          13.78
GRYB             1.18        1.10        10.30        N       06/20/97         0.16        0.26          1.03           9.35
MFRM             2.17        0.98         8.77        N       06/20/97         0.13        0.58          1.04           9.05
YAVY             1.34        1.65        16.87        N       06/20/97           NA        0.34          1.67          16.60
FCBN            20.57        1.04        16.04        N       06/20/97         0.18        5.13          0.97          14.38
GREXX            1.62        1.18        12.44        N       06/16/97           NA        0.41          1.10          11.83
CBTN            15.61        1.57        13.05        N       06/20/97           NA        4.05          1.64          13.51
PSHR             2.49        1.11        10.46        N       06/20/97         0.24        0.64          1.10          10.30
AMNB             2.09        1.61        13.26        N       06/20/97         0.06        0.47          1.43          11.72
BALX             0.83        0.80         7.89        N       06/20/97         4.03        0.23          0.80           8.37
BKTI             1.24        1.56        15.65        N       06/20/97         0.07        0.29          1.45          14.17
CBIV             1.57        1.86        17.83        N       06/20/97         0.43        0.37          1.61          14.68
CFCXX            1.22        1.78        13.78        N       06/16/97         0.37        0.37          1.84          14.43
CPKF             1.90        1.19        14.00        N       06/20/97         0.48        0.41          0.99          11.70
CWBS             0.74        0.74         8.43        N       06/20/97         6.17        0.16          0.60           6.73
FNBP             3.13        1.35        14.58        N       06/20/97         0.27        0.74          1.29          13.77
FXNC             1.92        1.07        10.37        N       06/20/97         0.63        0.46          1.01           9.81
HBKS             1.16        1.28        16.13        N       06/20/97         0.57        0.31          1.26          16.23
NKSH             1.62        1.61        14.15        N       06/20/97         0.21        0.40          1.57          11.74
SBVA             1.11        1.15        10.50        N       06/20/97         0.67        0.30          1.34          11.82
VCBA             1.08        1.00        11.70        N       06/20/97         0.06        0.30          1.01          12.30
CIWV             2.33        1.26        11.04        N       06/20/97         0.28        0.52          1.24          10.59
FCFT             2.71        1.75        16.21        N       06/20/97         1.19        0.65          1.79          16.34
HBSI             4.09        1.14        10.29        N       06/20/97         0.08        0.93          1.07           9.57
PCHB             1.39        1.01        11.52        N       06/20/97         1.16        0.30          0.87           9.81

Maximum         20.57        2.07        17.83                                 6.17        5.13          2.02          17.15
Minimum          0.74        0.74         7.89                                 0.06        0.16          0.60           6.73
Average          2.94        1.30        12.99                                 0.76        0.73          1.26          12.38
Median           1.76        1.21        13.38                                 0.28        0.41          1.26          11.86

FERGUSON & COMPANY         Exhibit VIII.3 - Selected Publicly Held Tennessee
------------------                          Pink Sheet Banks



                                                                                                               Current
                                                                                                                 Stock
                                                                                                                 Price
Ticker     Short Name                      City                 State    Region    Exchange    IPO Date            ($)
CBTN       CB&T Inc.                       McMinnville          TN       SE        OTC Bul           NA        115.000
PSHR       Pioneer Bancshares Inc.         Chattanooga          TN       SE        OTC Bul           NA         38.500

Maximum                                                                                                        115.000
Minimum                                                                                                         38.500
Average                                                                                                         76.750
Median                                                                                                          76.750


FERGUSON & COMPANY                      Exhibit VIII.3 - Selected Publicly Held Tennessee Pink Sheet Banks
------------------


                                                                           Price/     Price/            Price/           Price/
                 Current       Current        Current         Current        Core       Core               LTM              LTM
                  Market        Price/       Price/ T        Dividend         EPS        EPS          Core EPS         Core EPS
                   Value        Book V         Book V           Yield         (x)        (x)               (x)              (x)
Ticker              ($M)           (%)            (%)             (%)         MRQ        LTM               MRQ              LTM
CBTN               30.42          96.1           96.1            8.70         7.1        7.4               7.4              7.4
PSHR              144.76         154.6          165.7            2.39        14.5       14.9              14.9             14.9

Maximum           144.76         154.6          165.7            8.70        14.5       14.9              14.9             14.9
Minimum            30.42          96.1           96.1            2.39         7.1        7.4               7.4              7.4
Average            87.59         125.3          130.9            5.54        10.8       11.1              11.1             11.1
Median             87.59         125.3          130.9            5.54        10.8       11.1              11.1             11.1




                                                  Tangible
                      Total        Equity/         Equity/
                     Assets         Assets        T Assets
                     ($000)            (%)             (%)
Ticker                  MRQ            MRQ             MRQ
CBTN                265,427           11.9            11.9
PSHR                897,535           10.4             9.8

Maximum             897,535           11.9            11.9
Minimum             265,427           10.4             9.8
Average             581,481           11.2            10.9
Median              581,481           11.2            10.9


FERGUSON & COMPANY                             Exhibit VIII.3 - Selected Publicly Held Tennessee Pink Sheet Banks
------------------


                                  ROAA        ROACE                                                         ROAA        ROACE
                    Core        Before       Before                               NPAs/        Core       Before       Before
                     EPS         Extra        Extra   Merger       Current       Assets         EPS        Extra        Extra
                     ($)           (%)          (%)   Target?      Pricing          (%)         ($)          (%)          (%)
Ticker               LTM           LTM          LTM    (Y/N)          Date          MRQ         MRQ          MRQ          MRQ
CBTN               15.61          1.57        13.05      N        06/20/97           NA        4.05         1.64        13.51
PSHR                2.49          1.11        10.46      N        06/20/97         0.24        0.64         1.10        10.30

Maximum            15.61          1.57        13.05                                0.24        4.05         1.64        13.51
Minimum             2.49          1.11        10.46                                0.24        0.64         1.10        10.30
Average             9.05          1.34        11.76                                0.24        2.35         1.37        11.91
Median              9.05          1.34        11.76                                0.24        2.35         1.37        11.91

                                   EXHIBIT IX

FERGUSON & COMPANY               Exhibit IX - Other Thrifts Converting
------------------                   to Stock and Commercial Banks



                                                              Heartland           Community
                                             IFB             Bancshares,          Financial
                                        Holdings, Inc.       Incorporated           Corp.
                                         Chillicothe,          Herrin,              Olney,
                                           Missouri            Illinois            Illinois             Average
                                       ----------------     --------------     ----------------     ---------------

Ticker                                             IFBH               HLAG                 CFIC

Stock conversion date                          12/30/96            6/28/96              6/29/95

Conversion assets                        $   52,587,000     $   61,309,000        $ 164,633,000      $   92,843,000

Conversion pricing ratios:
 Price to book                                     73.1%              70.8%                76.4%               73.4%
 Price to earnings                                 14.3               21.3                 10.3                15.3
 Price to assets                                   10.1%              12.8%                13.8%               12.2%

Conversion loan composition:
 Non-real estate loans/loans                       12.4%               3.7%                53.0%               23.0%
 Loans/assets                                      54.1%              57.2%                67.6%               59.6%

Stock issue:
 Shares issued                                  592,523            876,875              2,645,000         1,371,466
 Price per share                         $        10.00     $        10.00        $         10.00    $        10.00
 Gross proceeds                          $    5,925,000     $    8,768,750        $    26,450,000    $   13,714,583

Price June 20, 1997                      $        12.50     $        16.00        $         14.50    $        14.33

Price appreciation:
 One day                                          22.50%              0.00%                 15.00%             12.5%
 One week                                         25.00%              3.75%                 16.25%             15.0%
 One month                                        23.75%              1.25%                 12.50%             12.5%
 To date                                          25.00%             60.00%                 45.00%             43.3%

Current pricing ratios:
 Price to book                                     86.9%             113.3%                 101.9%            100.7%
 Price to earnings                                 13.0               40.0                   20.7              24.6

                                       1